Exhibit 99.2

UNITED STATES BANKRUPTCY COURT

SOUTHERN DISTRICT OF TEXAS

HOUSTON DIVISION

In re: SAEXPLORATION HOLDINGS, INC., et al., Debtors.[1]	§ § § § § § §	Chapter 11 Case No. 20-34306 (MI) (Jointly Administered)

SECOND AMENDED DISCLOSURE STATEMENT FOR THE

DEBTORS’ FIRST AMENDED CHAPTER 11 PLAN OF REORGANIZATION

PORTER HEDGES LLP John F. Higgins (TX 09597500) Eric M. English (TX 24062714) M. Shane Johnson (TX 24083263) Megan Young-John (TX 24088700) 1000 Main Street, 36th Floor Houston, Texas 77002
PROPOSED ATTORNEYS FOR THE DEBTORS Dated: September 15, 2020

THIS IS NOT A SOLICITATION OF AN ACCEPTANCE OR REJECTION OF THE PLAN. ACCEPTANCES OR REJECTIONS MAY NOT BE SOLICITED UNTIL THIS DISCLOSURE STATEMENT HAS BEEN CONDITIONALLY APPROVED BY THE COURT. THIS DISCLOSURE STATEMENT IS BEING SUBMITTED FOR APPROVAL BUT HAS NOT BEEN CONDITIONALLY APPROVED BY THE COURT FOR PURPOSES OF SOLICITATION. THE INFORMATION IN THIS DISCLOSURE STATEMENT IS SUBJECT TO CHANGE. THIS DISCLOSURE STATEMENT IS NOT AN OFFER TO SELL ANY SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY ANY SECURITIES.

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The Debtors in these chapter 11 cases, along with the last four digits of each Debtor’s federal tax identification number, as applicable, are as follows: SAExploration Holdings, Inc. (7100), SAExploration Sub, Inc. (8859), SAExploration, Inc. (9022), SAExploration Seismic Services (US), LLC (5057), and NES, LLC. The address of the Debtors’ headquarters is: 1160 Dairy Ashford Rd., Suite 160, Houston, Texas 77079.

THE DEBTORS ARE PROVIDING THE INFORMATION IN THIS DISCLOSURE STATEMENT TO HOLDERS OF CLAIMS FOR PURPOSES OF SOLICITING VOTES TO ACCEPT OR REJECT THE DEBTORS’ CHAPTER 11 PLAN OF REORGANIZATION ATTACHED HERETO AS EXHIBIT A. NOTHING IN THIS DISCLOSURE STATEMENT MAY BE RELIED UPON OR USED BY ANY ENTITY FOR ANY OTHER PURPOSE. PRIOR TO DECIDING WHETHER AND HOW TO VOTE ON THE PLAN, EACH HOLDER ENTITLED TO VOTE SHOULD CAREFULLY CONSIDER ALL OF THE INFORMATION IN THIS DISCLOSURE STATEMENT, INCLUDING THE RISK FACTORS DESCRIBED IN ARTICLE VIII HEREIN.

THE PLAN IS SUPPORTED BY THE DEBTORS, CONSENTING CREDIT AGREEMENT LENDERS, CONSENTING TERM LOAN LENDERS, AND CONSENTING CONVERTIBLE NOTEHOLDERS PURSUANT TO THE RESTRUCTURING SUPPORT AGREEMENT, AND ALL SUCH PARTIES URGE HOLDERS OF CLAIMS WHOSE VOTES ARE BEING SOLICITED TO ACCEPT THE PLAN.

HOLDERS OF CLAIMS SHOULD NOT CONSTRUE THE CONTENTS OF THIS DISCLOSURE STATEMENT AS PROVIDING ANY LEGAL, BUSINESS, FINANCIAL, SECURITIES, OR TAX ADVICE AND SHOULD CONSULT WITH THEIR OWN ADVISORS BEFORE VOTING ON THE PLAN.

THIS DISCLOSURE STATEMENT CONTAINS, AMONG OTHER THINGS, SUMMARIES OF THE PLAN, CERTAIN STATUTORY PROVISIONS, AND CERTAIN ANTICIPATED EVENTS IN THE DEBTORS’ CHAPTER 11 CASES. ALTHOUGH THE DEBTORS BELIEVE THAT THESE SUMMARIES ARE FAIR AND ACCURATE, THESE SUMMARIES ARE QUALIFIED IN THEIR ENTIRETY TO THE EXTENT THAT THEY DO NOT SET FORTH THE ENTIRE TEXT OF SUCH DOCUMENTS OR STATUTORY PROVISIONS OR EVERY DETAIL OF SUCH ANTICIPATED EVENTS. IN THE EVENT OF ANY INCONSISTENCY OR DISCREPANCY BETWEEN A DESCRIPTION IN THIS DISCLOSURE STATEMENT AND THE TERMS AND PROVISIONS OF THE PLAN OR ANY OTHER DOCUMENTS INCORPORATED HEREIN BY REFERENCE, THE PLAN OR SUCH OTHER DOCUMENTS WILL GOVERN FOR ALL PURPOSES. FACTUAL INFORMATION CONTAINED IN THIS DISCLOSURE STATEMENT HAS BEEN PROVIDED BY THE DEBTORS’ MANAGEMENT EXCEPT WHERE OTHERWISE SPECIFICALLY NOTED. THE DEBTORS DO NOT REPRESENT OR WARRANT THAT THE INFORMATION CONTAINED HEREIN OR ATTACHED HERETO IS WITHOUT ANY MATERIAL INACCURACY OR OMISSION.

THIS DISCLOSURE STATEMENT HAS BEEN PREPARED IN ACCORDANCE WITH SECTION 1125 OF THE BANKRUPTCY CODE AND BANKRUPTCY RULE 3016(B) AND IS NOT NECESSARILY PREPARED IN ACCORDANCE WITH FEDERAL OR STATE SECURITIES LAWS OR OTHER SIMILAR LAWS.

UPON CONFIRMATION OF THE PLAN, THE NEW EQUITY DESCRIBED IN THIS DISCLOSURE STATEMENT WILL BE ISSUED WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, TOGETHER WITH THE RULES AND REGULATIONS PROMULGATED THEREUNDER (THE “SECURITIES ACT”), OR SIMILAR U.S. FEDERAL, STATE OR LOCAL LAWS TO PERSONS RESIDENT OR OTHERWISE LOCATED IN THE UNITED STATES IN RELIANCE ON THE EXEMPTION SET FORTH IN SECTION 1145 OF THE BANKRUPTCY CODE. THE DEBTORS WILL RELY ON SECTION 1145(a) OF THE BANKRUPTCY CODE TO EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT AND BLUE SKY LAWS THE OFFER, ISSUANCE, AND DISTRIBUTION OF NEW EQUITY UNDER THE PLAN.

THE NEW EQUITY UNDERLYING THE MANAGEMENT INCENTIVE PLAN, THE NEW EQUITY ISSUED PURSUANT TO THE RIGHTS OFFERING AND THE NEW EQUITY ISSUED PURSUANT TO THE FIRST LIEN EXIT FACILITY PUT OPTION PREMIUM WILL BE ISSUED PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND U.S. AND APPLICABLE STATE AND LOCAL SECURITIES LAWS AND THE LAWS OF FOREIGN JURISDICTIONS, AS APPLICABLE. TO THE EXTENT EXEMPTIONS FROM REGISTRATION UNDER SECTION 1145 OF THE BANKRUPTCY CODE DO NOT APPLY, THOSE SECURITIES MAY NOT BE OFFERED OR ISSUED TO PERSONS RESIDENT OR OTHERWISE LOCATED IN THE UNITED STATES EXCEPT PURSUANT TO (A) AN EFFECTIVE REGISTRATION STATEMENT OR (B) AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

THIS DISCLOSURE STATEMENT WAS NOT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE AUTHORITY AND NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE AUTHORITY HAS PASSED UPON THE ACCURACY OR ADEQUACY OF THIS DISCLOSURE STATEMENT OR UPON THE MERITS OF THE PLAN. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

NEITHER THE SOLICITATION NOR THIS DISCLOSURE STATEMENT CONSTITUTES AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SECURITIES IN ANY STATE OR JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED.

CERTAIN STATEMENTS CONTAINED IN THIS DISCLOSURE STATEMENT, INCLUDING STATEMENTS INCORPORATED BY REFERENCE, PROJECTED FINANCIAL INFORMATION, AND OTHER FORWARD-LOOKING STATEMENTS, ARE BASED ON ESTIMATES AND ASSUMPTIONS. THERE CAN BE NO ASSURANCE THAT SUCH STATEMENTS WILL BE REFLECTIVE OF ACTUAL OUTCOMES. THIS DISCLOSURE STATEMENT CONTAINS FORWARD-LOOKING STATEMENTS WITHIN THE SAFE HARBOR ESTABLISHED UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND THESE STATEMENTS, INCLUDING THOSE RELATING TO THE INTENT, BELIEFS, PLANS OR EXPECTATIONS OF THE DEBTORS ARE BASED UPON CURRENT EXPECTATIONS AND ARE SUBJECT TO A NUMBER OF RISKS, UNCERTAINTIES AND ASSUMPTIONS DESCRIBED HEREIN.

FURTHER, READERS ARE CAUTIONED THAT ANY FORWARD-LOOKING STATEMENTS HEREIN ARE BASED ON ASSUMPTIONS THAT ARE BELIEVED TO BE REASONABLE, BUT ARE SUBJECT TO A WIDE RANGE OF RISKS IDENTIFIED IN THIS DISCLOSURE STATEMENT. DUE TO THESE UNCERTAINTIES, READERS CANNOT BE ASSURED THAT ANY FORWARD-LOOKING STATEMENTS WILL PROVE TO BE CORRECT. THE DEBTORS ARE UNDER NO OBLIGATION TO (AND EXPRESSLY DISCLAIM ANY OBLIGATION TO) UPDATE OR ALTER ANY FORWARD-LOOKING STATEMENTS WHETHER AS A RESULT OF NEW INFORMATION, FUTURE EVENTS, OR OTHERWISE, UNLESS INSTRUCTED TO DO SO BY THE UNITED STATES BANKRUPTCY COURT FOR THE SOUTHERN DISTRICT OF TEXAS (THE “COURT”).

NO INDEPENDENT AUDITOR OR ACCOUNTANT HAS REVIEWED OR APPROVED THE FINANCIAL PROJECTIONS OR THE LIQUIDATION ANALYSIS HEREIN. THE DEBTORS HAVE NOT AUTHORIZED ANY PERSON TO GIVE ANY INFORMATION OR ADVICE, OR TO MAKE ANY REPRESENTATION, IN CONNECTION WITH THE PLAN OR THIS DISCLOSURE STATEMENT.

THIS DISCLOSURE STATEMENT DOES NOT CONSTITUTE, AND MAY NOT BE CONSTRUED AS, AN ADMISSION OF FACT, LIABILITY, STIPULATION, OR WAIVER. THE DEBTORS MAY SEEK TO INVESTIGATE, FILE, AND PROSECUTE CLAIMS AND MAY OBJECT TO CLAIMS AFTER THE CONFIRMATION OR EFFECTIVE DATE OF THE PLAN IRRESPECTIVE OF WHETHER THIS DISCLOSURE STATEMENT IDENTIFIES ANY SUCH CLAIMS OR OBJECTIONS TO CLAIMS.

THE STATEMENTS CONTAINED IN THIS DISCLOSURE STATEMENT ARE MADE AS OF THE DATE HEREOF UNLESS OTHERWISE SPECIFIED. THE TERMS OF THE PLAN GOVERN IN THE EVENT OF ANY INCONSISTENCY WITH THE SUMMARIES IN THIS DISCLOSURE STATEMENT.

THE INFORMATION IN THIS DISCLOSURE STATEMENT IS BEING PROVIDED SOLELY FOR PURPOSES OF VOTING TO ACCEPT OR REJECT THE PLAN OR OBJECTING TO CONFIRMATION. NOTHING IN THIS DISCLOSURE STATEMENT MAY BE USED BY ANY PARTY FOR ANY OTHER PURPOSE. ALL EXHIBITS TO THE DISCLOSURE STATEMENT ARE INCORPORATED INTO AND ARE A PART OF THIS DISCLOSURE STATEMENT AS IF SET FORTH IN FULL HEREIN.

IF THE PLAN IS CONFIRMED BY THE COURT AND THE EFFECTIVE DATE OCCURS, ALL HOLDERS OF CLAIMS AND INTERESTS (INCLUDING THOSE HOLDERS OF CLAIMS WHO DO NOT SUBMIT BALLOTS (AS DEFINED BELOW) TO ACCEPT OR REJECT THE PLAN, OR WHO ARE NOT ENTITLED TO VOTE ON THE PLAN) WILL BE BOUND BY THE TERMS OF THE PLAN AND THE RESTRUCTURING TRANSACTION CONTEMPLATED THEREBY.

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	E.	Certain U.S. Federal Income Tax Consequences to U.S. Holders of Allowed Convertible Notes Claims	74
	F.	Certain U.S. Federal Income Tax Consequences to U.S. Holders of General Unsecured Claims	75
	G.	Certain Common U.S. Federal Income Tax Consequences to U.S. Holders of Claims	76
	H.	Certain U.S. Federal Income Tax Consequences to Certain Non-U.S. Holders of Claims	79
	I.	Compliance and Reporting	84

VIII.	CERTAIN RISK FACTORS TO BE CONSIDERED		85

	A.	Certain Bankruptcy Law Considerations	85
	B.	Additional Factors Affecting the Value of the Reorganized Debtors and Recoveries Under the Plan	88
	C.	Risks Relating to the Debtors’ Business and Financial Condition	89
	D.	Factors Relating to Securities to Be Issued Under the Plan	92
	E.	Additional Factors	93

IX.	VOTING PROCEDURES AND REQUIREMENTS		94

	A.	Parties Entitled to Vote	94
	B.	Voting Procedures	95
	C.	Voting Deadline	96
	D.	Waivers of Defects and Irregularities	97

X.	CONFIRMATION OF THE PLAN		98

	A.	Confirmation Hearing	98
	B.	Objections to Confirmation	98
	C.	Requirements for Confirmation of the Plan	99
	D.	Best Interests Test/Liquidation Analysis	100
	E.	Feasibility	101
	F.	Acceptance by Impaired Classes	101
	G.	Additional Requirements for Nonconsensual Confirmation	102
	H.	Valuation of the Debtors	102

XI.	ALTERNATIVES TO CONFIRMATION AND CONSUMMATION OF THE PLAN		103

	A.	Alternative Plan of Reorganization	103
	B.	Sale Under Section 363 of the Bankruptcy Code	103
	C.	Liquidation Under Chapter 7 or Applicable Non-Bankruptcy Law	103

XII.	CONCLUSION AND RECOMMENDATION		104

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EXHIBITS

EXHIBIT A	Plan of Reorganization

EXHIBIT B	Restructuring Support Agreement

EXHIBIT C	Liquidation Analysis

EXHIBIT D	Financial Projections

EXHIBIT E	Valuation Analysis

EXHIBIT F	Rights Offering Procedures

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I.	INTRODUCTION

SAExploration Holdings, Inc. (“SAE Holdings”) and its debtor affiliates, as debtors and debtors in possession (collectively, the “Debtors”), submit this disclosure statement (the “Disclosure Statement”) pursuant to section 1125 of the Bankruptcy Code in connection with the solicitation of votes on the Debtors’ Chapter 11 Plan of Reorganization, dated August 27, 2020 (the “Plan,” attached hereto as Exhibit A).2 The Plan constitutes a separate chapter 11 plan for SAE Holdings and each of the other Debtors. To the extent any inconsistencies exist between this Disclosure Statement and the Plan, the Plan governs.

The Debtors are commencing this solicitation after extensive discussions over the past several months among the Debtors and certain of their key creditor constituencies, including the holders of the fulcrum security, the Prepetition Convertible Noteholders. As a result of these negotiations, certain creditors holding approximately 100% of the Debtors’ Credit Agreement Claims, approximately 82% of the Debtors’ Term Loan Claims and approximately 100% of the Debtors’ Convertible Notes Claims entered into a restructuring support agreement (the “Restructuring Support Agreement”) with the Debtors, a copy of which is attached hereto as Exhibit B. Under the terms of the Restructuring Support Agreement, the Prepetition Credit Agreement Lenders, the Prepetition Term Loan Lenders and the Prepetition Convertible Noteholders who are, or later become, signatories to the Restructuring Support Agreement have agreed to a deleveraging transaction that would restructure the existing debt obligations of the Debtors in chapter 11 through the Plan (the “Restructuring”).

WHO IS ENTITLED TO VOTE: Under the Bankruptcy Code, only Holders of Claims or Interests in “impaired” Classes are entitled to vote on the Plan (unless, for reasons discussed in more detail below, such Holders are deemed to accept the Plan pursuant to section 1126(f) of the Bankruptcy Code or are deemed to reject the Plan pursuant to section 1126(g) of the Bankruptcy Code). Under section 1124 of the Bankruptcy Code, a Class of Claims or Interests is deemed to be “impaired” under the Plan unless (i) the Plan leaves unaltered the legal, equitable, and contractual rights to which such Claim or Interest entitles the Holder thereof or (ii) notwithstanding any legal right to an accelerated payment of such Claim or Interest, the Plan, among other things, cures all existing defaults (other than defaults resulting from the initiation of these Chapter 11 Cases) and reinstates the maturity of such Claim or Interest as it existed before the default.

The following table summarizes: (i) the treatment of Claims and Interests under the Plan, (ii) which Classes are Impaired by the Plan, (iii) which Classes are entitled to vote on the Plan, and (iv) the estimated recoveries for Holders of Claims and Interests. The table is qualified in its entirety by reference to the full text of the Plan. For a more detailed summary of the terms and provisions of the Plan, see Section V—Summary of the Plan below.

[2]	Capitalized terms used but not otherwise defined herein shall have the meaning ascribed to such terms in the Plan.

Class	Claim or Equity Interest	Treatment	Impaired or Unimpaired	Entitled to Vote	Approx. % Recovery
1	Other Priority Claims	In full and final satisfaction, compromise, settlement, release, and discharge of and in exchange for each Allowed Other Priority Claim, each Holder thereof shall receive (i) payment in full, in Cash, of the unpaid portion of its Allowed Other Priority Claim or (ii) such other treatment as may otherwise be agreed to by such Holder, the Debtors, and the Requisite Creditors.	Unimpaired	No (Deemed to Accept)	100%
2	Other Secured Claims	Except to the extent that a Holder of an Allowed Other Secured Claim agrees to a less favorable treatment, in full and final satisfaction, compromise, settlement, release, and discharge of and in exchange for its Allowed Other Secured Claim, each such Holder shall receive, at the Debtors’ election with the consent of the Requisite Creditors, either (i) Cash equal to the full Allowed amount of its Claim, (ii) Reinstatement of such Holder’s Allowed Other Secured Claim, or (iii) the return or abandonment of the collateral securing such Allowed Other Secured Claim to such Holder.	Unimpaired	No (Deemed to Accept)	100%
3	Secured Tax Claims	Except to the extent that a Holder of an Allowed Secured Tax Claim agrees to a less favorable treatment, in full and final satisfaction, compromise, settlement, release, and discharge of and in exchange for its Allowed Secured Tax Claim, each such Holder shall receive, at the Debtors’ election with the consent of the Requisite Creditors, either (i) Cash equal to the full Allowed amount of its Claim, (ii) Reinstatement of such Holder’s Allowed Secured Tax Claim, or (iii) the return or abandonment of the collateral securing such Allowed Secured Tax Claim to such Holder.	Unimpaired	No (Deemed to Accept)	100%
4	Credit Agreement Claims

Except to the extent that a Holder of an Allowed Credit Agreement Claim agrees to a less favorable treatment, in full and final satisfaction, compromise, settlement, release, and discharge of and in exchange for its Allowed Credit Agreement Claim, each such Holder shall receive (i) its Pro Rata share of participation in the Second Lien Exit Facility in an amount equal to such Allowed Credit Agreement Claim; (ii) the right to purchase pursuant to the Rights Offering up to its Pro Rata share (measured by reference to the aggregate amount of Allowed Credit Agreement Claims) of 78% of (A) the term loans under the First Lien Exit Facility and (B) the New First Lien Exit Facility Equity; and (iii) the payment in full in Cash on the Effective Date of all Accrued Interest as of the Effective Date.

			Impaired	Yes	65% – 70%

Class	Claim or Equity Interest	Treatment	Impaired or Unimpaired	Entitled to Vote	Approx. % Recovery
5	Term Loan Claims

Except to the extent that a Holder of an Allowed Term Loan Claim agrees to a less favorable treatment, in full and final satisfaction, compromise, settlement, release, and discharge of and in exchange for its Allowed Term Loan Claim, each such Holder shall receive (i) its Pro Rata share (measured by reference to the aggregate amount of Allowed Term Loan Claims) of 60% of the New Equity under the Plan, subject to dilution by the (a) New First Lien Exit Facility Equity, (b) New Equity issued pursuant to the First Lien Exit Facility Put Option Premium, and (c) awards related to the New Equity issued under the Management Incentive Plan, and (ii) the right to purchase pursuant to the Rights Offering up to its Pro Rata share (measured by reference to the aggregate amount of Allowed Term Loan Claims) of 12.5% of (A) the term loans under the First Lien Exit Facility and (B) the New First Lien Exit Facility Equity.

			Impaired	Yes	1.1% – 2.4%
6	Convertible Notes Claims

Except to the extent that a Holder of an Allowed Convertible Notes Claim agrees to a less favorable treatment, in full and final satisfaction, compromise, settlement, release, and discharge of and in exchange for its Allowed Convertible Notes Claim, each such Holder shall receive (i) its Pro Rata share (measured by reference to the aggregate amount of Allowed Convertible Notes Claims) of 40% of the New Equity under the Plan, subject to dilution by the (a) New First Lien Exit Facility Equity, (b) New Equity issued pursuant to the First Lien Exit Facility Put Option Premium and (c) awards related to the New Equity issued under the Management Incentive Plan, and (ii) the right to purchase pursuant to the Rights Offering up to its Pro Rata share (measured by reference to the aggregate amount of Allowed Convertible Notes Claims) of 9.5% of (A) the term loans under the First Lien Exit Facility and (B) the New First Lien Exit Facility Equity.

			Impaired	Yes	0.4% – 0.8%

Class	Claim or Equity Interest	Treatment	Impaired or Unimpaired	Entitled to Vote	Approx. % Recovery
7	PPP Loan Claim

Except to the extent that a Holder of an Allowed PPP Loan Claim agrees to a less favorable treatment, in full and final satisfaction, compromise, settlement, release, and discharge of each Allowed PPP Loan Claim and in exchange for each Allowed PPP Loan Claim, the Allowed PPP Loan Claims shall be Reinstated as of the Effective Date.

			Unimpaired	No	N/A
8	General Unsecured Claims

Except to the extent that a Holder of an Allowed General Unsecured Claim agrees to a less favorable treatment, in full and final satisfaction, compromise, settlement, release, and discharge of each Allowed General Unsecured Claim and of and in exchange for each Allowed General Unsecured Claim, each such Holder shall receive from the General Unsecured Claims Distribution, the lesser of (i) payment in full in Cash of the unpaid portion of such Allowed General Unsecured Claim, and (ii) its Pro Rata share of the General Unsecured Claims Distribution on the Effective Date.

			Impaired	Yes	9.1% – 11.1%[3]
9	Section 510(b) Claims[4]	Section 510(b) Claims, if any, shall be discharged, canceled, released, and extinguished as of the Effective Date, and shall be of no further force or effect, and Holders of Section 510(b) Claims shall not receive any distribution on account of such Section 510(b) Claims.	Impaired	No (Deemed to Reject)	0%
10	Intercompany Claims

Intercompany Claims shall be Reinstated as of the Effective Date or, at the Reorganized Debtors’ option, shall be cancelled. No distribution shall be made on account of any Intercompany Claims other than in the ordinary course of business of the Reorganized Debtors, as applicable. For the avoidance of doubt, Intercompany Claims that are Reinstated as of the Effective Date, if any, shall be subordinate in all respects to the First Lien Exit Facility and the Second Lien Exit Facility.

			Unimpaired / Impaired	No (Deemed to Either Accept or Reject)	N/A

[3]	This assumes $50,000 of GUC Administrator fees.
[4]	Class 9 (Section 510(b) Claims) includes the Class Action Claims (as defined below).

Class	Claim or Equity Interest	Treatment	Impaired or Unimpaired	Entitled to Vote	Approx. % Recovery
11	Intercompany Interests

Intercompany Interests shall be Reinstated as of the Effective Date or, at the Reorganized Debtors’ option, shall be cancelled. No distribution shall be made on account of any Intercompany Interests.

No distributions on account of Intercompany Interests are being made to the Holders of such Intercompany Interests. Instead, to the extent Intercompany Interests are Reinstated under the Plan, such Reinstatement is solely for the purposes of administrative convenience, for the ultimate benefit of the Holders of the New Equity, and in exchange for the Debtors’ and Reorganized Debtors’ agreement under the Plan to make certain distributions to the Holders of Allowed Claims. For the avoidance of doubt, to the extent Reinstated pursuant to the Plan, on and after the Effective Date, all Intercompany Interests shall continue to be owned by the Reorganized Debtor that corresponds to the Debtor that owned such Intercompany Interests prior to the Effective Date.

			Unimpaired / Impaired	No (Deemed to Either Accept or Reject)	N/A

12	SAE Holdings Interests	On the Effective Date, or as soon thereafter as reasonably practicable, all SAE Holdings Interests will be extinguished and the Holders of SAE Holdings Interests shall not receive or retain any distribution, property, or other value on account of their SAE Holdings Interests.	Impaired	No (Deemed to Reject)	0%

WHERE TO FIND ADDITIONAL INFORMATION: SAE Holdings currently files annual, quarterly and current reports, proxy statements, and other information with the SEC. Copies of any document filed with the SEC may be obtained by visiting the SEC website at http://www.sec.gov and performing a search under the “Company Filings” link. Information including, but not limited to, that in the following filings incorporated by reference is deemed to be part of this Disclosure Statement, except for any information superseded or modified by information contained expressly in this Disclosure Statement. You should not assume that the information in this Disclosure Statement is current as of any date other than the date on the first page of the Disclosure Statement. Any information SAE Holdings files under Section 13(a), 13(c), 14 or 15(d) of the Securities Act that updates information in the filings incorporated by reference will update and supersede that information:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed on April 14, 2020 and amended on May 13, 2020;

•	Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2020, filed on August 14, 2020;

•	Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2020, filed on May 13, 2020; and

•

Current Reports on Form 8-K and Form 8-K/A filed on August 28, 2020, July 28, 2020, June 30, 2020, June 17, 2020, May 29, 2020, May 5, 2020, May 1, 2020, April 29, 2020, April 22, 2020, April 14, 2020, April 6, 2020, April 3, 2020, April 3, 2020 (two filings), March 30, 2020, March 2, 2020, February 27, 2020, February 19, 2020, February 14, 2020, February 7, 2020, January 27, 2020, January 13, 2020 and January 2, 2020.

DECIDING HOW TO VOTE ON THE PLAN: All Holders of Claims are encouraged to read this Disclosure Statement, its exhibits, and the Plan carefully and in their entirety before, if applicable, deciding to vote either to accept or to reject the Plan. This Disclosure Statement contains important information about the Plan, considerations pertinent to acceptance or rejection of the Plan and developments concerning the Chapter 11 Cases.

IN ORDER FOR YOUR VOTE TO BE COUNTED, YOUR VOTE MUST BE RECEIVED BY THE VOTING AGENT AT THE ADDRESS SET FORTH BELOW ON OR BEFORE THE VOTING DEADLINE OF 5:00 P.M., PREVAILING CENTRAL TIME, ON OCTOBER 19, 2020, UNLESS EXTENDED BY THE DEBTORS.

EACH BALLOT ADVISES THAT CREDITORS WHO (A) VOTE TO ACCEPT THE PLAN OR (B) DO NOT VOTE OR VOTE TO REJECT THE PLAN AND DO NOT ELECT TO OPT OUT OF THE RELEASE PROVISIONS CONTAINED IN ARTICLE VIII OF THE PLAN SHALL BE DEEMED TO HAVE CONSENTED TO THE RELEASE, INJUNCTION, AND EXCULPATION PROVISIONS SET FORTH IN ARTICLE VIII OF THE PLAN AND UNCONDITIONALLY, IRREVOCABLY, AND FOREVER RELEASED AND DISCHARGED THE RELEASED PARTIES FROM ANY AND ALL CAUSES OF ACTION. CREDITORS WHO DO NOT GRANT THE RELEASES CONTAINED IN ARTICLE VIII OF THE PLAN WILL NOT RECEIVE THE BENEFIT OF THE RELEASES SET FORTH IN ARTICLE VIII OF THE PLAN.

ARTICLE IX OF THIS DISCLOSURE STATEMENT PROVIDES ADDITIONAL DETAILS AND IMPORTANT INFORMATION REGARDING VOTING PROCEDURES AND REQUIREMENTS. PLEASE READ ARTICLE IX OF THIS DISCLOSURE STATEMENT CAREFULLY BEFORE VOTING TO ACCEPT OR REJECT THE PLAN.

THE DEBTORS STRONGLY RECOMMEND THAT YOU VOTE TO ACCEPT THE PLAN. THE DEBTORS AND THE CONSENTING CREDITORS BELIEVE THAT THE PLAN MAXIMIZES THE VALUE OF THE DEBTORS’ ESTATES AND REPRESENTS THE BEST AVAILABLE ALTERNATIVE FOR COMPLETING THE CHAPTER 11 CASES.

II.	OVERVIEW OF THE DEBTORS’ OPERATIONS

A.	The Debtors’ Business

The Debtors are a full–service global provider of seismic data acquisition, logistical support and processing services to customers in the oil and natural gas industry. In addition to the acquisition of 2D, 3D, time–lapse 4D and multi–component seismic data on land, in transition zones between land and water, and offshore in depths reaching 3,000 meters, the Debtors offer a full–suite of logistical support and data processing services utilizing their proprietary, patent–protected software. The Debtors operate crews around the world that are currently supported by over 160,000 owned land channels of seismic data acquisition equipment and other leased equipment as needed to complete particular projects. Seismic data is used by the Debtors’ customers, including major integrated oil companies, national oil companies and independent oil and gas exploration and production companies, to identify and analyze drilling prospects and maximize successful drilling. While the results of the seismic surveys the Debtors conduct generally belong to their customers and are proprietary in nature, Alaskan Seismic Ventures, LLC (“ASV”), a related party variable interest entity, currently maintains a multiclient seismic data library of approximately 440 square kilometers in certain basins in Alaska which is available for future sale or license. Combined the Debtors and their non-debtor affiliates currently employ 132 full-time employees. The Debtors and their non-debtor affiliates also employ hourly and day-rate employees, but that number can fluctuate depending on: the time of year and the size and number of projects at the time.

The Debtors specialize in the acquisition of seismic data in logistically complex and challenging environments and delicate ecosystems, including jungle, mountain, arctic and subaquatic terrains. The Debtors have extensive experience in deploying personnel and equipment in remote locations, while maintaining a strong quality, health, safety and environmental track record and building positive community relations in the locations where we operate. The Debtors employ highly specialized crews made up of personnel with the training and skills required to prepare for and execute each project and, over time, train and employ large numbers of people from the local communities where they conduct their surveys. The Debtors’ personnel are equipped with the technology necessary to meet the specific needs of the particular project and to manage the challenges presented by sensitive environments.

As of the Petition Date, the Debtors had approximately $65.3 million of backlog under contract, in addition to approximately $977.6 million of bids outstanding. Of the $65.3 million of backlog under contract, the Debtors expect $2.0 million to be completed in 2020. The Debtors’ backlog estimates represent those projects for which a customer has executed a contract or signed a binding letter of award, which can vary significantly from time to time, particularly if the backlog is made up of multi–year contracts with some of the Debtors’ more significant customers.

B.	The Debtors’ History

The Debtors’ business was started in 2006 in Peru as Exploración Sudamericana (South American Exploration), where their operations were focused until their expansion into Colombia in 2008. In 2010, the Debtors further expanded with the establishment of operations in Papua New Guinea and the opening of offices in Port Moresby, Papua New Guinea and Brisbane, Australia. In 2011, South American Exploration changed its name to SAExploration, incorporated in Delaware, and, in the same year, established seismic operations in North America with the acquisitions of Datum Exploration in Calgary, Canada and Northern Exploration Services in Anchorage, Alaska. In 2013, a business combination with a blank check company under the name Trio Merger Corp. was consummated in which SAE Holdings became a publicly listed company on the NASDAQ Capital Market.

The Debtors’ most recent material acquisitions and divestitures are highlighted below.

1.	Geokinetics Assets

On July 2018, the Debtors acquired certain assets, including accounts receivable, equipment, certain contracts, certain tax assets, inventory, certain intellectual property, and other assets related to the Debtors’ geophysical services business specializing in acquiring and processing seismic data from Geokinetics, Inc. and certain of its subsidiaries in a transaction effected in Geokinetics’ bankruptcy proceedings (Case No. 18-33410 (DRJ), Bankr. S.D. Tex.) for aggregate cash consideration of $20 million.

2.	Australia Assets

In November 2019, SAE Holdings and certain of its non-domestic subsidiaries sold substantially all of the assets associated with their business located in Australia to Terrex Pty Ltd. for (i) $6,000,000 (AUD) paid in cash on the closing date, (ii) $600,000 (AUD) payable no later than 30 business days after the closing date, and (iii) earn-out payments (the “Australia Earn-Out Amount”) based on the utilization of certain of the sold assets following the closing date in an amount of up to $3,000,000 (AUD). The Australia Earn-Out Amount will be paid over a two year period, capped at $1,500,000 (AUD) in each such year. Subject to certain conditions, the sellers will receive a minimum earn-out payment equal to $750,000 (AUD) in each earn-out year.

3.	Alaska Survey Data

In January 2020, SAE Holdings, SAExploration, Inc. (“SAE Inc.”) and ASV sold seismic data and related assets for the Aklaq, Kuukpik and CRD Surveys to TGS-NOPEC Geophysical Company ASA (“TGS”) for $14.5 million at closing and earn-out payments of up to $5 million. In connection with the entry into the agreements with TGS to sell the seismic data, the sellers entered into an agreement pursuant to which ASV agreed that SAE Inc. will receive all of the proceeds paid or payable by TGS in consideration for the seismic data, which proceeds were credited by SAE Inc. towards outstanding amounts owed to it by ASV.

4.	The Debtors’ Business Operations

The Debtors provide a full range of seismic data acquisition services, including in–field data processing and related logistics services. The Debtors currently provide their services on a proprietary basis to their customers and the seismic data acquired is owned by their customers once acquired, other than the multiclient seismic data library maintained by ASV. Their seismic data acquisition and logistics services include, (a) Program Design, Planning and Permitting, (b) Camp Services, (c) Survey and Drilling, (d) Recording, and (e) In-Field Data Processing.

The Debtors provide a full suite of onshore and offshore proprietary seismic data processing services. Seismic data are processed to produce an accurate image of the earth’s subsurface using proprietary computer software and internally developed technologies. Advanced signal processing of 2D, 3D, time–lapse 4D and multi–component seismic data acquired by the Debtors and other industry contractors, as well as reprocessing of previously acquired legacy data, provides clients with detailed subsurface information essential to reducing risk in their exploration and production activities.

ASV currently maintains a multiclient seismic data library of approximately 440 square kilometers of certain basins in Alaska which is available for future sale or license.

Due to the significant uncertainty in the outlook for oil and natural gas development as a result of the significant decline in oil prices since the beginning of 2020 due to the COVID–19 coronavirus pandemic and its impact on the worldwide economy and global demand for oil, the Debtors’ project visibility has continued to deteriorate as certain of their scheduled and anticipated projects have recently been cancelled or delayed and there is no assurance as to when they may be reinitiated or awarded, if at all. For example, on April 3, 2020, SAE Holdings was notified that its previously disclosed contracts for two joint 3D/4D Ocean Bottom Node Seismic Programs offshore West Africa have been terminated by the operator, and on June 11, 2020, SAE Holdings was notified that the second year of a three-year contract for onshore data acquisition services to be performed on the North Slope of Alaska was cancelled by the operator. The Debtors are unable to predict when market conditions may improve and worsening overall market conditions could result in additional reductions of backlog and bids outstanding.

C.	The Debtors’ Corporate Structure

All of the Debtors other than SAE Holdings are direct or indirect subsidiaries of SAE Holdings. The following depicts the Debtors’ full corporate organization structure (the Debtors are highlighted in yellow):

SAExploration Holdings is the publicly traded parent holding company of the Debtors. SAExploration Sub, Inc. (“SAE Sub”) is 100% owned by SAE and is a holding company that owns 100% of SAE Inc. and was formerly SAExploration Holdings, Inc., which was the original entity that was acquired in 2013. SAE Inc. is the primary operating company of the Debtors. SAExploration Seismic Services (US), LLC (“Seismic Services”) is owned 100% by SAE Inc. and is the company that performs all land seismic acquisition services in the contiguous United States. NES, LLC (“NES”) is the entity that conducts the Debtors’ operations in Alaska. The non-Debtor entities are non-U.S. holding companies and operating entities.

In addition to the general operations and the separate entities owned by SAE Inc., SAE Inc. has four distinct “branches” within the SAE Inc. entity for its operations in Bolivia, Colombia, United Arab Emirates, and India (individually, as a “Branch” and collectively as, the “Branches”). The Branches are not separate legal entities, but the Debtors treat them as separate, in part, by maintaining separate bank accounts, identifying employees as employees of a certain Branch, and keeping separate books and records for each Branch, among other area.

D.	Directors and Officers

SAE Holdings’s current Board is composed of Michael Faust, L. Melvin Cooper, Gary Dalton, Alan Menkes and Jacob Mercer. With the exception of Mr. Faust, each member of the Board has been determined to be an independent director under NASDAQ standards.

SAE Holdings’ current executive management team is composed of Michael Faust—Chief Executive Officer and President; John Simmons—Vice President and Chief Financial Officer; Darin Silvernagle—Senior Vice President Marine; and David A. Rassin—Vice President, General Counsel, Secretary and Chief Compliance Officer.

The composition of the board of directors and identity of the officers of each Reorganized Debtor, as well as the nature of any compensation to be paid to any director or officer who is an Insider, will be disclosed in the Plan Supplement in accordance with section 1129(a)(5) of the Bankruptcy Code.

E.	The Debtors’ Capital Structure

1.	Prepetition Secured Indebtedness

(a)	Prepetition Credit Agreement

SAE Inc. is the borrower under that certain Third Amended and Restated Credit and Security Agreement dated as of September 26, 2018 (as further amended, the “Prepetition Credit Agreement”) among SAE Holdings, SAE Sub, NES, Seismic Services, and SAExploration Acquisitions (U.S.), LLC, which was subsequently merged out of existence, as guarantors, Cantor Fitzgerald Securities as the administrative agent and the collateral agent, and the lenders party thereto. Borrowings under the Prepetition Credit Agreement are secured primarily by substantially all of the Debtors’ assets located in the United States, subject to certain exclusions. The Debtors may use borrowings under the Prepetition Credit Agreement for working capital purposes and general corporate purposes. The Prepetition Credit Agreement matures on August 1, 2021.

As of the Petition Date, $20.5 million in principal is outstanding under the Prepetition Credit Agreement and interest payments are due on the last day of each month. The interest rate for borrowings under the Prepetition Credit Agreement is 11.75% through and including August 2020 and 12.75% thereafter (the “Prepetition Credit Interest Rate”); however, pursuant to the Prepetition Credit Agreement and the ABL Forbearance Agreement (as defined below), while the Debtors are in default, the interest rate is two percentage points above the Prepetition Credit Interest Rate.

On April 13, 2020, the Debtors entered into a forbearance agreement with certain of the lenders of approximately 98% of the outstanding principal amount of the loans under the Prepetition Credit Agreement (the “ABL Forbearance Agreement”), pursuant to which the lenders agreed to refrain from exercising their rights and remedies under the Prepetition Credit Agreement with respect to certain existing defaults and other events of default that have occurred and are continuing. The ABL Forbearance Agreement was originally effective until the earlier to occur of (i) 5:00 p.m. (New York City time) on May 31, 2020 and (ii) the date the ABL Forbearance Agreement otherwise terminates in accordance with its terms. The May 31, 2020 deadline was ultimately extended to August 31, 2020. The ABL Forbearance Agreement terminated on the commencement of the Chapter 11 Cases.

As a result of existing events of default, the Debtors are unable to borrow additional amounts under the Prepetition Credit Agreement without the requisite approval of the lenders under the Prepetition Credit Agreement.

(b)	Prepetition Term Loan

On June 29, 2016, SAE Holdings entered into that certain Term Loan and Security Agreement (as amended or otherwise modified from time to time, the “Prepetition Term Loan Agreement”), among SAE Inc., SAE Sub, NES, and Seismic Services as guarantors, the lenders party thereto (the “Prepetition Term

Loan Lenders”) and Delaware Trust Company, as the collateral agent and as the administrative agent. Borrowings under the Prepetition Term Loan Agreement are secured primarily by substantially all of the collateral securing the obligations under the Prepetition Credit Agreement, subject to certain exclusions. Pursuant to the terms of the Prepetition Term Loan Agreement, the Debtors were able to draw upon $30 million at closing. The security interest in the collateral under the Prepetition Loan Agreement is junior to the security interest in the collateral securing the obligations under the Prepetition Credit Agreement, which priority is governed by the intercreditor agreements among the lenders.

As of the Petition Date, $29 million in principal is outstanding under the Prepetition Term Loan Agreement and interest payments are due on the last day of each month. Borrowings under the Prepetition Term Loan Agreement bear interest at a rate of 12.50% (the “Prepetition Term Loan Interest Rate”); however, pursuant to the Prepetition Term Loan Agreement and the Term Loan Forbearance Agreement (as defined below), while the Debtors are in default, the interest rate is two percentage points above the Prepetition Term Loan Interest Rate.

The Prepetition Term Loan Agreement matures in January 2021 and, to date, the Debtors have been unable to negotiate an extension of the maturity date with the Prepetition Term Loan Lenders. Absent the Restructuring, the Debtors would likely be unable to repay the Prepetition Term Loan when due in January 2021.

On April 13, 2020, the Debtors entered into a forbearance agreement with certain of the Prepetition Term Loan Lenders of approximately 82% of the outstanding principal amount of the term loans under the Prepetition Term Loan Agreement (the “Term Loan Forbearance Agreement”), pursuant to which the Prepetition Term Loan Lenders agreed to refrain from exercising their rights and remedies under the Prepetition Term Loan Agreement with respect to certain existing defaults and other events of default that have occurred and are continuing. The Term Loan Forbearance Agreement was originally effective until the earlier to occur of (i) 5:00 p.m. (New York City time) on May 31, 2020 and (ii) the date the Term Loan Forbearance Agreement otherwise terminates in accordance with its terms. The May 31, 2020 deadline was ultimately extended to August 31, 2020. The Term Loan Forbearance Agreement terminated on the commencement of the Chapter 11 Cases.

(c)	Prepetition Convertible Notes

On September 26, 2018, SAE Holdings issued $60 million in aggregate principal amount of 6.00% Senior Secured Convertible Notes due 2023 (the “Prepetition Convertible Notes”). The Prepetition Convertible Notes were issued under that certain Indenture dated as of September 26, 2018 (as amended, supplemented or otherwise modified from time to time, collectively the “Prepetition Indenture”), among SAE Holdings, as issuer, SAE Inc., SAE Sub, Seismic Services, NES and SAExploration Acquisitions (U.S.), LLC (which was subsequently merged out of existence), as guarantors, and Wilmington Savings Funds Society, FSB, as Trustee and Collateral Trustee thereunder. The Prepetition Convertible Notes are secured primarily by substantially all of the collateral securing the obligations under the Prepetition Credit Agreement, subject to certain exceptions. The security interest in the collateral under the Prepetition Indenture is junior to the security interest in the collateral securing the obligations under the Prepetition Credit Agreement and the Prepetition Term Loan Agreement.

As of the Petition Date, the outstanding principal on the Prepetition Convertible Notes was $60 million. Interest under the Prepetition Indenture is payable quarterly in arrears on March 15, June 15, September 15, and December 15 of each year. In 2018 and 2019, the Debtors recorded interest expense of $1.6 million and $6.2 million, respectively, related to the Prepetition Convertible Notes, of which $1.0 million and $2.6 million, respectively, related to contractual interest expense.

On April 13, 2020, the Debtors entered into a forbearance agreement with certain holders of approximately 98% of the outstanding principal amount of the Prepetition Convertible Notes (the “Notes Forbearance Agreement”), pursuant to which the holders of the Prepetition Convertible Notes agreed to refrain from exercising their rights and remedies under the Prepetition Indenture with respect to certain existing defaults and other events of default that have occurred and are continuing. The Notes Forbearance Agreement was originally effective until the earlier to occur of (i) 5:00 p.m. (New York City time) on May 31, 2020 and (ii) the date the Term Loan Forbearance Agreement otherwise terminates in accordance with its terms. The May 31, 2020 deadline was ultimately extended to August 31, 2020. The Notes Forbearance Agreement terminated on the commencement of the Chapter 11 cases.

(d)	Equity Pledge

Under the Prepetition Credit Agreement, Prepetition Term Loan Agreement, and the Prepetition Convertible Notes and subject to an intercreditor agreement, SAE pledged 65% of its equity interests in the following non-debtor affiliates: (a) SAExploration Mexico S. de R.L. de C.V.; (b) SAExploration (Australia) Pty. Ltd.; (c) SAExploration (Malaysia) Sdn. Bhd.; (d) Southeast Asian Exploration Pte. Ltd.; (e) Calgary Finance Company, Ltd.; (f) 1623739 Alberta Ltd.; (g) SAExploration (Brasil) Servicos Sismicos Ltda.; and (h) SAExploration Global Holdings (UK) Ltd. In addition, under the Prepetition Credit Agreement SAE Holdings pledged its 49% equity interest in the Kuukpik/SAExploration LLC joint venture.

(e)	GTC Equipment Loan

On November 18, 2019, SAE Inc. financed the purchase of a 30,000 single channel GCL system and certain related equipment from GTC, Inc. (“GTC”) pursuant to a secured promissory note payable to GTC in the original principal amount of $9,973,730 (the “GTC Equipment Loan”). The GTC Equipment Loan bears interest at a fixed rate equal to 7.0% per annum and matures on January 1, 2023. Principal and interest is due and payable in equal monthly payments of $307,959.83. As of the Petition Date, the outstanding principal balance of the GTC Equipment Loan is $8.2 million.

The GTC Equipment Loan is secured by a purchase money lien on and security interest in the 30,000 single channel GCL system and related equipment acquired by SAE Inc.

2.	Prepetition Unsecured Indebtedness

(a)	PPP Loan

On May 11, 2020, SAE Inc. received an unsecured loan in the principal amount of approximately $6.8 million pursuant to the Paycheck Protection Program (the “PPP”) under the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”). The PPP loan matures in May 2022 and bears interest at a rate of 1.0% per annum. Principal and interest are payable monthly beginning seven months from the date of the PPP loan and may be prepaid at any time prior to maturity with no prepayment penalties.

Under the term of the CARES Act, PPP loan recipients can apply for and be granted forgiveness for all or a portion of the loan. Such forgiveness will be determined, subject to limitations, based on the use of loan proceeds for payment of payroll costs and any covered payments of mortgage interest, rent, and utilities. In the event the loan, or any portion thereof, is forgiven pursuant to the PPP, the amount forgiven is applied to outstanding principal. SAE Inc. intends to use the proceeds of the PPP Loan to maintain payroll and make lease, rent and utility payments. As of the Petition Date, approximately $6.8 million remains outstanding under the PPP loan and to the extent not forgiven, the PPP loan will be treated in Class 7 (PPP Loan Claims) under the Plan.

(b)	Trade Creditors

As of the Petition Date, the Debtors were current on their trade debt and believe they owe less than $3 million for prepetition amounts to their trade creditors.

3.	Equity Ownership

As of the Petition Date, SAE Holdings has 6,612,332 outstanding shares of common stock, par value $0.0001 per share. Since 2012, the common stock of SAE Holdings had been traded on the NASDAQ Capital Market (the “NASDAQ”). On June 15, 2020, the Debtors received written notice from the Listing Qualifications Department of the NASDAQ Stock Market that its staff had determined to suspend trading in the common stock of SAE Holdings at the opening of business on June 17, 2020 and to complete the delisting of the common stock of SAE Holdings by filing a Form 25-NSE with the SEC. The NASDAQ Stock Market reached its decision to delist SAE Holdings’ common stock from the NASDAQ pursuant to Listing Rule 5550(b)(1) because SAE Holdings had not complied with the minimum $2.5 million stockholders’ equity requirement for continued listing on the NASDAQ. Following the suspension of trading in SAE Holding’s common stock on the NASDAQ, the common stock of SAE Holdings began trading on electronic bulletin boards established for unlisted securities such as the OTC Bulletin Board or OTC Markets Pink Open Market.

As of the Petition Date, SAE Holdings had approximately 35.4 million warrants outstanding, which are potentially exercisable into approximately 2.3 million shares of common stock of SAE Holdings. The Prepetition Convertible Notes also currently have the right to convert to common stock of SAE Holdings.

F.	The Debtors’ Alaska Tax Credits

As of June 30, 2020, the Debtors had a $2.7 million tax credits receivable, net of an allowance of $27.7 million, related to the tax credits earned by ASV. The Debtors established the allowance due to the uncertainty of the future monetization of the tax credits and the potential for the Alaska Department of Revenue (the “DOR”) to disallow the tax credits as the Debtors’ management has determined that the costs submitted to the DOR by ASV did not reflect the affiliate status of ASV. The Debtors have classified this receivable as long–term because of the length of time the Debtors expect it will take to collect on it.

Falling oil prices have substantially reduced Alaska’s revenue from production taxes and other petroleum sources, resulting in appropriations to the oil and gas tax credit fund for purchase of tax credit certificates in the last several fiscal years at or below the amounts indicated by a statutory formula rather than amounts needed to pay for all the tax credit certificates in the queue for purchase. The Alaska budgets that passed in 2019 for fiscal year 2020, which ended June 30, 2020, and in 2020 for fiscal year 2021, which started July 1, 2020, had no appropriations to the oil and gas tax credit fund, but did include appropriations of an estimated $700 million for purchases of tax credit certificates through a bond program that would have authorized Alaska to issue bonds to finance the purchase of tax credit certificates. According to statements made by the DOR officials, that amount would have been enough to pay for the outstanding tax credit certificates awaiting purchase by the State of Alaska. However, the constitutionality of the legislation that set forth the bond program was challenged in Alaska state court, and on September 4, 2020 the Alaska Supreme Court ruled that the legislation violated the limitation placed on contracting debt under article IX, section 8 of the Alaska Constitution. Accordingly, the bond program would need to be approved by the people of Alaska either through a bond referendum or a constitutional amendment, and the Debtors do not believe that either is likely to happen, particularly in the current fiscal environment.

While the Debtors have continued to pursue other options to monetize the tax credit certificates, at this time the Debtors believe that the most likely path to monetize the tax credit certificates may be through appropriations to the oil and gas tax credit fund made by the Alaska Legislature as part of the budget process. However, there is great uncertainty as to if and when the Alaska Legislature will make such appropriations and how much those appropriations may be. Although the statute that governs purchase of tax credit certificates has a formula appropriation based on production tax revenues and oil prices, the funds remain subject to appropriation, the Alaska Legislature has not followed the formula for the last three years, and at least in recent years there has not been full consensus within the Legislature as to how the formula should be calculated. In addition, by statute, tax credit certificates submitted for purchase before 2017 will be purchased before tax credit certificates submitted for purchase in later years. The result is that approximately $290 million in tax credit certificates would need to be purchased before any payments will start being made on ASV’s tax credit certificates. Based on the DOR’s Spring 2020 Revenue Forecast, if the Alaska Legislature followed the DOR’s calculation, ASV would not receive any payments for a number of years — the annual formula appropriation would be in the range of $36-48 million for fiscal years 2021-2027, $61 million in fiscal year 2028 and $78 million in 2029. The next regular session of the Alaska Legislature will start in mid-January 2021.

In addition, the DOR is conducting an investigation with respect to the Debtors’ determination that ASV is a variable interest entity and related tax credit certificates. The Debtors have been cooperating, and will continue to cooperate, with the DOR. The DOR investigation is continuing, and the Debtors are currently unable to predict the eventual scope, duration or outcome of any potential DOR legal action.

As a result of the above, the Debtors face several risks regarding the monetization of the tax credits, including uncertainty related to the DOR investigation, the appropriations to the oil and gas tax credit fund made by the Alaska Legislature and the timing of receipt of proceeds. While the Debtors believe that they will get paid some amount of the tax credits, they cannot predict when that will occur or how much, and accordingly the Liquidation Analysis attached hereto as Exhibit C and the Valuation Analysis attached hereto as Exhibit E do not attribute any value to the tax credits.

III.	KEY EVENTS LEADING TO CHAPTER 11 CASES

From 2018 to 2020, the Debtors took the following actions, among others, to increase liquidity, reduce debt levels, and extend debt maturities:

•

Consummated an exchange offer and consent solicitation pursuant to which the majority of the then outstanding amount of SAE Holding’s 10% Senior Secured Notes due 2019 and 10% Senior Notes due 2019 were exchanged for a combination of common stock, preferred stock and warrants, which reduced cash interest expense and the amount due at maturity;

•	Entered into the Prepetition Credit Agreement and issued the Prepetition Convertible Notes;

•

Sold the assets related to the Debtors’ Australia business for (i) $6,000,000 (AUD) paid in cash on the closing date, (ii) $600,000 (AUD) payable no later than 30 business days after the closing date, and (iii) earn-out payments based on the utilization of certain of the sold assets following the closing date in an amount of up to $3,000,000 (AUD), with a minimum earn-out payment of $750,000 (AUD) in each of the two earn-out years;

•

Sold the seismic data and related assets for the Aklaq, Kuukpik and CRD Surveys for $15 million and repaid $14.5 million of the amount due under the Prepetition Credit Agreement with the proceeds received from the sale of the seismic data;

•	Reduced full-time employees by 30% since year-end 2019; and

•	Applied for and received the approximately $6.8 million unsecured PPP Loan pursuant to the CARES Act.

Although the Debtors generated net income and cash from operating activities in the first six months of 2020, they have reported recurring losses from operations and have not generated cash from operating activities for the six years ended December 31, 2019, and as of June 30, 2020, the Debtors had a stockholders’ deficit of $33.6 million. The Debtors anticipate negative cash flows from operating activities to begin to occur again in the second half of 2020 and continue for the foreseeable future due to, among other things, the significant uncertainty in the outlook for oil and natural gas development as a result of the significant decline in oil prices since the beginning of 2020 due to the COVID–19 coronavirus pandemic and its impact on the worldwide economy and global demand for oil. Due to these market conditions, certain of the Debtors’ scheduled or anticipated projects have been cancelled or delayed and there is no assurance as to when they may resume, if at all. For example, on April 3, 2020, SAE Holdings was notified that its previously disclosed contracts for two joint 3D/4D Ocean Bottom Node Seismic Programs offshore West Africa have been terminated by the operator, and on June 11, 2020, SAE Holdings was notified that the second year of a three-year contract for onshore data acquisition services to be performed on the North Slope of Alaska was cancelled by the operator.

As of the Petition Date, the Debtors had approximately $17.2 million of cash on hand and approximately $124.8 million aggregate principal amount of total debt (including finance leases) of which $115.3 million is classified as the current portion of long term debt. As of July 31, 2020, the Debtors’ assets total $68.1 million whereas the total current liabilities amount to $112 million.

Prior to the Petition Date, the Debtors were already in default under the Prepetition Credit Agreement, Prepetition Term Loan Agreement, and Prepetition Convertible Notes and had negotiated forbearance agreements with certain of the lenders under the Prepetition Credit Agreement and the Prepetition Term Loan Agreement, and certain of the holders of the Prepetition Convertible Notes. As a result of existing events of default occurring thereunder, the Debtors were unable to borrow additional amounts under the Prepetition Credit Agreement without the requisite approval of the lenders under the Prepetition Credit Agreement, which limited the Debtors’ ability to utilize the Prepetition Credit Agreement to fund continuing operations.

The Debtors’ Prepetition Term Loan Agreement matures in January 2021 and the Debtors were unable to negotiate an extension of the maturity date with the debt holders. As a result, the Debtors were unlikely to be able to repay the Prepetition Term Loan Agreement when due in January 2021.

As discussed above, SAE Holdings’ common stock was suspended from trading on the NASDAQ, which event constitutes a “fundamental change” under the terms of the Prepetition Indenture. Upon notice of such fundamental change to the holders of the Prepetition Convertible Notes, such holders would have the option to require SAE Holdings to repurchase for cash all of their Prepetition Convertible Notes at a repurchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest thereon to, but excluding, the repurchase date. On June 16, 2020, the Debtors and holders of 100% in aggregate face amount of the Prepetition Convertible Notes entered into a supplemental indenture to the Prepetition Indenture, which provided that a fundamental change resulting from the failure of SAE Holdings’ common stock to be listed or quoted on any of the NYSE American, The New York Stock Exchange, The NASDAQ Global Select Market, The NASDAQ Global Market, The NASDAQ Capital Market, the OTCQX Market or the OTCQB Market (or any of their respective successors) would not be deemed to have occurred as a result of such failure until the earlier of (i) August 31, 2020 or (ii) the termination date of the forbearance period set forth in the Notes Forbearance Agreement. The Debtors were unable to obtain a waiver of this fundamental change from the holders of the Prepetition Convertible Notes and, the Debtors did not expect that they would have sufficient funds to make any required repurchases of the Prepetition Convertible Notes.

Management, along with its legal and financial advisors, explored various strategic alternatives to address the Debtors’ capital structure. The Debtors also attempted to manage operating costs by actively reducing costs related to office leases, payroll, travel, and board fees and actively pursuing other cost-cutting measures, including costs related to office leases, maintaining servers, and travel, to maximize liquidity consistent with current industry market expectations. However, the Debtors were unable to negotiate an extension of the January 2021 maturity date of the Prepetition Term Loan Agreement or waivers of the events of default under the Prepetition Credit Agreement and the Prepetition Term Loan Agreement, and a cross default under the indenture governing the Prepetition Convertible Notes. As a result of such events of default, the Debtors were unable to borrow additional amounts under the Prepetition Credit Agreement without the requisite approval of the lenders under such credit facility. The Debtors were also unable to obtain additional financing.

Pursuant to the Plan negotiated with the Consenting Creditors, the Prepetition Credit Agreement Lenders will (i) exchange their debt for $20.5 million of the principal amount of the Second Lien Exit Facility, (ii) have the option to purchase pursuant to the Rights Offering up to their Pro Rata share of 78% of (a) the principal amount of the term loans under the First Lien Exit Facility and (b) the New First Lien Exit Facility Equity, and (iii) the payment in full in Cash on the Effective Date of all Accrued Interest as of the Effective Date. The Prepetition Term Loan Lenders and the Prepetition Convertible Noteholders will exchange their debt for 100% of the New Equity in New Parent, subject to dilution by the New First Lien Exit Facility Equity, the New Equity issued pursuant to the First Lien Exit Facility Put Option Premium and the awards related to New Equity issued under the Management Incentive Plan, and, in the case of the Prepetition Term Loan Lenders, the option to purchase their Pro Rata share of 12.5% of the principal amount of loans issued under the First Lien Exit Facility and the New First Lien Exit Facility Equity, and, in the case of the Prepetition Convertible Noteholders, the option to purchase their Pro Rata share of 9.5% of the First Lien Exit Facility and the New First Lien Exit Facility Equity. If approved by this Court, the Debtors’ restructuring will significantly reduce the Debtors’ debt load and associated cash interest expense, and provide them with additional liquidity to fund the Debtors’ continued operations.

A.	Restructuring Negotiations

Given the uncertainty regarding the impact of the COVID-19 coronavirus pandemic and the Debtors’ unsustainable capital structure, the Board determined to retain Imperial Capital, LLC (“Imperial”) in April 2020 to analyze and evaluate various strategic alternatives to address its capital structure and to position the Debtors for future success.

B.	The Restructuring Support Agreement

After extensive good faith, arm’s-length negotiations, the Debtors, certain of the Prepetition Credit Agreement Lenders, Prepetition Term Loan Lenders, and Prepetition Convertible Noteholders were able to agree on the terms of a comprehensive restructuring transaction. The key terms of this transaction are embodied in the Plan attached as an exhibit to the Restructuring Support Agreement attached hereto as Exhibit B, which was signed on August 27, 2020 by the Debtors, Prepetition Credit Agreement Lenders holding approximately 100% of the face value of the Prepetition Credit Agreement Claims, certain Prepetition Term Loan Lenders holding approximately 82% of the face value of the Prepetition Term Loans, and Prepetition Convertible Noteholders holding approximately 100% of the face value of the Prepetition Convertible Notes.

The Debtors entered into the Restructuring Support Agreement only after a robust review process by the members of the Board. Based upon regular updates to the Board regarding the status of negotiations between the parties in the period leading up to the commencement of the Chapter 11 Cases, and upon rigorous review and negotiation of the Restructuring Support Agreement and the Plan by the Board, the Debtors determined that the terms of the Restructuring Support Agreement and the Plan represent the best transaction available and will maximize value to all stakeholders.

The Restructuring Support Agreement contemplates that certain restructuring transactions will be implemented in accordance with terms consistent with the Plan. The key elements of the Plan include:

•

Prepetition Credit Agreement Lenders, Prepetition Term Loan Lenders and Prepetition Convertible Noteholders receive the New Equity, First Lien Exit Facility and Second Lien Exit Facility. The Prepetition Credit Agreement Lenders will exchange their debt for $20.5 million for (i) their Pro Rata share of participation in the Second Lien Exit Facility in an amount equal to such Allowed Credit Agreement Claim; (ii) the right to purchase pursuant to the Rights Offering up to their Pro Rata share (measured by reference to the aggregate amount of Allowed Credit Agreement Claims) of 78% of (A) the term loans under the First Lien Exit Facility and (B) the New First Lien Exit Facility Equity; and (iii) the payment in full in Cash on the Effective Date of all Accrued Interest as of the Effective Date. The Prepetition Term Loan Lenders will exchange their debt for (i) their Pro Rata share (measured by reference to the aggregate amount of Allowed Term Loan Claims) of 60% of the New Equity under the Plan, subject to dilution by the (a) New First Lien Exit Facility Equity, (b) New Equity issued pursuant to the First Lien Exit Facility Put Option Premium, and (c) awards related to the New Equity issued under the Management Incentive Plan, and (ii) the right to purchase pursuant to the Rights Offering up to their Pro Rata share (measured by reference to the aggregate amount of Allowed Term Loan Claims) of 12.5% of (A) the term loans under the First Lien Exit Facility and (B) the New First Lien Exit Facility Equity. The Prepetition Convertible Noteholders will exchange their debt for (i) their Pro Rata share (measured by reference to the aggregate amount of Allowed Convertible Notes Claims) of 40% of the New Equity under the Plan, subject to dilution by the (a) New First Lien Exit Facility Equity, (b) New Equity issued pursuant to the First Lien Exit Facility Put Option Premium and (c) awards related to the New Equity issued under the Management Incentive Plan, and (ii) the right to purchase pursuant to the Rights Offering up to their Pro Rata share (measured by reference to the aggregate amount of Allowed Convertible Notes Claims) of 9.5% of (A) the term loans under the First Lien Exit Facility and (B) the New First Lien Exit Facility Equity. If approved by this Court, the Debtors’ restructuring will significantly reduce the Debtors’ debt load and associated cash interest expense, and provide them with additional liquidity to fund the Debtors’ continued operations.

•

Restructuring takes place on an agreed schedule. The restructuring transactions will be conducted under a timeline set forth in the Restructuring Support Agreement, which requires the Debtors to File the Plan within one business day after the Petition Date and the Effective Date to occur no later than 80 days after the Petition Date.

•

Releases and Exculpation. The Plan includes mutual releases in favor of (a) the Debtors and certain of their related persons, professionals, and entities, and (b) the Consenting Creditors and their related persons, professionals, and entities. The Plan will also provide for the exculpation of the Debtors and certain of their related persons, professionals, and entities.

The Restructuring Support Agreement includes the following key milestones, among others:

(a)	if, as of 11:59 p.m. prevailing Central Time on August 27, 2020, the Chapter 11 Cases shall not have been filed (the “Petition Date”);

(b)	if, within one business day after the Petition Date, the Company shall not have filed the Plan and Disclosure Statement with the Court;

(c)	if, within five days after the Petition Date, the Interim Cash Collateral Order has not been entered by the Court;

(d)	if, within 20 days after the Petition Date, the Court shall not have entered an order provisionally approving the Disclosure Statement;

(e)	if, within 25 days after the Petition Date, the Company shall not have commenced the Solicitation in accordance with section 1126(b) of the Bankruptcy Code;

(f)	if, within 35 days after the Petition Date, the Final Cash Collateral Order has not been entered by the Court;

(g)	if, within 70 days after the Petition Date, the Confirmation Order has not been entered by the Court; and

(h)	if, within 80 days after the Petition Date, the Effective Date shall not have occurred;

It is important to note that the Debtors maintain a broad “fiduciary out” under the Restructuring Support Agreement. Specifically, Section 5(b)(ii) of the Restructuring Support Agreement provides that each Debtor may terminate its obligations thereunder if its board of directors (or board of managers, as applicable) determines that proceeding with the contemplated restructuring transactions “would be inconsistent with the exercise of its fiduciary duties.”

IV.	DEVELOPMENTS AND ANTICIPATED EVENTS DURING THE CHAPTER 11 CASES

Under the Restructuring Support Agreement, the Debtors agreed to commence the Chapter 11 Cases no later than August 27, 2020 (the “Petition Date”). The Debtors expect the Chapter 11 Cases to proceed quickly. Should the Debtors’ projected timelines prove accurate, the Debtors could emerge from chapter 11 within 80 days after the Petition Date. No assurances can be made, however, that the Court will enter various orders on the timetable anticipated by the Debtors.

A.	First Day Pleadings

On the Petition Date, along with their voluntary petitions for relief under chapter 11 of the Bankruptcy Code, the Debtors Filed several motions (the “First Day Pleadings”) designed to facilitate the administration of the Chapter 11 Cases and minimize disruption to the Debtors’ operations, by, among other things, easing the strain on the Debtors’ relationships with employees, vendors, insurers, and taxing authorities, among others, following the commencement of the Chapter 11 Cases. On August 28, 2020, the Debtors Filed the following First Day Pleadings:

•	Debtors’ Emergency Motion for Joint Administration of These Chapter 11 Cases;

•	Debtors’ Notice of Designation as Complex Chapter 11 Bankruptcy Cases;

•

Debtors’ Emergency Motion to (I) Extend the Time to File Rule 2015.3 Financial Reports, (II) Authorize the Debtors to File a Consolidated List of Their 30 Largest Unsecured Creditors, (III) Waive the Requirement that Each Debtor File a List of Creditors, and (IV) Modifying the Requirement to File a List of Equity Security Holders, and (V) Granting Related Relief;

•	Debtors’ Emergency Application for Order Appointing Epiq Corporate Restructuring, LLC as Claims Noticing, Solicitation and Administrative Agent;

•

Debtors’ Emergency Motion for Interim and Final Orders Authorizing the Debtors to (I) Continue Operating Their Cash Management System, (II) Honor Certain Prepetition Obligations, (III) Maintain Existing Bank Accounts and Business Forms, and (IV) Granting Related Relief;

•

Debtors’ Emergency Motion for Entry of an Order (I) Authorizing Debtors to (A) Maintain Existing Insurance Policies and Pay All Insurance Obligations Thereunder, (B) Renew, Revise, Extend, Supplement, Change, or Enter into New Insurance Policies, (C) Maintain Existing Surety Bonds and Pay All Surety Bond Obligations thereunder, and (D) Renew, Revise, Extend, Supplement, Change, or Enter into New Surety Bonds, and (II) Directing Financial Institutions to Honor All Related Payment Requests;

•

Debtors’ Emergency Motion for Interim and Final Orders (I) Authorizing Use of Cash Collateral, (II) Granting Adequate Protection to the Prepetition Secured Parties, and (III) Modifying the Automatic Stay;

•

Debtors’ Emergency Motion for Interim and Final Orders (I) Authorizing the Payment of Claims of Critical Vendors, Foreign Vendors, 503(B)(9) Claimants, Statutory Lien Vendors and HSE Vendors, (II) Confirming Administrative Expense Priority of Outstanding Orders, and (III) Granting Related Relief;

•

Debtors’ Emergency Motion for an Order Authorizing (I) the Debtors to Pay Certain Prepetition Taxes and Related Obligations, and (II) Authorizing Financial Institutions to Receive, Process, Honor, and Pay All Checks Presented for Payment and to Honor all Funds Transfer Requests Related to Such Obligations;

•

Debtors’ Emergency Motion for Interim and Final Orders (I) Authorizing, but not Directing, the Debtors to Pay Prepetition Workforce Obligations; (II) Authorizing, but not Directing, the Debtors to Continue Certain Workforce Benefit Programs; and (III) Authorizing, but not Directing, Applicable Banks and Financial Institutions to Honor Prepetition Checks for Payment of the Prepetition Workforce Obligations;

•

Debtors’ Emergency Motion to (I) Approve Adequate Assurance of Payment to Utility Companies, (II) Establish Procedures to Resolve Objections by Utility Companies, and (III) Prohibit Utility Companies from Altering, Refusing, or Discontinuing Service; and

•

Debtors’ Emergency Motion for Entry of Interim and Final Orders Establishing Certain Notice and Hearing Procedures for Transfers of, and Declarations of Worthlessness with Respect to Certain Equity Interests of SAExploration Holdings, Inc. Nunc Pro Tunc to the Petition Date.

•	Debtors’ Emergency Motion for an Order (I) Authorizing the Debtors’ to Assume the Backstop Agreement and Obligations thereunder, and (II) Granting Related Relief.

•

Debtors’ Emergency Motion for Entry of an Order (I) Conditionally Approving Disclosure Statement, (II) Approving Procedures for Solicitation and Tabulation of Votes to Accept or Reject Plan, (III) Approving Notices; (IV) Approving Rights Offering Procedures; and (V) Granting Related Relief.

B.	Other Administrative Motions and Retention Applications

The Debtors intend to File several other motions that are common to chapter 11 proceedings of similar size and complexity as the Chapter 11 Cases. The Debtors will File applications (the “Retention Applications”) to retain the following professionals to assist them in the Chapter 11 Cases, including:

•	Porter Hedges LLP;

•	Imperial; and

•	Winter Harbor LLC.

C.	Claims Bar Date

The Debtors have Filed a motion to establish procedures for Filing Proofs of Claim and to set a Claims Bar Date, which is intended to streamline the claims process and eliminate the need for certain creditors to File Proofs of Claim.

D.	Assumption and Rejection of Executory Contracts and Unexpired Leases

Prior to the Petition Date and in the ordinary course of business, the Debtors entered into approximately 230 Executory Contracts and Unexpired Leases. The Debtors, with the assistance of their advisors, have reviewed and will continue to review the Executory Contracts and Unexpired Leases to identify contracts and leases to either assume or reject pursuant to sections 365 or 1123 of the Bankruptcy Code.

The Debtors intend to include information in the Plan Supplement regarding the assumption or rejection of their Executory Contracts and Unexpired Leases to be carried out as of the Effective Date, but may also elect to File additional discrete motions seeking to assume or reject various of the Debtors’ Executory Contracts and Unexpired Leases before such time.

E.	Legal Matters

1.	Litigation

The Debtors are involved in litigation relating to a putative class action lawsuit against SAE Holdings and certain of its former and current executive officers and directors named therein (the “Class Action Defendants”) in the U.S. District Court for the Southern District of Texas captioned Amrit Kumar and Tony Tep, Individually and on behalf of all others similarly situated v. SAExploration Holdings, Inc., et al. Case No. 4:19–cv–03089 (the “Class Action Lawsuit”). The plaintiffs seek to represent a class of stockholders who purchased or otherwise acquired publicly traded securities of SAE Holdings from March 15, 2016 through February 7, 2020 (the “Covered Period”). The complaint generally alleges that the Class Action Defendants violated Sections 10(b) and 20(a) of the Exchange Act and SEC Rule 10b–5 by making false and misleading statements in the periodic reports of SAE Holdings filed with the SEC during the Covered Period. The complaint requests damages, including interest, and an award of reasonable costs and expenses, including counsel and expert fees.

On September 6, 2019, a purported stockholder, M. Shane Hamilton (the “Derivate Plaintiff”), filed a stockholder derivative lawsuit against certain of the former and current officers and directors of SAE Holdings named therein (the “Derivative Defendants”) in the U.S. District Court for the District of Delaware captioned M. Shane Hamilton, derivatively on behalf of SAExploration Holdings, Inc., v. Jeff Hastings, et al. The derivative complaint generally alleges (i) breaches by the Derivative Defendants of their fiduciary duties as directors and/or officers of SAE Holdings, (ii) unjust enrichment, (iii) waste of corporate assets, and (iv) violations of Section 14(a) of the Exchange Act. The derivative complaint seeks, among other things, relief (i) directing SAE Holdings and the Derivative Defendants to take actions to reform and improve corporate governance and internal procedures of SAE Holdings, (ii) awarding SAE Holdings restitution from the Derivative Defendants, and (iii) awarding the Derivative Plaintiff’s costs and attorneys’ and experts’ fees.

2.	Investigations

The Securities Exchange Commission (“SEC”) has been conducting an investigation of certain matters, including with respect to revenue recognition, accounts receivable, and tax credits. The Department of Justice (“DOJ”) is conducting a parallel investigation with the SEC. The DOR is conducting an investigation with respect to the determination that ASV is a variable interest entity and related Alaska tax credit certificates. The Debtors have been cooperating and will continue to cooperate with the SEC, the DOJ and the DOR in their investigations. The SEC, DOJ and DOR investigations are continuing, and the Debtors are currently unable to predict the eventual scope, duration or outcome of any potential SEC, DOJ and DOR legal action or other action or whether it could have a material impact on our financial condition, results of operations, or cash flow.

On August 5, 2019, the board of directors (the “Board”) of SAE Holdings established a special committee (the “Special Committee”) of independent directors to oversee an internal investigation with respect to the SEC investigation and any related matters. Also in August 2019, the audit committee (the “Audit Committee”) of the Board undertook an assessment of the accuracy of the Debtors’ historical financial statements and related disclosures that were contained in previously filed periodic reports.

On August 14, 2019, the Audit Committee and the Board concluded that certain of the Debtors’ previously issued consolidated financial statements and financial information contained errors, should no longer be relied upon and should be restated. This decision arose from the Debtors’ re–evaluation of their relationship with ASV, which had not been consolidated into their financial statements. In August 2019, the Debtors determined that ASV is a variable interest entity, that the Debtors had a controlling financial interest in ASV, and that the Debtors are the primary beneficiary of ASV, which, among other factors, required the Debtors to consolidate ASV in accordance with GAAP.

The Special Committee’s investigation identified that Global Equipment Solutions LLC (“Global Equipment”), one of SAE Holdings’ vendors in 2015 and 2016, was formed by Brent Whiteley, the Debtors’ former Chief Financial Officer and General Counsel, and controlled by Mr. Whiteley and/or Jeff Hastings, the Debtors’ former Chief Executive Officer. In 2015 and 2016, the Debtors paid an aggregate of approximately $12.0 million to Global Equipment pursuant to the following agreements. In August 2011, the Debtors entered into an agreement (the “Transfer Agreement”) with NES, LLC (“NES”), pursuant to which NES retained a transfer fee (the “Transfer Fee”) in connection with the transfer of a customer contract from NES to the Debtors. NES is a legal entity that was previously owned and/or controlled by Mr. Hastings that the Debtors subsequently acquired in October 2011. The Transfer Fee was assigned to a separate legal entity controlled by Mr. Hastings prior to the Debtors’ acquisition of NES in October 2011 and was subsequently assigned to Global Equipment. The authenticity of the Transfer Agreement and the subsequent assignments of the Transfer Fee have not been confirmed. Furthermore, the foregoing agreements and the obligation to pay the Transfer Fee to NES, Global Equipment and/or Mr. Hastings was not disclosed. The payments made to Global Equipment in satisfaction of the purported Transfer Fee were previously recorded as rental expense in 2015 and 2016. These amounts have now been reclassified in the Debtors’ consolidated statement of operations as loss from misappropriation of funds in 2015 and 2016.

Of the approximately $12.0 million paid to Global Equipment, approximately $5.9 million was transferred through entities formed and/or controlled by Mr. Hastings and Mr. Whiteley to ASV as capital contributions in December 2015. This investment in ASV was not disclosed. ASV was formed as a seismic data library company in 2015, and the Debtors’ previously reported revenue from ASV of approximately $57.3 million in 2016 and approximately $83.8 million in 2015. The remaining approximately $6.1 million paid to Global Equipment was transferred to Mr. Hastings and Mr. Whiteley and/or to entities formed and/or controlled by them. These payments were not disclosed.

The Special Committee’s investigation also identified the misappropriation of approximately $4.1 million by Mr. Whiteley from 2012 to 2019, which amount has been reclassified in the Debtors’ consolidated statement of operations as a loss from a misappropriation of funds for such periods. A portion of these funds were paid to RVI Consulting, Inc. (“RVI”), a legal entity owned and/or controlled by Mr. Whiteley. The payments made to RVI were not disclosed. The majority of the payments to RVI were previously recorded as legal and professional expenses in the prior periods.

The Special Committee’s investigation also identified the misappropriation of approximately $0.5 million by Mr. Hastings during 2013 related to a reimbursement of Mr. Hastings’ individual tax liability, which has been corrected in the Debtors’ consolidated statement of operations during the year ended December 31, 2014 as a reduction to income tax expense.

On February 7, 2020, the Debtors filed an amended Annual Report on Form 10–K/A for the year ended December 31, 2018 and an amended Quarterly Report on Form 10-Q/A for the quarterly period ended March 31, 2019 to restate certain of the Debtors’ previously issued consolidated financial statements and financial information. The Debtors also filed delayed Quarterly Reports on Form 10-Q for the quarterly periods ended June 30, 2019 and September 30, 2019. For additional information about the restatement, see the “Explanatory Note”, “Item 6. Selected Financial Data”, “Item 9A. Controls and Procedures” and “Note 3. Restatement of Previously Reported Consolidated Financial Statements” and “Note 24. Quarterly Data” to the Debtors’ consolidated financial statements included in “Item 8. Financial Statements and Supplementary Data” of the Debtors’ amended Annual Report on Form 10–K/A for the year ended December 31, 2018 that was filed with the SEC on February 7, 2020, as well as the Debtors’ subsequent filing with the SEC.

The Debtors learned that on September 11, 2020, Mr. Hastings was arrested and charged in a complaint filed by the U.S. Attorney’s Office for the Southern District of New York, with among other claims, securities fraud, wire fraud, and conspiracies to commit the same. Mr. Hastings resigned from all positions with the Debtors in November 2019. The Debtors’ former Vice President, Finance also resigned from all positions with the Debtors in December 2019. In addition, Mr. Whiteley and the Debtors’ former Chief Operating Officer were terminated in August 2019 and December 2019, respectively. On September 14, 2020, Michael Scott, the Debtors’ former Executive Vice President Operations, resigned from all positions with the Debtors.

V.	SUMMARY OF THE PLAN

This section of the Disclosure Statement summarizes the Plan, a copy of which is annexed hereto as Exhibit A. This summary is qualified in its entirety by reference to the Plan.

A.	Administrative Claims, Professional Fee Claims, and Priority Claims

In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims and Priority Tax Claims have not been classified and, thus, are excluded from the Classes of Claims and Interests set forth in Article III hereof.

1.	Administrative Claims

Except with respect to Administrative Claims that are Professional Fee Claims, and except to the extent that an Administrative Claim has already been paid during the Chapter 11 Cases or a Holder of an Allowed Administrative Claim and the applicable Debtor(s) agree to less favorable treatment, each Holder of an Allowed Administrative Claim shall be paid in full in Cash on the latest of: (a) on or as soon as reasonably practicable after the Effective Date if such Administrative Claim is Allowed as of the Effective Date; (b) on or as soon as reasonably practicable after the date such Administrative Claim is Allowed, if not Allowed as of the Effective Date; and (c) the date such Allowed Administrative Claim becomes due and payable, or as soon thereafter as is reasonably practicable; provided that Allowed Administrative Claims that arise in the ordinary course of the Debtors’ businesses shall be paid in the ordinary course of business in accordance with the terms and subject to the conditions of any agreements governing, instruments evidencing, or other documents relating to such transactions.

Except as otherwise provided in Article II.A of the Plan and except with respect to Administrative Claims that are Professional Fee Claims, requests for payment of Administrative Claims arising between the Petition Date and the Effective Date must be Filed and served on the Reorganized Debtors pursuant to the procedures specified in the Confirmation Order and the notice of entry of the Confirmation Order no later than the Administrative Claims Bar Date. Holders of Administrative Claims that are required to, but do not, File and serve a request for payment of such Administrative Claims by such dates shall be forever barred, estopped, and enjoined from asserting such Administrative Claims against the Debtors or their property and such Administrative Claims shall be deemed discharged as of the Effective Date. Objections to such requests, if any, must be Filed and served on the Reorganized Debtors and the requesting party no later than 30 days after the Effective Date or such other date fixed by the Court. Notwithstanding the foregoing, no request for payment of an Administrative Claim need be Filed with respect to an Administrative Claim previously Allowed.

For the avoidance of doubt, Claims for fees and expenses of advisors to the Debtors and the Creditors’ Committee shall constitute Professional Fee Claims.

2.	Professional Compensation

(a)	Final Fee Applications

All final requests for payment of Professional Fee Claims, including the Professional Fee Claims incurred during the period from the Petition Date through the Effective Date, must be Filed and served on the Reorganized Debtors no later than 45 days after the Effective Date. All such final requests will be subject to approval by the Court after notice and a hearing in accordance with the procedures established by the Bankruptcy Code and prior orders of the Court in the Chapter 11 Cases, including the Interim Compensation Order, and once approved by the Court, will be promptly paid from the Professional Fee Escrow Account in the full Allowed amount of each such Professional Fee Claim. If the Professional Fee Escrow Account is insufficient to fund the full Allowed amounts of Professional Fee Claims, remaining unpaid Allowed Professional Fee Claims will be promptly paid by the Reorganized Debtors without any further action or order of the Court.

(b)	Professional Fee Escrow Account

On the Effective Date, the Reorganized Debtors shall establish and fund the Professional Fee Escrow Account with Cash equal to the Professional Fee Reserve Amount. The Professional Fee Escrow Account shall not be subject to any Lien and shall be maintained in trust solely for the benefit of the Professionals. The funds in the Professional Fee Escrow Account shall not be considered property of the Estates or of the Reorganized Debtors. When all Allowed amounts owing to Professionals have been paid in full, any remaining amount in the Professional Fee Escrow Account shall promptly be turned over to the Reorganized Debtors without any further action or order of the Court. For the avoidance of doubt, the Restructuring Expenses shall not be paid into the Professional Fee Escrow Account, and shall be payable in full in accordance with Article IV.Q of the Plan.

(c)	Professional Fee Reserve Amount

Professionals shall reasonably estimate their unpaid Professional Fee Claims before and as of the Effective Date, and shall deliver such estimate to the Debtors no later than five (5) Business Days before the Effective Date, provided, however, that such estimate shall not be deemed to limit the amount of the fees and expenses that are the subject of the Professional’s final request for payment of Professional Fee Claims. If a Professional does not provide an estimate, the Debtors or Reorganized Debtors may estimate the unpaid and unbilled fees and expenses of such Professional.

(d)	Post-Effective Date Fees and Expenses

Except as otherwise specifically provided in the Plan, from and after the Effective Date, the Debtors or Reorganized Debtors shall, in the ordinary course of business and without any further notice or application to or action, order, or approval of the Court, pay in Cash the reasonable, actual, and documented legal, professional, or other fees and expenses related to implementation of the Plan and Consummation incurred on or after the Effective Date by the Professionals. Upon the Effective Date, any requirement that Professionals comply with sections 327 through 331, 363, and 1103 of the Bankruptcy Code in seeking retention or compensation for services rendered after such date shall terminate, and the Debtors or Reorganized Debtors may employ and pay any Professional for fees and expenses incurred after the Effective Date in the ordinary course of business without any further notice to or action, order, or approval of the Court.

3.	Priority Tax Claims

Except to the extent that a Holder of an Allowed Priority Tax Claim agrees to a less favorable treatment, in full and final satisfaction, settlement, release, and discharge of and in exchange for each Allowed Priority Tax Claim, each Holder of such Allowed Priority Tax Claim shall be treated in accordance with the terms set forth in section 1129(a)(9)(C) of the Bankruptcy Code. In the event an Allowed Priority Tax Claim is also a Secured Tax Claim, such Claim shall, to the extent it is Allowed, be treated as an Other Secured Claim if such Claim is not otherwise paid in full.

4.	Statutory Fees

All fees payable pursuant to 28 U.S.C. § 1930(a) shall be paid by the Debtors or Reorganized Debtors, as applicable, for each quarter (including any fraction thereof) until the Chapter 11 Cases are converted, dismissed or closed, whichever occurs first. The Reorganized Debtors shall continue to File quarterly-post confirmation operating reports in accordance with the U.S. Trustee’s Region 7 Guidelines for Debtors-in-Possession.

B.	Classification and Treatment of Claims and Interests

1.	Summary of Classification

Claims and Interests, except for Administrative Claims, Professional Fee Claims, Cure Claims, and Priority Tax Claims, are classified in the Classes set forth in Article III of the Plan. A Claim or Interest is classified in a particular Class only to the extent that the Claim or Interest qualifies within the description of that Class and is classified in other Classes to the extent that any portion of the Claim or Interest qualifies within the description of such other Classes. A Claim or Interest also is classified in a particular Class for the purpose of receiving distributions pursuant to the Plan only to the extent that such Claim is an Allowed Claim in that Class and has not been paid, released, or otherwise satisfied prior to the Effective Date. The Plan constitutes a separate chapter 11 plan of reorganization for each Debtor and the classifications set forth in Classes 1 through 11 shall be deemed to apply to each Debtor. For all purposes under the Plan, each Class will contain sub-Classes for each of the Debtors (i.e., there will be 11 Classes for each Debtor); provided that any Class that is vacant as to a particular Debtor will be treated in accordance with Article III.E of the Plan.

Class Identification

The classification of Claims and Interests against each Debtor (as applicable) pursuant to the Plan is as follows:

Class	Claim or Interest	Status	Entitled to Vote
1	Other Priority Claims	Unimpaired	No (Deemed to Accept)
2	Other Secured Claims	Unimpaired	No (Deemed to Accept)
3	Secured Tax Claims	Unimpaired	No (Deemed to Accept)
4	Credit Agreement Claims	Impaired	Yes
5	Term Loan Claims	Impaired	Yes
6 7	Convertible Notes Claims PPP Loan Claim	Impaired Unimpaired	Yes No (Deemed to Accept)
8	General Unsecured Claims	Impaired	Yes
9	Section 510(b) Claims	Impaired	No (Deemed to Reject)
10	Intercompany Claims	Unimpaired/Impaired	No (Deemed to Either Accept or Reject)
11	Intercompany Interests	Unimpaired/Impaired	No (Deemed to Either Accept or Reject)
12	SAE Holdings Interests	Impaired	No (Deemed to Reject)

C.	Treatment of Claims and Interests

1.	Class 1: Other Priority Claims

(a)	Classification: Class 1 consists of Other Priority Claims.

(b)

Treatment: In full and final satisfaction, compromise, settlement, release, and discharge of and in exchange for each Allowed Other Priority Claim, each Holder thereof shall receive (i) payment in full, in Cash, of the unpaid portion of its Allowed Other Priority Claim or (ii) such other treatment as may otherwise be agreed to by such Holder, the Debtors, and the Requisite Creditors.

(c)

Voting: Class 1 is Unimpaired under the Plan. Each Holder of an Other Priority Claim will be conclusively deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, the Holders of Other Priority Claims will not be entitled to vote to accept or reject the Plan.

2.	Class 2: Other Secured Claims

(a)	Classification: Class 2 consists of Other Secured Claims.

(b)

Treatment: Except to the extent that a Holder of an Allowed Other Secured Claim agrees to a less favorable treatment, in full and final satisfaction, compromise, settlement, release, and discharge of and in exchange for its Allowed Other Secured Claim, each such Holder shall receive, at the Debtors’ election with the consent of the Requisite Creditors, either (i) Cash equal to the full Allowed amount of its Claim, (ii) Reinstatement of such Holder’s Allowed Other Secured Claim, or (iii) the return or abandonment of the collateral securing such Allowed Other Secured Claim to such Holder.

(c)

Voting: Class 2 is Unimpaired under the Plan. Each Holder of an Other Secured Claim will be conclusively deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, the Holders of Other Secured Claims will not be entitled to vote to accept or reject the Plan.

3.	Class 3: Secured Tax Claims

(a)	Classification: Class 3 consists of Secured Tax Claims.

(b)

Treatment: Except to the extent that a Holder of an Allowed Secured Tax Claim agrees to a less favorable treatment, in full and final satisfaction, compromise, settlement, release, and discharge of and in exchange for its Allowed Secured Tax Claim, each such Holder shall receive, at the Debtors’ election with the consent of the Requisite Creditors, either (i) Cash equal to the full Allowed amount of its Claim, (ii) Reinstatement of such Holder’s Allowed Secured Tax Claim, or (iii) the return or abandonment of the collateral securing such Allowed Secured Tax Claim to such Holder.

(c)

Voting: Class 3 is Unimpaired under the Plan. Each Holder of a Secured Claim Tax will be conclusively deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, Holders of Secured Tax Claims will not be entitled to vote to accept or reject the Plan.

4.	Class 4: Credit Agreement Claims

(a)	Classification: Class 4 consists of the Credit Agreement Claims.

(b)

Allowance: The Credit Agreement Claims shall be Allowed in the aggregate principal amount of $20,500,000.00 (the “Allowed Credit Agreement Claims”), plus any accrued and unpaid prepetition and postpetition interest thereon (the “Accrued Interest”).

(c)

Treatment: Except to the extent that a Holder of an Allowed Credit Agreement Claim agrees to a less favorable treatment, in full and final satisfaction, compromise, settlement, release, and discharge of and in exchange for its Allowed Credit Agreement Claim, each such Holder shall receive (i) its Pro Rata share of participation in the Second Lien Exit Facility in an amount equal to such Allowed Credit Agreement Claim; (ii) the right to purchase pursuant to the Rights Offering up to its Pro Rata share (measured by reference to the aggregate amount of Allowed Credit Agreement Claims) of 78% of (A) the term loans under the First Lien Exit Facility and (B) the New First Lien Exit Facility Equity; and (iii) the payment in full in Cash on the Effective Date of all Accrued Interest as of the Effective Date.

(d)	Voting: Class 4 is Impaired under the Plan. Each Holder of an Allowed Credit Agreement Claim will be entitled to vote to accept or reject the Plan.

5.	Class 5: Term Loan Claims

(a)	Classification: Class 5 consists of all Term Loan Claims.

(b)

Allowance: The Term Loan Claims shall be Allowed in the aggregate principal amount of $29,000,000.00 plus any accrued and unpaid interest thereon, fees, expenses, and all other obligations arising under the Prepetition Term Loan Documents payable through the Petition Date.

(c)

Treatment: Except to the extent that a Holder of an Allowed Term Loan Claim agrees to a less favorable treatment, in full and final satisfaction, compromise, settlement, release, and discharge of and in exchange for its Allowed Term Loan Claim, each such Holder shall receive (i) its Pro Rata share (measured by reference to the aggregate amount of Allowed Term Loan Claims) of 60% of the New Equity under the Plan, subject to dilution by the (a) New First Lien Exit Facility Equity, (b) New Equity issued pursuant to the First Lien Exit Facility Put Option Premium, and

(c) awards related to the New Equity issued under the Management Incentive Plan, and (ii) the right to purchase pursuant to the Rights Offering up to its Pro Rata share (measured by reference to the aggregate amount of Allowed Term Loan Claims) of 12.5% of (A) the term loans under the First Lien Exit Facility and (B) the New First Lien Exit Facility Equity.

(d)	Voting: Class 5 is Impaired under the Plan. Each Holder of an Allowed Term Loan Claim will be entitled to vote to accept or reject the Plan.

6.	Class 6: Convertible Notes Claims

(a)	Classification: Class 6 consists of all Convertible Notes Claims.

(b)	Allowance: The Convertible Notes Claims shall be Allowed in the aggregate amount of $60,000,000.00 plus any accrued and unpaid interest thereon payable through the Petition Date.

(c)

Treatment: Except to the extent that a Holder of an Allowed Convertible Notes Claim agrees to a less favorable treatment, in full and final satisfaction, compromise, settlement, release, and discharge of and in exchange for its Allowed Convertible Notes Claim, each such Holder shall receive (i) its Pro Rata share (measured by reference to the aggregate amount of Allowed Convertible Notes Claims) of 40% of the New Equity under the Plan, subject to dilution by the (a) New First Lien Exit Facility Equity, (b) New Equity issued pursuant to the First Lien Exit Facility Put Option Premium and (c) awards related to the New Equity issued under the Management Incentive Plan, and (ii) the right to purchase pursuant to the Rights Offering up to its Pro Rata share (measured by reference to the aggregate amount of Allowed Convertible Notes Claims) of 9.5% of (A) the term loans under the First Lien Exit Facility and (B) the New First Lien Exit Facility Equity.

(d)	Voting: Class 6 is Impaired under the Plan. Each Holder of an Allowed Convertible Notes Claim will be entitled to vote to accept or reject the Plan.

7.	Class 7: PPP Loan Claims

(a)	Classification: Class 7 consists of the PPP Loan Claims.

(b)

Treatment: Except to the extent that a Holder of an Allowed PPP Loan Claim agrees to a less favorable treatment, in full and final satisfaction, compromise, settlement, release, and discharge of each Allowed PPP Loan Claim and in exchange for each Allowed PPP Loan Claim, the Allowed PPP Loan Claims shall be Reinstated as of the Effective Date.

(c)

Voting: Class 7 is Unimpaired under the Plan. Each Holder of an Allowed PPP Loan Claim will be conclusively deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, Holders of an Allowed PPP Loan Claim will not be entitled to vote to accept or reject the Plan.

8.	Class 8: General Unsecured Claims

(a)	Classification: Class 8 consists of all General Unsecured Claims.

(b)

Treatment: Except to the extent that a Holder of an Allowed General Unsecured Claim agrees to a less favorable treatment, in full and final satisfaction, compromise, settlement, release, and discharge of each Allowed General Unsecured Claim and of and in exchange for each Allowed General Unsecured Claim, each such Holder shall receive from the General Unsecured Claims Distribution, the lesser of (i) payment in full in Cash of the unpaid portion of such Allowed General Unsecured Claim, and (ii) its Pro Rata share of the General Unsecured Claims Distribution on the Effective Date.

(c)	Voting: Class 8 is Impaired under the Plan. Each Holder of a General Unsecured Claim will be entitled to vote to accept or reject the Plan.

9.	Class 9: Section 510(b) Claims

(a)	Classification: Class 9 consists of all Section 510(b) Claims.

(b)

Treatment: Section 510(b) Claims, if any, shall be discharged, canceled, released, and extinguished as of the Effective Date, and shall be of no further force or effect, and Holders of Section 510(b) Claims shall not receive any distribution on account of such Section 510(b) Claims.

(c)

Voting: Class 9 is Impaired under the Plan. Each Holder of a Section 510(b) Claim will be conclusively deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code. Therefore, the Holders of Section 510(b) Claims will not be entitled to vote to accept or reject the Plan.

10.	Class 10: Intercompany Claims

(a)	Classification: Class 10 consists of all Intercompany Claims.

(b)

Treatment: Intercompany Claims shall be Reinstated as of the Effective Date or, at the Reorganized Debtors’ option, shall be cancelled. No distribution shall be made on account of any Intercompany Claims other than in the ordinary course of business of the Reorganized Debtors, as applicable. For the avoidance of doubt, Intercompany Claims that are Reinstated as of the Effective Date, if any, shall be subordinate in all respects to the First Lien Exit Facility and the Second Lien Exit Facility.

(c)

Voting: Intercompany Claims are either Unimpaired, in which case the Holders of such Intercompany Claims will be conclusively deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code, or Impaired and not receiving any distribution under the Plan, in which case the Holders of such Intercompany Claims will be conclusively deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code. Therefore, the Holders of Intercompany Claims will not be entitled to vote to accept or reject the Plan.

11.	Class 11: Intercompany Interests

(a)	Classification: Class 11 consists of all Intercompany Interests.

(b)

Treatment: Intercompany Interests shall be Reinstated as of the Effective Date or, at the Reorganized Debtors’ option, shall be cancelled. No distribution shall be made on account of any Intercompany Interests.

No distributions on account of Intercompany Interests are being made to the Holders of such Intercompany Interests. Instead, to the extent Intercompany Interests are Reinstated under the Plan, such Reinstatement is solely for the purposes of administrative convenience, for the ultimate benefit of the Holders of the New Equity, and in exchange for the Debtors’ and Reorganized Debtors’ agreement under the Plan to make certain distributions to the Holders of Allowed Claims. For the avoidance of doubt, to the extent Reinstated pursuant to the Plan, on and after the Effective Date, all Intercompany Interests shall continue to be owned by the Reorganized Debtor that corresponds to the Debtor that owned such Intercompany Interests prior to the Effective Date.

(c)

Voting: Intercompany Interests are either Unimpaired, in which case the Holders of such Intercompany Interests will be conclusively deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code, or Impaired, in which case the Holders of such Intercompany Interests will be conclusively deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code. Therefore, the Holders of Intercompany Interests will not be entitled to vote to accept or reject the Plan.

12.	Class 12: SAE Holdings Interests

(a)	Classification: Class 12 consists of all SAE Holdings Interests.

(b)

Treatment: On the Effective Date, or as soon thereafter as reasonably practicable, all SAE Holdings Interests will be extinguished and the Holders of SAE Holdings Interests shall not receive or retain any distribution, property, or other value on account of their SAE Holdings Interests.

(c)

Voting: Class 12 is Impaired under the Plan. Each Holder of an SAE Holdings Interest will be conclusively deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code. Therefore, the Holders of SAE Holdings Interests will not be entitled to vote to accept or reject the Plan.

13.	Special Provision Governing Unimpaired Claims

Nothing under the Plan shall affect the Debtors’ or the Reorganized Debtors’ rights in respect of any Unimpaired Claims, including all rights in respect of legal and equitable defenses to or setoffs or recoupment against any such Unimpaired Claims.

14.	Confirmation Pursuant to Sections 1129(a)(10) and 1129(b) of the Bankruptcy Code

The Debtors reserve the right to seek Confirmation of the Plan pursuant to section 1129(b) of the Bankruptcy Code with respect to any rejecting Class of Claims or Interests, and the Filing of the Plan shall constitute a motion for such relief.

15.	Elimination of Vacant Classes

Any Class of Claims that does not contain an Allowed Claim or a Claim temporarily Allowed by the Court as of the date of the Confirmation Hearing shall be deemed eliminated from the Plan for purposes of voting to accept or reject the Plan and for purposes of determining acceptance or rejection of the Plan by such Class pursuant to section 1129(a)(8) of the Bankruptcy Code.

16.	Voting Classes; Deemed Acceptance by Non-Voting Classes

If a Class contains Claims eligible to vote and no Holder of Claims eligible to vote in such Class votes to accept or reject the Plan, the Plan shall be deemed accepted by such Class.

17.	Subordinated Claims

Except as may be the result of the settlement described in Article VIII.A of the Plan, the allowance, classification, and treatment of all Claims and Interests and the respective distributions and treatments under the Plan take into account and conform to the relative priority and rights of the Claims and Interests in each Class in connection with any contractual, legal, and equitable subordination rights relating thereto, whether arising under general principles of equitable subordination, section 510(b) of the Bankruptcy Code, or otherwise. Pursuant to section 510 of the Bankruptcy Code, the Debtors or Reorganized Debtors reserve the right to re-classify any Claim or Interest in accordance with any contractual, legal, or equitable subordination relating thereto.

18.	Subordination of Class Action Claims

The Plan proposes to subordinate claims related to the Class Action Lawsuit (the “Class Action Claims”) pursuant to section 510(b) of the Bankruptcy Code, which provides that:

For the purpose of distribution under this title, a claim arising from rescission of a purchase or sale of a security of the debtor or of an affiliate of the debtor, for damages arising from the purchase or sale of such a security, or for reimbursement or contribution allowed under section 502 on account of a such a claim, shall be subordinated to all claims or interests that are senior to or equal the claimor interest represented by such security, except that if such security is common stock, such claim has the same priority as common stock.

11 U.S.C. § 510(b)

Accordingly, the Class Action Claims have been placed in Class 8 (Section 510(b) Claims) and shall be subordinated to General Unsecured Claims pursuant to section 510(b) of the Bankruptcy Code.

D.	Means for Implementation of the Plan

1.	Restructuring Transactions

On the Effective Date, or as soon as reasonably practicable thereafter, the Debtors or the Reorganized Debtors (as applicable), with the consent of the Requisite Creditors, shall undertake the Restructuring Transactions, including: (1) the execution and delivery of any appropriate agreements or other documents of merger, consolidation, restructuring, conversion, disposition, transfer, dissolution, or liquidation containing terms that are consistent with the terms of the Plan, and that satisfy the requirements of applicable law and any other terms to which the applicable Entities may agree; (2) the execution and delivery of appropriate instruments of transfer, assignment, assumption, or delegation of any asset, property, right, liability, debt, or obligation on terms consistent with the terms of the Plan and having other terms for which the applicable Entities agree; (3) the filing of appropriate certificates or articles of incorporation, reincorporation, merger, consolidation, conversion, or dissolution pursuant to applicable state law; (4) all transactions necessary to provide for the purchase of some or substantially all of the assets of or Interests in any of the Debtors, which transactions shall be structured in the most tax efficient manner, including in whole or in part as a taxable transaction for United States federal income tax purposes, as determined by the Debtors and the Requisite Creditors; (5) the execution and delivery of the First Lien Exit Facility Documents, and the Second Lien Exit Facility Documents; (6) the execution and delivery of Definitive Documentation not otherwise included in the foregoing, if any; (7) the consummation of the Rights Offering; and (8) all other actions that the Debtors, the Reorganized Debtors, or the Requisite Creditors determine to be necessary or appropriate, including making filings or recordings that may be required by applicable law.

2.	Sources of Consideration for Plan Distributions

The Reorganized Debtors shall fund distributions under the Plan as follows:

(a)	Issuance and Distribution of New Equity

The New Equity, including the New First Lien Exit Facility Equity, the First Lien Exit Facility Put Option Premium, and options, or other equity awards, if any, reserved under the Management Incentive Plan, shall be authorized on the Effective Date without the need for any further corporate action and without any further action by the Debtors, the Reorganized Debtors, or Holders of Claims or Interests.

All of the shares of New Equity issued pursuant to the Rights Offering, the Backstop Agreement, and the Plan shall be duly authorized, validly issued, fully paid, and non-assessable. Each distribution and issuance of the New Equity under the Rights Offering, the Backstop Agreement, and the Plan shall be governed by the terms and conditions set forth in the Rights Offering, the Backstop Agreement, and the Plan applicable to such distribution or issuance and by the terms and conditions of the instruments evidencing or relating to such distribution or issuance, which terms and conditions shall bind each Entity receiving such distribution or issuance.

(b)	First Lien Exit Facility

On the Effective Date, the Reorganized Debtors shall enter into the First Lien Exit Facility, the terms of which will be set forth in the First Lien Exit Facility Documents. The First Lien Exit Facility shall take the form of a first lien term loan facility in an aggregate principal amount outstanding equal to $15 million on the Effective Date. Each lender under the First Lien Exit Facility, in consideration for the aggregate purchase price paid by such lender pursuant to the Rights Offering and the Backstop Agreement, as applicable, shall receive (a) loans under the First Lien Exit Facility in an aggregate principal amount equal to such purchase price, and (b) its Pro Rata share (measured by reference to such purchase price in relation to $15 million) of the New First Lien Exit Facility Equity.

To the extent applicable, Confirmation of the Plan shall be deemed (a) approval of the First Lien Exit Facility (including the transactions contemplated thereby, and all actions to be taken, undertakings to be made, and obligations to be incurred and fees paid by the Debtors or the Reorganized Debtors, as applicable, in connection therewith) to the extent not approved by the Court previously, and (b) authorization for the Debtors or the Reorganized Debtors, as applicable, to, without further notice to or order of the Court, (i) execute and deliver those documents necessary or appropriate to obtain the First Lien Exit Facility, including the First Lien Exit Facility Documents, (ii) act or take action under applicable law, regulation, order, or rule or vote, consent, authorization, or approval of any Person, as (A) the Debtors, with the consent of the Requisite Creditors or (B) the Reorganized Debtors (the foregoing (A) or (B) as applicable), may deem to be necessary to consummate the First Lien Exit Facility, (iii) grant the Liens on and security interests in all assets of each Reorganized Debtor securing such Reorganized Debtors’ indebtedness, liabilities, and obligations under the First Lien Exit Facility Documents, and (iv) pay all fees, indemnities, and expenses provided for in the First Lien Exit Facility Documents.

On the Effective Date, all of the Liens and security interests to be granted in accordance with the First Lien Exit Facility Documents (a) shall be deemed to be granted in good faith, for legitimate business purposes, and for reasonably equivalent value, (b) shall be legal, binding, and enforceable Liens on, and security interests in, the collateral granted thereunder in accordance with the terms of the First Lien Exit Facility Documents, (c) shall be deemed perfected on the Effective Date automatically, without the necessity of filing or recording any financing statement, assignment, pledge, notice of lien or any similar document or instrument or taking any action (including taking control or possession of any such collateral), but the First Lien Exit Facility Agent or the requisite lenders under the First Lien Exit Facility, in their discretion, shall be authorized to make any such recording or filing or to take any such action, and in such event the Reorganized Debtors shall cooperate with and assist the First Lien Exit Facility Agent, and (d) shall not be subject to avoidance, recharacterization, or equitable subordination for any purposes whatsoever and shall not constitute preferential transfers, fraudulent transfers, or fraudulent conveyances under the Bankruptcy Code or any applicable non-bankruptcy law. In establishing the register of lenders, commitments, and loans for the First Lien Exit Facility, the First Lien Exit Facility Agent shall be entitled to conclusively rely upon (without further inquiry) any certificate, schedule, register, list, or other document provided by the Debtors, the Reorganized Debtors and/or the Disbursing Agent.

(c)	Second Lien Exit Facility

On the Effective Date, the Reorganized Debtors shall enter into the Second Lien Exit Facility, the terms of which will be set forth in the Second Lien Exit Facility Documents. The Second Lien Exit Facility shall take the form of a second lien term loan facility in an aggregate amount outstanding equal to the Allowed Credit Agreement Claims on the Effective Date.

To the extent applicable, Confirmation of the Plan shall be deemed (a) approval of the Second Lien Exit Facility (including the transactions contemplated thereby, and all actions to be taken, undertakings to be made, and obligations to be incurred and fees paid by the Debtors or the Reorganized Debtors, as applicable, in connection therewith) to the extent not approved by the Court previously, and (b) authorization for the Debtors or the Reorganized Debtors, as applicable, to, without further notice to or order of the Court, (i) execute and deliver those documents necessary or appropriate to obtain the Second Lien Exit Facility, including the Second Lien Exit Facility Documents, (ii) act or take action under applicable law, regulation, order, or rule or vote, consent, authorization, or approval of any Person, as (A) the Debtors, with the consent of the Requisite Creditors or (B) the Reorganized Debtors (the foregoing (A) or (B) as applicable), may deem to be necessary to consummate the Second Lien Exit Facility, (iii) grant the Liens on and security interests in all assets of each Reorganized Debtor securing such Reorganized Debtors’ indebtedness, liabilities, and obligations under the Second Lien Exit Facility Documents, and (iv) pay all fees, indemnities, and expenses provided for in the Second Lien Exit Facility Documents.

On the Effective Date, all of the Liens and security interests to be granted in accordance with the Second Lien Exit Facility Documents (a) shall be deemed to be granted in good faith, for legitimate business purposes, and for reasonably equivalent value, (b) shall be legal, binding, and enforceable Liens on, and security interests in, the collateral granted thereunder in accordance with the terms of the Second Lien Exit Facility Documents, (c) shall be deemed perfected on the Effective Date automatically, without the necessity of filing or recording any financing statement, assignment, pledge, notice of lien or any similar document or instrument or taking any action (including taking control or possession of any such collateral), but the Second Lien Exit Facility Agent or the requisite lenders under the Second Lien Exit Facility, in their discretion, shall be authorized to make any such recording or filing or to take any such action, and in such event the Reorganized Debtors shall cooperate with and assist the Second Lien Exit Facility Agent, and (d) shall not be subject to avoidance, recharacterization or equitable subordination for any purposes whatsoever and shall not constitute preferential transfers, fraudulent transfers, or fraudulent conveyances under the Bankruptcy Code or any applicable non-bankruptcy law. In establishing the register of lenders, commitments, and loans for the Second Lien Exit Facility, the Second Lien Exit Facility Agent shall be entitled to conclusively rely upon (without further inquiry) any certificate, schedule, register, list, or other document provided by the Debtors, the Reorganized Debtors and/or the Disbursing Agent.

3.	Distributions to Holders of General Unsecured Claims

The GUC Administrator shall make distributions to Holders of Allowed General Unsecured Claims to be funded from Cash from the General Unsecured Claims Distribution in accordance with the GUC Administrator Agreement.

4.	Corporate Existence

Except as otherwise provided in the Plan, the Plan Supplement, or any agreement, instrument, or other document incorporated in the Plan or the Plan Supplement, each Debtor shall continue to exist on and after the Effective Date as a separate corporation, limited liability company, partnership, or other form of entity, as the case may be, with all the powers of a corporation, limited liability company, partnership, or other form of entity, as the case may be, pursuant to the New Organizational Documents and the applicable law in the jurisdiction in which each applicable Debtor is incorporated or formed and pursuant to the respective certificate of incorporation and bylaws (or other analogous formation, constituent, or governance documents) in effect before the Effective Date, except to the extent such certificate of incorporation or bylaws (or other analogous formation, constituent, or governance documents) is amended by the Plan or otherwise, and to the extent any such document is amended, such document is deemed to be amended pursuant to the Plan and requires no further action or approval (other than any requisite filings required under applicable state or federal law).

5.	Vesting of Assets in the Reorganized Debtors

Except as otherwise provided in the Plan, the Plan Supplement, or any agreement, instrument, or other document incorporated in the Plan or the Plan Supplement, on the Effective Date, all property in each Estate, including all Causes of Action, and any property acquired by any of the Debtors shall vest in each applicable Reorganized Debtor, free and clear of all Liens, Claims, charges, or other encumbrances. On and after the Effective Date, except as otherwise provided in the Plan, each Reorganized Debtor may operate its business and may use, acquire, or dispose of property, and compromise or settle any Claims, Interests, or Causes of Action without supervision or approval by the Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules.

To the extent that any Holder of a Secured Claim that has been satisfied or discharged in full pursuant to the Plan, or any agent for such Holder, has filed or recorded publicly any Liens and/or security interests to secure such Holder’s Secured Claim, as soon as practicable on or after the Effective Date, such Holder (or the agent for such Holder) shall, at the expense of the Debtors or the Reorganized Debtors, take any and all steps requested by the Debtors, the Reorganized Debtors or any administrative agent or collateral agent under the First Lien Exit Facility Documents or the Second Lien Exit Facility Documents that are necessary to cancel and/or extinguish such Liens and/or security interests.

After the Effective Date, the Reorganized Debtors may present Court order(s) or assignment(s) suitable for filing in the records of every county or governmental agency where the property vested in accordance with the foregoing paragraph is or was located, which provide that such property is conveyed to and vested in the Reorganized Debtors. The Court order(s) or assignment(s) may designate all Liens, Claims, encumbrances, or other interests which appear of record and/or of which the property is being transferred, assigned and/or vested free and clear. The Plan shall be conclusively deemed to be adequate notice that such Lien, Claim, encumbrance, or other interest is being extinguished and no notice, other than by this Plan, shall be given prior to the presentation of such Court order(s) or assignment(s). Any Person having a Lien, Claim, encumbrance, or other interest against any of the property vested in accordance with the foregoing paragraph shall be conclusively deemed to have consented to the transfer, assignment, and vesting of such property to or in the Reorganized Debtors free and clear of all Liens, Claims, charges, or other encumbrances by failing to object to confirmation of this Plan, except as otherwise provided in the Plan.

6.	Cancellation of Existing Securities

Except for the purpose of evidencing a right to distribution under the Plan and except as otherwise provided in the Plan, on the Effective Date: (i) the obligations of the Debtors under the Prepetition Agreements, and each certificate, share, note, bond, indenture, purchase right, option, warrant, or other instrument or document, directly or indirectly, evidencing or creating any indebtedness or obligation of, or ownership interest in, the Debtors or giving rise to any Claim or Interest, shall be cancelled or extinguished and the Debtors and the Reorganized Debtors shall not have any continuing obligations thereunder; and (ii) the obligations of the Debtors pursuant, relating, or pertaining to any agreements, indentures, certificates of designation, bylaws, or certificate or articles of incorporation or similar documents governing the shares, certificates, notes, bonds, purchase rights, options, warrants, or other instruments or documents evidencing or creating any indebtedness or obligation of the Debtors shall be released and discharged.

On and after the Effective Date, all duties and responsibilities of the Prepetition Credit Agreement Agent under the Prepetition Credit Agreement, Prepetition Term Loan Agent under the Prepetition Term Loan Documents and the Prepetition Trustee under the Prepetition Indenture shall be fully discharged unless otherwise specifically set forth in or provided for under the Plan, the Plan Supplement, or the Confirmation Order. Notwithstanding the foregoing, the Prepetition Credit Agreement, the Prepetition Term Loan Documents and the Prepetition Indenture shall continue in effect solely for the purposes of, as applicable, (a) allowing Holders of Allowed Credit Agreement Claims, Allowed Term Loan Claims and Allowed Convertible Notes Claims to receive distributions under the Plan and (b) allowing and preserving the rights of the Prepetition Credit Agreement Agent, Prepetition Term Loan Agent and Prepetition Trustee to (i) make distributions in satisfaction of Allowed Credit Agreement Claims, Allowed Term Loan Claims and Allowed Convertible Notes Claims, as applicable, (ii) maintain and exercise their respective charging liens or priority of payment under the terms of the Prepetition Credit Agreement, Prepetition Term Loan Documents and Prepetition Indenture or any related or ancillary document, instrument, agreement, or principle of law against Holders of Allowed Credit Agreement Claims, Allowed Term Loan Claims and Allowed Convertible Notes Claims, as applicable, and distributions thereto, (iii) seek compensation and reimbursement for any reasonable and documented out of pocket fees and expenses incurred in making such distributions, (iv) maintain and enforce any right to indemnification, expense reimbursement, contribution, or subrogation or any other claim or entitlement that the Prepetition Credit Agreement Agent, Prepetition Term Loan Agent and Prepetition Trustee may have under the Prepetition Credit Agreement, Prepetition Term Loan Documents and Prepetition Indenture, (v) exercise their rights and obligations relating to the interests of their Holders pursuant to the Prepetition Credit Agreement, Prepetition Term Loan Documents and Prepetition Indenture, (vi) maintain all exculpations of the Prepetition Credit Agreement Agent, Prepetition Term Loan Agent and Prepetition Trustee, (vii) enforce any rights and obligations owed to the Prepetition Credit Agreement Agent, Prepetition Term Loan Agent and Prepetition Trustee under the Cash Collateral Orders, this Plan, or the Confirmation Order, (viii) appear in these Chapter 11 Cases, and (ix) perform any functions that are necessary to effectuate any of the foregoing. For the avoidance of doubt, all indemnification obligations and expense reimbursement obligations of the Debtors arising under the Prepetition Credit Agreement, Prepetition Term Loan Documents and Indenture in favor of the Prepetition Credit Agreement Agent, Prepetition Term Loan Agent and Prepetition Trustee, and each of their respective directors, officers, employees, agents, affiliates, controlling persons, and legal and financial advisors shall survive, remain in full force and effect, and be enforceable on and after the Effective Date and shall be enforceable through the exercise of the applicable charging lien or priority of payment against the Holders of Allowed Credit Agreement Claims, Allowed Term Loan Claims and Allowed Convertible Notes Claims, as applicable, and distributions thereto.

If the record Holder of any SAE Holdings Interests is DTC or its nominee or another securities depository or custodian thereof, and such Interest is represented by a global security held by or on behalf of DTC or such other securities depository or custodian, then each beneficial owner of such Interest shall be deemed to have surrendered its Interest upon surrender of such global security by DTC or such other securities depository or custodian thereof.

7.	Corporate Action

Upon the Effective Date, all actions (whether to occur before, on, or after the Effective Date) contemplated by the Plan shall be deemed authorized and approved by the Court in all respects without any further corporate or equityholder action, including, as applicable: (1) the adoption and/or filing of the New Organizational Documents; (2) the authorization, issuance, and distribution of the New Equity; (3) appointment of the directors and officers for New Parent and the other Reorganized Debtors; (4) the Management Incentive Plan on the terms and conditions set forth in the MIP Term Sheet; (5) implementation of the Restructuring Transactions; and (6) all other actions contemplated by the Plan. Upon the Effective Date, all matters provided for in the Plan involving the corporate structure of New Parent and the other Reorganized Debtors, and any corporate action required by the Debtors, New Parent, or the other Reorganized Debtors in connection with the Plan (including any items listed in the first sentence of this paragraph) shall be deemed to have occurred and shall be in effect, without any requirement of further action by the security holders, directors, or officers of the Debtors, New Parent or the other Reorganized Debtors, as applicable. On or (as applicable) before the Effective Date, the appropriate officers of the Debtors, New Parent, or the other Reorganized Debtors shall be authorized and directed to issue, execute, and deliver the agreements, documents, securities, and instruments contemplated by the Plan (or necessary or desirable to effectuate the transactions contemplated by the Plan) in the name of and on behalf of New Parent and the other Reorganized Debtors, including the First Lien Exit Facility Documents, the Second Lien Exit Facility Documents, the New Organizational Documents, and any and all other agreements, documents, securities, and instruments relating to the foregoing, to the extent not previously authorized by the Court. The authorizations and approvals contemplated by Article IV.G of the Plan shall be effective notwithstanding any requirements under non-bankruptcy law or contract, including for any vote of shareholders or equityholders.

8.	New Organizational Documents

To the extent required under the Plan or applicable non-bankruptcy law, New Parent and the other Reorganized Debtors will, on or as soon as practicable after the Effective Date, file their respective New Organizational Documents with the applicable Secretaries of State and/or other applicable authorities in their respective states, provinces, or countries of incorporation in accordance with the corporate laws of the respective states, provinces, or countries of incorporation. Pursuant to and only to the extent required by section 1123(a)(6) of the Bankruptcy Code, the New Organizational Documents of the Reorganized Debtors will prohibit the issuance of non-voting equity securities and will comply with all other applicable provisions of section 1123(a)(6) of the Bankruptcy Code regarding the distribution of power among, and dividends to be paid to, different classes of voting securities. From and after the Effective Date, New Parent and the other Reorganized Debtors, as applicable, may amend and restate their respective New Organizational Documents and other constituent documents, as permitted by the laws of their respective states, provinces, or countries of incorporation and their respective New Organizational Documents.

On the Effective Date, the New Organizational Documents, substantially in the forms set forth in the Plan Supplement, shall be deemed to be valid, binding, and enforceable in accordance with their terms and provisions.

9.	Directors and Officers of the Reorganized Debtors

As of the Effective Date, the term of the current members of the board of directors, members or managers of each of the Debtors shall expire automatically, and the New Boards and the officers of each of the Reorganized Debtors shall be appointed in accordance with this Plan, the New Organizational Documents, and other constituent documents of each Reorganized Debtor. To the extent known, the initial New Parent Board shall be disclosed in the Plan Supplement.

Pursuant to section 1129(a)(5) of the Bankruptcy Code, the Debtors will, to the extent known, disclose in advance of the Confirmation Hearing the identity and affiliations of any Person proposed to serve on the initial New Boards, as well as those Persons that will serve as an officer of New Parent or any of the Reorganized Debtors. To the extent any such director, member, manager or officer is an Insider, the nature of any compensation to be paid to such director, member, manager or officer will also be disclosed. Each such director, member, manager and officer shall serve from and after the Effective Date pursuant to the terms of the New Organizational Documents and other constituent documents of New Parent and each of the other Reorganized Debtors.

10.	Rights Offering

The Rights Offering shall be conducted by the Debtors and consummated on the terms and subject to the conditions set forth in the Rights Offering Procedures, the Backstop Agreement, and the Plan. To facilitate the Rights Offering, the First Lien Exit Facility Commitment Parties have, severally but not jointly, agreed to backstop the Rights Offering, subject to the terms and conditions set forth in the Backstop Agreement. The First Lien Exit Facility Commitment Parties’ obligation to consummate their backstop commitments shall be contingent upon all conditions set forth in the Backstop Agreement being satisfied or otherwise waived in accordance with the Backstop Agreement. Confirmation shall constitute Court approval of the Rights Offering (including the transactions contemplated thereby, and all actions to be undertaken, undertakings to be made, and obligations to be incurred by the Reorganized Debtors in connection therewith).

In consideration for their commitments under the Backstop Agreement, the First Lien Exit Facility Commitment Parties shall each receive their Pro Rata share (measured by reference to the aggregate commitments of the First Lien Exit Facility Commitment Parties) of the First Lien Exit Facility Put Option Premium in accordance with the Backstop Agreement. The First Lien Exit Facility Commitment Parties’ commitments under the Backstop Agreement shall be treated as a put option, and the First Lien Exit Facility Put Option Premium shall be treated as remuneration for agreeing to enter into such put option, in each case for U.S. federal and applicable state and local income tax purposes. Upon the Effective Date, the First Lien Exit Facility Put Option Premium shall be immediately and automatically payable and issued.

After the Petition Date, (a) each Eligible Holder of a Credit Agreement Claim shall receive rights to subscribe for its Pro Rata (measured by reference to the aggregate amount of Allowed Credit Agreement Claims) share of 78% of the term loans under the First Lien Exit Facility and of the New First Lien Exit Facility Equity; (b) each Eligible Holder of a Term Loan Claim shall receive rights to subscribe for its Pro Rata (measured by reference to the aggregate amount of Allowed Term Loan Claims) share of 12.5% of the term loans under the First Lien Exit Facility and of the New First Lien Exit Facility Equity; and (c) each Eligible Holder of a Convertible Notes Claim shall receive rights to subscribe for its Pro Rata (measured by reference to the aggregate amount of Allowed Convertible Notes Claims) share of 9.5% of the term loans under the First Lien Exit Facility and of the New First Lien Exit Facility Equity. On the Effective Date, the Debtors shall consummate the Rights Offering.

11.	Effectuating Documents; Further Transactions

On and after the Effective Date, New Parent and each of the other Reorganized Debtors, the Reorganized Debtors’ officers, and the members of the New Boards are authorized to and may issue, execute, deliver, file, or record such contracts, Securities, instruments, releases, and other agreements or documents and take such actions as may be necessary or appropriate to effectuate, implement, and further evidence the terms and conditions of the Plan and the Securities issued pursuant to the Plan, including the New Equity, in the name of and on behalf of New Parent or the other Reorganized Debtors, without the need for any approvals, authorization, or consents except those expressly required pursuant to the Plan and the Restructuring Support Agreement.

12.	Exemption from Certain Taxes and Fees

Pursuant to, and to the fullest extent permitted by, section 1146(a) of the Bankruptcy Code, any issuance, transfer, or exchange of a Security (including, without limitation, of the New Equity) or transfer of property, in each case, pursuant to, in contemplation of, or in connection with, the Plan shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, stamp act, real estate transfer tax, sale or use tax, mortgage recording tax, or other similar tax or governmental assessment, and upon entry of the Confirmation Order, the appropriate state or local governmental officials or agents shall forgo the collection of any such tax or governmental assessment and accept for filing and recordation any instruments of transfer or other relevant documents without the payment of any such tax, recordation fee, or governmental assessment.

13.	Preservation of Causes of Action

In accordance with section 1123(b) of the Bankruptcy Code, but subject in all respects to Article VIII of the Plan, the Reorganized Debtors shall retain and may enforce all rights to commence and pursue, as appropriate, any and all Causes of Action, whether arising before or after the Petition Date, including any actions specifically enumerated in the Plan Supplement, and such rights to commence, prosecute, or settle such Causes of Action shall be preserved notwithstanding the occurrence of the Effective Date. The Reorganized Debtors may pursue such Causes of Action, as appropriate, in accordance with the best interests of the Reorganized Debtors. A schedule of the Causes of Action known by the Debtors to be retained by the Reorganized Debtors will be included as part of the Plan Supplement. No Entity may rely on the absence of a specific reference in the Plan, the Plan Supplement, or the Disclosure Statement to any Causes of Action against it as any indication that the Debtors or the Reorganized Debtors will not pursue any and all available Causes of Action against it. The Debtors or the Reorganized Debtors, as applicable, expressly reserve all rights to prosecute any and all Causes of Action against any Entity, except as otherwise expressly provided in the Plan. Unless any Causes of Action against an Entity are expressly waived, relinquished, exculpated, released, compromised, or settled in the Plan or a Court order, including, without limitation, pursuant to Article VIII of the Plan, the Debtors or Reorganized Debtors, as applicable, expressly reserve all Causes of Action for later adjudication, and, therefore, no preclusion doctrine, including the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, estoppel (judicial, equitable, or otherwise), or laches, shall apply to such Causes of Action upon, after, or as a consequence of the Confirmation or Consummation. For the avoidance of doubt, in no instance will any Cause of Action preserved pursuant to Article IV.L of the Plan include any claim or Cause of Action with respect to, or against, a Released Party that is released pursuant to Article VIII.E or VIII.F of the Plan or exculpated pursuant to Article VIII.G of the Plan.

In accordance with section 1123(b)(3) of the Bankruptcy Code, except as otherwise provided herein, any Causes of Action that a Debtor may hold against any Entity shall vest in the applicable Reorganized Debtor. The applicable Reorganized Debtors, through their authorized agents or representatives, shall retain and may exclusively enforce any and all such Causes of Action. The Reorganized Debtors shall have the exclusive right, authority, and discretion to determine and to initiate, file, prosecute, enforce, abandon, settle, compromise, release, withdraw, or litigate to judgment any such Causes of Action, and to decline to do any of the foregoing without the consent or approval of any third party or further notice to or action, order, or approval of the Court.

14.	Director and Officer Liability Insurance

Notwithstanding anything in the Plan to the contrary, all of the Debtors’ D&O Liability Insurance Policies are treated as and deemed to be Executory Contracts under the Plan, and effective as of the Effective Date, the Reorganized Debtors shall be deemed to have assumed all D&O Liability Insurance Policies pursuant to section 365(a) of the Bankruptcy Code. Entry of the Confirmation Order will constitute the Court’s approval of the Reorganized Debtors’ assumption of such D&O Liability Insurance Policies. Notwithstanding anything to the contrary contained in the Plan, Confirmation of the Plan shall not discharge, impair, or otherwise modify any Indemnification Obligations, and each Indemnification Obligation will be deemed and treated as an Executory Contract that has been assumed by the Reorganized Debtors under the Plan as to which no Proof of Claim need be Filed, and shall survive the Effective Date; provided, however, that effective as of the Effective Date, the Debtors shall be deemed to reject any Indemnification Obligations to Entities identified on the Schedule of Non-Released Entities.

15.	Management Incentive Plan

On the Effective Date, the Management Incentive Plan shall become effective and shall be implemented in accordance with the terms set forth in the MIP Term Sheet. All awards issued under the Management Incentive Plan, once converted, will be dilutive of all other New Equity issued pursuant to the Plan.

16.	Employee Benefits

Except as otherwise provided in the Plan or the Plan Supplement, subject to the consent of the Requisite Creditors all written employment, severance, retirement, and other similar employee-related agreements or arrangements in place as of the Effective Date with the Debtors, including any key employee incentive plans and/or key employee retention plans that may be approved by the Court in the Chapter 11 Cases and any items approved as part of the Confirmation Order, retirement income plans and welfare benefit plans, or discretionary bonus plans or variable incentive plans regarding payment of a percentage of annual salary based on performance goals and financial targets for certain employees, may be assumed by the Reorganized Debtors. All such agreements and arrangements that are assumed with the consent of the Requisite Creditors shall remain in place after the Effective Date, as may be amended by agreement between the beneficiaries of such agreements, plans, or arrangements, on the one hand, and the Debtors, with the consent of the Requisite Creditors, on the other hand, or, after the Effective Date, by agreement with the Reorganized Debtors, and the Reorganized Debtors will continue to honor such agreements, arrangements, programs, and plans; provided that the foregoing shall not apply to any equity-based compensation, agreement, or arrangement existing as of the Petition Date. All such agreements and arrangements that are not assumed with the consent of the Requisite Creditors on or before the Effective Date shall be deemed rejected by the Debtors. Nothing in the Plan shall limit, diminish, or otherwise alter the Reorganized Debtors’ defenses, claims, Causes of Action, or other rights with respect to any such contracts, agreements, policies, programs, and plans.

17.	Restructuring Expenses

The outstanding Restructuring Expenses incurred, or estimated to be incurred, up to and including the Effective Date (whether incurred prepetition or postpetition) shall be paid in full in Cash on the Effective Date (to the extent not previously paid during the course of the Chapter 11 Cases, including pursuant to the Cash Collateral Orders or another order of the Court) in accordance with, and subject to the terms of, the Restructuring Support Agreement, the Backstop Agreement, and the Cash Collateral Orders, as applicable, and without the need for any further notice or approval by the Court or otherwise. All Restructuring Expenses to be paid on the Effective Date shall be estimated prior to and as of the Effective Date, and such estimates shall be delivered to the Debtors at least five (5) Business Days prior to the anticipated Effective Date (or such shorter period as the Debtors may agree); provided, that such estimate shall not be considered an admission or limitation with respect to such Restructuring Expenses. Promptly following the Effective Date, final invoices for all Restructuring Expenses shall be submitted to the Reorganized Debtors, and either (i) any remaining unpaid Restructuring Expenses shall be paid by the Reorganized Debtors or (ii) the Consenting Creditors shall return any excess fees to the Reorganized Debtors. For the avoidance of doubt, the Restructuring Expenses shall not be paid into the Professional Fee Escrow Account, and shall be payable in full in accordance with this paragraph.

18.	GUC Administrator

The GUC Administrator shall have the power to administer the General Unsecured Claims Distribution and make or authorize distributions to Holders of General Unsecured Claims. Without limiting the generality of the foregoing, the GUC Administrator shall: (a) hold and administer the Cash that comprises the General Unsecured Claims Distribution; (b) have authority to pay from the General Unsecured Claims Distribution all out of pocket expenses incurred in connection with the discharge of its duties under the Plan; (c) have the power and authority to retain such attorneys, advisors, other professionals and employees as may be appropriate to perform the duties required of the GUC Administrator in the Plan and in the GUC Administrator Agreement; (d) make distributions to Holders of General Unsecured Claims as provided in the Plan and in the GUC Administrator Agreement; and (e) provide periodic reports and updates to the Reorganized Debtors regarding the status of the administration of the General Unsecured

Claims as may be reasonably required. The Reorganized Debtors shall cooperate in a commercially reasonable manner and in good faith with the GUC Administrator to assure that the GUC Administrator has reasonable access to the Reorganized Debtors’ books and records in possession of the Reorganized Debtors in connection with its duty to object to and resolve General Unsecured Claims.

Prior to the Effective Date, an amount of Cash from the General Unsecured Claims Distribution determined by the Debtors and the Creditors’ Committee in consultation with the Requisite Creditors sufficient to perform the functions of the GUC Administrator in connection with its responsibilities, including fees for its counsel, shall be placed into a segregated account. Any excess amount remaining in the account in connection with the closing of the Chapter 11 Cases will be treated as distributable Cash to Holders of General Unsecured Claims.

E.	Treatment of Executory Contracts and Unexpired Leases

1.	Assumption and Rejection of Executory Contracts and Unexpired Leases

On the Effective Date, except as otherwise provided herein, all Executory Contracts or Unexpired Leases will be deemed assumed and assigned to the Reorganized Debtors or their designated assignee in accordance with the provisions and requirements of sections 365 and 1123 of the Bankruptcy Code, regardless of whether such Executory Contract or Unexpired Lease is set forth on the Schedule of Assumed Executory Contracts and Unexpired Leases, other than (in each case with the consent of the Requisite Creditors): (1) those that are identified on the Schedule of Rejected Executory Contracts and Unexpired Leases; (2) those that have been previously rejected by a Final Order; (3) those that are the subject of a motion to reject Executory Contracts or Unexpired Leases that is pending on the Effective Date; or (4) those that are subject to a motion to reject an Executory Contract or Unexpired Lease pursuant to which the requested effective date of such rejection is after the Effective Date.

Entry of the Confirmation Order shall constitute the Court’s order approving the assumptions, assumptions and assignments, or rejections, as applicable, of Executory Contracts or Unexpired Leases as set forth in the Plan or in the Schedule of Rejected Executory Contracts and Unexpired Leases and the Schedule of Assumed Executory Contracts and Unexpired Leases, pursuant to sections 365(a) and 1123 of the Bankruptcy Code. Unless otherwise indicated, assumptions, assumptions and assignments, or rejections of Executory Contracts and Unexpired Leases pursuant to the Plan are effective as of the Effective Date. Each Executory Contract or Unexpired Lease assumed pursuant to the Plan but not assigned to a third party before the Effective Date shall re-vest in and be fully enforceable by the applicable Reorganized Debtor in accordance with its terms, except as such terms may have been modified by the provisions of the Plan or any order of the Court. Any motions to assume Executory Contracts or Unexpired Leases pending on the Effective Date shall be subject to approval by the Court on or after the Effective Date. Notwithstanding anything to the contrary in the Plan, the Debtors, with the consent of the Requisite Creditors, reserve the right to alter, amend, modify, or supplement the Schedule of Rejected Executory Contracts and Unexpired Leases at any time prior to the Effective Date on no less than three (3) days’ notice to the applicable non-Debtor counterparties.

2.	Claims Based on Rejection of Executory Contracts or Unexpired Leases

Counterparties to Executory Contracts or Unexpired Leases listed on the Schedule of Rejected Executory Contracts and Unexpired Leases shall be promptly served with a notice of rejection of Executory Contracts and Unexpired Leases. Proofs of Claim with respect to Claims arising from the rejection of Executory Contracts or Unexpired Leases, if any, must be Filed with the Court within the earliest to occur of (1) thirty (30) days after the date of entry of an order of the Court (including the Confirmation Order) approving such rejection or (2) thirty (30) days after notice of any rejection that occurs after the Effective

Date. Any Claims arising from the rejection of an Executory Contract or Unexpired Lease that are not Filed within such time will be automatically Disallowed, forever barred from assertion, and shall not be enforceable against, as applicable, the Debtors, the Reorganized Debtors, the Estates, or property of the foregoing parties, without the need for any objection by the Debtors or the Reorganized Debtors or further notice to, or action, order, or approval of the Court or any other Entity, and any Claim arising out of the rejection of the Executory Contract or Unexpired Lease shall be deemed fully satisfied, released, and discharged, notwithstanding anything in the Schedules or any Proof of Claim to the contrary. Claims arising from the rejection of the Executory Contracts or Unexpired Leases shall be classified as General Unsecured Claims and shall be treated in accordance with Article III.B.7 of the Plan.

3.	Cure of Defaults for Assumed Executory Contracts and Unexpired Leases

At least fourteen (14) days before the Confirmation Hearing, in consultation with the Consenting Creditors, the Debtors shall distribute, or cause to be distributed, Cure Notices of proposed assumption or assumption and assignment and proposed amounts of Cure Claims to the applicable counterparties and the Requisite Creditors. Any objection by a counterparty to an Executory Contract or Unexpired Lease to the proposed assumption or assumption and assignment or related Cure Claim must be Filed, served and actually received by the Debtors and the Requisite Creditors at least seven (7) days before the Confirmation Hearing. In the event that, in consultation with the Consenting Creditors, any Executory Contract or Unexpired Lease is removed from the Schedule of Rejected Executory Contracts and Unexpired Leases after such time as the Cure Notices referred to above have been distributed, a separate Cure Notice of proposed assumption or assumption and assignment and the proposed amount of the Cure Claim with respect to such Executory Contract or Unexpired Lease will be sent promptly to the counterparty thereof and a hearing will be set to consider whether such Executory Contract or Unexpired Lease can be assumed or assumed and assigned.

Any counterparty to an Executory Contract or Unexpired Lease that fails to object timely to the proposed assumption or assumption and assignment or the proposed Cure Claim will be deemed to have assented to such assumption or assumption and assignment and the Cure Claim. Payment in Cash, on the Effective Date or as soon as reasonably practicable thereafter, to such counterparty of the amount set forth on the applicable Cure Notice shall, as a matter of law, satisfy any and all monetary defaults under the applicable Executory Contract or Unexpired Lease. In the event of a dispute regarding (1) the amount of any payments to cure such a default, (2) the ability of the Reorganized Debtors or any assignee, to provide “adequate assurance of future performance” (within the meaning of section 365 of the Bankruptcy Code) under the Executory Contract or Unexpired Lease to be assumed, or (3) any other matter pertaining to assumption or assumption and assignment, such dispute shall be resolved by a Final Order of the Court.

In any case, if the Court determines that the Allowed Cure Claim with respect to any Executory Contract or Unexpired Lease is greater than the amount set forth in the applicable Cure Notice, the Debtors or the Reorganized Debtors, as applicable, with the consent of the Requisite Creditors, will have the right to add such Executory Contract or Unexpired Lease to the Schedule of Rejected Executory Contracts and Unexpired Leases, in which case such Executory Contract or Unexpired Lease will be deemed rejected as of the Effective Date. After such Executory Contract or Unexpired Lease is added to the Schedule of Rejected Executory Contracts and Unexpired Leases, the applicable counterparty shall be served with a notice of rejection of its Executory Contract or Unexpired Lease.

Assumption of any Executory Contract or Unexpired Lease pursuant to the Plan or otherwise shall result in the full release and satisfaction of any Claims or defaults, whether monetary or nonmonetary, including defaults of provisions restricting the change in control or ownership interest composition or other bankruptcy-related defaults, arising under any assumed Executory Contract or Unexpired Lease at any time before the date that the Debtors assume such Executory Contract or Unexpired Lease. Any Proofs of Claim Filed with respect to an Executory Contract or Unexpired Lease that has been assumed shall be deemed Disallowed and expunged, without further notice to or action, order, or approval of the Court.

4.	Insurance Policies

Without limiting Article IV.N of the Plan, all of the Debtors’ insurance policies and any agreements, documents, or instruments relating thereto, are treated as and deemed to be Executory Contracts under the Plan. On the Effective Date, the Debtors shall be deemed to have assumed all insurance policies and any agreements, documents, and instruments related thereto.

5.	Modifications, Amendments, Supplements, Restatements, or Other Agreements

Unless otherwise provided in the Plan, each Executory Contract or Unexpired Lease that is assumed or assumed and assigned shall include all modifications, amendments, supplements, restatements, or other agreements that in any manner affect such Executory Contract or Unexpired Lease, and Executory Contracts and Unexpired Leases related thereto, if any, including easements, licenses, permits, rights, privileges, immunities, options, rights of first refusal, and any other interests, unless any of the foregoing agreements has been previously rejected or repudiated or is rejected or repudiated under the Plan.

Modifications, amendments, supplements, and restatements to prepetition Executory Contracts and Unexpired Leases that have been executed by the Debtors during the Chapter 11 Cases, shall not be deemed to alter the prepetition nature of the Executory Contract or Unexpired Lease, or the validity, priority, or amount of any Claims that may arise in connection therewith.

6.	Reservation of Rights

Neither the exclusion nor inclusion of any Executory Contract or Unexpired Lease on the Schedule of Rejected Executory Contracts and Unexpired Leases, nor anything contained in the Plan, shall constitute an admission by the Debtors that any such contract or lease is in fact an Executory Contract or Unexpired Lease or that any Reorganized Debtor has any liability thereunder. If there is a dispute regarding whether a contract or lease is or was executory or unexpired at the time of assumption or rejection, the Debtors, or, after the Effective Date, the Reorganized Debtors, in each case with the consent of the Requisite Creditors, shall have thirty (30) days following entry of a Final Order resolving such dispute to alter the treatment of such contract or lease.

7.	Nonoccurrence of Effective Date

In the event that the Effective Date does not occur, the Court shall retain jurisdiction with respect to any request to extend the deadline for assuming or rejecting Unexpired Leases pursuant to section 365(d)(4) of the Bankruptcy Code.

8.	Contracts and Leases Entered into After the Petition Date

Contracts and leases entered into after the Petition Date by any Debtor will be performed by the applicable Debtor or Reorganized Debtor liable thereunder in the ordinary course of its business. Accordingly, such contracts and leases that have not been rejected as of the date of Confirmation will survive and remain unaffected by entry of the Confirmation Order.

F.	Provisions Governing Distributions

1.	Timing and Calculation of Amounts to Be Distributed

Unless otherwise provided in the Plan, on the Effective Date or as soon as reasonably practicable thereafter (or, if a Claim is not an Allowed Claim on the Effective Date, on the date that such Claim becomes Allowed or as soon as reasonably practicable thereafter), each Holder of an Allowed Claim (or such Holder’s affiliate), including any portion of a Claim that is an Allowed Claim notwithstanding that other portions of such Claim are a Disputed Claim, shall receive the full amount of the distributions that the Plan provides for Allowed Claims in each applicable Class. In the event that any payment or act under the Plan is required to be made or performed on a date that is not a Business Day, then the making of such payment or the performance of such act may be completed on the next succeeding Business Day, but shall be deemed to have been completed as of the required date. If and to the extent that there are Disputed Claims, distributions on account of any such Disputed Claims shall be made pursuant to the provisions set forth in Article VII of the Plan. Except as otherwise provided in the Plan, Holders of Claims shall not be entitled to interest, dividends, or accruals on the distributions provided for in the Plan, regardless of whether such distributions are delivered on or at any time after the Effective Date.

2.	Delivery of Distributions and Undeliverable or Unclaimed Distributions

(a)	Delivery of Distributions

1)	Distribution Record Date

As of the close of business on the Distribution Record Date, the various transfer registers and loan registers for each of the Classes of Claims and Interests maintained by the Debtors, the Prepetition Credit Agreement Agent and the Prepetition Term Loan Agent, or their respective agents, shall be deemed closed, and the Debtors, the Reorganized Debtors, the Disbursing Agent, the Prepetition Credit Agreement Agent, the Prepetition Term Loan Agent, and the GUC Administrator, as applicable, shall not be required to make any further changes in the record Holders of any of the Claims and Interests. The Debtors, the Reorganized Debtors, the Disbursing Agent, the Prepetition Credit Agreement Agent, the Prepetition Term Loan Agent, and the GUC Administrator, as applicable, shall have no obligation to recognize any transfer of the Claims or Interests occurring on or after the Distribution Record Date, provided that subject to the requirements included in the Restructuring Support Agreement and the Rights Offering Procedures, any Holder of a Credit Agreement Claim, a Term Loan Claim, or a Convertible Notes Claim may designate a Designated Affiliate to receive the distributions to be provided for hereunder to such Holder on account of such Claim so long as notice thereof is provided to the Disbursing Agent at least two (2) Business Days prior to the Effective Date.

2)	Delivery of Distributions in General

Except as otherwise provided herein, distributions to Holders of Allowed Claims shall be made to the Holders of record as of the Distribution Record Date by the Reorganized Debtors or the Disbursing Agent for all Claims other than General Unsecured Claims, and by the GUC Administrator for General Unsecured Claims, as follows: (1) to the signatory at the address set forth on the last Proof of Claim Filed by such Holder or other representative identified therein (or at the last known addresses of such Holder if the Debtors have been notified in writing of a change of address); (2) at the address set forth in any written notice of address changes delivered to the Reorganized Debtors after the Effective Date; (3) at the address reflected in the Schedules if no Proof of Claim has been Filed and the Reorganized Debtors have not received a written notice of a change of address; or (4) to any counsel that has appeared in the Chapter 11 Cases on the Holder’s behalf. Subject to this Article VI, distributions under the Plan on account of Allowed

Claims shall not be subject to levy, garnishment, attachment, or like legal process, so that each Holder of an Allowed Claim shall have and receive the benefit of the distributions in the manner set forth in the Plan. The Debtors, the Reorganized Debtors, and the Prepetition Trustee shall not incur any liability whatsoever on account of any distributions under the Plan except for gross negligence or willful misconduct.

3)	Delivery of Distributions to Prepetition Credit Agreement Lenders

Any and all distributions to Holders of Credit Agreement Claims as of the Distribution Record Date shall be governed by the Prepetition Credit Agreement. The Prepetition Credit Agreement Agent shall cooperate with the Debtors and the Reorganized Debtors (including the Disbursing Agent), at the sole expense of the Debtors or the Reorganized Debtors, as applicable, to enable the Debtors or the Reorganized Debtors (through the Disbursing Agent) to make such distributions, including providing, within three (3) Business Days following the Distribution Record Date, the Debtors or the Reorganized Debtors (including the Disbursing Agent) with a list of all Holders of Credit Agreement Claims as of the Distribution Record Date, including the address at which each such Holder is authorized to receive its distribution under the Plan and the amount of Credit Agreement Claims held by each such Holder, provided that subject to the requirements included in the Restructuring Support Agreement and the Rights Offering Procedures, any Holder of a Credit Agreement Claim may designate a Designated Affiliate to receive the distributions to be provided for hereunder to such Holder on account of such Claim so long as notice thereof is provided to the Disbursing Agent at least two (2) Business Days prior to the Effective Date.

4)	Delivery of Distributions to Prepetition Term Loan Lenders

Any and all distributions to Holders of Term Loan Claims as of the Distribution Record Date shall be governed by the Prepetition Term Loan Agreement. The Prepetition Term Loan Agent shall cooperate with the Debtors and the Reorganized Debtors (including the Disbursing Agent) to enable the Debtors or the Reorganized Debtors (through the Disbursing Agent) to make such distributions directly to such Holders, including providing, within three (3) Business Days following the Distribution Record Date, the Debtors or the Reorganized Debtors (including the Disbursing Agent) with a list of all Holders of Term Loan Claims as of the Distribution Record Date, including the address at which each such Holder is authorized to receive its distribution under the Plan and the principal amount of Term Loan Claims held by each such Holder (and the Prepetition Term Loan Agent is hereby authorized to provide such information to the Debtors, the Reorganized Debtors and the Disbursing Agent), provided that subject to the requirements included in the Restructuring Support Agreement and the Rights Offering Procedures, any Holder of a Term Loan Claim may designate a Designated Affiliate to receive the distributions to be provided for hereunder to such Holder on account of such Claim so long as notice thereof is provided to the Disbursing Agent at least two (2) Business Days prior to the Effective Date. The Prepetition Term Loan Agent shall not be required to act as Disbursing Agent with respect to any distributions of New Equity, rights under the Rights Offering, loans under the First Lien Exit Facility, or any other distributions under the Plan and shall have no responsibility or liability for such distributions.

5)	Delivery of Distributions to Prepetition Convertible Noteholders

Any and all distributions to the Holders of the Convertible Notes Claims as of the Distribution Record Date shall be governed by the Prepetition Indenture. The Prepetition Trustee shall cooperate with the Debtors and Reorganized Debtors to enable the Debtors or Reorganized Debtors (through the Disbursing Agent) to make such distributions, including providing, within three (3) Business Days following the Distribution Record Date, the Debtors or Reorganized Debtors with a list of all Holders of Convertible Notes Claims as of the Distribution Record Date and the amount of the Convertible Notes Claims held by each such Holder, provided subject to the requirements included in the Restructuring

Support Agreement and the Rights Offering Procedures, that any Holder of a Convertible Notes Claim may designate a Designated Affiliate to receive the distributions to be provided for hereunder to such Holder on account of such Claim so long as notice thereof is provided to the Disbursing Agent at least two (2) Business Days prior to the Effective Date..

(b)	Minimum Distributions

No fractional shares of New Equity shall be distributed, and no Cash shall be distributed in lieu of such fractional shares of New Equity. When any distribution pursuant to the Plan on account of an Allowed Claim would otherwise result in a fractional share of New Equity, the actual issuance shall reflect a rounding as follows: (a) fractions of one-half or greater shall be rounded to the next higher whole number, and (b) fractions of less than one-half shall be rounded to the next lower whole number with no further payment therefor. The total number of authorized shares of New Equity to be distributed pursuant to the Plan shall be adjusted as necessary to account for the foregoing rounding.

Holders of Allowed Claims entitled to distributions of $50.00 or less shall not receive distributions, and each Claim to which this limitation applies shall be discharged pursuant to Article VIII of the Plan and its Holder shall be forever barred pursuant to Article VIII of the Plan from asserting that Claim against the Reorganized Debtors or their property.

(c)	Undeliverable Distributions and Unclaimed Property

In the event that any distribution to any Holder is returned as undeliverable, no distribution to such Holder shall be made unless and until the Debtors or the Reorganized Debtors (including the Disbursing Agent), as applicable, or the GUC Administrator solely with respect to General Unsecured Claims, shall have determined the then-current address of such Holder, at which time such distribution shall be made to such Holder without interest; provided that such distributions shall be deemed unclaimed property under section 347(b) of the Bankruptcy Code at the expiration of one year from the Effective Date. After such date, all unclaimed property or interests in property shall be property of the Reorganized Debtors or distributed to Holders of General Unsecured Claims if part of the General Unsecured Claims Distribution without need for a further order by the Court (notwithstanding any applicable federal, provincial, or state escheat, abandoned, or unclaimed property laws to the contrary), and the Claim of any Holder to such property or Interest in property shall be discharged and forever barred.

3.	Securities Registration Exemption

All shares of New Equity issued under the Plan will be issued to the fullest extent permitted by section 1145 of the Bankruptcy Code without registration under the Securities Act and any other applicable securities laws. Subject to any restrictions in the New Organizational Documents, these Securities may be resold without registration under the Securities Act or other federal securities laws pursuant to the exemption provided by section 4(a)(1) of the Securities Act, subject to certain exceptions if the Holder is an “underwriter” with respect to such Securities, as such term is defined in section 1145(b) of the Bankruptcy Code. In addition, Securities that are exempt pursuant to section 1145 of the Bankruptcy Code generally may be resold without registration under state securities laws pursuant to various exemptions provided by the respective laws of the several states. The New Equity underlying the Management Incentive Plan, the New Equity issued pursuant to the Rights Offering and the New Equity issued pursuant to the First Lien Exit Facility Put Option Premium will be issued pursuant to an available exemption from registration under the Securities Act and other applicable law. The New Equity underlying the Management Incentive Plan will be exempt from the registration requirements of the Securities Act pursuant to section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder and/or Rule 701 of the Securities Act, and will be “restricted securities” subject to resale restrictions under applicable securities laws, and may not be resold, exchanged, assigned or otherwise transferred except pursuant to registration, or an applicable exemption from registration, under the Securities Act and other applicable law, subject to any restrictions in the New Organizational Documents. The New Equity issued pursuant to the Rights Offering and the New Equity issued pursuant to the First Lien Exit Facility Put Option Premium will be exempt from the registration requirements of the Securities Act pursuant to section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder and will be “restricted securities” subject to resale restrictions under applicable securities laws, and may not be resold, exchanged, assigned or otherwise transferred except pursuant to registration, or an applicable exemption from registration, under the Securities Act and other applicable law, subject to any restrictions in the New Organizational Documents. Any Persons receiving “restricted securities” under the Plan should consult with their own counsel concerning the availability of an exemption from registration for resale of these securities under the Securities Act and other applicable law.

Should the Reorganized Debtors elect on or after the Effective Date to reflect any ownership of the New Equity through the facilities of DTC, and presuming DTC agrees to such request, the Reorganized Debtors need not provide any further evidence other than the Plan or the Confirmation Order with respect to the treatment of the New Equity under applicable securities laws.

Notwithstanding anything to the contrary in the Plan, no entity (including, for the avoidance of doubt, DTC) may require a legal opinion regarding the validity of any transaction contemplated by the Plan, including, for the avoidance of doubt, whether the New Equity issued under the Plan is exempt from registration and/or eligible for book-entry delivery, settlement, and depository services.

4.	Compliance with Tax Requirements

In connection with the Plan, to the extent applicable, the Debtors or the Reorganized Debtors, as applicable, shall comply with all tax withholding and reporting requirements imposed on them by any Governmental Unit, and all distributions pursuant to the Plan shall be subject to such withholding and reporting requirements. Notwithstanding any provision in the Plan to the contrary, the Debtors or the Reorganized Debtors, as applicable, shall be authorized to take all actions necessary or appropriate to comply with such withholding and reporting requirements, including liquidating a portion of the distribution to be made under the Plan to generate sufficient funds to pay applicable withholding taxes, withholding distributions pending receipt of information necessary to facilitate such distributions, or establishing any other mechanisms they believe are reasonable and appropriate. The Debtors or the Reorganized Debtors, as applicable, reserve the right to allocate all distributions made under the Plan in compliance with applicable wage garnishments, alimony, child support, and other spousal awards, liens, and encumbrances.

5.	Allocations

A Holder’s Pro Rata share of consideration distributed under the Plan (Cash or value) shall, to the extent permitted by applicable law, be allocated for income tax purposes to the principal amount of the Allowed Claim first and then, to the extent that the consideration exceeds the principal amount of the Allowed Claim, to the portion of such Allowed Claim representing accrued but unpaid interest.

6.	No Postpetition Interest on Claims

Unless otherwise specifically provided for in an order of the Court, the Plan, or the Confirmation Order, or required by applicable bankruptcy law, postpetition interest shall not accrue or be paid on any Claims or Interests and no Holder of a Claim or Interest shall be entitled to interest accruing on or after the Petition Date on any such Claim.

7.	Setoffs and Recoupment

The Debtors or the Reorganized Debtors, as applicable, may, but shall not be required to, set off against, or recoup from, any Claim against a Debtor of any nature whatsoever that the applicable Debtor may have against the claimant, but neither the failure to do so nor the allowance of any Claim against a Debtor hereunder shall constitute a waiver or release by the applicable Debtor of any such Claim it may have against the Holder of such Allowed Claim.

G.	Procedures for Resolving Contingent, Unliquidated, and Disputed Claims

1.	Allowance of Claims

On or after the Effective Date, the Reorganized Debtors and the GUC Administrator (solely with respect to General Unsecured Claims) shall have any and all rights and defenses the Debtors had with respect to any Claim immediately prior to the Effective Date. Except as expressly provided in the Plan or in any order entered in the Chapter 11 Cases before the Effective Date (including the Confirmation Order), no Claim shall become an Allowed Claim unless and until such Claim is deemed Allowed under the Plan or the Bankruptcy Code, or the Court has entered a Final Order, including the Confirmation Order (when it becomes a Final Order), in the Chapter 11 Cases allowing such Claim.

2.	Claims and Interests Administration Responsibilities

(a)	Reorganized Debtors

Except as otherwise specifically provided in the Plan and notwithstanding any requirements that may be imposed pursuant to Bankruptcy Rule 9019, after the Effective Date, the Reorganized Debtors, by order of the Court, shall have the sole authority: (1) to File, withdraw, or litigate to judgment objections to Claims (other than General Unsecured Claims); (2) to settle or compromise any Disputed Claim (other than General Unsecured Claims) without any further notice to or action, order, or approval by the Court; and (3) to administer and adjust the Claims Register (except with respect to General Unsecured Claims) to reflect any such settlements or compromises without any further notice to or action, order, or approval by the Court.

(b)	GUC Administrator

Except as otherwise specifically provided in the Plan and notwithstanding any requirements that may be imposed pursuant to Bankruptcy Rule 9019, after the Effective Date, the GUC Administrator, by order of the Court, shall have the sole authority: (1) to File, withdraw, or litigate to judgment objections to General Unsecured Claims; (2) to settle or compromise any Disputed Claim that is a General Unsecured Claim without any further notice to or action, order, or approval by the Court; and (3) to administer and adjust the Claims Register (solely with respect to General Unsecured Claims) to reflect any such settlements or compromises without any further notice to or action, order, or approval by the Court.

3.	Estimation of Claims

Before or after the Effective Date, and in consultation with the Consenting Creditors, the Debtors or the Reorganized Debtors, as applicable, or the GUC Administrator (solely with respect to General Unsecured Claims), may (but are not required to) at any time request that the Court estimate any Disputed Claim pursuant to section 502(c) of the Bankruptcy Code, regardless of whether any party previously has objected to such Claim, and the Court shall retain jurisdiction to estimate any such Claim, including during the litigation of any objection to any Claim or during any appeal relating to such objection. In the event that the Court estimates any Disputed Claim, that estimated amount shall constitute a maximum limitation on such Claim for all purposes under the Plan (including for purposes of distributions), and the Debtors, the Reorganized Debtors, or the GUC Administrator, as applicable, may elect to pursue any supplemental proceedings to object to any ultimate distribution on such Claim. Notwithstanding section 502(j) of the Bankruptcy Code, in no event shall any Holder of a Claim that has been estimated pursuant to section 502(c) of the Bankruptcy Code or otherwise be entitled to seek reconsideration of such estimation unless such Holder has Filed a motion requesting the right to seek such reconsideration on or before twenty-one (21) days after the date on which such Claim is estimated. All of the aforementioned Claims and objection, estimation, and resolution procedures are cumulative and not exclusive of one another. Claims may be estimated and subsequently compromised, settled, withdrawn, or resolved by any mechanism approved by the Court.

4.	Adjustment to Claims Without Objection

Any Claim that has been paid or satisfied, or any Claim that has been amended or superseded, may be adjusted or expunged on the Claims Register without a Claims objection having to be Filed and without any further notice to or action, order, or approval of the Court.

5.	Disputed Claims Reserve

On or prior to the Effective Date, the Debtors or the Reorganized Debtors, as applicable, or the GUC Administrator (solely with respect to General Unsecured Claims), shall be authorized, in consultation with the Consenting Creditors and the Creditors’ Committee, to establish one or more Disputed Claims Reserves, which Disputed Claims Reserve(s) shall be administered by the Reorganized Debtors or the GUC Administrator, as applicable.

(a)	Reorganized Debtors

The Reorganized Debtors or the Disbursing Agent may, in their sole discretion, hold Cash in a Disputed Claims Reserve in trust for the benefit of the Holders of Claims (other than General Unsecured Claims) ultimately determined to be Allowed after the Effective Date. The Reorganized Debtors shall distribute such amounts (net of any expenses, including any taxes relating thereto), as provided herein, as such Disputed Claims are resolved by a Final Order or agreed to by settlement, and such amounts will be distributable on account of such Disputed Claims as such amounts would have been distributable had such Disputed Claims been Allowed Claims as of the Effective Date.

(b)	GUC Administrator

The GUC Administrator may, in its sole discretion, hold Cash in a Disputed Claims Reserve from the General Unsecured Claims Distribution in trust solely for the benefit of the Holders of General Unsecured Claims ultimately determined to be Allowed after the Effective Date. The GUC Administrator shall distribute such amounts (net of any expenses, including any taxes relating thereto), as provided herein, as such Disputed Claims are resolved by a Final Order or agreed to by settlement, and such amounts will be distributable on account of such Disputed Claims as such amounts would have been distributable had such Disputed Claims been Allowed Claims as of the Effective Date.

6.	Time to File Objections to Claims

Subject to Article VII.B. of the Plan, any objections to Claims, which, prior to the Effective Date, may be Filed by any party, shall be Filed on or before the Claims Objection Deadline.

7.	Disallowance of Claims

Any Claims held by Entities from which property is recoverable under section 542, 543, 550, or 553 of the Bankruptcy Code or that is a transferee of a transfer avoidable under section 522(f), 522(h), 544, 545, 547, 548, 549, or 724(a) of the Bankruptcy Code, shall be deemed Disallowed pursuant to section 502(d) of the Bankruptcy Code, and Holders of such Claims may not receive any distributions on account of such Claims, until such time as such Causes of Action against that Entity have been settled or a Court order with respect thereto has been entered and all sums due, if any, to the Debtors by that Entity have been turned over or paid to the Debtors, the Reorganized Debtors, or the GUC Administrator, as applicable.

Except as provided herein (including with respect to any counterparties to rejected Executory Contracts or Unexpired Leases who are required to File Proofs of Claim after the rejection of their contracts or leases), any and all Proofs of Claim or requests for payment of Administrative Claims, as applicable, Filed after the applicable Claims Bar Date, Administrative Claims Bar Date, Governmental Bar Date, and applicable deadline for Filing Proofs of Claim based on the Debtors’ rejection of Executory Contracts or Unexpired Leases, as applicable, shall be deemed Disallowed and expunged as of the Effective Date without any further notice to or action, order, or approval of the Court, and Holders of such Claims may not receive any distributions on account of such Claims, unless on or before the Confirmation Hearing such late Filed Claim has been deemed timely Filed by a Final Order.

8.	Amendments to Claims

After the Claims Bar Date, except as provided in the Plan or the Confirmation Order, a Claim may not be Filed or amended without the prior authorization of the Court and any such new or amended Claim Filed shall be deemed Disallowed in full and expunged without any further action, order, or approval of the Court.

9.	No Distributions Pending Allowance

No payment or distribution provided under the Plan shall be made to the extent that any Claim is a Disputed Claim, including if an objection to a Claim or portion thereof is Filed as set forth in Article VII of the Plan, unless and until such Disputed Claim becomes an Allowed Claim; provided that any portion of a Claim that is an Allowed Claim shall receive the payment or distribution provided under the Plan thereon notwithstanding that any other portion of such Claim is a Disputed Claim.

10.	Distributions After Allowance

To the extent that a Disputed Claim ultimately becomes an Allowed Claim, distributions (if any) shall be made to the Holder of such Allowed Claim in accordance with the provisions of the Plan. As soon as reasonably practicable after the date that the order or judgment of the Court allowing any Disputed Claim becomes a Final Order, the distribution (if any) to which such Holder is entitled under the Plan as of the Effective Date, without any interest, dividends, or accruals shall be paid to the Holder of such Allowed Claim on account of such Allowed Claim unless required under applicable bankruptcy law or as otherwise provided in herein.

H.	Settlement, Release, Injunction, and Related Provisions

1.	Compromise and Settlement of Claims, Interests, and Controversies

As discussed in detail in this Disclosure Statement and as otherwise provided in the Plan, pursuant to sections 363 and 1123 of the Bankruptcy Code and Bankruptcy Rule 9019 and in consideration for the distributions and other benefits provided pursuant to the Plan, which distributions and other benefits shall be irrevocable and not subject to challenge upon the Effective Date, the provisions of the Plan, and the distributions and other benefits provided hereunder, shall constitute a good-faith compromise and settlement of all issues in respect of the Chapter 11 Cases (collectively, the “Settled Issues”), including, without limitation:

1.    the valuation of the Reorganized Debtors’ enterprise, including the value of any unencumbered assets;

2.    any dispute regarding the application of the equities of the case exception under section 552(b) of the Bankruptcy Code or surcharge under section 506(c) of the Bankruptcy Code in respect of the Credit Agreement Claims, Term Loan Claims and the Convertible Notes Claims;

3.    the amount of the Credit Agreement Claims, Term Loan Claims and the Convertible Notes Claims and such Holders’ Allowed Claims, and the validity and enforceability of the Liens securing such Claims;

4.    the amount of adequate protection claims held by the Prepetition Credit Agreement Lenders, Prepetition Term Loan Lenders and the Prepetition Convertible Noteholders under the Cash Collateral Orders;

5.    any challenges to Cash transfers;

6.    any challenges to transfers made by the Debtors to any related Entities or to any Holders of Credit Agreement Claims, Term Loan Claims, Convertible Notes Claims;

7.    the releases, exculpations, and injunctions provided in the Plan; and

8.    any claims for payment of administrative expenses as a substantial contribution under section 503 of the Bankruptcy Code.

The Plan shall be deemed a motion to approve the good-faith compromise and settlement of all such Claims, Interests, and controversies pursuant to Bankruptcy Rule 9019, and the entry of the Confirmation Order shall constitute the Court’s approval of the compromise and settlement of all such Claims, Interests, and controversies, as well as a finding by the Court that all such compromises and settlements are in the best interests of the Debtors, their Estates, and Holders of Claims and Interests and are fair, equitable, and reasonable. In accordance with the provisions of the Plan, pursuant to Bankruptcy Rule 9019, without any further notice to or action, order, or approval of the Court, after the Effective Date, the Reorganized Debtors may compromise and settle Claims against, and Interests in, the Debtors and their Estates and Causes of Action against other Entities.

9.	Discharge of Claims and Termination of Interests

Pursuant to section 1141(d) of the Bankruptcy Code, and except as otherwise specifically provided in the Plan and the Plan Supplement, or in any contract, instrument, or other agreement or document created pursuant to the Plan and the Plan Supplement, the distributions, rights, and treatment that are provided in the Plan shall be in complete satisfaction, discharge, and release, effective as of the Effective Date, of Claims (including any Intercompany Claims resolved or compromised after the Effective Date by the Reorganized Debtors), Interests, and Causes of Action of any nature whatsoever, including any interest accrued on Claims or Interests from and after the Petition Date, whether known or unknown, against, liabilities of, liens on, obligations of, rights against, and interests in, the Debtors or any of their assets or properties, regardless of whether any property shall have been distributed or retained pursuant to the Plan on account of such Claims and Interests, including demands, liabilities, and Causes of Action that arose before the Effective Date, any contingent or non-contingent liability on account of representations or warranties issued on or before the Effective Date, and all debts of the kind specified in section 502(g), 502(h), or 502(i) of the Bankruptcy Code, in each case whether or not: (a) a Proof of Claim based upon such debt or right is Filed or deemed Filed pursuant to section 501 of the Bankruptcy Code; (b) a Claim or Interest based upon such debt, right, or Interest is Allowed pursuant to section 502 of the Bankruptcy Code; or (c) the Holder of such a Claim or Interest has accepted the Plan. Any default or “event of default” by the Debtors or Affiliates with respect to any Claim or Interest that existed immediately before or on account of the Filing of the Chapter 11 Cases shall be deemed cured (and no longer continuing) as of the Effective Date. The Confirmation Order shall be a judicial determination of the discharge of all Claims and Interests subject to the Effective Date occurring.

10.	Term of Injunctions or Stays

Unless otherwise provided herein or in a Final Order, all injunctions or stays arising under or entered during the Chapter 11 Cases under section 362 of the Bankruptcy Code or otherwise and in existence on the Confirmation Date, shall remain in full force and effect until the later of the Effective Date and the date set forth in the order providing for such injunction or stay.

11.	Release of Liens

Except as otherwise specifically provided in the Plan, or in any other contract, instrument, agreement or document created pursuant to the Plan, on the Effective Date and concurrently with the applicable distributions or other treatment made pursuant to the Plan, all mortgages, deeds of trust, Liens, pledges, or other security interests against any property of the Estates shall be fully released and discharged, and all of the right, title, and interest of any Holder of such mortgages, deeds of trust, Liens, pledges, or other security interests shall revert to the Reorganized Debtors and their successors and assigns, in each case, without any further approval or order of the Court and without any action or Filing being required to be made by the Debtors or the Reorganized Debtors. In addition, at the Debtors’ or Reorganized Debtors’ sole expense, the Prepetition Credit Agreement Agent, the Prepetition Term Loan Agent and the Prepetition Trustee shall execute and deliver all documents reasonably requested by the Reorganized Debtors, or the administrative agent or collateral agent for the First Lien Exit Facility or Second Lien Exit Facility to evidence the release of such mortgages, deeds of trust, Liens, pledges, and other security interests and shall authorize the Reorganized Debtors to file UCC-3 termination statements and other release documentation (to the extent applicable) with respect thereto.

12.	Releases by the Debtors

Pursuant to section 1123(b) of the Bankruptcy Code, for good and valuable consideration, on and after the Effective Date, each Released Party is deemed released and discharged by the Debtors, their Estates, and the Reorganized Debtors from any and all Claims, Causes of Action, obligations, suits, judgments, damages, demands, losses, or liabilities whatsoever, whether known or unknown, foreseen or unforeseen, existing or hereinafter arising, in law, equity, or otherwise, that such Entity would have been legally entitled to assert (whether individually or collectively), including any derivative claims, asserted on behalf of the Debtors, that the Debtors, their Estates or Affiliates, or the Reorganized Debtors or their Affiliates, would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of the Holder of any Claim or Interest or other Entity, based on or relating to, or in any manner arising from, in whole or in part, the Debtors (including the management, ownership or operation thereof), the Debtors’ in- or out-of-court restructuring efforts, the Debtors’ intercompany transactions (including dividends paid), transactions pursuant and/or related to the Prepetition Credit Agreement, Prepetition Term Loan Documents, the Prepetition Indenture, the Prepetition Convertible Notes, the Cash Collateral Orders (and any payments or transfers in connection therewith), any Avoidance Actions, the purchase, sale, or rescission of the purchase or sale of any Security of the Debtors or the Reorganized Debtors, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in this Plan, the business or contractual arrangements between any Debtor and any Released Party, the formulation, preparation, dissemination, negotiation, or Filing of the Restructuring Support Agreement, the Restructuring Support Agreement, the restructuring of any Claim or Interest before or during the Chapter 11 Cases, or any Restructuring Transaction, contract, instrument, document, release, or other agreement or document (including any legal opinion regarding any such transaction, contract, instrument, document, release, or other agreement or the reliance by any Released Party on the Plan or the Confirmation Order in lieu of such legal opinion) created or entered into in connection with the Restructuring Support Agreement, the Restructuring Support Agreement, the Disclosure Statement, the Plan, the related agreements, instruments, and other documents (including the Definitive Documentation), the Chapter 11 Cases, the filing of the Chapter 11 Cases, the pursuit of Confirmation, the pursuit of Consummation, the solicitation of votes with respect to this Plan, the administration and implementation of the Plan, including the issuance or distribution of Securities or other property pursuant to the Plan, the Definitive Documentation, or upon any other act or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date related or relating to the foregoing. Notwithstanding anything to the contrary in the foregoing, (i) the releases set forth herein do not release any post-Effective Date obligations of any party or Entity under the Plan (including the documents contemplated by the Plan Supplement) or any of the Definitive Documentation, and (ii) nothing in this provision shall, nor shall it be deemed to, release any Released Party from any Claims or Causes of Action that are found, pursuant to a Final Order, to be the result of such Released Party’s gross negligence, actual fraud, or willful misconduct.

Entry of the Confirmation Order shall constitute the Court’s approval, pursuant to Bankruptcy Rule 9019, of the releases by the Debtors set forth in Article VIII.E of the Plan, which includes by reference each of the related provisions and definitions contained herein, and, further, shall constitute the Court’s finding that such releases are: (1) in exchange for the good and valuable consideration provided by the Released Parties; (2) a good faith settlement and compromise of the claims released by such releases; (3) in the best interests of the Debtors and their Estates; (4) fair, equitable and reasonable; (5) given and made after due notice and opportunity for hearing; (6) an essential component of the Plan and the Restructuring Transactions; and (7) a bar to any of the Debtors or their Estates asserting any claim or cause of action released pursuant to such releases.

13.	Releases by Holders of Claims and Interests

As of the Effective Date, to the fullest extent of the law, each Releasing Party is deemed to have released and discharged each Released Party from any and all Claims, Causes of Action, obligations, suits, judgments, damages, demands, losses, or liabilities whatsoever, whether known or unknown, foreseen or unforeseen, existing or hereinafter arising, in law, equity, or otherwise, that such Entity would have been legally entitled to assert (whether individually or collectively), including any derivative claims, asserted on behalf of the Debtors, that the Debtors, their Estates or Affiliates, or the Reorganized Debtors or their Affiliates would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of the Holder of any Claim or Interest or other Entity, based on or relating to, or in any manner arising from, in whole or in part, the Debtors (including the management, ownership or operation thereof), the Debtors’ in- or out-of-court restructuring efforts, the Debtors’ intercompany transactions (including dividends paid), transactions pursuant and/or related to the Prepetition Credit Agreement, the Prepetition Term Loan Documents, the Prepetition Indenture, the Prepetition Convertible Notes, the Cash Collateral Orders (and any payments or transfers in connection therewith), any Avoidance Actions, the purchase, sale, or rescission of the purchase or sale of any Security of the Debtors or the Reorganized Debtors, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in this Plan, the business or contractual arrangements between any Debtor and any Releasing Party, the formulation, preparation, dissemination, negotiation, or Filing of the Restructuring Support Agreement, the Restructuring Support Agreement, the restructuring of any Claim or Interest before or during the Chapter 11 Cases, or any Restructuring Transaction, contract, instrument, document, release, or other agreement or document (including any legal opinion regarding any such transaction, contract, instrument, document, release, or other agreement or the reliance by any Releasing Party on the Plan or the Confirmation Order in lieu of such legal opinion) created or entered into in connection with the Restructuring Support Agreement, the Restructuring Support Agreement, the Disclosure Statement, the Plan, the related agreements, instruments, and other documents (including the Definitive Documentation), the Chapter 11 Cases, the filing of the Chapter 11 Cases, the pursuit of Confirmation, the pursuit of Consummation, the solicitation of votes with respect to this Plan, the administration and implementation of the Plan, including the issuance or distribution of Securities or other property pursuant to the Plan, the Definitive Documentation, or upon any other act or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date related or relating to the foregoing. Notwithstanding anything to the contrary in the foregoing, (i) the releases set forth herein do not release any post-Effective Date obligations of any party or Entity under the Plan (including the documents contemplated by the Plan Supplement) or any of the Definitive Documentation, and (ii) nothing in this provision shall, nor shall it be deemed to, release any Released Party from any Claims or Causes of Action that are found, pursuant to a Final Order, to be the result of such Released Party’s gross negligence, actual fraud, or willful misconduct.

Entry of the Confirmation Order shall constitute the Court’s approval, pursuant to Bankruptcy Rule 9019, of the releases by Holders of Claims and Interests set forth in Article VIII.F of the Plan, which includes by reference each of the related provisions and definitions contained herein, and, further, shall constitute the Court’s finding that such releases are: (1) in exchange for the good and valuable consideration provided by the Released Parties; (2) a good faith settlement and compromise of the claims released by such releases; (3) in the best interests of the Debtors and their Estates; (4) fair, equitable and reasonable; (5) given and made after due notice and opportunity for hearing; (6) an essential component of the Plan and the Restructuring Transactions; and (7) a bar to any of the Releasing Parties asserting any claim or cause of action released pursuant to such releases.

14.	Exculpation

Except as otherwise specifically provided in the Plan, no Exculpated Party shall have or incur liability for, and each Exculpated Party is hereby released and exculpated from, any Claim, Cause of Action, obligation, suit, judgment, damage, demand, loss, or liability for any claim related to any act or omission in connection with, relating to, or arising out of, the Chapter 11 Cases, the formulation, preparation, dissemination, negotiation, Filing, or termination of the Restructuring Support Agreement and related prepetition transactions, the Restructuring Support Agreement, the Disclosure Statement, the Plan, the related agreements, instruments, and other documents (including the Definitive Documentation), the solicitation of votes with respect to this Plan, or any Restructuring Transaction, contract, instrument, release or other agreement or document (including providing any legal opinion requested by any Entity regarding any transaction, contract, instrument, document, or other agreement contemplated by the Plan or the reliance by any Exculpated Party on the Plan or the Confirmation Order in lieu of such legal opinion) created or entered into in connection with the Debtors’ in or out-of-court restructuring efforts, the Disclosure Statement, the Plan, the Restructuring Support Agreement, the related agreements, instruments, and other documents (including the Definitive Documentation), the Filing of the Chapter 11 Cases, the pursuit of Confirmation, the pursuit of Consummation, the administration and implementation of the Plan, including the issuance of Securities pursuant to the Plan, or the distribution of property under the Plan, the related agreements, instruments, and other documents (including the Definitive Documentation), or any other related agreement, except for claims related to any act or omission that is determined in a Final Order to have constituted gross negligence, actual fraud, or willful misconduct, but in all respects such Entities shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities pursuant to the Plan. The Exculpated Parties (to the extent applicable) have, and upon completion of the Plan shall be deemed to have, participated in good faith and in compliance with the applicable laws with regard to the solicitation of, and distribution of, consideration pursuant to the Plan and, therefore, are not, and on account of such distributions shall not be, liable at any time for the violation of any applicable law, rule, or regulation governing the solicitation of acceptances or rejections of the Plan or such distributions made pursuant to the Plan.

15.	Injunction

Except as otherwise expressly provided in the Plan or for obligations issued or required to be paid pursuant to the Plan or Confirmation Order, all Entities who have held, hold, or may hold Claims or Interests that have been released pursuant to Article VIII.E or Article VIII.F of the Plan, discharged pursuant to Article VIII.B of the Plan, or are subject to exculpation pursuant to Article VIII.G of the Plan, are permanently enjoined, from and after the Effective Date, from taking any of the following actions against, as applicable, the Debtors, the Reorganized Debtors, the Released Parties, or the Exculpated Parties: (a) commencing or continuing in any manner any action or other proceeding of any kind on account of or in connection with or with respect to any such Claims or Interests; (b) enforcing, attaching, collecting, or recovering by any manner or means any judgment, award, decree, or order against such Entities on account of or in connection with or with respect to any such Claims or Interests; (c) creating, perfecting, or enforcing any Lien or encumbrance of any kind against such Entities or the property or the estates of such Entities on account of or in connection with or with respect to any such Claims or Interests; (d) asserting any right of setoff, subrogation, or recoupment of any kind against any obligation due from such Entities or against the property of such Entities on account of or in connection with or with respect to any such Claims or Interests; and (e) commencing or continuing in any manner any action or other proceeding of any kind on account of or in connection with or with respect to any such Claims or Interests released or settled pursuant to the Plan. Notwithstanding anything to the contrary in the foregoing, the injunction does not enjoin any party under the Plan or under any document, instrument, or agreement (including those attached to the Disclosure Statement or set forth in the Plan Supplement, to the extent finalized) executed to implement the Plan from bringing an action to enforce the terms of the Plan or such document, instrument, or agreement (including those attached to the Disclosure Statement or set forth in the Plan Supplement, to the extent finalized) executed to implement the Plan.

16.	Protection Against Discriminatory Treatment

Consistent with section 525 of the Bankruptcy Code and the Supremacy Clause of the U.S. Constitution, all Entities, including Governmental Units, shall not discriminate against the Reorganized Debtors or deny, revoke, suspend, or refuse to renew a license, permit, charter, franchise, or other similar grant to, condition such a grant to, or discriminate with respect to such a grant against, the Reorganized Debtors, or another Entity with whom the Reorganized Debtors have been associated, solely because each Debtor has been a debtor under chapter 11 of the Bankruptcy Code, has been insolvent before the commencement of the Chapter 11 Cases (or during the Chapter 11 Cases but before the Debtors are granted or denied a discharge), or has not paid a debt that is dischargeable in the Chapter 11 Cases

17.	Recoupment

In no event shall any Holder of an Allowed Claim be entitled to recoup against any Claim, right, or Cause of Action of the Debtors or the Reorganized Debtors, as applicable, unless such Holder actually has performed such recoupment and provided notice thereof in writing to the Debtors on or before the Confirmation Date, notwithstanding any indication in any Proof of Claim or otherwise that such Holder asserts, has, or intends to preserve any right of recoupment.

18.	Subordination Rights

Any distributions under the Plan shall be received and retained free from any obligations to hold or transfer the same to any other Holder and shall not be subject to levy, garnishment, attachment, or other legal process by any Holder by reason of claimed contractual subordination rights. Any such subordination rights shall be waived, and the Confirmation Order shall constitute an injunction enjoining any Entity from enforcing or attempting to enforce any contractual, legal, or equitable subordination rights to property distributed under the Plan, in each case other than as provided in the Plan.

19.	Reimbursement or Contribution

If the Court disallows a Claim for reimbursement or contribution of an Entity pursuant to section 502(e)(1)(B) of the Bankruptcy Code, then to the extent that such Claim is contingent as of the time of disallowance, such Claim shall be forever Disallowed and expunged notwithstanding section 502(j) of the Bankruptcy Code, unless prior to the Confirmation Date: (1) such Claim has been adjudicated as non-contingent; or (2) the relevant Holder of a Claim has Filed a non-contingent Proof of Claim on account of such Claim and a Final Order has been entered prior to the Confirmation Date determining such Claim as no longer contingent.

I.	Conditions Precedent to Confirmation and Consummation of the Plan

1.	Conditions Precedent to the Confirmation Date

It shall be a condition to Confirmation of the Plan that the following conditions shall have been satisfied (or waived pursuant to the provisions of Article IX.C of the Plan):

•	The Court shall have approved in all material respects the compromise and settlement of all the Settled Issues, which approval shall be expressly included in the Confirmation Order;

•	The Restructuring Support Agreement shall be in full force and effect and shall not have been terminated;

•

The Plan, including any exhibits, schedules, amendments, modifications, or supplements thereto, shall be consistent with the Restructuring Support Agreement and shall have been Filed subject to the terms of the Plan;

•

The Plan Supplement, including any exhibits, schedules, amendments, modifications, or supplements thereto, shall be consistent with the Restructuring Support Agreement and shall have been Filed subject to the terms of the Plan; and

•	The Confirmation Order shall have been entered by the Court.

2.	Conditions Precedent to the Effective Date

It shall be a condition to Consummation of the Plan that the following conditions shall have been satisfied (or waived pursuant to the provisions of Article IX.C of the Plan):

•	Entry of the Confirmation Order in a form and substance acceptable to the Requisite Creditors, and such order shall have become a Final Order that has not been stayed, modified, or vacated on appeal;

•	The Debtors shall have complied in all material respects with their obligations under the Plan that are to be performed on or prior to the Effective Date;

•	All estimated Restructuring Expenses shall have been paid in full in Cash in accordance with Article IV.Q of the Plan;

•

All fees ordered to be paid pursuant to the Cash Collateral Orders, including the Consenting Creditors’ reasonable and documented professional fees and expenses, shall have been paid or will be paid prior to or contemporaneously with the Effective Date in accordance with the terms of the Plan and the Cash Collateral Orders;

•

The Plan, including any exhibits, schedules, amendments, modifications, or supplements thereto, and inclusive of any amendments, modifications, or supplements made after the Confirmation Date but prior to the Effective Date, shall be in form and substance acceptable in all respects to the Debtors and the Requisite Creditors;

•

The Plan Supplement, including any exhibits, schedules, amendments, modifications, or supplements thereto, and inclusive of any amendments, modifications, or supplements made after the Confirmation Date but prior to the Effective Date, shall be in form and substance acceptable in all respects to the Debtors and the Requisite Creditors;

•

The First Lien Exit Facility Documents shall have been executed and delivered by all of the Entities that are parties thereto, and all conditions precedent (other than any conditions related to the occurrence of the Effective Date) to the consummation of the First Lien Exit Facility shall have been waived or satisfied in accordance with the terms thereof, and the closing and funding of the First Lien Exit Facility shall have occurred concurrently with the occurrence of the Effective Date;

•

The Second Lien Exit Facility Documents shall have been executed and delivered by all of the Entities that are parties thereto, and all conditions precedent (other than any conditions related to the occurrence of the Effective Date) to the consummation of the Second Lien Exit Facility shall have been waived or satisfied in accordance with the terms thereof, and the closing of the Exit Facility shall be deemed to occur concurrently with the occurrence of the Second Lien Effective Date;

•	All other Definitive Documentation shall be acceptable in all respects to the Requisite Creditors and executed in accordance with the terms of the Plan;

•	The Rights Offering shall have been conducted in accordance in all material respects with the Rights Offering Procedures and the Backstop Agreement;

•	All conditions precedent to the issuance of the New Equity, other than any conditions related to the occurrence of the Effective Date, shall have occurred;

•

The New Organizational Documents shall be in form and substance acceptable in all respects to the Debtors and the Requisite Creditors and shall have been duly filed with the applicable authorities in the relevant jurisdictions;

•

All governmental and third-party approvals and consents, including Court approval, necessary in connection with the transactions provided for in the Plan shall have been obtained, shall not be subject to unfulfilled conditions, and shall be in full force and effect, and all applicable waiting periods shall have expired without any action having been taken by any competent authority that would restrain or prevent such transactions;

•

All documents and agreements necessary to implement the Plan, including any revised employment agreements, shall (a) have been tendered for delivery, (b) have been effected or executed by all Entities party thereto, and all conditions precedent to the effectiveness of such documents and agreements (other than any conditions related to the occurrence of the Effective Date) shall have been satisfied or waived pursuant to the terms of such documents or agreements (including, without limitation, the First Lien Exit Facility Documents and the Second Lien Exit Facility Documents), and (c) satisfy the consent requirements of the Backstop Agreement and the Restructuring Support Agreement, as applicable; and

•	All Allowed Professional Fee Claims approved by the Court shall have been paid in full and the Professional Fee Escrow Account shall have been funded in the Professional Fee Reserve Amount.

3.	Waiver of Conditions

The conditions precedent to Confirmation of the Plan and to the Effective Date of the Plan set forth in Article IX of the Plan may be waived only by consent of the Debtors and the Requisite Creditors without notice, leave, or order of the Court or any formal action other than proceedings to confirm or consummate the Plan.

4.	Substantial Consummation

“Substantial Consummation” of the Plan, as defined in section 1101(2) of the Bankruptcy Code, shall be deemed to occur on the Effective Date.

5.	Effect of Non-Occurrence of Conditions to the Confirmation Date or the Effective Date

If the Confirmation Date and/or the Effective Date do(es) not occur prior to termination of the Restructuring Support Agreement, the Plan shall be null and void in all respects and nothing contained in the Plan, the Disclosure Statement, or the Restructuring Support Agreement shall: (1) constitute a waiver or release of any Claims by or Claims against or Interests in the Debtors; (2) prejudice in any manner the rights of the Debtors, any Holders of a Claim or Interest or any other Entity; or (3) constitute an admission, acknowledgment, offer, or undertaking by the Debtors, any Holders of Claims or Interests, or any other Entity in any respect.

J.	Modification, Revocation, or Withdrawal of the Plan

1.	Modification and Amendments

Subject to the limitations contained herein and the terms of the Restructuring Support Agreement, the Debtors reserve the right to modify the Plan and seek Confirmation consistent with the Bankruptcy Code and, as appropriate, not resolicit votes on such modified Plan. Subject to certain restrictions and requirements set forth in section 1127 of the Bankruptcy Code and Bankruptcy Rule 3019, those restrictions on modifications set forth in the Plan, and the terms of the Restructuring Support Agreement, the Debtors expressly reserve their right to alter, amend, or modify materially the Plan, one or more times, after Confirmation, and, to the extent necessary, may initiate proceedings in the Court to so alter, amend, or modify the Plan, or remedy any defect or omission, or reconcile any inconsistencies in the Plan, the Disclosure Statement, or the Confirmation Order, in such matters as may be necessary to carry out the purposes and intent of the Plan.

2.	Effect of Confirmation on Modifications

Entry of the Confirmation Order shall mean that all modifications or amendments to the Plan occurring after the solicitation thereof are approved pursuant to section 1127(a) of the Bankruptcy Code and do not require additional disclosure or resolicitation under Bankruptcy Rule 3019.

3.	Revocation or Withdrawal of the Plan

The Debtors, with the consent of the Requisite Creditors, reserve the right to revoke or withdraw the Plan with respect to any or all Debtors prior to the Confirmation Date and to File subsequent plans of reorganization. If the Debtors, with the consent of the Requisite Creditors, revoke or withdraw the Plan, or if Confirmation and Consummation does not occur prior to the termination of the Restructuring Support Agreement, then: (1) the Plan shall be null and void in all respects; (2) any settlement or compromise embodied in the Plan (including the fixing or limiting to an amount certain of any Claim or Interest or Class of Claims or Interests), assumption or rejection of Executory Contracts or Unexpired Leases effected by the Plan, and any document or agreement executed pursuant to the Plan, shall be deemed null and void; and (3) nothing contained in the Plan shall: (i) constitute a waiver or release of any Claims or Interests; (ii) prejudice in any manner the rights of the Debtors or any other Entity, including the Holders of Claims; or (iii) constitute an admission, acknowledgement, offer, or undertaking of any sort by the Debtors or any other Entity.

K.	Retention of Jurisdiction

Notwithstanding the entry of the Confirmation Order and the occurrence of the Effective Date, on and after the Effective Date, the Court shall retain jurisdiction over the Chapter 11 Cases and all matters, arising out of, or related to, the Chapter 11 Cases and the Plan to the fullest extent allowed by applicable law, including jurisdiction to:

1. Allow, Disallow, determine, liquidate, classify, estimate, or establish the priority, Secured or Unsecured status, or amount of any Claim against a Debtor, including the resolution of any request for payment of any Administrative Claim and the resolution of any and all objections relating to any of the foregoing;

2. decide and resolve all matters related to the granting and denying, in whole or in part, any applications for allowance of compensation or reimbursement of expenses to Professionals;

3. resolve any matters related to: (a) the assumption, assignment, or rejection of any Executory Contract or Unexpired Lease and to hear, determine, and, if necessary, liquidate, any Claims arising therefrom, including Claims related to the rejection of an Executory Contract or Unexpired Lease, any Cure Claims, or any other matter related to such Executory Contract or Unexpired Lease; (b) the Debtors or the Reorganized Debtors, as applicable, amending, modifying, or supplementing, pursuant to Article V of the Plan, the Schedule of Assumed Executory Contracts and Unexpired Leases or the Schedule of Rejected Executory Contracts and Unexpired Leases; and (c) any dispute regarding whether a contract or lease is or was an Executory Contract or Unexpired Lease;

4. ensure that distributions to Holders of Allowed Claims are accomplished pursuant to the provisions of the Plan;

5. adjudicate, decide, or resolve any motions, adversary proceedings, contested, or litigated matters, and grant or deny any applications involving a Debtor that may be pending on the Effective Date;

6. adjudicate, decide, or resolve any and all matters related to Causes of Action by or against a Debtor;

7. adjudicate, decide, or resolve any and all matters related to sections 1141, 1145, and 1146 of the Bankruptcy Code;

8. enter and implement such orders as may be necessary or appropriate to execute, implement, or consummate the provisions of the Plan, the Restructuring Support Agreement, and the Backstop Agreement and all contracts, instruments, releases, indentures, and other agreements or documents created in connection with the Plan, the Restructuring Support Agreement, or the Backstop Agreement;

9. enter and enforce any order for the sale of property pursuant to section 363 or 1123 of the Bankruptcy Code;

10. resolve any cases, controversies, suits, disputes, or Causes of Action that may arise in connection with the Consummation, interpretation, or enforcement of the Plan or any Entity’s obligations incurred in connection with the Plan or the Restructuring Support Agreement;

11. issue injunctions, enter and implement other orders, or take such other actions as may be necessary or appropriate to restrain interference by any Entity with Consummation or enforcement of the Plan;

12. resolve any cases, controversies, suits, disputes, or Causes of Action with respect to the settlements, compromises, discharges, releases, injunctions, exculpations, and other provisions contained in Article VIII of the Plan and enter such orders as may be necessary or appropriate to implement such releases, injunctions, and other provisions;

13. resolve any cases, controversies, suits, disputes, or Causes of Action with respect to the repayment or return of distributions and the recovery of additional amounts owed by the Holder of a Claim or Interest for amounts not timely repaid pursuant to Article VI.H.1 of the Plan;

14. enter and implement such orders as are necessary or appropriate if the Confirmation Order is for any reason modified, stayed, reversed, revoked, or vacated;

15. determine any other matters that may arise in connection with or relate to the Restructuring Support Agreement, the Backstop Agreement, the Plan, the Disclosure Statement, the Confirmation Order, or the Plan Supplement;

16. adjudicate any and all disputes arising from or relating to distributions under the Plan or any transactions contemplated therein, including any Restructuring Transactions;

17. consider any modifications of the Plan, to cure any defect or omission, or to reconcile any inconsistency in any Court order, including the Confirmation Order;

18. determine requests for the payment of Claims entitled to priority pursuant to section 507 of the Bankruptcy Code;

19. hear and determine matters concerning state, local, and federal taxes in accordance with sections 346, 505, and 1146 of the Bankruptcy Code;

20. hear and determine all disputes involving the existence, nature, or scope of the release provisions set forth in the Plan, including any dispute relating to any liability arising out of the termination of employment or the termination of any employee or retiree benefit program, regardless of whether such termination occurred prior to or after the Effective Date;

21. enforce all orders previously entered by the Court;

22. hear any other matter not inconsistent with the Bankruptcy Code;

23. enter an order concluding or closing the Chapter 11 Cases; and

24. enforce the injunction, release, and exculpation provisions set forth in Article VIII of the Plan;

provided, however, that the Court shall not retain jurisdiction over disputes concerning documents contained in the Plan Supplement that have a jurisdictional, forum selection or dispute resolution clause that refers disputes to a different court and any disputes concerning documents contained in the Plan Supplement that contain such clauses shall be governed in accordance with the provisions of such documents.

L.	Miscellaneous Provisions

1.	Immediate Binding Effect

Subject to Article IX.A of the Plan and notwithstanding Bankruptcy Rule 3020(e), 6004(h), or 7062 or otherwise, upon the occurrence of the Effective Date, the terms of the Plan, the final versions of the documents contained in the Plan Supplement, and the Confirmation Order shall be immediately effective and enforceable and deemed binding upon the Debtors or the Reorganized Debtors, as applicable, and any and all Holders of Claims or Interests (regardless of whether the Holders of such Claims or Interests are deemed to have accepted or rejected the Plan), all Entities that are parties to or are subject to the settlements, compromises, releases, and injunctions provided for in the Plan, each Entity acquiring property under the Plan or the Confirmation Order, and any and all non-Debtor parties to Executory Contracts and Unexpired Leases. All Claims, Interests, and debts shall be as fixed, adjusted, or compromised, as applicable, pursuant to the Plan regardless of whether any Holder of a Claim, Interest, or debt has voted on the Plan.

2.	Additional Documents

On or before the Effective Date, with the consent of the Requisite Creditors and in accordance with the terms and conditions set forth in the Restructuring Support Agreement, the Debtors may File with the Court such agreements and other documents, in form and substance acceptable to the Requisite Creditors, as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan. The Debtors, with the consent of the Requisite Creditors, and all Holders of Claims or Interests receiving distributions pursuant to the Plan and all other parties in interest shall, from time to time, prepare, execute, and deliver any agreements or documents and take any other actions as may be necessary or advisable to effectuate the provisions and intent of the Plan.

3.	Dissolution of the Creditors’ Committee

On the Effective Date, the Creditors’ Committee shall dissolve automatically, and the respective members thereof shall be released and discharged from all rights and duties arising from, or related to, the Chapter 11 Cases; provided that such dissolution shall not affect the standing of Professionals for the Creditors’ Committee to submit and prosecute requests for payment of Professional Fee Claims and any appeals thereof. The Reorganized Debtors shall no longer be responsible for paying any fees or expenses incurred by the Creditors’ Committee after the Effective Date other than Allowed Professional Fee Claims, whenever incurred including, without limitation, those incurred after the Effective Date in connection with the consummation and implementation of the Plan.

4.	Reservation of Rights

Prior to the Effective Date, neither the Plan, any statement or provision contained in the Plan, nor any action taken or not taken by any Debtor with respect to the Plan, the Disclosure Statement, the Confirmation Order, or the Plan Supplement shall be or shall be deemed to be an admission or waiver of any rights of any Debtor with respect to the Holders of Claims or Interests.

Prior to the Effective Date, neither the Plan, any statement or provision contained in the Plan, nor any action taken or not taken by any Holder of any Claim with respect to the Plan, the Disclosure Statement, the Confirmation Order, or the Plan Supplement shall be or shall be deemed to be an admission or waiver of any rights of any claimant with respect to any Claims or Interests.

5.	Successors and Assigns

The rights, benefits, and obligations of any Entity named or referred to in the Plan or the Confirmation Order shall be binding on, and shall inure to the benefit of any heir, executor, administrator, successor or assign, affiliate, officer, director, manager, agent, representative, attorney, beneficiaries, or guardian, if any, of each Entity.

6.	Service of Documents

Any pleading, notice, or other document required by the Plan to be served on or delivered to the Debtors or Reorganized Debtors shall be served on:

Reorganized Debtors	SAExploration Holdings, Inc. 1160 Dairy Ashford Rd., Suite 160 Houston, Texas 77079 Attn: Michael J. Faust

Attorneys to the Debtors	Porter Hedges LLP 1000 Main Street Houston, Texas 77002 Attn: John F. Higgins E. James Cowen

United States Trustee	Office of the United States Trustee for the Southern District of Texas 515 Rusk Street, Suite 3516 Houston, Texas 77002 Attn: Hector Duran

Counsel to Certain of the Consenting Creditors and First Lien Exit Facility Commitment Parties	Paul, Weiss, Rifkind, Wharton & Garrison LLP 1285 Avenue of the Americas New York, NY 10019-6064 Attn: Andrew N. Rosenberg Brian Bolin Teresa Lii

7.	Term of Injunctions or Stays

Unless otherwise provided in the Plan or in the Confirmation Order, all injunctions or stays in effect in the Chapter 11 Cases pursuant to section 105 or 362 of the Bankruptcy Code or any order of the Court, and extant on the Confirmation Date (excluding any injunctions or stays contained in the Plan or the Confirmation Order) shall remain in full force and effect until the Effective Date. All injunctions or stays contained in the Plan or the Confirmation Order shall remain in full force and effect in accordance with their terms.

8.	Entire Agreement

Except as otherwise indicated, the Plan, the Confirmation Order, the Plan Supplement, the Restructuring Support Agreement, the First Lien Exit Facility Documents, and the Second Lien Exit Facility Documents supersede all previous and contemporaneous negotiations, promises, covenants, agreements, understandings, and representations on such subjects, all of which have become merged and integrated into the Plan.

9.	Exhibits

All exhibits and documents included in the Plan Supplement are incorporated into and are a part of the Plan as if set forth in full in the Plan. After the exhibits and documents are Filed, copies of such exhibits and documents shall be available upon written request to the Debtors’ counsel at the address above or by downloading such exhibits and documents from the Debtors’ restructuring website at https://dm.epiq11.com/SAExploration or the Court’s website at www.txs.uscourts.gov.

10.	Nonseverability of Plan Provisions

If, prior to Confirmation, any term or provision of the Plan is held by the Court to be invalid, void, or unenforceable, the Court shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void, or unenforceable, and such terms or provision shall then be applicable as altered or interpreted, provided that any such alteration or interpretation shall be acceptable to the Debtors and the Requisite Creditors. The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is: (1) valid and enforceable pursuant to its terms; (2) integral to the Plan and may not be deleted or modified without the Debtors’ and the Requisite Creditors’ consent; and (3) nonseverable and mutually dependent.

11.	Votes Solicited in Good Faith

Upon entry of the Confirmation Order, the Debtors will be deemed to have solicited votes on the Plan in good faith and in compliance with the Bankruptcy Code, and pursuant to section 1125(e) of the Bankruptcy Code, the Debtors, the Consenting Creditors, the First Lien Exit Facility Commitment Parties, and each of the respective Affiliates, agents, representatives, members, principals, shareholders, officers, directors, employees, advisors, and attorneys of any of the foregoing will be deemed to have participated in good faith and in compliance with the Bankruptcy Code in the offer, issuance, sale, and purchase of Securities offered and sold under the Plan and any previous plan, and, therefore, none of such parties or individuals or the Reorganized Debtors will have any liability for the violation of any applicable law, rule, or regulation governing the solicitation of votes on the Plan or the offer, issuance, sale, or purchase of the Securities offered and sold under the Plan and any previous plan.

12.	Closing of Chapter 11 Cases

The Reorganized Debtors shall, promptly after the full administration of the Chapter 11 Cases, File with the Court all documents required by Bankruptcy Rule 3022 and any applicable order of the Court to close the Chapter 11 Cases.

13.	Waiver or Estoppel

Each Holder of a Claim shall be deemed to have waived any right to assert any argument, including the right to argue that its Claim should be Allowed in a certain amount, in a certain priority, Secured or not subordinated by virtue of an agreement made with the Debtors or their counsel, or any other Entity, if such agreement or the Debtors or Reorganized Debtors’ right to enter into settlements was not disclosed in the Plan, the Disclosure Statement, or papers Filed with the Court or the Notice and Claims Agent prior to the Confirmation Date.

VI.	TRANSFER RESTRICTIONS AND CONSEQUENCES UNDER FEDERAL SECURITIES LAWS

The issuance and the distribution under the Plan of New Equity will be exempt from registration under the Securities Act and any other applicable securities laws to the fullest extent permitted by section 1145 of the Bankruptcy Code. The Plan provides for the distribution of New Equity to the Holders of Term

Loan Claims and Convertible Notes Claims, and additional New Equity in connection with the Management Incentive Plan, and pursuant to the Rights Offering and the First Lien Exit Facility Put Option Premium. The New Equity distributed to the Holders of Term Loan Claims and Convertible Notes Claims may be resold without registration under the Securities Act or federal securities laws pursuant to the exemption provided by Section 4(a)(1) of the Securities Act, unless the Holder is an “underwriter” with respect to such securities, as that term is defined in section 1145(b) of the Bankruptcy Code. In addition, such section 1145 exempt securities generally may be resold without registration under state securities laws pursuant to various exemptions provided by the respective laws of the several states.

Section 1145 of the Bankruptcy Code generally exempts from registration under the Securities Act the offer or sale under a chapter 11 plan of a security of the debtor, of an Affiliate participating in a joint plan with the debtor, or of a successor to the debtor under a plan, if such securities are offered or sold in exchange for a claim against, or an interest in, the debtor or such Affiliate, or principally in such exchange and partly for cash or property. Section 1145(b)(1) of the Bankruptcy Code defines “underwriter” for purposes of the Securities Act as one who, except with respect to ordinary trading transactions of an entity that is not an issuer, (a) purchases a claim with a view to distribution of any security to be received in exchange for the claim, (b) offers to sell securities issued under a plan for the holders of such securities, or (c) offers to buy securities issued under a plan for persons receiving such securities, if the offer to buy is made with a view to distribution, or (d) is an issuer, as used in Section 2(a)(11) of the Securities Act, with respect to such securities, which includes control persons of the issuer.

The definition of an “issuer” for purposes of whether a Person is an underwriter under section 1145(b)(1)(D) of the Bankruptcy Code, by reference to Section 2(a)(11) of the Securities Act, includes as “statutory underwriters” all “affiliates,” which are all Persons who, directly or indirectly, through one or more intermediaries, control, are controlled by, or are under common control with, an issuer of securities. The reference to “issuer,” as used in the definition of “underwriter” contained in Section 2(a)(11) of the Securities Act, is intended to cover “Controlling Persons” of the issuer of the securities. “Control,” as defined in Rule 405 of the Securities Act, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise. Accordingly, an officer or director of a reorganized debtor or its successor under a plan of reorganization may be deemed to be a “Controlling Person” of the debtor or successor, particularly if the management position or directorship is coupled with ownership of a significant percentage of the reorganized debtor’s or its successor’s voting securities. In addition, the legislative history of section 1145 of the Bankruptcy Code suggests that a creditor who owns 10% or more of a class of securities of a reorganized debtor may be presumed to be a “Controlling Person” and, therefore, an underwriter.

Under certain circumstances, Holders of New Equity who are deemed to be “underwriters” may be entitled to resell their New Equity pursuant to the limited safe harbor resale provisions of Rule 144 of the Securities Act. Whether any particular Person would be deemed to be an “underwriter” (including whether the Person is a “Controlling Person”) with respect to the New Equity would depend upon various facts and circumstances applicable to that Person. Accordingly, the Debtors express no view as to whether any Person would be deemed an “underwriter” with respect to the New Equity or that such securities vis-à-vis such Person are “control” securities and, in turn, whether any Person may freely resell New Equity.

The New Equity underlying the Management Incentive Plan and the New Equity issued pursuant to the Rights Offering and the First Lien Exit Facility Put Option Premium will be issued pursuant to an available exemption from registration under the Securities Act and other applicable law. Section 4(a)(2) of the Securities Act provides that the issuance of securities by an issuer in transactions not involving a public offering are exempt from registration under the Securities Act. Regulation D is a non-exclusive safe harbor from registration promulgated by the SEC under the Securities Act.

The New Equity underlying the Management Incentive Plan and the New Equity issued pursuant to the Rights Offering and the First Lien Exit Facility Put Option Premium will be “restricted securities” subject to resale restrictions under applicable securities laws, and may not be resold, exchanged, assigned or otherwise transferred except pursuant to registration, or an applicable exemption from registration, under the Securities Act and other applicable law, subject to any restrictions in the New Organizational Documents.

Rule 144 provides a limited safe harbor for the public resale of restricted securities if certain conditions are met. These conditions vary depending on whether the holder of the restricted securities is an “affiliate” of the issuer. Rule 144 defines an affiliate as “a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such issuer.” A non-affiliate of an issuer that is not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act and who has not been an affiliate of the issuer during the ninety (90) days preceding such sale may resell restricted securities, such as the New Equity underlying the Management Incentive Plan, the New Equity issued pursuant to the Rights Offering and the New Equity issued pursuant to the First Lien Exit Facility Put Option Premium after a one-year holding period whether or not there is current public information regarding the issuer.

An affiliate of an issuer that is not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act may resell restricted securities after the one-year holding period if at the time of the sale certain current public information regarding the issuer is available. An affiliate must also comply with the volume, manner of sale and notice requirements of Rule 144.

The Debtors believe that the Rule 144 exemption will not be available with respect to the New Equity underlying the Management Incentive Plan or the New Equity issued pursuant to the Rights Offering and the First Lien Exit Facility Put Option Premium (whether held by non-affiliates or affiliates) until at least one year after the Effective Date. Accordingly, unless transferred pursuant to an effective registration statement or another available exemption from the registration requirements of the Securities Act, non-affiliate Holders of the New Equity underlying the Management Incentive Plan and the New Equity issued pursuant to the Rights Offering and the First Lien Exit Facility Put Option Premium will be required to hold their securities for at least one year and, thereafter, to sell them only in accordance with the applicable requirements of Rule 144, pursuant to an effective registration statement or pursuant to another available exemption from the registration requirements of applicable securities laws.

Each certificate representing, or issued in exchange for or upon the transfer, sale or assignment of, the New Equity underlying the Management Incentive Plan and the New Equity issued pursuant to the Rights Offering and the First Lien Exit Facility Put Option Premium shall, upon issuance, be stamped or otherwise imprinted with a restrictive legend substantially consistent with the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ORIGINALLY ISSUED ON [DATE OF ISSUANCE], HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY OTHER APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN AVAILABLE EXEMPTION FROM REGISTRATION THEREUNDER.”

New Parent reserves the right to require certification, legal opinions or other evidence of compliance with Rule 144 as a condition to the removal of such legend or to any resale of the New Equity underlying the Management Incentive Plan and the New Equity issued pursuant to the Rights Offering and the First Lien Exit Facility Put Option Premium. New Parent also reserves the right to stop the transfer of any New Equity underlying the Management Incentive Plan and the New Equity issued pursuant to the

Rights Offering and the First Lien Exit Facility Put Option Premium if such transfer is not in compliance with Rule 144, pursuant to an effective registration statement or pursuant to another available exemption from the registration requirements of applicable securities laws. All persons who receive New Equity underlying the Management Incentive Plan and New Equity pursuant to the Rights Offering and the First Lien Exit Facility Put Option Premium will be required to acknowledge and agree that (a) they will not offer, sell or otherwise transfer any 4(a)(2) Securities except in accordance with an exemption from registration, including under Rule 144 under the Securities Act, if and when available, or pursuant to an effective registration statement, and (b) the 4(a)(2) Securities will be subject to the other restrictions described above.

Any Persons receiving restricted securities under the Plan should consult with their own counsel concerning the availability of an exemption from registration for resale of these securities under the Securities Act and other applicable law.

BECAUSE OF THE COMPLEX, SUBJECTIVE NATURE OF THE QUESTION OF WHETHER A PARTICULAR PERSON MAY BE AN UNDERWRITER OR AN AFFILIATE AND THE HIGHLY FACT-SPECIFIC NATURE OF THE AVAILABILITY OF EXEMPTIONS FROM REGISTRATION UNDER THE SECURITIES ACT, INCLUDING THE EXEMPTIONS AVAILABLE UNDER SECTION 1145 OF THE BANKRUPTCY CODE AND RULE 144 UNDER THE SECURITIES ACT, NONE OF THE DEBTORS MAKE ANY REPRESENTATION CONCERNING THE ABILITY OF ANY PERSON TO DISPOSE OF THE SECURITIES TO BE ISSUED UNDER OR OTHERWISE ACQUIRED PURSUANT TO THE PLAN. THE DEBTORS RECOMMEND THAT POTENTIAL RECIPIENTS OF THE SECURITIES TO BE ISSUED UNDER OR OTHERWISE ACQUIRED PURSUANT TO THE PLAN CONSULT THEIR OWN COUNSEL CONCERNING WHETHER THEY MAY FREELY TRADE SUCH SECURITIES AND THE CIRCUMSTANCES UNDER WHICH THEY MAY RESELL SUCH SECURITIES.

In any case, recipients of New Equity issued under the Plan are advised to consult with their own legal advisors as to the availability of any such exemption from registration under state law in any given instance and as to any applicable requirements or conditions to such availability.

VII.	CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN

A.	Introduction

The following discussion summarizes certain U.S. federal income tax consequences of the Plan to the Debtors and to the Holders of Allowed Credit Agreement Claims, Allowed Term Loan Claims ,Allowed Convertible Notes Claims and General Unsecured Claims.

This discussion is provided for informational purposes only and is based on the Internal Revenue Code of 1986, as amended (the “Tax Code”), the U.S. Treasury regulations promulgated thereunder, judicial authority and current administrative rulings and practice, all as in effect as of the date hereof and all of which are subject to change, possibly with retroactive effect. Events subsequent to the date of this Disclosure Statement, such as the enactment of additional tax legislation, court decisions or administrative changes, could affect the U.S. federal income tax consequences of the Plan and the transactions contemplated thereunder. The Debtors will not seek a ruling from the Internal Revenue Service (the “IRS”) and have not obtained an opinion of counsel regarding any tax consequences of the Plan to the Debtors or any Holder of Claims. No assurances can be given that the IRS would not assert, or that a court would not sustain, a different position from any discussed herein. This discussion only addresses U.S. federal income tax consequences and does not address any other U.S. federal tax consequences (such as estate and gift tax consequences), or the tax consequences arising under the laws of any foreign, state, local or other jurisdiction or any income tax treaty.

This discussion does not apply to Holders of Claims that are otherwise subject to special treatment under the Tax Code, such as: financial institutions; banks; broker-dealers; insurance companies; tax-exempt organizations; retirement plans or other tax-deferred accounts; mutual funds; real estate investment trusts; traders in securities that elect mark-to-market treatment; persons subject to the alternative minimum tax; certain former U.S. citizens or long-term residents; persons who hold Claims as part of a hedge, straddle, constructive sale, conversion or other integrated transaction; persons that have a functional currency other than the U.S. dollar; persons subject to the applicable financial statements rules under section 451 of the Tax Code; governments or governmental organizations; partnerships or other pass-through entities or holders of interests therein; persons who received their Claims upon exercise of employee stock options or otherwise as compensation; and Holders not entitled to vote on the Plan. The following discussion assumes that Holders of Claims hold only a single class of Claims and hold their Claims as “capital assets” (as defined in section 1221 of the Tax Code).

If a partnership (or other entity or arrangement treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of Claims, the tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships holding Claims and the partners in such partnerships should consult their own tax advisors regarding the U.S. federal income tax consequences of participating in the Plan and the ownership of the New Equity, Subscription Rights (defined below), First Lien Exit Facility, and Second Lien Exit Facility.

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of a Credit Agreement Claim, Term Loan Claim, Convertible Notes Claim, or a General Unsecured Claim that is, for U.S. federal income tax purposes:

•	an individual who is a U.S. citizen or U.S. resident alien;

•

a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, that was created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust (i) the administration of which is subject to the primary supervision of a U.S. court and that has one or more United States persons that have the authority to control all substantial decisions of the trust or (ii) that has made a valid election under applicable U.S. Treasury regulations to be treated as a United States person.

A “Non-U.S. Holder” is a beneficial owner of a Credit Agreement Claim, Term Loan Claim, Convertible Notes Claim, or General Unsecured Claim that is an individual, corporation, estate or trust that is not a U.S. Holder.

THE FOLLOWING DISCUSSION OF CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT A SUBSTITUTE FOR ADVICE BASED UPON THE INDIVIDUAL CIRCUMSTANCES PERTAINING TO A HOLDER. ALL HOLDERS OF CLAIMS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS FOR THE FEDERAL, STATE, LOCAL AND NON-U.S. TAX CONSEQUENCES OF THE PLAN.

B.	Certain U.S. Federal Income Tax Consequences of the Plan to the Debtors

1.	Cancellation of Debt and Reduction of Tax Attributes

It is anticipated that the Plan will result in cancellation of a significant portion of the Debtors’ outstanding indebtedness. Absent an exception, the Debtors would generally recognize cancellation of indebtedness income (“CODI”) upon satisfaction of their outstanding indebtedness for total consideration less than the amount of such indebtedness. The amount of CODI, in general, is the excess of (i) the adjusted issue price of the indebtedness satisfied, over (ii) the sum of (A) the amount of cash paid, (B) the issue price of any new indebtedness of the debtor issued, and (C) the fair market value of any other consideration (including stock of the debtor or another entity) given in satisfaction of such indebtedness at the time of the exchange.

However, with respect to CODI generated upon implementation of the Plan, the Debtors anticipate that they will not be required to include any amount of such CODI in gross income, because the discharge of debt will occur pursuant to a proceeding under chapter 11 of the Bankruptcy Code. The Debtors expect that they will be required to reduce their tax attributes by the amount of CODI that is excluded from gross income, in accordance with the methodology set forth in the U.S. Treasury regulations addressing such reduction for consolidated groups. Generally, tax attributes are reduced in the following order: (a) net operating losses (“NOLs”) and NOL carryovers; (b) certain tax credit carryovers; (c) net capital losses and capital loss carryovers; (d) tax basis in assets (but not below the amount of liabilities to which the debtor remains subject); (e) passive activity loss and credit carryovers; and (f) foreign tax credit carryovers. However, the Debtors may elect to first reduce the basis of their depreciable assets, in which case the limitation on reduction in tax basis in assets described above in (d) will not apply. The reduction in tax attributes occurs only after the taxable income (or loss) for the taxable year of the debt discharge has been determined.

The amount of CODI, if any, and, accordingly, the amount of tax attributes required to be reduced, will depend on the fair market value (or, in the case of debt instruments, the adjusted issue price) of various forms of consideration to be received by the Holders of Claims under the Plan. The Debtors expect that their NOLs and other tax attributes will be substantially reduced but not eliminated as a result of the Debtors’ excluded CODI. However, the exact amount of excluded CODI, and the resulting tax attribute reduction amount is not known at this time.

2.	Limitation of NOL Carryforwards and Other Tax Attributes

(a)	General Section 382 Annual Limitation

If a “loss corporation” (generally, a corporation with NOLs and/or built-in losses) undergoes an “ownership change” under section 382 of the Tax Code (an “Ownership Change”) the amount of its pre-ownership change NOLs and/or built-in losses (collectively, “Pre-Change Losses”) that may be utilized to offset future taxable income generally is subject to an annual limitation (the “Annual Limitation”).

The Debtors anticipate that the consummation of the Plan will result in an Ownership Change. In general, the amount of the Annual Limitation to which a corporation that undergoes an Ownership Change would be subject is equal to the product of (a) the fair market value of the stock of the corporation immediately before the Ownership Change (with certain adjustments) multiplied by (b) the “long-term tax-exempt rate” (which is the highest of the adjusted federal long-term rates in effect for any month in the three calendar-month period ending with the calendar month in which the Ownership Change occurs). Any unused limitation may be carried forward, thereby increasing the Annual Limitation in the subsequent taxable year.

If a corporation (or affiliated group) has a net unrealized built-in gain at the time of an Ownership Change (taking into account most assets and items of built-in income and deductions), then the Annual Limitation may be increased to the extent that the Debtors recognize certain built-in gains in their assets during the five-year period following the Ownership Change, or are treated as recognizing built-in gains pursuant to the safe harbors provided in IRS Notice 2003-65, as modified by Notice 2018-30. If a corporation (or affiliated group) has a net unrealized built-in loss at the time of an Ownership Change (taking into account most assets and items of built-in income and deductions), then generally built-in losses (including amortization or depreciation deductions attributable to such built-in losses) recognized during the following five years (up to the amount of the original net unrealized built-in loss) will be treated as Pre-Change Losses and similarly will be subject to the Annual Limitation. In general, a corporation’s (or affiliated group’s) net unrealized built-in gain or net unrealized built-in loss will be deemed to be zero unless it is greater than the lesser of (a) $10,000,000 or (b) 15% of the fair market value of its assets (with certain adjustments) before the Ownership Change.

Any NOLs generated in any post-Effective Date taxable year (including any portion of the taxable year of the Ownership Change following the Effective Date) should not be subject to this limitation. If an additional Ownership Change occurs after the Effective Date, the Reorganized Debtors’ use of their Pre-Change Losses may be adversely affected.

The IRS issued proposed regulations in September 2019 that would make substantial changes to these rules. However, the IRS has also issued proposed regulations that would cause any company that has an ownership change pursuant to a plan of reorganization in a bankruptcy case filed before the proposed regulations are finalized to be “grandfathered.” Accordingly, the September 2019 proposed regulations are not expected to have an impact on the Debtors with respect to the Ownership Change that will occur pursuant to the Plan.

Section 383 of the Tax Code applies a similar limitation to capital loss carryforwards and tax credits.

Notwithstanding the rules described above, if, post-Ownership Change, a debtor corporation and its subsidiaries do not continue the debtor corporation’s historic business or use a significant portion of its historic business assets in a new business for two years after the Ownership Change (the “Business Continuity Requirement”), the Annual Limitation resulting from the Ownership Change is zero.

As discussed below, special rules may apply in the case of a corporation that experiences an Ownership Change as the result of a bankruptcy proceeding.

(b)	Special Bankruptcy Exceptions

An exception to the foregoing Annual Limitation rules generally applies when shareholders or so-called “qualified creditors” of a debtor corporation in chapter 11 receive, in respect of their claims, at least 50% of the vote and value of the stock of the reorganized debtor (or a controlling corporation if also in chapter 11) pursuant to a confirmed chapter 11 plan (the “382(l)(5) Exception”). Under the 382(l)(5) Exception, a debtor’s Pre-Change Losses are not limited on an annual basis, but instead, NOL carryforwards will be reduced by the amount of any interest deductions claimed during the three taxable years preceding the taxable year that includes the effective date of the plan of reorganization, and during the part of the taxable year prior to and including the effective date of the plan of reorganization, in respect of all debt converted into stock in the reorganization. If the 382(l)(5) Exception applies and the Debtors undergo another Ownership Change within two years after the Effective Date, then the Debtors’ Pre-Change Losses effectively would be eliminated in their entirety.

When the 382(l)(5) Exception is not applicable to a corporation in bankruptcy (either because the debtor does not qualify for it or the debtor otherwise elects not to utilize the 382(l)(5) Exception), a second special rule will generally apply (the “382(l)(6) Exception”). Under the 382(l)(6) Exception, the Annual Limitation will be calculated by reference to the lesser of the value of the debtor corporation’s new stock (with certain adjustments) immediately after the Ownership Change or the value of such debtor corporation’s assets (determined without regard to liabilities) immediately before the Ownership Change. This differs from the ordinary rule that requires the fair market value of a debtor corporation that undergoes an Ownership Change to be determined before the events giving rise to the Ownership Change. The 382(l)(6) Exception also differs from the 382(l)(5) Exception because under the 382(l)(6) Exception, the debtor corporation is not required to reduce its NOL carryforwards by the amount of interest deductions claims within the prior three-year period, and the debtor may undergo an Ownership Change within two years without automatically triggering the elimination of its Pre-Change Losses. If the 382(l)(6) Exception applies, the Business Continuity Requirement discussed above also applies.

The Debtors have not determined whether they will be eligible for the 382(l)(5) Exception or whether to affirmatively elect out of the 382(l)(5) Exception if available.

C.	U.S. Federal Income Tax Consequences to Holders of Allowed Credit Agreement Claims

1.	U.S. Federal Income Tax Consequences to U.S. Holders of Allowed Credit Agreement Claims

The following discussion summarizes certain U.S. federal income tax consequences of the implementation of the Plan to Holders of Allowed Credit Agreement Claims who are U.S. Holders. Whether and to what extent the U.S. Holder of an Allowed Credit Agreement Claim recognizes gain or loss as a result of the exchange of its Claim for the Second Lien Exit Facility and right to subscribe for a portion of the First Lien Exit Facility and New First Lien Exit Facility Equity (“Subscription Rights”) depends, in part, on whether the exchange qualifies as a tax-free reorganization pursuant to Section 368(a)(1)(E) of the Tax Code (a “Tax-Free Exchange”) or if, instead, the consideration under the Plan is treated as having been received in a fully taxable disposition. Whether the receipt of consideration under the Plan qualifies for reorganization treatment will depend on, among other things, whether the Credit Agreement Claims being exchanged constitute “securities.”

Neither the Tax Code nor the Treasury Regulations promulgated thereunder define the term “security.” Whether a debt instrument constitutes a security for U.S. federal income tax purposes is determined based on all the relevant facts and circumstances, but most authorities have held that the length of the term of a debt instrument is an important factor in determining whether such instrument is a security for U.S. federal income tax purposes. These authorities have indicated that a term of less than five years is evidence that the instrument is not a security, whereas a term of ten years or more is evidence that it is a security. There are numerous other factors that could be taken into account in determining whether a debt instrument is a security, including the security for payment, the creditworthiness of the obligor, whether payments of interest are fixed, variable, or contingent, and whether such payments are made on a current basis or accrued.

The Debtors do not expect the Credit Agreement Claims to be treated as securities for U.S. federal income tax purposes. Therefore, a U.S. Holder of an Allowed Credit Agreement Claim will be treated as exchanging such Claim for the Second Lien Exit Facility and Subscription Rights in a taxable transaction. Accordingly, each U.S. Holder of such Allowed Credit Agreement Claim should recognize gain or loss equal to the difference between (i) the sum of the “issue price” of the Second Lien Exit Facility and the fair market value of Subscription Rights received in exchange for the Claim and (ii) such U.S. Holder’s adjusted basis in such Claim. Whether such gain or loss is capital or ordinary in character will be determined by a number of factors, including the tax status of the U.S. Holder, the nature of the Claim in such U.S. Holder’s hands, whether the Claim was purchased at a discount, and whether and to what extent the U.S. Holder previously has claimed a bad debt deduction with respect to its Claim. See Sections VII.G.1. and VII.G.2. of this Disclosure Statement, entitled “Accrued Interest” and “Market Discount.” A U.S. Holder’s tax basis in the Second Lien Facility received should equal the “issue price” of the Second Lien Exit Facility as of the date it is distributed to the Holder. A U.S. Holder’s holding period for the Second Lien Exit Facility received should begin on the day following the Effective Date. A U.S. Holder’s tax basis in the Subscription Rights received should equal the fair market value of the Subscription Rights as of the date such Subscription Rights are distributed to the Holder. A U.S. Holder’s holding period for the Subscription Rights are received should begin on the day following the Effective Date.

2.	U.S. Federal Income Tax Consequences to U.S. Holders of Ownership and Disposition of the Second Lien Exit Facility

(a)	Payments of Qualified Stated Interest

Payments or accruals of “qualified stated interest” (as defined below) on the Second Lien Exit Facility will be includible in a U.S. Holder’s gross income as ordinary interest income and taxable at the time that such payments are accrued or are received in accordance with such U.S. Holder’s regular method of accounting for U.S. federal income tax purposes. The term “qualified stated interest” generally means stated interest that is unconditionally payable in cash or property (other than debt instruments of the issuer) at least annually during the entire term of the Second Lien Exit Facility, at a single fixed rate of interest, or, subject to certain conditions, based on one or more interest indices.

(b)	Original Issue Discount

A debt instrument, such as the Second Lien Exit Facility, is treated as issued with original issue discount (“OID”) for U.S. federal income tax purposes if its issue price is less than its stated redemption price at maturity by more than a de minimis amount. A debt instrument’s stated redemption price at maturity includes all principal and interest payable over the term of the debt instrument, other than “qualified stated interest.” As neither the Prepetition Credit Agreement nor the Second Lien Exit Facility exchanged therefor are expected to be treated as publicly traded for U.S. federal income tax purposes, the “issue price” of the Second Lien Exit Facility would generally equal its stated principal amount.

For purposes of determining whether there is OID, the de minimis amount is generally equal to 1⁄4 of 1 percent of the principal amount of the Second Lien Exit Facility multiplied by the remaining number of years to maturity from its original issue date, or if the Senior Lien Exit Facility provides for payments other than payments of qualified stated interest before maturity, multiplied by the weighted average maturity of the Second Lien Exit Facility (as determined under applicable Treasury Regulations). If the Second Lien Exit Facility is treated as issued with more than de minimis OID, a U.S. Holder generally (i) will be required to include the OID in gross income as ordinary interest income as it accrues on a constant yield to maturity basis over the term of the Second Lien Exit Facility, in advance of the receipt of the cash attributable to such OID and regardless of the holder’s method of accounting for U.S. federal income tax purposes, but (ii) will not be required to recognize additional income upon the receipt of any cash payment on the Second Lien Exit Facility that is attributable to previously accrued OID that has been included in its income.

D.	Certain U.S. Federal Income Tax Consequences to U.S. Holders of Allowed Term Loans

Pursuant to the Plan, each U.S. Holder of an Allowed Term Loan Claim will receive New Equity and Subscription Rights. The consequences to U.S. Holders of Allowed Term Loan Claims will depend on whether such Claims are securities, and on whether the Subscription Rights are treated as securities for U.S. federal income tax purposes.

The Debtor intends to take the position the Term Loan Claims are not treated as securities for U.S. federal income tax purposes and therefore a U.S. Holder of an Allowed Term Loan Claim will be treated as exchanging such Claim for New Equity and Subscription Rights in a taxable transaction under section 1001 of the Code. Accordingly, each U.S. Holder of such Allowed Term Loan Claim should recognize gain or loss equal to the difference between the fair market value of New Equity and Subscription Rights received in exchange for the Claim and such U.S. Holder’s adjusted basis, if any, in such Claim. Whether such gain or loss is capital or ordinary in character will be determined by a number of factors, including the tax status of the U.S. Holder, the nature of the Claim in such U.S. Holder’s hands, whether the Claim was purchased at a discount, and whether and to what extent the U.S. Holder previously has claimed a bad debt deduction with respect to its Claim. See Sections VII.G.1 and VII.G.2 of this Disclosure Statement, entitled “Accrued Interest” and “Market Discount.” A U.S. Holder’s tax basis in any New Equity and Subscription Rights received should equal the fair market value of such New Equity and Subscription Rights as of the date such New Equity and Subscription Rights are distributed to the Holder. A U.S. Holder’s holding period for the New Equity and Subscription Rights received should begin on the day following the Effective Date.

E.	Certain U.S. Federal Income Tax Consequences to U.S. Holders of Allowed Convertible Notes Claims

Whether and to what extent the U.S. Holder of a Allowed Convertible Notes Claim recognizes gain or loss as a result of the exchange of its Claim for the New Equity and Subscription Rights depends, in part, on whether the exchange qualifies as Tax-Free Exchange or if, instead, the consideration under the Plan is treated as having been received in a fully taxable disposition. Whether the receipt of consideration under the Plan qualifies for reorganization treatment will depend on, among other things, whether the Allowed Convertible Notes Claims being exchanged constitute “securities.” Although not free from doubt, the Debtors intend to take the position that the Allowed Convertible Notes Claims are securities for U.S. federal income tax purposes.

1.	U.S. Federal Income Tax Consequences to U.S. Holders of a Tax-Free Exchange

If the Convertible Notes Claims are treated as securities for U.S. federal income tax purposes, the exchange of Allowed Convertible Notes Claims for New Equity and Subscription Rights would be treated as a Tax-Free Exchange. If the exchange of Convertible Notes Claims for New Equity and Subscription Rights qualifies as a Tax-Free Exchange, the consequences to a U.S. Holder will depend on whether the Subscription Rights are treated as securities. If the Subscription Rights are treated as securities, a U.S. Holder should not recognize gain or loss with respect to the exchange (subject to “Accrued Interest,” as discussed in Section VII.G.1 of this Disclosure Statement). Although not free from doubt, the Debtors believe the Subscription Rights are not securities for U.S. federal income tax purposes. If the Subscription Rights are not treated as securities, a U.S. Holder will recognize gain (but not loss) as a result of the exchange. Any gain recognized generally will equal the lesser of (a) the amount of gain realized on the exchange (computed as the difference, if any, between the amount realized on the exchange and the U.S. Holder’s adjusted tax basis in its Claims) and (b) the value of the Subscription Rights received in the exchange (excluding any amounts attributable to accrued and unpaid interest on an existing Claim). In general, a U.S. Holder would obtain an initial tax basis in the New Equity received in the exchange equal to its adjusted tax basis in its existing Claim surrendered, increased by any gain recognized on the exchange and decreased by the value of the Subscription Rights received in the exchange (excluding any amounts attributable to accrued and unpaid interest).    A U.S. Holder’s holding period for the New Equity received in the exchange (excluding any amounts attributable to accrued and unpaid interest) will generally include its holding period for its existing Claims. In general, a U.S. Holder’s initial tax basis in its the Subscription Rights received should equal the fair market value of such Subscription Rights as of the date such Subscription Rights are distributed to the Holder . A U.S. Holder’s holding period for the Subscription Rights received should begin on the day following the Effective Date.

2.	U.S. Federal Income Tax Consequences to U.S. Holders in a Taxable Exchange

If the Allowed Convertible Notes Claims are not treated as securities for U.S. federal income tax purposes and therefore the exchange is not a Tax-Free Exchange, a U.S. Holder of an Allowed Convertible Notes Claim will be treated as exchanging such Claim for New Equity and Subscription Rights in a taxable transaction under section 1001 of the Tax Code. Accordingly, each U.S. Holder of Allowed Convertible Notes Claims should recognize gain or loss equal to the difference between the fair market value of New Equity and Subscription Rights received in exchange for the Claim and such U.S. Holder’s adjusted basis, if any, in such Claim. Whether such gain or loss is capital or ordinary in character will be determined by a number of factors, including the tax status of the U.S. Holder, the nature of the Claim in such U.S. Holder’s hands, whether the Claim was purchased at a discount, and whether and to what extent the U.S. Holder previously has claimed a bad debt deduction with respect to its Claim. See Sections VII.G.1 and VII.G.2 of this Disclosure Statement, entitled “Accrued Interest” and “Market Discount.” A U.S. Holder’s tax basis in any New Equity and Subscription Rights received should equal the fair market value of such New Equity and Subscription Rights as of the date such New Equity and Subscription Rights are distributed to the Holder. A U.S. Holder’s holding period for the New Equity and Subscription Rights received should begin on the day following the Effective Date.

F.	Certain U.S. Federal Income Tax Consequences to U.S. Holders of General Unsecured Claims

Pursuant to the Plan, each U.S. Holder of a General Unsecured Claim will receive its pro rata share of the General Unsecured Claim Distribution, which consists of cash. The receipt of a portion of the General Unsecured Claim Distribution will be treated as a taxable transaction under section 1001 of the Tax Code. Accordingly, each U.S. Holder of such General Unsecured Claim should recognize gain or loss equal to the difference between the amount of cash received in exchange for the Claim and such U.S. Holder’s adjusted basis, if any, in such Claim. Whether such gain or loss is capital or ordinary in character will be determined by a number of factors, including the tax status of the U.S. Holder, the nature of the Claim in such U.S. Holder’s hands, whether the Claim was purchased at a discount, and whether and to what extent the U.S. Holder previously has claimed a bad debt deduction with respect to its Claim. U.S. Holders of General Unsecured Claims should consult their tax advisors on the consequences of the receipt of General Unsecured Claim Distribution in exchange for their Claims.

G.	Certain Common U.S. Federal Income Tax Consequences to U.S. Holders of Claims

1.	Accrued Interest (and OID)

To the extent that any amount received by a U.S. Holder of a Claim is attributable to accrued but unpaid interest (including accrued OID) on the debt instruments constituting the surrendered Claim, the receipt of such amount should be taxable to the U.S. Holder as ordinary interest income (to the extent not already taken into income by the U.S. Holder). Conversely, a U.S. Holder of a Claim may be able to recognize a deductible loss (or, possibly, a write off against a reserve for worthless debts) to the extent that any accrued interest (including accrued OID) was previously included in the U.S. Holder’s gross income but was not paid in full by the Debtors. Such loss may be ordinary, but the tax law is unclear on this point. The tax basis of any non-cash consideration treated as received in satisfaction of accrued but untaxed interest (or OID) should equal the amount of such accrued but untaxed interest (or OID). The holding period for such non-cash consideration should begin on the day following the receipt of such property.

The extent to which the consideration received by a U.S. Holder of a surrendered Claim will be attributable to accrued interest on the debts constituting the surrendered Claim is unclear. Certain legislative history and case law indicates that an allocation of consideration as between principal and interest provided in a chapter 11 plan of reorganization is binding for U.S. federal income tax purposes, while certain Treasury Regulations treat payments as allocated first to any accrued but untaxed interest. The Plan provides that amounts paid to Holders of Claims will be allocated first to principal and then to accrued but unpaid interest. The IRS could take the position that the consideration received by the Holder should be allocated in some way other than as provided in the Plan. Holders of Allowed Claims should consult their own tax advisors regarding the proper allocation of the consideration received by them under the Plan.

U.S. HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS CONCERNING THE ALLOCATION OF CONSIDERATION RECEIVED IN SATISFACTION OF THEIR CLAIMS AND THE FEDERAL INCOME TAX TREATMENT OF ACCRUED BUT UNPAID INTEREST.

2.	Market Discount

In general, a debt instrument is considered to have been acquired with “market discount” if it is acquired other than on original issue and if its holder’s adjusted tax basis in the debt instrument is less than (a) the sum of all remaining payments to be made on the debt instrument, excluding “qualified stated interest” or (b) in the case of a debt instrument issued with original issue discount, its adjusted issue price, by at least a de minimis amount. Any gain recognized by a U.S. Holder on the taxable disposition of a Claim that had been acquired with market discount should be treated as ordinary income to the extent of the market discount that accrued thereon while the Claim was considered to be held by the U.S. Holder (unless the U.S. Holder elected to include market discount in income as it accrued).

To the extent that Claims that were acquired with market discount are exchanged in a transaction that qualifies as a Tax-Free Exchange, the U.S. Holder may be required to recognize any market discount that accrued on such Claims (i.e., up to the time of the exchange) to the extent of any deemed gain. However, the tax law is unclear on this point

3.	U.S. Federal Income Tax Treatment of the Ownership, Exercise, and Lapse of the Subscription Rights.

The Debtors intend to treat the issuance of the Subscription Rights and their subsequent exercise as an issuance and exercise of options to subscribe for a portion of the First Lien Exit Facility and receive New First Lien Exit Facility Equity for U.S. federal income tax purposes.

A U.S. Holder that elects to exercise its Subscription Rights will generally be treated as purchasing, in exchange for its Subscription Rights and the amount of cash funded by the U.S. Holder to exercise the Subscription Rights, the portion of the First Lien Exit Facility it is entitled to purchase pursuant to the Subscription Rights and the New First Lien Exit Facility Equity. Such purchase will generally be treated as the exercise of an option under general tax principles and the U.S. Holder therefore should not recognize income, gain or loss for U.S. federal income tax purposes. A U.S. Holder’s aggregate tax basis in the New First Lien Exit Facility Equity and First Lien Exit Facility received upon exercise of its Subscription Rights will generally equal the sum of (a) the amount of cash paid by the U.S. Holder to exercise its Subscription Rights plus (b) such U.S. Holder’s tax basis in its Subscription Rights immediately before such Subscription Rights are exercised, and such basis shall be allocated amongst the New First Lien Exit Facility Equity and First Lien Exit Facility based on their relative fair market values. A U.S. Holder’s holding period in the New First Lien Exit Facility Equity or Exit Facility, as applicable, will begin on the day after the exercise date of the Subscription Rights.

A U.S. Holder that elects not to exercise its Subscription Rights and instead allows the Subscription Rights to lapse may be entitled to claim a capital loss upon expiration of the Subscription Rights in an amount equal to the amount of tax basis allocated to the Subscription Rights, subject to any limitations on such U.S. Holder’s ability to utilize capital losses.

U.S. HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE PROPER CHARACTERIZATION OF THE SUBSCRIPTION RIGHTS FOR U.S. FEDERAL INCOME TAX PURPOSES AND THE CONSEQUENCES OF EXERCISING OR NOT EXERCISING THE SUBSCRIPTION RIGHTS GIVEN THEIR OWN PARTICULAR CIRCUMSTANCES.

4.	U.S. Federal Income Tax Consequences to U.S. Holders of Ownership and Disposition of the First Lien Exit Facility.

(a)	Payments of Qualified Stated Interest.

Payments or accruals of “qualified stated interest” (as defined below) on the First Lien Exit Facility will be includible in the U.S. Holder’s gross income as ordinary interest income and taxable at the time that such payments are accrued or are received in accordance with such U.S. Holder’s regular method of accounting for U.S. federal income tax purposes. The term “qualified stated interest” generally means stated interest that is unconditionally payable in cash or property (other than debt instruments of the issuer) at least annually during the entire term of the First Lien Exit Facility, at a single fixed rate of interest, or, subject to certain conditions, based on one or more interest indices.

(b)	Original Issue Discount.

A debt instrument, such as the First Lien Exit Facility, is treated as issued with OID for U.S. federal income tax purposes if its issue price is less than its stated redemption price at maturity by more than a de minimis amount. A debt instrument’s stated redemption price at maturity includes all principal and interest payable over the term of the debt instrument, other than “qualified stated interest.”

Because a U.S. Holder that purchases a portion of the First Lien Exit Facility pursuant to the exercise of its Subscription Rights will be treated as receiving a debt instrument (the First Lien Exit Facility) as well as other property (New First Lien Exit Facility Equity), the “investment unit” rules are expected to apply to determine the “issue price” of the First Lien Exit Facility. The issue price of the First Lien Exit Facility will depend, in part, on the issue price of the “investment unit” (i.e., the First Lien Exit Facility and New First Lien Exit Facility Equity), and the respective fair market values of the elements of consideration that compose the investment unit. Because the investment unit in this case is acquired for cash, the issue price of the investment unit will generally be equal to the first price at which a substantial amount of the investment unit is sold for money (not including sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers). Such issue price determined for the investment unit under the above rules is allocated among the elements of consideration making up the investment unit (i.e., the First Lien Exit Facility and the New First Lien Exit Facility Equity) based on their relative fair market values, with such allocation determining the issue price of the First Lien Exit Facility.

An issuer’s allocation of the issue price of an investment unit is binding on all U.S. Holders of the investment unit unless a U.S. Holder explicitly discloses a different allocation on a timely filed income tax return for the taxable year that includes the acquisition date of the investment unit.

For purposes of determining whether there is OID, the de minimis amount is generally equal to 1⁄4 of 1 percent of the principal amount of the First Lien Exit Facility multiplied by the remaining number of years to maturity from its original issue date, or if the First Lien Exit Facility provides for payments other than payments of qualified stated interest before maturity, multiplied by the weighted average maturity of the Second Lien Exit Facility (as determined under applicable Treasury Regulations). If the First Lien Exit Facility is treated as issued with more than de minimis OID (including as a result of an allocation due to the New First Lien Exit Facility Equity, as described below), a U.S. Holder generally (i) will be required to include the OID in gross income as ordinary interest income as it accrues on a constant yield to maturity basis over the term of the First Lien Exit Facility, in advance of the receipt of the cash attributable to such OID and regardless of the holder’s method of accounting for U.S. federal income tax purposes, but (ii) will not be required to recognize additional income upon the receipt of any cash payment on the First Lien Exit Facility that is attributable to previously accrued OID that has been included in its income.

5.	U.S. Federal Income Tax Consequences to U.S. Holders of Ownership and Disposition of New Equity

(a)	Distributions with Respect to New Equity

The gross amount of any distribution of cash or property made to a U.S. Holder with respect to New Equity generally will be includible in gross income by a U.S. Holder as dividend income to the extent such distribution is paid out of current or accumulated earnings and profits, as determined under U.S. federal income tax principles. To the extent those distributions exceed our current and accumulated earnings and profits, the distribution (i) will be treated as a non-taxable return of the U.S. Holder’s adjusted basis in the New Equity and (ii) thereafter as capital gain. Dividends received by non-corporate U.S. Holders may qualify for reduced rates of taxation if certain requirements are satisfied. Subject to applicable limitations, a distribution which is treated as a dividend for U.S. federal income tax purposes may qualify for the dividends-received deduction if such amount is distributed to a corporate U.S. Holder and certain other requirements are satisfied.

(b)	Sale, Exchange, or Other Taxable Disposition of New Equity

For U.S. federal income tax purposes, a U.S. Holder generally will recognize gain or loss on the sale, exchange, or other taxable disposition of any of its New Equity in an amount equal to the difference, if any, between the amount realized for the New Equity and the U.S. Holder’s adjusted tax basis in the New Equity. Any such gain or loss generally will be capital gain or loss, and will be long-term capital gain or loss if the Holder has a holding period in the New Equity of more than one year as of the date of disposition. Non-corporate U.S. Holders may be eligible for reduced rates of taxation on long-term capital gains. The deductibility of capital losses is subject to certain limitations. Under the recapture rules of section 108(e)(7) of the Tax Code, a U.S. Holder may be required to treat gain recognized on a sale or other taxable disposition of the New Equity as ordinary income if such U.S. Holder took a bad debt deduction with respect to its Claim or recognized an ordinary loss on the exchange of its Claim for New Equity.

In addition, in the event Claims are exchanged in a Tax-Free Exchange, any gain recognized by a U.S. Holder upon a subsequent disposition of the New Equity received will be treated as ordinary income for U.S. federal income tax purposes to the extent of any accrued market discount carried over to the New Equity not previously included in income (see Section VII.G.2 entitled “Market Discount”).

6.	Medicare Tax

Certain U.S. Holders that are individuals, estates, or trusts are required to pay an additional 3.8% tax on, among other things, interest, dividends and gains from the sale or other disposition of capital assets. U.S. Holders that are individuals, estates, or trusts should consult their tax advisors regarding the effect, if any, of this tax provision on the consummation of the Plan to such U.S. Holders and the ownership and disposition of any consideration to be received under the Plan.

H.	Certain U.S. Federal Income Tax Consequences to Certain Non-U.S. Holders of Claims

The following discussion includes only certain U.S. federal income tax consequences of the Restructuring Transactions to Non-U.S. Holders. The rules governing the U.S. federal income tax consequences to Non-U.S. Holders are complex. Each Non-U.S. Holder should consult its own tax advisor regarding the U.S. federal, state, and local and the non-U.S. tax consequences of the consummation of the Plan to such Non-U.S. Holders and the ownership and disposition of the New Equity, as applicable.

1.	Gain Recognition

Whether a Non-U.S. Holder realizes gain or loss on the exchange and the amount of such gain or loss is determined in the same manner as set forth above in connection with U.S. Holders. Subject to the rules discussed below under Sections VII.I.1. and VII.I.2., entitled “FATCA” and “Information Reporting and Back-Up Withholding,” any gain realized by a Non-U.S. Holder on the exchange of its Claim generally will not be subject to U.S. federal income taxation unless (i) the Non-U.S. Holder is a non-resident alien individual who was present in the United States for 183 days or more during the taxable year in which the Restructuring Transactions occur and certain other conditions are met, or (ii) such gain is effectively connected with the conduct by such Non-U.S. Holder of a trade or business in the United States (and if an income tax treaty applies, such gain is attributable to a permanent establishment maintained by such Non-U.S. Holder in the United States).

If the first exception applies, the Non-U.S. Holder generally will be subject to U.S. federal income tax at a rate of 30% (or lower applicable income tax treaty rate) on any gain realized, which may be offset by certain U.S. source capital losses. If the second exception applies, the Non-U.S. Holder generally will be subject to U.S. federal income tax in the manner described in Section VII.H.3, entitled “Income or Gain Effectively Connected with a U.S. Trade or Business.”

2.	Accrued Interest

Subject to the rules discussed below under Sections VII.I.1. and VII.I.2, entitled “FATCA” and “Information Reporting and Backup Withholding,” payments attributable to U.S. source accrued but unpaid interest (including OID) to a Non-U.S. Holder generally will not be subject to U.S. federal income tax and will be exempt from withholding under the “portfolio interest” exemption if the Non-U.S. Holder properly certifies to its foreign status (generally, by providing the withholding agent IRS Form W-8BEN or W-8BEN-E prior to payment), and:

(i)	the Non-U.S. Holder does not own, actually or constructively, 10% or more of the total combined voting power of all classes of the Debtor’s stock entitled to vote;

(ii)	the Non-U.S. Holder is not a “controlled foreign corporation” that is a “related person” with respect to the Debtor;

(iii)

the Non-U.S. Holder is not a bank whose receipt of interest on the notes is in connection with an extension of credit made pursuant to a loan agreement entered into in the ordinary course of the Non-U.S. Holder’s trade or business; and

(iv)	such interest is not effectively connected with the Non-U.S. Holder’s conduct of a U.S. trade or business.

A Non-U.S. Holder that does not qualify for exemption from withholding tax with respect to accrued but unpaid interest that is not effectively connected income generally will be subject to withholding of U.S. federal income tax at a 30% rate (or lower applicable income tax treaty rate) on payments that are attributable to accrued but unpaid interest (including accrued OID). For purposes of providing a properly executed IRS Form W-8BEN or W-BEN-E, special procedures are provided under applicable U.S. Treasury regulations for payments through qualified foreign intermediaries or certain financial institutions that hold customers’ securities in the ordinary course of their trade or business.

If any accrued but unpaid interest is effectively connected income, the Non-U.S. Holder generally will be subject to U.S. federal income tax in the manner described in Section VII.H.3, entitled “Income or Gain Effectively Connected with a U.S. Trade or Business.”

3.	Income or Gain Effectively Connected with a U.S. Trade or Business

If any interest or gain realized by a Non-U.S. Holder on the exchange of its Claims is effectively connected with such Holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, the Holder maintains a permanent establishment in the United States to which such interest or gain is attributable), then the interest income or gain will be subject to U.S. federal income tax at regular graduated income tax rates generally in the same manner as if the Holder was a U.S. Holder. Effectively connected income will not be subject to U.S. federal withholding tax if the Non-U.S. Holder satisfies certain certification requirements by providing to the applicable withholding agent a properly executed IRS Form W-8ECI (or successor form), In addition, if such a Non-U.S. Holder is a corporation, it may be subject to a branch profits tax equal to 30% (or lower applicable income tax treaty rate) of its effectively connected earnings and profits for the taxable year, subject to certain adjustments.

4.	U.S. Federal Income Tax Consequences to Non-U.S. Holders of Ownership and Disposition of Shares of New Equity

(a)	Dividends on New Equity

Any distributions made with respect to New Equity will constitute dividends for U.S. federal income tax purposes to the extent of New Parent’s current or accumulated earnings and profits as determined under U.S. federal income tax principles. To the extent those distributions exceed our current and accumulated earnings and profits, the distributions will be treated as a non-taxable return of capital to the extent of the Non-U.S. Holder’s tax basis in our common stock and thereafter as capital gain from the sale or exchange of such New Equity. Subject to the rules discussed under Section VII.H.3, entitled “Income or Gain Effectively Connected with a U.S. Trade or Business,” and under Sections VII.H.8. and VII.I.1., entitled “FIRPTA” and “FATCA,” any distribution made to a Non-U.S. Holder on the New Equity generally will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the distribution unless an applicable income tax treaty provides for a lower rate. To receive the benefit of a reduced treaty rate, a Non-U.S. Holder must provide the applicable withholding agent with an IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable or successor form) certifying qualification for the reduced rate.

Dividends paid to a Non-U.S. Holder that are effectively connected with a trade or business conducted by the Non-U.S. Holder in the United States (and, if required by an applicable income tax treaty, are treated as attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States) generally will be taxed on a net income basis at the rates and in the manner generally applicable to United States persons (as defined in the Tax Code). Such effectively connected dividends will not be subject to U.S. withholding tax if the non-U.S. Holder satisfies certain certification requirements by providing the applicable withholding agent a properly executed IRS Form W-8ECI certifying eligibility for exemption. If the non-U.S. Holder is a non-U.S. corporation, it may also be subject to a branch profits tax (at a 30% rate or such lower rate as specified by an applicable income tax treaty).

(b)	Sale, Redemption, or Repurchase of New Equity

Subject to the rules discussed below under Sections VII.I.1. and VII.I.2., entitled “FATCA” and “Information Reporting and Backup Withholding,” a Non-U.S. Holder generally will not be subject to U.S. federal income tax with respect to any gain realized on the sale or other taxable disposition of any of its New Equity, including any gain resulting from a non-dividend distribution in excess of the Holder’s tax basis in their New Equity, unless (i) the Non-U.S. Holder is a non-resident alien individual who was present in the United States for 183 days or more during the taxable year in which the disposition occurs and certain other conditions are met, (ii) such gain is effectively connected with the conduct by such Non-U.S. Holder of a trade or business in the United States (and if an income tax treaty applies, such gain is attributable to a permanent establishment maintained by such Non-U.S. Holder in the United States), or (iii) New Parent is or has been during a specified testing period a USRPHC (as defined below).

If the first exception applies, the Non-U.S. Holder generally will be subject to U.S. federal income tax at a rate of 30% (or lower applicable income tax treaty rate) on any gain realized, which may be offset by certain U.S. source capital losses. If the second exception applies, the Non-U.S. Holder generally will be subject to U.S. federal income tax with respect to such gain in the same manner as a U.S. Holder, and a Non-U.S. Holder that is a corporation for U.S. federal income tax purposes may also be subject to a branch profits tax with respect to earnings and profits effectively connected with a U.S. trade or business that are attributable to such gains at a rate of 30% (or at a reduced rate or exemption from tax under an applicable income tax treaty). If the third exception applies, the Non-U.S. Holder will be subject to U.S. federal income tax and U.S. federal withholding tax as discussed in Section VII.H.8, entitled “FIRPTA.”

5.	U.S. Federal Income Tax Consequences to Non-U.S. Holders of Ownership, Exercise, and Lapse, of the Subscription Rights.

The U.S. federal income tax treatment of the Subscription Rights to a Non-U.S. Holder are generally expected to be the same as those described above for U.S. Holders of Subscription Rights in Section VII.G.3, entitled “U.S. Federal Income Tax Treatment of the Ownership, Exercise, and Lapse of the Subscription Rights.”

6.	U.S. Federal Income Tax Consequences to Non-U.S. Holders of Payments of Interest and of Owning and Disposing of the First Lien Exit Facility.

(a)	Payments of Interest (Including Interest Attributable to Accrued but Untaxed Interest).

Subject to the rules discussed below under Sections VII.I.1 and VII.I.2, entitled “FATCA” and “Information Reporting and Backup Withholding,” interest income (which, for purposes of this discussion of Non-U.S. Holders, includes OID and accrued but untaxed interest, including in each case any such amounts paid to a Non-U.S. Holder under the Plan) to a Non-U.S. Holder generally will not be subject to U.S. federal income tax and will be exempt from withholding under the “portfolio interest” exemption if the Non-U.S. Holder properly certifies to its foreign status (generally, by providing the withholding agent IRS Form W-8BEN or W-8BEN-E prior to payment), and:

(i)	the Non-U.S. Holder does not own, actually or constructively, 10% or more of the total combined voting power of all classes of the Debtor’s stock entitled to vote;

(ii)	the Non-U.S. Holder is not a “controlled foreign corporation” that is a “related person” with respect to the Debtor;

(iii)

the Non-U.S. Holder is not a bank whose receipt of interest on the notes is in connection with an extension of credit made pursuant to a loan agreement entered into in the ordinary course of the Non-U.S. Holder’s trade or business; and

(iv)	such interest is not effectively connected with the Non-U.S. Holder’s conduct of a U.S. trade or business.

A Non-U.S. Holder that does not qualify for exemption from withholding tax with respect to interest paid to a Non-U.S. Holder that is not effectively connected income generally will be subject to withholding of U.S. federal income tax at a 30% rate (or lower applicable income tax treaty rate) on payments that are attributable to accrued but unpaid interest (including accrued OID). For purposes of providing a properly executed IRS Form W-8BEN or W-BEN-E, special procedures are provided under applicable U.S. Treasury regulations for payments through qualified foreign intermediaries or certain financial institutions that hold customers’ securities in the ordinary course of their trade or business.

If interest on the First Lien Exit Facility or interest paid to a Non-U.S. Holder pursuant to the Plan is effectively connected with a trade or business in the United States carried on by the Non-U.S. Holder, the Non-U.S. Holder generally will be subject to U.S. federal income tax in the manner described in Section VII.H.3, entitled “Income or Gain Effectively Connected with a U.S. Trade or Business.”

(b)	Sale, Taxable Exchange, or Other Disposition of the First Lien Exit Facility.

A Non-U.S. Holder will generally not be subject to U.S. federal income tax on any gain realized on a sale, exchange, retirement, redemption or other taxable disposition of the First Lien Exit Facility (other than any amount representing accrued but unpaid interest on the loan) unless:

(i)

in the case of a Non-U.S. Holder who is a nonresident alien individual, such Non-U.S. Holder is present in the United States for 183 or more days in the taxable year of disposition and certain other requirements are met; or

(ii)	the gain is ECI (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment that such Non-U.S. Holder maintains in the United States).

If an individual Non-U.S. Holder falls under the first of these exceptions, the Non-U.S. Holder generally will be subject to U.S. federal income tax at a rate of 30 percent (unless a lower applicable treaty rate applies) on the amount by which the gain derived from the disposition exceeds such Non-U.S. Holder’s capital losses allocable to sources within the United States for the taxable year of the disposition. If a Non-U.S. Holder falls under the second of these exceptions, unless an applicable income tax treaty provides otherwise, the Non-U.S. Holder will generally be taxed on the net gain derived from the disposition of the First Lien Exit Facility under the graduated U.S. federal income tax rates that are applicable to U.S. Holders and, if the Non-U.S. Holder is a foreign corporation, it may also be subject to the branch profits tax described above.

7.	U.S. Federal Income Tax Consequences to Non-U.S. Holders of Payments of Interest and of Owning and Disposing of the Second Lien Exit Facility.

The tax consequences to Non-U.S. Holders of the Second Lien Exit Facility will be the same as described above in Section VII.H.6 of this Disclosure Statement, entitled “U.S. Federal Income Tax Consequences to Non-U.S. Holders of Payments of Interest and of Owning and Disposing of the First Lien Exit Facility.”

8.	FIRPTA

Under the Foreign Investment in Real Property Tax Act of 1980 (“FIRPTA”), gain or loss of a foreign person on a disposition of a United States real property interest (“USRPI”) is deemed to be effectively connected with a trade or business carried on in the United States and subject to U.S. federal income tax. A USRPI includes any interest (other than solely as a creditor) in a domestic corporation if the domestic corporation is a United States real property holding corporation (“USRPHC”). Common stock that is regularly traded on an established securities market is, however, excepted from treatment as a USRPI if any class of stock of the corporation is regularly traded on an established securities market and the holder of such stock does not, at any time during an applicable measuring period, own more than 5% of that class of stock (the “5% Public Shareholder Exception”). In addition, if a non-regularly traded interest is convertible into common stock that is regularly traded on an established securities market, such non-regularly traded interest is excepted from treatment as a USRPI if on the date on which a holder acquired such interest it does not have a fair market value greater than 5% of the regularly traded class of stock into which it is convertible (the “5% Convertible Exception” and together with the 5% Public Shareholder Exception, the “5% Exception”). Whether and when the New Equity of New Parent will be considered regularly traded on an established securities market will depend, in part, on whether a market develops in such equity, and cannot be currently determined.

If the common stock of the corporation were not considered to be regularly traded on an established securities market during the calendar year in which the relevant disposition by a Non-U.S. Holder occurs, the Non-U.S. Holder (regardless of the percentage of common stock owned or the fair market value of the non-regularly traded interest convertible into common stock) would be subject to U.S. federal income tax on a taxable disposition of the common stock or the non-regularly traded interest convertible into common stock, and a 15% withholding tax would apply to the gross proceeds from such disposition. The Debtors currently expect that New Parent is not expected to be a USRPHC and accordingly the FIRPTA rules should not apply.

NON-U.S. HOLDERS SHOULD CONSULT THEIR INDEPENDENT TAX ADVISORS TO DETERMINE WHETHER THE NEW EQUITY IS SUBJECT TO FIRPTA.

I.	Compliance and Reporting

1.	FATCA

The Foreign Account Tax Compliance Act (“FATCA”) imposes a 30% withholding tax on “withholdable payments,” in each case if paid to a “foreign financial institution” or a “non-financial entity” (each as defined in the Tax Code) (including in some cases, when such foreign financial institution or non-financial foreign entity is acting as an intermediary), unless (i) in the case of a foreign financial institution, such institution enters into an agreement with the U.S. government to withhold on certain payments, and to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are non-U.S. entities with U.S. owners), (ii) in the case of a non-financial foreign entity, such entity certifies that it does not have any “substantial United States owners” (as defined in the Tax Code) or provides the applicable withholding agent with a certification identifying the direct and indirect substantial United States owners of the entity (in either case, generally on an IRS Form W-8BEN-E), or (iii) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules and provides appropriate documentation (such as an IRS Form W-8BEN-E). Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing these rules may be subject to different rules. Under certain circumstances, a Holder might be eligible for refunds or credits of such taxes.

For this purpose, “withholdable payments” are generally U.S. source payments of fixed or determinable, annual or periodical income (including interest on debt instruments and dividends on shares of New Equity). Each Non-U.S. Holder should consult its own tax advisor regarding the possible impact of these rules on such Non-U.S. Holder’s U.S. federal income tax consequences under the Plan.

2.	Information Reporting and Backup Withholding

The Debtors will withhold all amounts required by law to be withheld from payments of interest and dividends. The Debtors will comply with all applicable reporting requirements of the Tax Code. In general, information reporting requirements may apply to distributions or payments made to a Holder of a Claim under the Plan. In addition, backup withholding of taxes will generally apply to payments in respect of an Allowed Claim under the Plan unless, in the case of a U.S. Holder, such U.S. Holder provides a properly executed IRS Form W-9 and, in the case of Non-U.S. Holder, such Non-U.S. Holder provides a properly executed applicable IRS Form W-8 (or otherwise establishes such Non-U.S. Holder’s eligibility for an exemption).

Backup withholding is not an additional tax. Amounts withheld under the backup withholding rules may be credited against a Holder’s U.S. federal income tax liability, and a Holder may obtain a refund of any excess amounts withheld under the backup withholding rules by filing an appropriate claim for refund with the IRS.

In addition, from an information reporting perspective, the U.S. Treasury regulations generally require disclosure by a taxpayer on its U.S. federal income tax return of certain types of transactions in which the taxpayer participated, including, among other types of transactions, certain transactions that result in the taxpayer’s claiming a loss in excess of specified thresholds. Holders are urged to consult their tax advisors regarding these regulations and whether the transactions contemplated by the Plan would be subject to these regulations and require disclosure on the Holders’ tax returns.

THE FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN ARE COMPLEX. THE FOREGOING DISCUSSION DOES NOT ADDRESS ALL ASPECTS OF U.S. FEDERAL INCOME TAXATION THAT MAY BE RELEVANT TO A PARTICULAR HOLDER IN LIGHT OF SUCH HOLDER’S CIRCUMSTANCES AND INCOME TAX SITUATION. ALL HOLDERS OF CLAIMS SHOULD CONSULT WITH THEIR TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE TRANSACTIONS CONTEMPLATED BY THE PLAN, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL, OR NON-U.S. TAX LAWS, AND OF ANY CHANGE IN APPLICABLE TAX LAWS.

VIII.	CERTAIN RISK FACTORS TO BE CONSIDERED

Prior to voting to accept or reject the Plan, Holders of Claims should read and carefully consider the risk factors set forth below, in addition to the other information set forth in this Disclosure Statement together with any attachments, exhibits, or documents incorporated by reference hereto. The risk factors below should not be regarded as the only risks associated with the Debtors’ businesses or the Plan and its implementation. Documents filed with the SEC may contain important risk factors that differ from those discussed below, and such risk factors are incorporated as if fully set forth herein and are a part of this Disclosure Statement. Copies of any document filed with the SEC may be obtained by visiting the SEC website at http://www.sec.gov.

A.	Certain Bankruptcy Law Considerations

1.	The Bankruptcy Process May Have an Adverse Effect on the Debtors’ Businesses, Even If the Restructuring Transactions Are Successfully Consummated

While the Debtors believe that the Chapter 11 Cases will be of short duration and will not be materially disruptive to their businesses, the Debtors cannot be certain that this will be the case. Although the Plan is designed to minimize the length of the Chapter 11 Cases, it is impossible to predict with certainty the amount of time that one or more of the Debtors may spend in bankruptcy or to assure the parties in interest that the Plan will be confirmed. Even if confirmed on a timely basis, bankruptcy proceedings to confirm the Plan could have an adverse effect on the Debtors’ ability to develop and execute their business plan, their financial condition, and their liquidity. Among other things, it is possible that bankruptcy proceedings could adversely affect the Debtors’ relationships with their key customers and employees. The proceedings will also involve additional expense and may divert some of the attention of the Debtors’ management away from business operations.

2.	Parties in Interest May Object to the Plan’s Classification of Claims and Interests

Section 1122 of the Bankruptcy Code provides that a plan may place a claim or an equity interest in a particular class only if such claim or equity interest is substantially similar to the other claims or equity interests in such class. The Debtors believe that the classification of the Claims and Interests under the Plan complies with the requirements set forth in the Bankruptcy Code because the Debtors created Classes of Claims and Interests each encompassing Claims or Interests, as applicable, that are substantially similar to the other Claims or Interests, as applicable, in each such Class. Nevertheless, there can be no assurance that the Court will reach the same conclusion.

3.	The Conditions Precedent to the Confirmation Date and/or Effective Date of the Plan May Not Occur

As more fully set forth in Article IX of the Plan, the Confirmation Date and the Effective Date of the Plan are subject to a number of conditions precedent. If such conditions precedent are not met or waived, the Confirmation Date or the Effective Date will not take place.

4.	The Debtors May Fail to Satisfy Voting Requirements

If votes are received in number and amount sufficient to enable the Court to confirm the Plan, the Debtors intend to seek, as promptly as practicable thereafter, Confirmation of the Plan. In the event that sufficient votes are not received, the Debtors may seek to confirm an alternative chapter 11 plan or proceed with a sale of all or substantially all of the Debtors’ assets pursuant to section 363 of the Bankruptcy Code. There can be no assurance that the terms of any such alternative chapter 11 plan or sale pursuant to section 363 of the Bankruptcy Code would be similar or as favorable to the Holders of Allowed Claims as those proposed in the Plan.

5.	Contingencies Could Affect Votes of Impaired Classes to Accept or Reject the Plan

The distributions available to Holders of Allowed Claims under the Plan can be affected by a variety of contingencies, including, without limitation, whether the Court orders certain Allowed Claims to be subordinated to other Allowed Claims. The occurrence of any and all such contingencies, which could affect distributions available to Holders of Allowed Claims under the Plan, will not affect the validity of the vote taken by the Impaired Classes to accept or reject the Plan or require any sort of revote by the Impaired Classes.

The estimated Claims and creditor recoveries set forth in this Disclosure Statement are based on various assumptions, and the actual Allowed amounts of Claims may significantly differ from the estimates. Should one or more of the underlying assumptions ultimately prove to be incorrect, the actual Allowed amounts of Claims may vary from the estimated Claims contained in this Disclosure Statement. Moreover, the Debtors cannot determine with any certainty at this time the number or amount of Claims that will ultimately be Allowed. Such differences may materially and adversely affect, among other things, the percentage recoveries to Holders of Allowed Claims under the Plan.

6.	Releases, Injunctions, and Exculpation Provisions May Not Be Approved

Article VIII of the Plan provides for certain releases, injunctions, and exculpations, including a release of liens and third-party releases that may otherwise be asserted against the Debtors, Reorganized Debtors, or Released Parties, as applicable. The releases, injunctions, and exculpations provided in the Plan are subject to objection by parties in interest and may not be approved. If the releases are not approved, certain Released Parties may withdraw their support for the Plan.

7.	The Debtors May Not Be Able to Secure Confirmation of the Plan

Section 1129 of the Bankruptcy Code sets forth the requirements for confirmation of a chapter 11 plan, and requires, among other things, findings by the Court that: (a) such plan “does not unfairly discriminate” and is “fair and equitable” with respect to any non-accepting classes; (b) confirmation of such plan is not likely to be followed by a liquidation or a need for further financial reorganization unless such liquidation or reorganization is contemplated by the plan; and (c) the value of distributions to nonaccepting holders of claims and equity interests within a particular class under such plan will not be less than the value of distributions such holders would receive if the debtors were liquidated under chapter 7 of the Bankruptcy Code.

There can be no assurance that the requisite acceptances to confirm the Plan will be received. Even if the requisite acceptances are received, there can be no assurance that the Court will confirm the Plan. A non-accepting Holder of an Allowed Claim might challenge either the adequacy of this Disclosure Statement or whether the balloting procedures and voting results satisfy the requirements of the Bankruptcy Code or Bankruptcy Rules. Even if the Court determines that this Disclosure Statement, the balloting procedures, and voting results are appropriate, the Court could still decline to confirm the Plan if it finds that any of the statutory requirements for Confirmation are not met. If a chapter 11 plan of reorganization is not confirmed by the Court, it is unclear whether the Debtors will be able to reorganize their business and what distributions, if any, Holders of Allowed Claims would ultimately receive on account of such Allowed Claims.

Confirmation of the Plan is also subject to certain conditions as described in Article IX of the Plan. If the Plan is not confirmed, it is unclear what distributions, if any, Holders of Allowed Claims will receive on account of such Allowed Claims.

The Debtors, subject to the terms and conditions of the Plan and the Restructuring Support Agreement, reserve the right to modify the terms and conditions of the Plan as necessary for Confirmation. Any such modifications could result in less favorable treatment of any non-accepting Class, as well as any Class junior to such non-accepting Class, than the treatment currently provided in the Plan. Such a less favorable treatment could include a distribution of property with a lesser value than currently provided in the Plan or no distribution whatsoever under the Plan.

8.	Nonconsensual Confirmation

In the event that any impaired class of claims or interests does not accept a chapter 11 plan, a court may nevertheless confirm a plan at the proponents’ request if at least one impaired class (as defined in section 1124 of the Bankruptcy Code) has accepted the plan (with such acceptance being determined without including the vote of any “insider” in such class), and, as to each impaired class that has not accepted the plan, the court determines that the plan “does not discriminate unfairly” and is “fair and equitable” with respect to the dissenting impaired class(es). The Debtors believe that the Plan satisfies these requirements, and the Debtors may request such nonconsensual Confirmation in accordance with section 1129(b) of the Bankruptcy Code. Nevertheless, there can be no assurance that the Court will reach this conclusion. In addition, the pursuit of nonconsensual Confirmation or Consummation of the Plan may result in, among other things, increased expenses relating to professional compensation.

9.	Risk of Termination of the Restructuring Support Agreement

The Restructuring Support Agreement contains certain provisions that give the Consenting Creditors the ability to terminate the Restructuring Support Agreement if various conditions are satisfied, such as the failure to meet of the proposed milestones or the conversion of one or more of the Chapter 11 Cases into a case under chapter 7 of the Bankruptcy Code. If the Consenting Creditors terminate the Restructuring Support Agreement, all obligations of the Consenting Creditors under the Restructuring Support Agreement will terminate. Termination of the Restructuring Support Agreement could result in protracted Chapter 11 Cases, which could significantly and detrimentally impact the Debtors’ relationships with vendors, employees, and major customers.

10.	Conversion into Cases Under Chapter 7 of the Bankruptcy Code

If no plan of reorganization can be confirmed, or if the Court otherwise finds that it would be in the best interest of Holders of Claims and Interests, one or more of the Chapter 11 Cases may be converted to cases under chapter 7 of the Bankruptcy Code, pursuant to which a trustee would be appointed or elected to liquidate the Debtors’ assets for distribution in accordance with the priorities established by the Bankruptcy Code.

The Debtors believe that liquidation under chapter 7 would result in significantly smaller distributions being made to creditors than those provided for in a chapter 11 plan because of (a) the likelihood that the assets would have to be sold or otherwise disposed of in a disorderly fashion over a short period of time rather than reorganizing or selling in a controlled manner affecting the business as a going concern, (b) additional administrative expenses involved in the appointment of a chapter 7 trustee, and (c) additional expenses and Claims, some of which would be entitled to priority, that would be generated during the liquidation, including Claims resulting from the rejection of Unexpired Leases and other Executory Contracts in connection with cessation of operations. See the Liquidation Analysis attached hereto as Exhibit C for further discussion of the effects that a chapter 7 liquidation would have on the recoveries of Holders of Claims.

B.	Additional Factors Affecting the Value of the Reorganized Debtors and Recoveries Under the Plan

1.	The Total Amount of Claims Could Be More than Projected

There can be no assurance that the estimated Allowed amount of Claims in certain Classes will not be significantly more than what the Debtors have estimated, which, in turn, could cause the value of distributions to each creditor to be reduced substantially.

The Debtors cannot know with certainty, at this time, the number or amount of General Unsecured Claims that will ultimately be Allowed. Accordingly, because General Unsecured Claims under the Plan will be paid Pro Rata, the Debtors cannot state with certainty what recoveries will be available to Holders of Allowed General Unsecured Claims.

2.	The Debtors Cannot Guarantee Recoveries or the Timing of Such Recoveries

Although the Debtors have disclosed projected recoveries in this Disclosure Statement, it is possible that the amount of Allowed Claims will be materially higher than any range of possible Allowed Claims the Debtors have considered to date, and thus creditor recoveries could be materially reduced or eliminated. In addition, the timing of actual distributions to Holders of Allowed Claims may be affected by many factors that cannot be predicted. Therefore, the Debtors cannot guarantee the timing of any recovery on an Allowed Claim.

3.	Projections and Other Forward-Looking Statements Are Not Assured, and Actual Results May Vary

Certain of the information contained in this Disclosure Statement is, by nature, forward-looking, and contains (i) estimates and assumptions which might ultimately prove to be incorrect and (ii) projections which may be materially different from actual future experiences. There are uncertainties associated with any projections and estimates, and they should not be considered assurances or guarantees of the amount of funds or the amount of Claims in the various Classes that might be allowed.

4.	Any Valuation of Any Assets to Be Distributed Under the Plan Is Speculative and Could Potentially be Zero

Any valuation of any of the assets to be distributed under the Plan is necessarily speculative, and the value of such assets could potentially be zero. Accordingly, the ultimate value, if any, of these assets could materially affect, among other things, recoveries to the Debtors’ creditors.

5.	The Reorganized Debtors May Not Be Able to Achieve Their Projected Financial Results

The Reorganized Debtors may not be able to achieve their projected financial results. The financial projections set forth in this Disclosure Statement represent the Debtors’ management team’s best estimate of the Debtors’ future financial performance, which is necessarily based on certain assumptions regarding the anticipated future performance of the Reorganized Debtors’ operations, as well as the United States and world economies in general, and the industry segments in which the Debtors operate in particular. While the Debtors believe that the financial projections contained in this Disclosure Statement are reasonable, there can be no assurance that they will be realized. If the Debtors do not achieve their projected financial results, the value of the New Equity may be negatively affected and the Debtors may lack sufficient liquidity to continue operating as planned after the Effective Date. Moreover, the financial condition and results of operations of the Reorganized Debtors from and after the Effective Date may not be comparable to the financial condition or results of operations reflected in the Debtors’ historical financial statements.

6.	The Reorganized Debtors May Not Be Able to Generate Sufficient Cash to Service All of Their Indebtedness

The Reorganized Debtors’ ability to make scheduled payments on, or refinance their debt obligations, depends on the Reorganized Debtors’ financial condition and operating performance, which are subject to prevailing economic, industry, and competitive conditions and to certain financial, business, legislative, regulatory, and other factors beyond the Reorganized Debtors’ control. The Reorganized Debtors may be unable to maintain a level of cash flow from operating activities sufficient to permit the Reorganized Debtors to pay the principal, premium, if any, and interest on their indebtedness.

C.	Risks Relating to the Debtors’ Business and Financial Condition

1.	Risks Associated with the Debtors’ Business and Industry

The risks associated with the Debtors’ business and industry are more fully described in the Debtors’ SEC filings, including:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed on April 14, 2020 and amended on May 13, 2020;

•	Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2020, filed after the Petition Date;

•	Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2020, filed on May 13, 2020; and

•

Current Reports on Form 8-K and Form 8-K/A filed on August 28, 2020, July 28, 2020, June 30, 2020, June 17, 2020, May 29, 2020, May 5, 2020, May 1, 2020, April 29, 2020, April 22, 2020, April 14, 2020, April 6, 2020, April 3, 2020, April 3, 2020 (two filings), March 30, 2020, March 2, 2020, February 27, 2020, February 19, 2020, February 14, 2020, February 7, 2020, January 27, 2020, January 13, 2020 and January 2, 2020.

The risks associated with the Debtors’ business and industry described in the Debtors’ filings with the SEC include, but are not limited to, the following:

•	substantial doubt about the Debtors’ ability to continue as a going concern as of June 30, 2020;

•	the impact of the COVID–19 coronavirus pandemic on the Debtors’ business, financial condition and results of operations;

•	fluctuations in the levels of exploration and development activity in the oil and natural gas industry;

•	delays, reductions or cancellations of project awards and the Debtors’ ability to realize revenue projected in their backlog;

•	the impact of the restatement of the Debtors’ previously issued consolidated financial statements;

•	the identified material weaknesses in the Debtors’ internal control over financial reporting and the Debtors’ ability to remediate those material weaknesses;

•

the outcome of the investigations by the SEC, the DOJ and the DOR with respect to the circumstances giving rise to the restatement of the Debtors’ previously issued consolidated financial statements, which could include sanctions or other actions against the Debtors’ and their officers and directors, civil lawsuits, and penalties;

•	the outcome of the Debtors’ internal investigation of the circumstances giving rise to the restatement of the Debtors’ previously issued consolidated financial statements;

•

developments with respect to the Alaskan oil and natural gas tax credit system that continue to affect the Debtors’ ability to timely monetize tax credits, including litigation over the constitutionality of the legislation allowing Alaska to sell bonds to purchase tax credit certificates and Alaska budget constraints driven primarily by oil prices;

•	intense industry competition involving a competitive bidding process that involves significant costs and risks;

•	delays in permitting and land access rights;

•	limited number of customers;

•	credit and delayed payment risks related to the Debtors’ customers;

•

the availability of liquidity and capital resources, including the Debtors’ need to obtain additional working capital for upfront expenditures for upcoming projects, and the potential impact this has on the Debtors’ business and competitiveness;

•	increases in the level of activism against oil and natural gas exploration and development activities;

•	need to manage rapid growth and contraction of the Debtors’ business;

•	operational disruptions due to seasonality, weather and other external factors;

•	crew availability and productivity;

•	whether the Debtors enter into turnkey or term contracts;

•	high fixed costs of operations;

•	substantial international business exposing the Debtors to currency fluctuations and global factors, including economic, political and military uncertainties;

•	risks relating to cyber incidents;

•	ability to retain key executives;

•	need to comply with diverse and complex laws and regulations;

•	the possible impact on payments received from the State of Alaska regarding tax credits that have been issued;

•	costs and outcomes of pending and future litigation; and

•

the time and expense required for the Debtors to respond to the SEC, DOJ and DOR investigations and for the Debtors to complete their internal investigation, which expenses have been and are likely to continue to be material and are likely to have a material adverse impact on the Debtors’ cash balance, cash flow and liquidity.

2.	Liquidity During and After the Chapter 11 Cases

Although the Debtors lowered their capital budget and reduced the scale of their operations significantly, their business remains capital intensive. In addition to the cash requirements necessary to fund ongoing operations, the Debtors have incurred significant professional fees and other costs in connection with preparing for and filing the Chapter 11 Cases and expect to continue to incur significant professional fees and costs throughout the Chapter 11 Cases. The Debtors believe that they will have sufficient cash on hand and cash flow from operations to continue to fund the Reorganized Debtors’ operations after emergence from chapter 11.

The Debtors’ current liquidity may not be sufficient to allow the Debtors to satisfy their obligations related to the Chapter 11 Cases, proceed with the confirmation of a chapter 11 plan of reorganization, and/or emerge from bankruptcy. While the Debtors have an agreement in principal with the Consenting Prepetition Credit Agreement Lenders, Consenting Prepetition Term Loan Lenders and Consenting Prepetition Convertible Noteholders on the terms of the First Lien Exit Facility and with the Consenting Prepetition Credit Agreement Lenders on the terms of the Second Lien Exit Facility, the Debtors can provide no assurance that they will be able to secure interim financing or exit financing, if needed, to meet their liquidity needs or, if sufficient funds are available, that any financing offered to the Debtors will be on terms acceptable to the Debtors.

3.	Post-Effective Date Indebtedness

Following the Effective Date, the Reorganized Debtors will have significantly reduced their outstanding secured indebtedness, but will still have $43.8 million of secured debt outstanding. The Reorganized Debtors’ ability to service their debt obligations will depend on, among other things, their future operating performance, which depends partly on economic, financial, competitive, and other factors beyond the Reorganized Debtors’ control. The Reorganized Debtors may not be able to generate sufficient cash from operations to meet their debt service obligations as well as fund necessary capital expenditures and investments. In addition, if the Reorganized Debtors need to refinance their debt, obtain additional financing, or sell assets or equity, they may not be able to do so on commercially reasonable terms, if at all.

D.	Factors Relating to Securities to Be Issued Under the Plan

1.	No Market for Securities

After the Effective Date, New Parent will be a privately held company and the New Equity will not be listed on any public market to provide liquidity for existing and potential shareholders to trade shares of New Equity. The lack of publicly traded securities could also have a long-term adverse effect on New Parent’s ability to raise capital.

2.	Limited Holders

As set forth above, after the Effective Date, the Prepetition Term Loan Lenders and the Prepetition Convertible Noteholders will receive 100% of the New Equity, subject to dilution by the (a) New First Lien Exit Facility Equity issued to eligible Prepetition Credit Agreement Lenders, Prepetition Term Loan Lenders, and Prepetition Convertible Noteholders, (b) New Equity issued pursuant to the First Lien Exit Facility Put Option Premium issued to certain of the Consenting Credit Agreement Lenders, Consenting Term Loan Lenders, and Consenting Convertible Noteholders, (c) New Equity issued pursuant to the Rights Offering and (d) awards related to the New Equity issued under the Management Incentive Plan). If the Holders of the New Equity were to act as a group, such Holders would be in a position to control the outcome of all actions requiring stockholder approval, including the election of directors, without the approval of other stockholders. This concentration of ownership could also facilitate or hinder a negotiated change of control of New Parent and, consequently, have an impact upon the value of the New Equity.

3.	New Parent Will Be a Holding Company

SAE Holdings is a holding company, and as such, it conducts its operations through, most of its assets are owned by, and its operating income and cash flow are generated by, its subsidiaries. Upon the Effective Date, New Parent will remain a holding company. Therefore, New Parent will be dependent upon cash flows from its subsidiaries to meet its debt service and related obligations. Contractual provisions or laws, as well as its subsidiaries’ financial conditions and operating requirements, may limit New Parent’s ability to obtain, from such subsidiaries, the cash required to meet such debt service or related obligations. Applicable tax laws may also subject such payments to further taxation. The inability to obtain cash from its subsidiaries may limit New Parent’s ability to meet its debt service and related obligations even though there may be sufficient resources on a consolidated basis to satisfy such obligations.

4.	Resale Restrictions

The New Equity underlying the Management Incentive Plan and the New Equity issued pursuant to the Rights Offering and the First Lien Exit Facility Put Option Premium will be subject to resale restrictions. The New Equity underlying the Management Incentive Plan and the New Equity issued pursuant to the Rights Offering and the First Lien Exit Facility Put Option Premium has not been registered under the Securities Act, any state securities laws or the laws of any other jurisdiction. The New Equity underlying the Management Incentive Plan and the New Equity issued pursuant to the Rights Offering and the First Lien Exit Facility Put Option Premium is being issued pursuant to an exemption from registration under the applicable securities laws. Accordingly, such securities will be subject to resale restrictions and may be resold, exchanged, assigned or otherwise transferred only pursuant to registration, or an applicable exemption from registration, under the Securities Act and other applicable law. In addition, Holders of New Equity issued pursuant to Section 1145(a) of the Bankruptcy Code who are deemed to be “underwriters” under Section 1145(b) of the Bankruptcy Code will also be subject to resale restrictions. See Article VI of this Disclosure Statement for a further discussion of the transfer restrictions applicable to the securities.

5.	Potential Dilution

The ownership percentage represented by the New Equity distributed on the Effective Date under the Plan will be subject to dilution from the equity issued in connection with the Management Incentive Plan, the New First Lien Exit Facility Equity, and the First Lien Exit Facility Put Option Premium (as defined in the Plan), as well as the conversion of any options, warrants, convertible securities, exercisable securities, or other securities that may be issued post-emergence.

In the future, similar to all companies, additional equity financings or other share issuances by the Reorganized Debtors could adversely affect the value of the New Equity. The amount and dilutive effect of any of the foregoing could be material.

6.	Equity Interests Subordinated to the Reorganized Debtors’ Indebtedness

In any subsequent liquidation, dissolution, or winding up of the Reorganized Debtors, the New Equity would rank below all debt claims against the Reorganized Debtors. As a result, Holders of New Equity will not be entitled to receive any payment or other distribution of assets upon the liquidation, dissolution, or winding up of the Reorganized Debtors until after all the Reorganized Debtors’ obligations to their debt holders have been satisfied.

E.	Additional Factors

1.	The Debtors Could Withdraw the Plan

Subject to the terms of the Restructuring Support Agreement and the Backstop Agreement (as defined in the Plan), and without prejudice to the rights of any party thereto, the Plan may be revoked or withdrawn prior to the Confirmation Date by the Debtors.

2.	The Debtors Have No Duty to Update

The statements contained in this Disclosure Statement are made by the Debtors as of the date hereof, unless otherwise specified herein, and the delivery of this Disclosure Statement after that date does not imply that there has been no change in the information set forth herein since that date. The Debtors have no duty to update this Disclosure Statement unless otherwise ordered to do so by the Court.

3.	No Representations Outside this Disclosure Statement Are Authorized

No representations concerning or related to the Debtors, the Chapter 11 Cases, or the Plan are authorized by the Court or the Bankruptcy Code, other than as set forth in this Disclosure Statement. Any representations or inducements made to secure your acceptance or rejection of the Plan that are other than those contained in, or included with, this Disclosure Statement should not be relied upon in making the decision to accept or reject the Plan.

4.	No Legal or Tax Advice Is Provided by this Disclosure Statement

The contents of this Disclosure Statement should not be construed as legal, business, or tax advice. Each Holder of Claims or Interests should consult their own legal counsel and accountant as to legal, tax, and other matters concerning their Claim or Interest.

This Disclosure Statement is not legal advice to you. This Disclosure Statement may not be relied upon for any purpose other than to determine how to vote on the Plan or object to confirmation of the Plan.

5.	No Admission Made

Nothing contained herein or in the Plan will constitute an admission of, or will be deemed evidence of, the tax or other legal effects of the Plan on the Debtors or Holders of Claims or Interests.

6.	Certain Tax Consequences

For a discussion of certain tax considerations to the Debtors and certain Holders of Claims in connection with the implementation of the Plan, see Section VII of this Disclosure Statement.

IX.	VOTING PROCEDURES AND REQUIREMENTS

A.	Parties Entitled to Vote

Under the Bankruptcy Code, only holders of claims or interests in “impaired” classes are entitled to vote on a plan. Under section 1124 of the Bankruptcy Code, a class of claims or interests is deemed to be “impaired” under a plan unless (i) the plan leaves unaltered the legal, equitable, and contractual rights to which such claim or interest entitles the holder thereof or (ii) notwithstanding any legal right to an accelerated payment of such claim or interest, the plan cures all existing defaults (other than defaults resulting from the occurrence of events of bankruptcy) and reinstates the maturity of such claim or interest as it existed before the default.

If, however, the holder of an impaired claim or interest will not receive or retain any distribution under the plan on account of such claim or interest, the Bankruptcy Code deems such holder to have rejected the plan, and, accordingly, holders of such claims and interests are not entitled to vote on the plan. If a claim or interest is not impaired by the plan, the Bankruptcy Code deems the holder of such claim or interest to have accepted the plan and, accordingly, holders of such claims and interests are not entitled to vote on the plan.

A vote may be disregarded if the Court determines, pursuant to section 1126(e) of the Bankruptcy Code, that it was not solicited or procured in good faith or in accordance with the provisions of the Bankruptcy Code.

The Bankruptcy Code defines “acceptance” of a plan by a class of claims as acceptance by creditors in that class that hold at least two-thirds (2/3) in dollar amount and more than one-half (1/2) in number of the claims that cast ballots for acceptance or rejection of the plan.

The claims in the following classes (collectively, the “Voting Classes”) are entitled to vote to accept or reject the Plan:

•	Class 4 –Credit Agreement Claims;

•	Class 5 – Term Loan Claims;

•	Class 6 – Convertible Notes Claims; and

•	Class 8 – General Unsecured Claims.

The Holders of Claims in the Voting Classes are Impaired under the Plan and may, in certain circumstances, receive a distribution under the Plan. Accordingly, Holders of Claims in the Voting Classes have the right to vote to accept or reject the Plan.

B.	Voting Procedures

This Disclosure Statement, which is accompanied by a ballot or ballots substantially in the forms attached to the Solicitation Procedures Order (collectively, the “Ballots”, and each, a “Ballot”) to be used for voting on the Plan, is being distributed to the Holders of Claims in those Classes that are entitled to vote to accept or reject the Plan.

The order approving this Disclosure Statement is incorporated herein by reference and should be read in conjunction with this Disclosure Statement and in formulating a decision to vote to accept or reject the Plan.

THE DISCUSSION OF THE SOLICITATION AND VOTING
PROCESS SET FORTH IN THIS DISCLOSURE STATEMENT IS ONLY A SUMMARY.

PLEASE REFER TO THE ORDER (I) CONDITIONALLY APPROVING DISCLOSURE STATEMENT, (II) APPROVING PROCEDURES FOR SOLICITATION AND TABULATION OF VOTES TO ACCEPT OR REJECT PLAN, (III) APPROVING NOTICES; (IV) APPROVING RIGHTS OFFERING PROCEDURES; AND (V) GRANTING RELATED RELIEF [DOCKET NO. [___]] (THE “SOLICITATION PROCEDURES ORDER”) FOR A MORE COMPREHENSIVE DESCRIPTION OF THE SOLICITATION AND VOTING PROCESS.

C.	Voting Deadline

Ballots will be provided to Holders of Claims in the Voting Classes entitled to vote as of September 8, 2020 (the “Voting Record Date”) for such Holders to vote to accept or reject the Plan. Because all other Classes are Unimpaired and deemed to accept the Plan or Impaired and deemed to reject the Plan, only the Voting Classes are entitled to vote to accept or reject the Plan.

Each Ballot contains detailed voting instructions and sets forth in detail, among other things, the deadlines, procedures, and instructions for voting to accept or reject the Plan, the Voting Record Date, the applicable standards for tabulating Ballots, and instructions for, and the effect of, opting out of the releases set forth in the Plan.

The Debtors have engaged Epiq Corporate Restructuring, LLC as their claims, noticing, solicitation, and balloting agent (the “Voting Agent”) to assist in, among other things, the transmission of voting materials and in the tabulation of votes with respect to the Plan.

IN ORDER FOR YOUR VOTE TO BE COUNTED, YOUR VOTE MUST BE RECEIVED BY THE VOTING AGENT AT THE ADDRESS SET FORTH BELOW ON OR BEFORE THE VOTING DEADLINE OF 5:00 P.M., PREVAILING CENTRAL TIME, ON OCTOBER 19, 2020, UNLESS EXTENDED BY THE DEBTORS AND THE REQUISITE CREDITORS. IF YOU HOLD YOUR CLAIMS THROUGH A NOMINEE, PLEASE FOLLOW THE INSTRUCTIONS PROVIDED BY YOUR NOMINEE FOR RETURNING YOUR VOTING INSTRUCTIONS. UNLESS OTHERWISE INSTRUCTED, PLEASE RETURN YOUR BENEFICIAL HOLDER BALLOT TO YOUR NOMINEE OR YOUR VOTE WILL NOT BE COUNTED.

EACH BALLOT ADVISES THAT CREDITORS WHO (A) VOTE TO ACCEPT THE PLAN OR (B) DO NOT VOTE OR VOTE TO REJECT THE PLAN AND DO NOT ELECT TO OPT OUT OF THE RELEASE PROVISIONS CONTAINED IN ARTICLE VIII OF THE PLAN SHALL BE DEEMED TO HAVE CONSENTED TO THE RELEASE, INJUNCTION, AND EXCULPATION PROVISIONS SET FORTH IN ARTICLE VIII OF THE PLAN AND UNCONDITIONALLY, IRREVOCABLY, AND FOREVER RELEASED AND DISCHARGED THE RELEASED PARTIES FROM ANY AND ALL CAUSES OF ACTION. CREDITORS WHO DO NOT GRANT THE RELEASES CONTAINED IN ARTICLE VIII OF THE PLAN WILL NOT RECEIVE THE BENEFIT OF THE RELEASES SET FORTH IN ARTICLE VIII OF THE PLAN.

Ballots returnable to the Voting Agent must be returned by the Voting Deadline with an original signed copy to:

By electronic, online submission:	If by First Class Mail	If by overnight courier or hand delivery

Please visit https://dm.epiq11.com/SAExploration Click on the “E-Ballot” section of the Debtors’ website and follow the directions to submit your E-Ballot. If you choose to submit your Ballot via Epiq’s E-Ballot system, you should not also return a hard copy of your Ballot.

IMPORTANT NOTE: You will need the following information to retrieve and submit your customized E-Ballot:

Unique E-Ballot ID#: _________________

“E-Balloting” is the sole manner in which Ballots will be accepted via electronic or online transmission. Ballots submitted by facsimile or email will not be counted.

	SAExploration—Ballot Processing c/o Epiq Corporate Restructuring, LLC P.O. Box 4422 Beaverton, OR 97076-4422	SAExploration—Ballot Processing c/o Epiq Corporate Restructuring, LLC 10300 SW Allen Boulevard Beaverton, OR 97005

FOR YOUR VOTE TO BE COUNTED, YOUR BALLOT MUST BE ACTUALLY RECEIVED BY THE VOTING AGENT NO LATER THAN October 19, 2020 AT 5:00 P.M. (PREVAILING CENTRAL TIME).

The delivery of an accepting Ballot pursuant to one of the procedures set forth above will constitute the agreement of the creditor with respect to such Ballot to accept (i) all of the terms of, and conditions to, this solicitation; and (ii) the terms of the Plan including the injunction, releases, and exculpations set forth therein. All parties in interest retain their right to object to confirmation of the Plan pursuant to section 1128 of the Bankruptcy Code, subject to any applicable terms of the Restructuring Support Agreement.

D.	Waivers of Defects and Irregularities

Unless otherwise directed by the Court, all questions as to the validity, form, eligibility (including time of receipt), acceptance, and revocation or withdrawals of Ballots will be determined by the Voting Agent and/or the Debtors, as applicable, in consultation with the Requisite Creditors, which determination will be final and binding. The Debtors reserve the right to reject any and all Ballots submitted by any of their respective creditors not in proper form, the acceptance of which would, in the opinion of the Debtors or their counsel, as applicable, be unlawful. The Debtors further reserve their respective rights to waive any defects or irregularities or conditions of delivery as to any particular Ballot by any of their creditors. The interpretation (including the Ballot and the respective instructions thereto) by the applicable Debtor, unless otherwise directed by the Court, will be final and binding on all parties. The Debtors reserve the right to accept any Ballot submitted after the Voting Deadline.

Unless waived, any defects or irregularities in connection with deliveries of Ballots must be cured within such time as the Debtors determine, unless otherwise ordered by the Court. Neither the Debtors nor any other person will be under any duty to provide notification of defects or irregularities with respect to deliveries of Ballots nor will the Debtors or any other person incur any liabilities for failure to provide such notification. Unless otherwise directed by the Court, delivery of such Ballots will not be deemed to have been made until such irregularities have been cured or waived. Ballots previously furnished (and as to which any irregularities have not theretofore been cured or waived) will be invalidated.

X.	CONFIRMATION OF THE PLAN

A.	Confirmation Hearing

Pursuant to sections 1128 and 1129 of the Bankruptcy Code, the Court has scheduled a Confirmation Hearing to consider Confirmation of the Plan. The Confirmation Hearing has been scheduled to be heard on October 27, 2020 at 10:00 a.m. (Prevailing Central Time) in Courtroom 404 of the United States Court for the Southern District of Texas, located at 515 Rusk Street, Houston, Texas 77002. The Confirmation Hearing may be adjourned from time-to-time without further notice except for the announcement of the adjournment date made at the Confirmation Hearing or at any subsequent adjourned Confirmation Hearing.

In addition, the Court has set the deadline to object to the confirmation of the Plan as October 19, 2020 at 5:00 p.m. (Prevailing Central Time) (the “Objection Deadline”). Section 1128(b) of the Bankruptcy Code provides that any party in interest may object to the confirmation of a plan. Objections and responses to the Plan, if any, must be served and filed as to be received on or before the Objection Deadline in the manner described below. For the avoidance of doubt, an objection to the Plan filed with the Court will not be considered a vote to reject the Plan.

B.	Objections to Confirmation

Section 1128(b) of the Bankruptcy Code provides that any party in interest may object to the confirmation of a plan. Any objection to confirmation of the Plan must be in writing, must conform to the Bankruptcy Rules and the Local Rules, must set forth the name of the objector, the nature and amount of Claims held or asserted by the objector against, or Interests held by the objector in, the Debtors’ estates or properties, the basis for the objection and the specific grounds therefore, and must be filed with the Court, with a copy to the chambers of the United States Bankruptcy Judge appointed to the Chapter 11 Cases, together with proof of service thereof, and served upon the following parties, including such other parties as the Court may order:

1)	The Debtors and Counsel to the Debtors:

SAExploration Holdings, Inc.

1160 Dairy Ashford Rd., Suite 160

Houston, Texas 77079

Attn:    Michael J. Faust

– and –

Porter Hedges LLP

1000 Main Street

Houston, Texas 77002

Attn:    John F. Higgins

    E. James Cowen

2)	The United States Trustee:

Office of the U.S. Trustee for the Southern District of Texas

515 Rusk Street, Suite 3516

Houston, Texas 77002

Attn:    Hector Duran

3)	Counsel to Certain of the Consenting Creditors:

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, New York 10019-6064

Attn:    Andrew N. Rosenberg

    Brian Bolin

    Teresa Lii

UNLESS AN OBJECTION TO CONFIRMATION IS TIMELY SERVED AND FILED, IT MAY NOT BE CONSIDERED BY THE COURT.

C.	Requirements for Confirmation of the Plan

The requirements for Confirmation of the Plan pursuant to section 1129(a) of the Bankruptcy Code include, without limitation, whether:

1)	the Plan complies with the applicable provisions of the Bankruptcy Code;

2)	the Debtors have complied with the applicable provisions of the Bankruptcy Code;

3)	the Plan has been proposed in good faith and not by any means forbidden by law;

4)

any payment made or to be made by the Debtors or by a person issuing securities or acquiring property under the Plan, for services or for costs and expenses in or in connection with the Chapter 11 Cases, or in connection with the Plan and incident to the Chapter 11 Cases, has been disclosed to the Court, and any such payment made before Confirmation of the Plan is reasonable, or if such payment is to be fixed after Confirmation of the Plan, such payment is subject to the approval of the Court as reasonable;

5)

the Debtors have disclosed the identity and affiliations of any individual proposed to serve, after Confirmation of the Plan, as a director or officer of the Reorganized Debtors, an Affiliate of the Debtors participating in a Plan with the Debtors, or a successor to the Debtors under the Plan, and the appointment to, or continuance in, such office of such individual is consistent with the interests of Holders of Claims and Interests and with public policy, and the Debtors have disclosed the identity of any Insider who will be employed or retained by the Reorganized Debtors, and the nature of any compensation for such Insider;

6)

with respect to each Class of Claims or Interests, each Holder of an Impaired Claim or Interest has either accepted the Plan or will receive or retain under the Plan, on account of such Holder’s Claim or Interest, property of a value, as of the Effective Date of the Plan, that is not less than the amount such Holder would receive or retain if the Debtors were liquidated on the Effective Date of the Plan under chapter 7 of the Bankruptcy Code;

7)

except to the extent the Plan meets the requirements of section 1129(b) of the Bankruptcy Code (as discussed further below), each Class of Claims either has accepted the Plan or is not Impaired under the Plan;

8)

except to the extent that the Holder of a particular Claim has agreed to a different treatment of such Claim, the Plan provides that Administrative Claims and priority Claims, other than Priority Tax Claims, will be paid in full on the Effective Date, and that Priority Tax Claims will receive either payment in full on the Effective Date or deferred cash payments over a period not exceeding five years after the Petition Date, of a value, as of the Effective Date of the Plan, equal to the Allowed amount of such Priority Tax Claims;

9)	at least one Class of Impaired Claims has accepted the Plan, determined without including any acceptance of the Plan by any Insider holding a Claim in such Class;

10)	Confirmation of the Plan is not likely to be followed by the liquidation, or the need for further financial reorganization, of the Debtors or any successor to the Debtors under the Plan; and

11)

all fees payable under section 1930 of title 28, as determined by the Court at the Confirmation Hearing, have been paid or the Plan provides for the payment of all such fees on the Effective Date of the Plan.

At the Confirmation Hearing, the Court will determine whether the Plan satisfies all of the requirements of section 1129 of the Bankruptcy Code. The Debtors believe that: (1) the Plan satisfies, or will satisfy, all of the necessary statutory requirements of the Bankruptcy Code; (2) the Debtors have complied, or will have complied, with all of the necessary requirements of the Bankruptcy Code; and (3) the Plan has been proposed in good faith.

D.	Best Interests Test/Liquidation Analysis

Section 1129(a)(7) of the Bankruptcy Code requires that a court find, as a condition to confirmation, that a chapter 11 plan provides, with respect to each impaired class, that each holder of a claim or an equity interest in such impaired class either (1) has accepted the plan or (2) will receive or retain under the plan property of a value that is not less than the amount that the non-accepting holder would receive or retain if the debtors liquidated under chapter 7 of the Bankruptcy Code. This requirement is referred to as the “best interests test.”

This test requires a court to determine what the holders of allowed claims and allowed equity interests in each impaired class would receive from a liquidation of the debtor’s assets and properties in the context of a liquidation under chapter 7 of the Bankruptcy Code. To determine if a plan is in the best interests of each impaired class, the value of the distributions from the proceeds of the liquidation of the debtor’s assets and properties (after subtracting the amounts attributable to the aforesaid claims) is then compared with the value offered to such classes of claims and equity interests under the plan.

Attached hereto as Exhibit C and incorporated herein by reference are liquidation analyses (collectively, the “Liquidation Analysis”) prepared by the Debtors with the assistance of the Debtors’ financial advisor. The Liquidation Analysis provides the Debtors’ analysis with respect to separate liquidations of each of SAE Holdings and its Affiliates. As reflected in the Liquidation Analysis, the Debtors believe that liquidation of the Debtors’ businesses under chapter 7 of the Bankruptcy Code would substantially reduce the value to be realized by Holders of Claims as compared to distributions contemplated under the Plan. Consequently, the Debtors and their management believe that Confirmation of the Plan will provide a substantially greater return to Holders of Claims than such Holders would receive in a liquidation under chapter 7 of the Bankruptcy Code.

The Debtors believe that any liquidation analysis is speculative, as it is necessarily premised on assumptions and estimates which are inherently subject to significant uncertainties and contingencies, many of which would be beyond the control of the Debtors. The Liquidation Analysis provided in Exhibit C is solely for the purpose of disclosing to Holders of Claims and Interests the effects of a hypothetical chapter 7 liquidation of the Debtors, subject to the assumptions set forth therein. There can be no assurance as to values that would actually be realized in a chapter 7 liquidation nor can there be any assurance that a Court will accept the Debtors’ conclusions or concur with such assumptions in making its determinations under section 1129(a)(7) of the Bankruptcy Code.

E.	Feasibility

Section 1129(a)(11) of the Bankruptcy Code requires that a debtor demonstrate that confirmation of a plan is not likely to be followed by the liquidation, or the need for further financial reorganization, of the debtor or any successor to the debtor (unless such liquidation or reorganization is proposed in such plan of reorganization).

For purposes of determining whether the Plan meets this requirement, the Debtors, with the assistance of Imperial Capital LLC, have analyzed their ability to meet their obligations under the Plan. As part of this analysis, the Debtors have prepared a projected consolidated income statement, which includes the consolidated, projected, unaudited, financial statement information of the Reorganized Debtors (collectively, the “Financial Projections”) for the period beginning three years from the Effective Date. The Financial Projections are based on an assumed Effective Date of November 11, 2020 and certain assumptions regarding the Debtors’ ability to obtain Exit Financing. To the extent that the Effective Date occurs after November 11, 2020, recoveries on account of Allowed Claims could be impacted. Creditors and other interested parties should review Article VIII of this Disclosure Statement for a discussion of certain factors that may affect the future financial performance of the Reorganized Debtors.

The Financial Projections are attached hereto as Exhibit D and incorporated herein by reference. Based upon the Financial Projections, the Debtors believe they will be a viable operation following the Chapter 11 Cases and that Confirmation of the Plan is not likely to be followed by liquidation or the need for further reorganization.

F.	Acceptance by Impaired Classes

The Bankruptcy Code requires, as a condition to confirmation, except as described in the following section, that each class of claims or equity interests impaired under a plan, accept the plan. A class that is not “impaired” under a plan is deemed to have accepted the plan and, therefore, solicitation of acceptances with respect to such a class is not required.5

Section 1126(c) of the Bankruptcy Code defines acceptance of a plan by a class of impaired claims as acceptance by holders of at least two-thirds in a dollar amount and more than one-half in a number of

[5]

A class of claims is “impaired” within the meaning of section 1124 of the Bankruptcy Code unless the plan (a) leaves unaltered the legal, equitable and contractual rights to which the claim or equity interest entitles the holder of such claim or equity interest or (b) cures any default, reinstates the original terms of such obligation, compensates the holder for certain damages or losses, as applicable, and does not otherwise alter the legal, equitable, or contractual rights to which such claim or equity interest entitles the holder of such claim or equity interest.

allowed claims in that class, counting only those claims that have actually voted to accept or to reject the plan. Thus, a class of claims will have voted to accept the plan only if two-thirds in amount and a majority in number actually cast their ballots in favor of acceptance.

G.	Additional Requirements for Nonconsensual Confirmation

Section 1129(b) of the Bankruptcy Code allows a court to confirm a plan even if all impaired classes have not accepted it, provided that the plan has been accepted by at least one impaired class, without consideration of any votes in such class cast by insiders. Pursuant to section 1129(b) of the Bankruptcy Code, notwithstanding an impaired class’s rejection or deemed rejection of the plan, the plan will be confirmed, at the plan proponent’s request, in a procedure commonly known as a “cramdown” so long as the plan does not “discriminate unfairly” and is “fair and equitable” with respect to each class of claims or equity interests that is impaired under, and has not accepted, the plan.

As described herein, certain Classes are deemed to reject the Plan under section 1126(g) of the Bankruptcy Code. Accordingly, the Debtors will request Confirmation of the Plan, as it may be modified from time to time, under section 1129(b) of the Bankruptcy Code. The Debtors reserve the right to alter, amend, modify, revoke, or withdraw the Plan or any Plan Supplement document, including the right to amend or modify the Plan or any Plan Supplement document to satisfy the requirements of section 1129(b) of the Bankruptcy Code, subject to the terms of the Restructuring Support Agreement.

1.	No Unfair Discrimination

The “unfair discrimination” test applies to classes of claims or interests that are of equal priority and are receiving different treatment under a plan. This test does not require that the treatment be the same or equivalent, but that such treatment is “fair.” In general, courts consider whether a plan discriminates unfairly in its treatment of classes of claims of equal rank (e.g., classes of the same legal character). Courts will take into account a number of factors in determining whether a plan discriminates unfairly.

2.	Fair and Equitable Test

The “fair and equitable” test applies to classes of different priority and status (e.g., secured versus unsecured) and includes the general requirement that no class of claims receive more than 100% of the allowed amount of the claims in such class. As to dissenting classes, the test sets different standards depending on the type of claims in such class. The Debtors believe that the Plan satisfies the “fair and equitable” test as further explained below.

The Debtors submit that the Plan is structured so that it does not “discriminate unfairly” and satisfies the “fair and equitable” requirement of section 1129(b) of the Bankruptcy Code. With respect to the unfair discrimination requirement, all Classes under the Plan are provided treatment that is substantially equivalent to the treatment that is provided to other Classes that have equal rank. With respect to the fair and equitable requirement, no Class under the Plan will receive more than 100% of the amount of Allowed Claims in that Class. The Debtors believe that the Plan and the treatment of all Classes of Claims and Interests under the Plan satisfy the foregoing requirements for nonconsensual Confirmation of the Plan.

H.	Valuation of the Debtors

In conjunction with formulating the Plan and satisfying its obligations under section 1129 of the Bankruptcy Code, the Debtors determined that it was necessary to estimate the post-Confirmation going concern value of the Debtors. The valuation analyses are set forth in Exhibit E attached hereto (together, the “Valuation Analysis”) and incorporated herein by reference.

XI.	ALTERNATIVES TO CONFIRMATION AND CONSUMMATION OF THE PLAN

The Debtors have evaluated several alternatives to the Plan. After studying these alternatives, the Debtors have concluded that the Plan is the best alternative and will maximize recoveries to parties in interest, assuming Confirmation and Consummation of the Plan. If Confirmation and Consummation of the Plan do not occur, the alternatives to the Plan are (i) the preparation and presentation of an alternative plan of reorganization, (ii) a sale of some or all of the Debtors’ assets pursuant to section 363 of the Bankruptcy Code, or (iii) a liquidation of the Debtors’ assets under chapter 7 of the Bankruptcy Code.

A.	Alternative Plan of Reorganization

If the Plan is not confirmed, the Debtors (or if the Debtors’ exclusive period in which to file a plan of reorganization has expired, any other party in interest) could attempt to formulate a different plan. Such a plan might involve either a reorganization and continuation of the Debtors’ business or an orderly liquidation of their assets. The Debtors, however, submit that the Plan, as described herein, enables their creditors to realize the most value under the circumstances.

B.	Sale Under Section 363 of the Bankruptcy Code

If the Plan is not confirmed, the Debtors could seek from the Court, after notice and a hearing, authorization to sell their assets under section 363 of the Bankruptcy Code. Holders of Claims in Class 4, and in certain instances Classes 5 and 6, would be entitled to credit bid on any property to which their security interest is attached, and to offset their Claims against the purchase price of the property. In addition, the security interests in the Debtors’ assets held by Holders of Claims in Classes 4, 5 and 6 would attach to the proceeds of any sale of the Debtors’ assets. After these Claims are satisfied, the remaining funds, if any, could be used to pay Holders of Claims and Interests in Classes 7 through 12. Upon analysis and consideration of this alternative, the Debtors do not believe a sale of their assets under section 363 of the Bankruptcy Code would yield a higher recovery for Holders of Claims than the Plan.

C.	Liquidation Under Chapter 7 or Applicable Non-Bankruptcy Law

If no plan can be confirmed, the Chapter 11 Cases may be converted to cases under chapter 7 of the Bankruptcy Code in which a trustee would be elected or appointed to liquidate the assets of the Debtors for distribution to their creditors in accordance with the priorities established by the Bankruptcy Code. The effect a chapter 7 liquidation would have on the recovery of Holders of Allowed Claims and Interests is set forth in the Liquidation Analysis attached hereto as Exhibit C.

The Debtors believe that liquidation under chapter 7 would result in smaller distributions to creditors than those provided for in the Plan because of the delay resulting from the conversion of the Chapter 11 Cases and the additional administrative expenses associated with the appointment of a trustee and the trustee’s retention of professionals who would be required to become familiar with the many legal and factual issues in the Debtors’ Chapter 11 Cases.

XII.	CONCLUSION AND RECOMMENDATION

In the opinion of the Debtors, the Plan is preferable to all other available alternatives and provides for a larger distribution to the Debtors’ creditors than would otherwise result in any other scenario. Accordingly, the Debtors recommend that Holders of Claims entitled to vote on the Plan vote to accept the Plan and support Confirmation of the Plan.

Dated: September 15, 2020

    Houston, Texas

SAEXPLORATION HOLDINGS, INC. on behalf of itself and all other Debtors

/s/ Michael J. Faust
Michael J. Faust
Chief Executive Officer and President
1160 Dairy Ashford Rd., Suite 160
Houston, Texas 77079

EXHIBIT A

Plan of Reorganization

EXHIBIT B

Restructuring Support Agreement

RESTRUCTURING SUPPORT AGREEMENT

This RESTRUCTURING SUPPORT AGREEMENT (together with all exhibits, annexes, and schedules hereto, in each case as may be amended, supplemented or otherwise modified from time to time in accordance with the terms hereof, this “Agreement”), dated as of August 27, 2020, is entered into by and among:

(i) SAExploration Holdings, Inc. (“SAE Holdings”), SAExploration Sub, Inc. (“SAE Sub”), SAExploration, Inc. (“SAE Inc.”), SAExploration Seismic Services (US), LLC (“Seismic Services”), and NES, LLC (“NES”) (collectively, the “Company”);

(ii) the undersigned lenders or investment advisors or managers for the account of the lenders (together with their respective successors and permitted assigns and any other Prepetition Credit Agreement Lenders that become party hereto in accordance with the terms hereof, the “Consenting Credit Agreement Lenders”) under that certain Third Amended and Restated Credit and Security Agreement, dated as of September 26, 2018 (as may be amended or supplemented from time to time, the “Prepetition Credit Agreement” and the Advances (as defined therein) made thereunder, the “Prepetition Credit Agreement Advances”), among SAE Inc., the guarantors party thereto, Cantor Fitzgerald Securities, as administrative agent and collateral agent, and the lenders party thereto from time to time (the “Prepetition Credit Agreement Lenders”);

(iii) the undersigned lenders or investment advisors or managers for the account of the lenders (together with their respective successors and permitted assigns and any other Prepetition Term Loan Lenders that become party hereto in accordance with the terms hereof, the “Consenting Term Loan Lenders”) under that certain Term Loan and Security Agreement, dated as of June 29, 2016 (as may be amended or supplemented from time to time, the “Prepetition Term Loan Agreement” and the Advances (as defined therein) made thereunder, the “Prepetition Term Loan Advances”), among SAE Holdings, the guarantors party thereto, and Delaware Trust Company, as administrative agent and collateral agent, and the lenders party thereto from time to time (the “Prepetition Term Loan Lenders”); and

(iv) the undersigned noteholders or investment advisors or managers for the account of the noteholders (together with their respective successors and permitted assigns and any other Prepetition Noteholders that become party hereto in accordance with the terms hereof, the “Consenting Convertible Noteholders” and together with the Consenting Credit Agreement Lenders and the Consenting Term Loan Lenders, the “Consenting Creditors”) under that certain Senior Secured Convertible Notes Indenture dated as of September 26, 2018 (as may be amended or supplemented from time to time, the “Prepetition Indenture”, the 6.00% Senior Secured Convertible Notes due 2023 outstanding thereunder, the “Prepetition Convertible Notes” and the Holders (as defined therein) of the Prepetition Convertible Notes, the “Prepetition Convertible Noteholders”), among SAE Holdings, the guarantors party thereto, and Wilmington Savings Funds Society, FSB, as Trustee and Collateral Trustee thereunder.

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The Company and each Consenting Creditor and any subsequent Person or entity that becomes a party hereto in accordance with the terms hereof are referred to herein as the “Parties” and individually as a “Party.” Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Plan (as defined below) attached hereto as Exhibit A (including any schedules and exhibits attached thereto).

Notwithstanding anything contained herein to the contrary, it is the intent of the Parties that all references to votes or voting in this Agreement be interpreted to include votes or voting on a plan of reorganization under title 11 of the United States Code, 11 U.S.C. §§ 101-1532 (the “Bankruptcy Code”). Time is of the essence in the performance of the obligations of each of the Parties under this Agreement. When a reference is made in this Agreement to a Section, Exhibit or Schedule, such reference shall be to a Section, Exhibit or Schedule, respectively, of or attached to this Agreement unless otherwise indicated. Unless the context of this Agreement otherwise requires, (a) words using the singular or plural number also include the plural or singular number, respectively, (b) the terms “hereof,” “herein,” “hereby” and derivative or similar words refer to this entire Agreement, (c) the words “include,” “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation,” and (d) the word “or” shall not be exclusive and shall be read to mean “and/or.” “Writing,” “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. Any reference to “business day” means any day, other than a Saturday, a Sunday or any other day on which banks located in New York, New York are closed for business as a result of federal, state or local holiday and any other reference to day means a calendar day.

RECITALS

WHEREAS, the Parties have agreed to enter into certain transactions (the “Restructuring Transactions”) in furtherance of a global restructuring of the Company’s capital structure (the “Restructuring”) which requires the consummation of a joint “pre-negotiated” plan of reorganization on the terms set forth in Exhibit A and otherwise as approved pursuant to this Agreement (such plan, together with any exhibits, schedules, attachments or appendices thereto, in each case as may be amended or otherwise modified from time to time in accordance with the terms herein and therein, the “Plan”), a solicitation of votes therefor (the “Solicitation”) pursuant to the Bankruptcy Code, and the commencement by the Debtors (as defined below) of voluntary cases (the “Chapter 11 Cases”) under chapter 11 of the Bankruptcy Code, in the United States Bankruptcy Court for the Southern District of Texas (the “Court”);

WHEREAS, the Restructuring Transactions include: (i) the Reorganized Debtors’ entry into a first lien exit term loan facility (the “First Lien Exit Facility”) in an aggregate principal amount of $15 million, on the terms set forth in the First Lien Exit Facility Term Sheet attached hereto as Exhibit B (the “First Lien Exit Facility Term Sheet”) and otherwise as approved pursuant to the terms of the Definitive Documents (as defined below); (ii) conducting a rights offering (the “Rights Offering”) pursuant to which all eligible Prepetition Credit Agreement Lenders, Prepetition Term Loan Lenders, and Prepetition Convertible Noteholders will be offered the opportunity to purchase loans to be advanced under the First Lien Exit Facility and equity in reorganized SAE Holdings, in each case in the amounts and in accordance with the Rights Offering Procedures (as defined below) and the Plan, with the Rights Offering being backstopped by certain of the Consenting Credit Agreement Lenders, Consenting Term Loan Lenders, and Consenting

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Convertible Noteholders pursuant to the backstop commitment agreement (the “Backstop Agreement”) attached hereto as Exhibit I; (iii) the satisfaction in full of the Prepetition Credit Agreement Advances through the entry into a Second Lien Exit Facility (the “Second Lien Exit Facility”) in an aggregate amount of $20.5 million, on the terms set forth in the Second Lien Exit Facility Term Sheet attached hereto as Exhibit C and otherwise as approved pursuant to the terms of the Definitive Documents (as defined below); (iv) the conversion of the Prepetition Term Loan Advances and the Prepetition Convertible Notes to new equity in reorganized SAE Holdings as described in the Plan; and (v) the grant of a new Management Incentive Plan on the terms described in the MIP Term Sheet attached hereto as Exhibit D and otherwise as approved pursuant to the terms of the Definitive Documents (the “Management Incentive Plan”);

WHEREAS, as of the date hereof, the Consenting Credit Agreement Lenders hold, in the aggregate, 100% of the aggregate outstanding principal amount of the Prepetition Credit Agreement Advances;

WHEREAS, as of the date hereof, the Consenting Term Loan Lenders hold, in the aggregate, approximately 82% of the aggregate outstanding principal amount of the Prepetition Term Loan Advances;

WHEREAS, as of the date hereof, the Consenting Convertible Noteholders hold, in the aggregate, approximately 100% of the aggregate outstanding principal amount of the Prepetition Convertible Notes;

WHEREAS, the Company and the Consenting Creditors have reached an agreement for the consensual use of Cash Collateral (as defined in section 363(a) of the Bankruptcy Code), as approved pursuant to the terms set forth in the Definitive Documents;

WHEREAS, the Parties desire to express to each other their mutual support and commitment in respect of the matters discussed in the Plan and hereunder.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, agree as follows:

1. Certain Definitions.

As used in this Agreement, the following terms have the following meanings:

(a) “Alternative Restructuring” means any plan, plan proposal, restructuring proposal, dissolution, winding up, liquidation, assignment for the benefit of creditors, sale or disposition of all or substantially all assets, reorganization, merger, restructuring, financing (debt or equity), or repurchase, refinancing, extension, or repayment of a material portion of the funded debt, in each case of SAE Holdings or any of its subsidiaries, other than the Plan.

(b) “Claims” means any claims (as defined in section 101(15) of the Bankruptcy Code) against the Debtors, and shall expressly not include any Interests in any Debtor.

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(c) “Confirmation Order” means the order of the Court confirming the Plan in the Chapter 11 Cases pursuant to section 1129 of the Bankruptcy Code.

(d) “Consenting Creditor Counsel” means Paul, Weiss, Rifkind, Wharton & Garrison LLP and Rapp & Krock, PC, as counsel to certain of the Consenting Credit Agreement Lenders, Consenting Term Loan Lenders, and Consenting Convertible Noteholders.

(e) “Debtors” means SAE Holdings, SAE Sub, SAE Inc., Seismic Services and NES, which will file cases under chapter 11 of the Bankruptcy Code.

(f) “Disclosure Statement” means the disclosure statement in respect of the Plan attached hereto as Exhibit F, including all exhibits and schedules thereto, as approved or ratified by the Court pursuant to section 1125 of the Bankruptcy Code.

(g) “Effective Date” means the date upon which all conditions to the effectiveness of the Plan have been satisfied or waived in accordance with the terms thereof and the Plan becomes effective.

(h) “Final Order” means an order or judgment of the Court (or any other court of competent jurisdiction) entered by the Clerk of the Court (or such other court) on the docket in the Chapter 11 Cases (or the docket of such other court), which has not been modified, amended, reversed, vacated or stayed and as to which (A) the time to appeal, petition for certiorari, or move for a new trial, stay, reargument or rehearing has expired and as to which no appeal, petition for certiorari or motion for new trial, stay, reargument or rehearing shall then be pending or (B) if an appeal, writ of certiorari, new trial, stay, reargument or rehearing thereof has been sought, such order or judgment of the Court (or other court of competent jurisdiction) shall have been affirmed by the highest court to which such order was appealed, or certiorari shall have been denied, or a new trial, stay, reargument or rehearing shall have been denied or resulted in no modification of such order, and the time to take any further appeal, petition for certiorari or move for a new trial, stay, reargument or rehearing shall have expired, as a result of which such order shall have become final in accordance with Rule 8002 of the Federal Rules of Bankruptcy Procedure; provided that the possibility that a motion under Rule 60 of the Federal Rules of Civil Procedure, or any analogous rule under the Federal Rules of Bankruptcy Procedure, may be filed relating to such order, shall not cause an order not to be a Final Order.

(i) “Interest” means any equity interest (as defined in section 101(16) of the Bankruptcy Code) of a Debtor, including all ordinary shares, units, common stock, preferred stock, membership interest, partnership interest or other instrument, evidencing any fixed or contingent ownership interest in any Debtor, whether or not transferable, including any option, warrant, or other right, contractual or otherwise, to acquire any such interest in a Debtor, that existed immediately before the Effective Date.

(j) “Person” shall mean an individual, a partnership, a joint venture, a limited liability company, a corporation, a trust, an unincorporated organization, a group, a governmental or regulatory authority, or any legal entity or association.

(k) “Prepetition Agreements” means (i) the Prepetition Credit Agreement, (ii) the Prepetition Term Loan Agreement, and (iii) the Prepetition Indenture.

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(l) “Qualified Marketmaker” means an entity that (i) holds itself out to the public or the applicable private markets as standing ready in the ordinary course of business to purchase from customers and sell to customers Claims against the Company (or enter with customers into long and short positions in Claims against the Company), in its capacity as a dealer or marketmaker in Claims against the Company and (ii) is, in fact, regularly in the business of making a market in claims against or interests in issuers or borrowers (including debt securities or other debt).

(m) “Requisite Convertible Noteholders” means, as of the date of determination, at least a majority in aggregate principal amount of the outstanding Prepetition Convertible Notes held by the Consenting Convertible Noteholders as of such date.

(n) “Requisite Credit Agreement Lenders” means, as of the date of determination, at least a majority in aggregate principal amount of the outstanding Prepetition Credit Agreement Advances held by the Consenting Credit Agreement Lenders as of such date.

(o) “Requisite Creditors” means each of (i) the Requisite Credit Agreement Lenders, (ii) the Requisite Term Loan Lenders, and (iii) the Requisite Convertible Noteholders.

(p) “Requisite Term Loan Lenders” means, as of the date of determination, at least a majority in aggregate principal amount of the outstanding Prepetition Term Loan Advances held by the Consenting Term Loan Lenders as of such date.

(q) “Rights Offering Procedures” means the procedures governing the Rights Offering, substantially in the form attached to the Disclosure Statement.

(r) “SEC” means the U.S. Securities and Exchange Commission.

(s) “Securities Act” means the Securities Act of 1933, as amended.

(t) “Support Effective Date” means the earliest date on which counterpart signature pages to this Agreement shall have been executed and delivered by (i) the Company, (ii) Consenting Credit Agreement Lenders holding at least 66 2⁄3%, in aggregate principal amount outstanding as of such date, of the Prepetition Credit Agreement Advances, (iii) Consenting Term Loan Lenders holding at least 66 2⁄3%, in aggregate principal amount outstanding as of such date, of the Prepetition Term Loan Advances, and (iv) Consenting Convertible Noteholders holding at least 66 2⁄3%, in aggregate principal amount outstanding as of such date, of the Prepetition Convertible Notes.

(u) “Support Period” means the period commencing on the Support Effective Date and ending on the earlier of (i) the date on which this Agreement is terminated in full with respect to all Parties in accordance with Section 5 and (ii) the Effective Date.

(v) “Transfer” means to sell, transfer, loan, issue, pledge, hypothecate, assign or otherwise dispose of; provided, that any pledge in favor of (a) a bank or broker dealer at which a Consenting Creditor maintains an account where such bank or broker dealer holds a security interest or other encumbrance over property in the account generally, or (b) any lender, agent, or trustee to secure obligations generally under debt issued by the applicable fund or account, in each case shall not be deemed a “Transfer” for purposes hereunder.

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2. Bankruptcy Process; Plan of Reorganization.

(a) The Plan. The Plan is expressly incorporated herein and made a part of this Agreement. The material terms and conditions of the Restructuring are set forth in the Plan.

(b) The definitive documents (the “Definitive Documents”) with respect to the Restructuring shall include the following along with any other documents (including any related orders, motions, applications, agreements, instruments, schedules or exhibits) that are described in or contemplated by this Agreement and the Plan and necessary or desirable to implement the Restructuring and the Restructuring Transactions:

(i) this Agreement;

(ii) the Plan and Disclosure Statement and all of their respective exhibits, appendices, supplements, and related documents;

(iii) the motion seeking approval of the Disclosure Statement (including the Rights Offering Procedures), the Solicitation procedures, and the form of ballots and notices and related relief (such motion, together with all exhibits, appendices, supplements, and related documents, the “Disclosure Statement Motion”), and the order approving the Disclosure Statement Motion;

(iv) the Confirmation Order;

(v) the credit agreement, guarantees, security documents, intercreditor agreements, and other definitive documents with respect to the First Lien Exit Facility;

(vi) the Backstop Agreement and the Rights Offering Procedures;

(vii) the motion seeking approval by the Court of the Backstop Agreement and the order of the Court approving the Backstop Agreement;

(viii) the credit agreement, guarantees, security documents, intercreditor agreements, and other definitive documents with respect to the Second Lien Exit Facility;

(ix) the motion seeking authority to use Cash Collateral and an interim order (the “Interim Cash Collateral Order”) and a final order (the “Final Cash Collateral Order” and together with the Interim Cash Collateral Order, the “Cash Collateral Orders”), approving same, which Cash Collateral Orders shall, without limitation, provide the Prepetition Credit Agreement Lenders, Prepetition Term Loan Lenders and the Prepetition Convertible Noteholders adequate protection for the use of their cash collateral as described in the Cash Collateral Orders;

(x) the first day motions, second day motions and orders of the Court approving any first day motions or second day motions;

(xi) the supplement to the Plan, including, without limitation, all shareholder’s agreements and organizational and governance documents governing the reorganized

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Company and other corporate documents (the “Governance Documents”), consistent with the Governance Term Sheet attached hereto as Exhibit G and otherwise as approved pursuant to the terms of the Definitive Documents and all documents related to the Management Incentive Plan; and

(xii) any other documents, instruments, schedules or exhibits described in, related to, contemplated in, or necessary to implement, each of the foregoing.

Each of the Definitive Documents shall (1) contain terms and conditions consistent in all material respects with this Agreement and (2) otherwise be in form and substance acceptable in all respects to the Company and the Requisite Creditors.

3. Agreements of the Consenting Creditors.

(a) Voting; Support. Each Consenting Creditor agrees that, for the period commencing on the date of this Agreement and ending on the earlier of (x) the expiration of the Support Period and (y) the date upon which this Agreement is validly terminated pursuant to the terms hereof with respect to such Consenting Creditor, such Consenting Creditor (acting severally and not jointly with the other Consenting Creditors) shall:

(i) (A) timely vote (or cause to be voted) its Claims, to the extent entitled to vote on the Plan, to accept the Plan, including the provisions of the Plan for a release of third party claims against each Released Party (as defined in the Plan), by delivering its duly executed and completed ballot or ballots, as applicable, accepting the Plan and granting and, if applicable, not opting out of, such release on a timely basis following commencement of the Solicitation, (B) not change or withdraw such vote (or cause or direct such vote to be changed or withdrawn) and (C) not object to, delay, impede, or take any other action that would reasonably be expected to materially interfere with, delay, or postpone acceptance, consummation, or implementation of the Plan;

(ii) timely vote (or cause to be voted) its Claims, to the extent entitled to vote on such Alternative Restructuring, against any Alternative Restructuring;

(iii) not directly or indirectly, through any Person or entity (including any administrative agent, collateral agent, or indenture trustee), propose, file, knowingly support, or vote to accept any Alternative Restructuring, or knowingly take any other action that would reasonably be expected to prevent, interfere with, delay or impede the Solicitation, approval of the Disclosure Statement, or the confirmation and consummation of the Plan and the Restructuring;

(iv) not direct any administrative agent, collateral agent, or indenture trustee (as applicable) to take any action inconsistent with such Consenting Creditor’s obligations under this Agreement and, if any applicable administrative agent, collateral agent, or indenture trustee takes any action inconsistent with such Consenting Creditor’s obligations under this Agreement, such Consenting Creditor shall use its commercially reasonable efforts to request or direct that such administrative agent, collateral agent, or indenture trustee cease and refrain from taking any such action; provided, that such commercially reasonable efforts shall not include posting any bond or indemnity or taking any other action that would, in the reasonable judgment of such Consenting Creditor, impose any risk of liability on such Consenting Creditor.

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(v) forbear from exercising, directly or indirectly, its rights or remedies or from asserting or bringing any claims under or with respect to any of the Prepetition Agreements, against the Company or any of its assets;

(vi) at the reasonable request of the Company, support and take in a timely manner all actions reasonably necessary to facilitate approval of the Disclosure Statement, Solicitation of the Plan, and confirmation and consummation of the Plan and the Restructuring; and

(vii) to the extent any legal or structural impediment arises that would prevent, hinder, or delay the consummation of the Restructuring, negotiate in good faith with the Company on appropriate additional or alternative provisions to address any such impediments.

(b) Rights of Consenting Creditors Unaffected. Nothing contained herein shall limit:

(i) the rights of a Consenting Creditor under any applicable bankruptcy, insolvency, foreclosure or similar proceeding, including appearing as a party in interest in any matter to be adjudicated in order to be heard concerning any matter arising in the Chapter 11 Cases, in each case, so long as the exercise of any such right is consistent with this Agreement and such Consenting Creditor’s obligations hereunder;

(ii) the ability of a Consenting Creditor to purchase, sell, or enter into any transactions in connection with its Claims, in compliance with the terms hereof and applicable law;

(iii) subject to the terms and obligations hereof and applicable law, any right of a Consenting Creditor under the Prepetition Agreements, any other applicable agreement, instrument or document that gives rise to a Consenting Creditor’s Claims, as applicable, or constitute a waiver or amendment of any provision of any such agreement, instrument or document;

(iv) subject to any confidentiality provisions in this Agreement and the Prepetition Agreements, the ability of a Consenting Creditor to consult with any other Parties or entities; or

(v) the ability of a Consenting Creditor to enforce any right, remedy, condition, consent or approval requirement under this Agreement or any of the other Definitive Documents, if any, or any right to contest whether any matter, fact, or thing is a breach of, or is inconsistent with this Agreement or any of the other Definitive Documents.

(c) Transfers. Each Consenting Creditor agrees, severally and not jointly, that, for the period commencing on the date of this Agreement and ending on the earlier of (x) the expiration of the Support Period and (y) the date upon which this Agreement is validly terminated pursuant to the terms hereof with respect to such Consenting Creditor, such Consenting Creditor shall not

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Transfer, directly or indirectly, in whole or in part, any of its Claims or any option thereon or any right or interest therein (including grant any proxy or deposit any Claims into a voting trust or entry into a voting agreement with respect thereto), unless the transferee thereof either (A) is a Consenting Creditor or (B) prior to such Transfer, agrees in writing for the benefit of the Parties to become a Consenting Creditor and to be bound by all of the terms of this Agreement applicable to Consenting Creditors (including with respect to any and all Claims it already may hold prior to such Transfer) by executing a joinder agreement, a form of which is attached hereto as Exhibit H (a “Joinder Agreement”), and delivering an executed copy thereof within three (3) business days of such execution, to (i) Porter Hedges LLP (“Porter Hedges”), as counsel to the Company, and (ii) Consenting Creditor Counsel, in which event (x) the transferee (including the Consenting Creditor transferee, if applicable) shall be deemed to be a Consenting Creditor hereunder to the extent of such transferred rights and obligations and (y) the transferor shall be deemed to relinquish its rights (and be released from its obligations) under this Agreement to the extent of such transferred rights and obligations. Each Consenting Creditor agrees that any Transfer of any Claim that does not comply with the terms and procedures set forth herein shall be deemed void ab initio, and the Company and each other Consenting Creditor shall have the right to enforce the voiding of such Transfer. Each transferee shall indicate, on the appropriate schedule annexed to its Joinder Agreement, the number and amount of Claims held by such transferee. Notwithstanding anything to the contrary herein, a Consenting Creditor may Transfer its Claims to an entity that is acting in its capacity as a Qualified Marketmaker without the requirement that the Qualified Marketmaker become a Party; provided, however, that (x) such Qualified Marketmaker must Transfer such right, title, or interest by the earlier of (A) ten (10) calendar days following its receipt thereof and (B) if received prior to the deadline to vote on the Plan, seven (7) calendar days prior to such deadline, (y) any subsequent Transfer by such Qualified Marketmaker of the right, title, or interest in such Claims is to a transferee that is or becomes a Consenting Creditor at the time of such Transfer, and (z) such Consenting Creditor shall be solely responsible for the Qualified Marketmaker’s failure to comply with the requirements of Section 3(a).

(d) Additional Claims. Nothing in this Agreement shall be construed to preclude a Consenting Creditor from (i) acquiring additional Claims, or (ii) Transferring any such additional Claims; provided, that, in each case, such Consenting Creditor shall promptly notify its counsel, who will notify counsel to the Company. Each Consenting Creditor agrees that any such additional Claims shall automatically and immediately upon acquisition by such Consenting Creditor be subject to this Agreement (regardless of when or whether notice of such acquisition is given to the Company or whether it is of the same nature as the Claims owned by such Consenting Creditor as of the date of this Agreement), and that, until the earlier of the expiration of the Support Period and the date upon which this Agreement is validly terminated pursuant to the terms hereof with respect to such Consenting Creditor, it shall vote (or cause to be voted) any such additional Claims entitled to vote on the Plan (to the extent still held by it or on its behalf at the time of such vote), in a manner consistent with Section 3(a).

(e) Additional Consenting Creditors. Any Prepetition Credit Agreement Lender, Prepetition Term Loan Lender, or Prepetition Convertible Noteholder may, at any time after the Support Effective Date, become a party to this Agreement as a Consenting Creditor (an “Additional Consenting Creditor”) by executing a joinder agreement substantially in the form attached hereto as Exhibit H, pursuant to which such Additional Consenting Creditor shall be bound by the terms of this Agreement as a Consenting Credit Agreement Lender, Consenting Term Loan Lender, or Consenting Convertible Noteholder, as applicable, hereunder, including under Section 3(d) in respect of any additional Claims acquired after the date of such joinder agreement.

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4. Agreements of the Company.

(a) Covenants. The Company agrees that, for the duration of the Support Period, the Company shall, and shall cause each of its subsidiaries included in the definition of Company, to:

(i) prepare or cause to be prepared the Definitive Documents, each of which, for the avoidance of doubt, shall contain terms and conditions consistent with this Agreement and subject to the approval rights set forth in the last paragraph of Section 2;

(ii) use its commercially reasonable efforts to (A) support and take any and all actions necessary, appropriate or reasonably requested by the Consenting Creditors to facilitate the Restructuring Transactions, including (1) the Solicitation of the Plan, (2) obtaining approval and confirmation of the Plan, (3) consummating the Restructuring, and (4) timely filing any objection or opposition to any motion filed with the Court seeking the entry of an order modifying or terminating the Debtors’ exclusive right to file and/or solicit acceptances of a chapter 11 plan of reorganization, directing the appointment of an examiner with expanded powers or a trustee, converting or dismissing the Chapter 11 Cases or for relief that (x) is inconsistent with this Agreement in any respect or (y) would, or would reasonably be expected to, frustrate the purposes of this Agreement, including by preventing the consummation of the Restructuring, (B) obtain orders of the Court in respect of the Restructuring, (C) support the release and exculpation provisions contained in the Plan, and (D) perform its obligations under this Agreement in accordance with its terms and as set forth in the Plan;

(iii) (A) seek entry of the Cash Collateral Orders and, if necessary, timely file a formal written response in opposition to any objection filed with the Court by any Person or entity with respect to entry of the Cash Collateral Orders or with respect to any adequate protection proposed to be granted or granted to the Prepetition Credit Agreement Lenders, the Prepetition Term Loan Lenders and the Prepetition Convertible Noteholders pursuant to the Cash Collateral Orders, (B) subject to professional responsibilities, prosecute and defend any appeals related to the Restructuring, (C) execute and deliver any other required agreements to effectuate and consummate the Restructuring and (D) operate its business in the ordinary course and consistent with past practice, and that is consistent with this Agreement and the Restructuring and maintain the good standing (or equivalent status under the laws of its incorporation or organization) under the laws of the jurisdiction in which each of the entities comprising the Company are incorporated or organized;

(iv) provide reasonably prompt written notice (in accordance with Section 19) to the Consenting Creditors between the date hereof and the Effective Date of (A) the occurrence, or failure to occur, of any event of which the Company has actual knowledge which occurrence or failure would be likely to cause (1) any covenant of the Company contained in this Agreement not to be satisfied in any material respect or (2) any condition precedent contained in the Plan not to timely occur or become impossible to satisfy, (B) receipt of any notice from any third party alleging that the consent of such Person is or

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may be required in connection with the transactions contemplated by the Restructuring, (C) receipt of any material notice, including from any governmental unit with jurisdiction, of any proceeding or of any complaints, litigations, investigations or hearings commenced, or, to the actual knowledge of the Company, threatened against the Company, relating to or involving the Company (or of any communications that the same may be contemplated or threatened), and (D) any failure of the Company to comply, in any material respect, with or satisfy, any covenant, condition or agreement to be complied with or satisfied by it hereunder;

(v) subject to compliance with all applicable confidentiality agreements or obligations, provide to the Consenting Creditors and/or their respective professionals during normal business hours and without disruption to the Company’s business, (A) upon reasonable advance notice to the Company, reasonable access to the respective management and advisors of the Company, (B) prompt access to any information provided to any existing or prospective financing sources (including lenders under any exit financing) and (C) timely and reasonable responses to all diligence requests;

(vi) use commercially reasonable efforts to obtain any and all required regulatory and/or third-party approvals for the Restructuring embodied in the Plan, if any;

(vii) (A) provide draft copies of all material motions or applications and other documents (including all Definitive Documents) the Company intends to file with the Court, execute, distribute, use or publicly disclose to the Consenting Creditor Counsel at least two (2) business days prior to the date when the Company intends to file with the Court, execute, distribute, use or publicly disclose any such pleading or other document (provided that if delivery of such motions, orders or materials (other than the Definitive Documents) at least two (2) business days in advance is not reasonably practicable, such motion, order or material shall be delivered as soon as reasonably practicable prior to filing with the Court, executing, distributing, using or publicly disclosing); and (B) without limiting any approval rights set forth herein, consult in good faith with Consenting Creditor Counsel regarding the form and substance of any of the foregoing documents in advance of the filing, execution, distribution, use (as applicable) or public disclosure thereof;

(viii) to pay in cash upon demand on or before the Petition Date all accrued and unpaid fees, costs, and documented out of pocket expenses of Consenting Creditor Counsel, each subject to the terms of applicable engagement letters (if any), provided, however, that contemporaneously with the execution of this Agreement, the Company shall pay all such fees, costs, and documented out of pocket expenses incurred prior to the Support Effective Date, in each case. The Company shall additionally pay all reasonable fees, costs, and expenses on a regular and continuing basis within seven (7) business days of demand (without any requirement for Court review or further Court order unless the Company has objected to the reasonableness of the fees, costs, or expenses); provided, however, that the Company shall not be responsible for any fees, costs and expenses incurred after termination of this Agreement;

(ix) comply in all material respects with applicable laws (including making or seeking to obtain all required material consents and/or appropriate filings or registrations

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with, notifications to, or authorizations, consents or approvals of any regulatory or governmental authority), and paying all material taxes as they become due and payable except to the extent nonpayment thereof is permitted by the Bankruptcy Code; and

(x) to the extent any legal or structural impediment arises that would prevent, hinder, or delay the consummation of the Restructuring, negotiate in good faith with the Consenting Creditors on appropriate additional or alternative provisions to address any such impediments.

(b) Negative Covenants. The Company agrees that for the duration of the Support Period, without the consent of the Requisite Creditors, the Company shall not, and shall cause each of its subsidiaries included in the definition of Company, not to, directly or indirectly:

(i) seek, solicit, propose, support, or consummate an Alternative Restructuring;

(ii) modify the Plan, in whole or in part, in a manner that is inconsistent with any material aspect of this Agreement;

(iii) withdraw or revoke the Plan or publicly announce its intention not to pursue the Plan, except as may be required by the Requisite Creditors;

(iv) take or threaten to take, any action or file any motion, pleading or other Definitive Document with the Court (including any modifications or amendments thereof) or any other documents related to the Restructuring that (A) is inconsistent in any material respect with this Agreement, the Plan or any other Definitive Document; or (B) has not received the requisite approvals in accordance with the rights set forth in the last paragraph of Section 2;

(v) take any action that is inconsistent with, or is reasonably likely to interfere with, consummation of the Restructuring;

(vi) commence an avoidance action or other legal proceeding that challenges the validity, enforceability, or priority of the Claims held by the Consenting Creditors, or otherwise negatively affects the rights of the Consenting Creditors;

(vii) incur or suffer to exist any indebtedness or any guarantee of indebtedness, except as contemplated by this Agreement and the Plan, and indebtedness existing and outstanding immediately prior to the date hereof, and trade payables and liabilities arising and incurred in the ordinary course of business; and

(viii) incur any liens or security interests, except the liens and security interests created by the Cash Collateral Orders; and

(ix) enter into any commitment or agreement with respect to debtor-in-possession financing or the use of cash collateral other than the Cash Collateral Orders without the written consent of the Consenting Creditors.

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(c) Automatic Stay. The Company acknowledges and agrees and shall not dispute that after the commencement of the Chapter 11 Cases, the giving of notice of default or termination of this Agreement by any Party pursuant to this Agreement shall not be a violation of the automatic stay of section 362 of the Bankruptcy Code (and the Company hereby waives, to the fullest extent permitted by law, the applicability of the automatic stay to the giving of such notice); provided that nothing herein shall prejudice any Party’s rights to argue that the giving of notice of default or termination was not proper under the terms of this Agreement.

(d) No Additional Fiduciary Obligations. Notwithstanding anything to the contrary herein, nothing in this Agreement shall create or impose any additional fiduciary obligations upon any Company entity or any members, partners, managers, managing members, officers, directors, employees, advisors, principals, attorneys, professionals, accountants, investment bankers, consultants, agents or other representatives of the same or their respective affiliated entities, in such person’s capacity as a member, partner, manager, managing member, officer, director, employee, advisor, principal, attorney, professional, accountant, investment banker, consultant, agent or other representative of any Company entity, that such entities did not have prior to the Support Effective Date.

5. Termination of Agreement.

(a) This Agreement shall terminate (i) as to all Parties two (2) business days following the delivery of notice, delivered in accordance with Section 19, from the Company to the other Parties at any time after and during the continuance of a Company Termination Event (as defined below), (ii) as to the Consenting Convertible Noteholders two (2) business days following the delivery of notice, delivered in accordance with Section 19, from the Requisite Convertible Noteholders to the other Parties at any time after and during the continuance of any Consenting Convertible Noteholder Termination Event (as defined below), (iii) as to the Consenting Credit Agreement Lenders two (2) business days following the delivery of notice, delivered in accordance with Section 19, from the Requisite Credit Agreement Lenders to the other Parties at any time after and during the continuance of any Consenting Credit Agreement Lender Termination Event (as defined below), or (iv) as to the Consenting Term Loan Lenders two (2) business days following the delivery of notice, delivered in accordance with Section 19, from the Requisite Term Loan Lenders to the other Parties at any time after and during the continuance of any Consenting Term Loan Lender Termination Event, in each case, unless the giving of such notice is waived in writing by the other Parties. Notwithstanding any provision to the contrary in this Section 5, no Party may exercise any of its respective termination rights as set forth herein if such Party has failed to perform or comply in all material respects with the terms and conditions of this Agreement (unless such failure to perform or comply arises as a result of another Party’s actions or inactions that breached this Agreement), with such failure to perform or comply causing, or resulting in, the occurrence of the Company Termination Event, Consenting Convertible Noteholder Termination Event, Consenting Credit Agreement Lender Termination Event or Consenting Term Loan Lender Termination Event, as applicable. In addition, this Agreement shall terminate automatically (x) if, within 20 days after the Petition Date (or such later date as may be determined by the Requisite Creditors), the Court has not entered an order or orders, in form and substance acceptable to the Requisite Creditors, approving the Backstop Agreement on or before such date, and (y) on the Effective Date of the Plan.

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(b) A “Company Termination Event” shall mean any of the following:

(i) the breach by one or more of the Consenting Creditors of any of the undertakings, representations, warranties or covenants of the Consenting Creditors set forth herein in any material respect which remains uncured for a period of five (5) business days after the receipt of written notice of such breach pursuant to Section 19, but only if the non-breaching Consenting Creditors in the applicable class of Claims hold less than 66 2⁄3% of the aggregate principal amount of Claims in such class;

(ii) the board of directors, managers, members or partners, as applicable, of the Company reasonably determines in good faith based upon the advice of outside counsel that continued performance under this Agreement would be inconsistent with the exercise of its fiduciary duties under applicable law; provided, that the Company provides notice of such determination to the Consenting Creditors within one (1) business day after the date thereof;

(iii) the issuance by any governmental authority, including any regulatory authority or court of competent jurisdiction, of any ruling, judgment or order enjoining the consummation of or rendering illegal the Plan or the Restructuring, and such ruling, judgment or order has not been stayed, reversed or vacated within thirty (30) days after such issuance;

(iv) as of 11:59 p.m. prevailing Central Time on August 27, 2020, the Support Effective Date shall not have occurred; or

(v) if, within 80 days after the Petition Date, the Effective Date shall not have occurred;

(c) A “Consenting Convertible Noteholder Termination Event” shall mean any of the following:

(i) the breach by the Company, the Requisite Credit Agreement Lenders or the Requisite Term Loan Lenders of any of the obligations, undertakings, representations, warranties or covenants of such Party set forth herein (except those obligations, undertakings, representations, warranties or covenants separately listed below in this Section 5(c)), which remains uncured for a period of five (5) business days after the receipt of written notice of such breach pursuant to Section 19;

(ii) the issuance by any governmental authority, including any regulatory authority or court of competent jurisdiction, of any ruling, judgment or order enjoining the consummation of or rendering illegal the Plan or the Restructuring, and either (A) such ruling, judgment or order has been issued at the request of or with the acquiescence of the Company, or (B) in all other circumstances, such ruling, judgment or order has not been stayed, reversed or vacated within thirty (30) days after such issuance;

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(iii) if the Company shall not have complied with each of the following milestones, which may be extended with the consent of the Requisite Creditors (the “Milestones”):

(1) if, as of 11:59 p.m. prevailing Central Time on August 27, 2020, the Chapter 11 Cases shall not have been filed (the “Petition Date”);

(2) if, within one business day after the Petition Date, the Company shall not have filed the Plan and Disclosure Statement with the Court;

(3) if, within five days after the Petition Date, the Interim Cash Collateral Order has not been entered by the Court;

(4) if, within 20 days after the Petition Date, the Court shall not have entered an order provisionally approving the Disclosure Statement;

(5) if, within 25 days after the Petition Date, the Company shall not have commenced the Solicitation in accordance with section 1126(b) of the Bankruptcy Code;

(6) if, within 35 days after the Petition Date, the Final Cash Collateral Order has not been entered by the Court;

(7) if, within 70 days after the Petition Date, the Confirmation Order has not been entered by the Court; and

(8) if, within 80 days after the Petition Date, the Effective Date shall not have occurred;

provided that, to the extent such Milestone is not met solely due to the actions of the Requisite Convertible Noteholders in violation of this Agreement, there shall be no termination right under this Section 5(c)(iii);

(iv) the Company files or otherwise supports any chapter 11 plan other than the Plan (as amended or modified in accordance with the provisions hereof);

(v) the Court or a court of competent jurisdiction enters an order denying confirmation of the Plan or refusing to approve the Disclosure Statement and such order becomes a Final Order;

(vi) the Company (A) withdraws the Plan or Disclosure Statement, or the Company amends or modifies the Plan or Disclosure Statement, or the Company files any motion, pleading or related document (including any other Definitive Documents) with the Court that has not received the requisite approvals set forth in the last paragraph of Section 2 or is inconsistent with this Agreement or the Plan and such motion, pleading or related document (including any other Definitive Documents) has not been withdrawn prior to two (2) business days after the Company receives written notice from the Requisite Convertible Noteholders (in accordance with Section 19 hereof) that such motion, pleading or related document (including any Definitive Documents) is inconsistent with this Agreement or the Plan or has not received the requisite approvals set forth in the last paragraph of Section 2, or (B) seeks, solicits, supports, or enters into a definitive agreement with respect to any Alternative Restructuring;

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(vii) the Company files any motion for the (A) conversion of one or more of the Chapter 11 Cases to a case under chapter 7 of the Bankruptcy Code, (B) appointment of an examiner with expanded powers beyond those set forth in section 1106(a)(3) and (4) of the Bankruptcy Code or a trustee or receiver in one or more of the Chapter 11 Cases or (C) dismissal of one or more of the Chapter 11 Cases;

(viii) the Court or a court of competent jurisdiction enters an order (A) directing the appointment of an examiner with expanded powers or a trustee in the Chapter 11 Cases, (B) converting any of the Chapter 11 Cases to cases under chapter 7 of the Bankruptcy Code, (C) dismissing any of the Chapter 11 Cases, (D) terminating exclusivity under section 1121 of the Bankruptcy Code, (E) making a finding of fraud, dishonesty or misconduct by any current executive, officer or director of any of the entities comprising the Company, regarding or relating to the Company or (F) vacating, extending, terminating, amending or modifying in any material respect the Cash Collateral Orders without the consent of the Requisite Convertible Noteholders;

(ix) the Court or a court of competent jurisdiction enters an order granting relief from the automatic stay to the holder or holders of any security interest to permit foreclosure (or the granting of a deed in lieu of foreclosure on the same) on any of the Company’s assets (other than in respect of insurance proceeds or with respect to assets having a fair market value of less than $250,000 in the aggregate);

(x) the Company (A) files any motion seeking to avoid, disallow, subordinate or recharacterize any claim, lien, or interest (including any Claim) held by any Consenting Convertible Noteholder or (B) shall have supported any application, adversary proceeding or cause of action referred to in the immediately preceding clause (A) filed by a third party, or consents (without the consent of the affected Consenting Convertible Noteholder) to the standing of any such third party to bring such application, adversary proceeding or cause of action;

(xi) on or after the date hereof, the Company engages in any merger, consolidation, disposition, acquisition, investment, dividend, incurrence of indebtedness, liquidation, or other similar transaction outside of the ordinary course of business other than (A) the commencement of the Chapter 11 Cases and the consummation of the Restructuring Transactions, or (B) with the consent of the Requisite Creditors;

(xii) the Court or a court of competent jurisdiction enters an order granting relief that (A) is inconsistent with this Agreement in any material respect or (B) would, or would reasonably be expected to, materially frustrate the purposes of this Agreement, including by preventing the consummation of the Restructuring;

(xiii) the occurrence of a “Termination Event” (as defined in the Cash Collateral Orders) under the Cash Collateral Orders that has not been waived or timely cured in accordance therewith;

(xiv) the termination of this Agreement with respect to the Consenting Credit Agreement Lenders or the Consenting Term Loan Lenders;

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(xv) the Company makes any payment to the Consenting Credit Agreement Lenders or the Consenting Term Loan Lenders, or repays, redeems, repurchases, or refinances any debt for borrowed money of, or declares or makes or declares any dividend or distribution with respect to any Interest in, the Company, in each case other than as provided in this Agreement or any Definitive Document;

(xvi) the entry by the Company into any material transaction or payment by the Company of any material payment inconsistent with this Agreement or the Plan;

(xvii) the Company fails to timely pay the fees and documented out of pocket expenses of the Consenting Convertible Noteholders or their counsel as set forth under Section 4(a)(viii);

(xviii) any of the orders approving the Backstop Agreement, the Disclosure Statement Motion, or the Plan are reversed, dismissed, stayed, vacated, reconsidered, modified, or amended without the consent of the Requisite Convertible Noteholders; or

(xix) the Backstop Agreement terminates in accordance with its terms.

(d) A “Consenting Credit Agreement Lender Termination Event” shall mean any of the following:

(i) the breach by the Company, the Requisite Convertible Noteholders or the Requisite Term Loan Lenders of any of the obligations, undertakings, representations, warranties or covenants of such Party set forth herein (except those obligations, undertakings, representations, warranties or covenants separately listed below in this Section 5(d)), which remains uncured for a period of five (5) business days after the receipt of written notice of such breach pursuant to Section 19;

(ii) the issuance by any governmental authority, including any regulatory authority or court of competent jurisdiction, of any ruling, judgment or order enjoining the consummation of or rendering illegal the Plan or the Restructuring, and either (A) such ruling, judgment or order has been issued at the request of or with the acquiescence of the Company, or (B) in all other circumstances, such ruling, judgment or order has not been stayed, reversed or vacated within thirty (30) days after such issuance;

(iii) the Company shall not have complied with each of the Milestones, which may be extended with the consent of the Requisite Creditors; provided that, to the extent such Milestone is not met solely due to the actions of the Requisite Credit Agreement Lenders in violation of this Agreement, there shall be no termination right under this Section 5(d)(iii);

(iv) the Company files or otherwise supports any chapter 11 plan other than the Plan (as amended or modified in accordance with the provisions hereof);

(v) the Court or a court of competent jurisdiction enters an order denying confirmation of the Plan or refusing to approve the Disclosure Statement and such order becomes a Final Order;

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(vi) the Company (A) withdraws the Plan or Disclosure Statement, or the Company amends or modifies the Plan or Disclosure Statement, or the Company files any motion, pleading or related document (including any other Definitive Documents) with the Court that has not received the requisite approvals set forth in the last paragraph of Section 2 or is inconsistent with this Agreement or the Plan and such motion, pleading or related document (including any other Definitive Documents) has not been withdrawn prior to two (2) business days after the Company receives written notice from the Requisite Credit Agreement Lenders (in accordance with Section 19 hereof) that such motion, pleading or related document (including any Definitive Documents) is inconsistent with this Agreement or the Plan or has not received the requisite approvals set forth in the last paragraph of Section 2, or (B) seeks, solicits, supports, or enters into a definitive agreement with respect to any Alternative Restructuring;

(vii) the Company files any motion for the (A) conversion of one or more of the Chapter 11 Cases to a case under chapter 7 of the Bankruptcy Code, (B) appointment of an examiner with expanded powers beyond those set forth in section 1106(a)(3) and (4) of the Bankruptcy Code or a trustee or receiver in one or more of the Chapter 11 Cases or (C) dismissal of one or more of the Chapter 11 Cases;

(viii) the Court or a court of competent jurisdiction enters an order (A) directing the appointment of an examiner with expanded powers or a trustee in the Chapter 11 Cases, (B) converting any of the Chapter 11 Cases to cases under chapter 7 of the Bankruptcy Code, (C) dismissing any of the Chapter 11 Cases, (D) terminating exclusivity under section 1121 of the Bankruptcy Code, (E) making a finding of fraud, dishonesty or misconduct by any current executive, officer or director of any of the entities comprising the Company, regarding or relating to the Company or (F) vacating, extending, terminating, amending or modifying in any material respect the Cash Collateral Orders without the consent of the Requisite Credit Agreement Lenders;

(ix) the Court or a court of competent jurisdiction enters an order granting relief from the automatic stay to the holder or holders of any security interest to permit foreclosure (or the granting of a deed in lieu of foreclosure on the same) on any of the Company’s assets (other than in respect of insurance proceeds or with respect to assets having a fair market value of less than $250,000 in the aggregate);

(x) the Company (A) files any motion seeking to avoid, disallow, subordinate or recharacterize any claim, lien, or interest (including any Claim) held by any of the Consenting Credit Agreement Lenders or (B) shall have supported any application, adversary proceeding or cause of action referred to in the immediately preceding clause (A) filed by a third party, or consents (without the consent of any affected Consenting Credit Agreement Lenders) to the standing of any such third party to bring such application, adversary proceeding or cause of action;

(xi) on or after the date hereof, the Company engages in any merger, consolidation, disposition, acquisition, investment, dividend, incurrence of indebtedness, liquidation, or other similar transaction outside of the ordinary course of business other than (A) the commencement of the Chapter 11 Cases and the consummation of the Restructuring Transactions, or (B) with the consent of the Requisite Creditors;

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(xii) the Court or a court of competent jurisdiction enters an order granting relief that (A) is inconsistent with this Agreement in any material respect or (B) would, or would reasonably be expected to, materially frustrate the purposes of this Agreement, including by preventing the consummation of the Restructuring;

(xiii) the occurrence of a “Termination Event” (as defined in the Cash Collateral Orders) under the Cash Collateral Orders that has not been waived or timely cured in accordance therewith;

(xiv) the termination of this Agreement by the Consenting Convertible Noteholders or the Consenting Term Loan Lenders;

(xv) the Company makes any payment to the Consenting Convertible Noteholders or the Consenting Term Loan Lenders, or repays, redeems, repurchases, or refinances any debt for borrowed money of, or declares or makes or declares any dividend or distribution with respect to any Interest in, the Company, in each case other than as provided in this Agreement or any Definitive Document;

(xvi) the entry by the Company into any material transaction or payment by the Company of any material payment inconsistent with this Agreement or the Plan;

(xvii) the Company fails to timely pay the fees and documented out of pocket expenses of the Consenting Credit Agreement Lenders or their counsel as set forth under Section 4(a)(viii);

(xviii) any of the orders approving the Backstop Agreement, the Disclosure Statement Motion, or the Plan are reversed, dismissed, stayed, vacated, reconsidered, modified, or amended without the consent of the Requisite Credit Agreement Lenders; or

(xix) the Backstop Agreement terminates in accordance with its terms.

(e) A “Consenting Term Loan Lender Termination Event” shall mean any of the following:

(i) the breach by the Company, the Requisite Convertible Noteholders, or the Requisite Credit Agreement Lenders of any of the obligations, undertakings, representations, warranties or covenants of such Party set forth herein (except those obligations, undertakings, representations, warranties or covenants separately listed below in this Section 5(d)), which remains uncured for a period of five (5) business days after the receipt of written notice of such breach pursuant to Section 19;

(ii) the issuance by any governmental authority, including any regulatory authority or court of competent jurisdiction, of any ruling, judgment or order enjoining the consummation of or rendering illegal the Plan or the Restructuring, and either (A) such ruling, judgment or order has been issued at the request of or with the acquiescence of the Company, or (B) in all other circumstances, such ruling, judgment or order has not been stayed, reversed or vacated within thirty (30) days after such issuance;

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(iii) the Company shall not have complied with each of the Milestones, which may be extended with the consent of the Requisite Creditors; provided that, to the extent such Milestone is not met solely due to the actions of the Requisite Term Loan Lenders in violation of this Agreement, there shall be no termination right for such Parties under this Section 5(d)(iii);

(iv) the Company files or otherwise supports any chapter 11 plan other than the Plan (as amended or modified in accordance with the provisions hereof);

(v) the Court or a court of competent jurisdiction enters an order denying confirmation of the Plan or refusing to approve the Disclosure Statement and such order becomes a Final Order;

(vi) the Company (A) withdraws the Plan or Disclosure Statement, or the Company amends or modifies the Plan or Disclosure Statement, or the Company files any motion, pleading or related document (including any other Definitive Documents) with the Court that has not received the requisite approvals set forth in the last paragraph of Section 2 or is inconsistent with this Agreement or the Plan and such motion, pleading or related document (including any other Definitive Documents) has not been withdrawn prior to two (2) business days after the Company receives written notice from the Requisite Term Loan Lenders (in accordance with Section 19 hereof) that such motion, pleading or related document (including any Definitive Documents) is inconsistent with this Agreement or the Plan or has not received the requisite approvals set forth in the last paragraph of Section 2, or (B) seeks, solicits, supports, or enters into a definitive agreement with respect to any Alternative Restructuring;

(vii) the Company files any motion for the (A) conversion of one or more of the Chapter 11 Cases to a case under chapter 7 of the Bankruptcy Code, (B) appointment of an examiner with expanded powers beyond those set forth in section 1106(a)(3) and (4) of the Bankruptcy Code or a trustee or receiver in one or more of the Chapter 11 Cases or (C) dismissal of one or more of the Chapter 11 Cases;

(viii) the Court or a court of competent jurisdiction enters an order (A) directing the appointment of an examiner with expanded powers or a trustee in the Chapter 11 Cases, (B) converting any of the Chapter 11 Cases to cases under chapter 7 of the Bankruptcy Code, (C) dismissing any of the Chapter 11 Cases, (D) terminating exclusivity under section 1121 of the Bankruptcy Code, (E) making a finding of fraud, dishonesty or misconduct by any current executive, officer or director of any of the entities comprising the Company, regarding or relating to the Company or (F) vacating, extending, terminating, amending or modifying in any material respect the Cash Collateral Orders without the consent of the Requisite Term Loan Lenders;

(ix) the Court or a court of competent jurisdiction enters an order granting relief from the automatic stay to the holder or holders of any security interest to permit

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foreclosure (or the granting of a deed in lieu of foreclosure on the same) on any of the Company’s assets (other than in respect of insurance proceeds or with respect to assets having a fair market value of less than $250,000 in the aggregate);

(x) the Company (A) files any motion seeking to avoid, disallow, subordinate or recharacterize any claim, lien, or interest (including any Claim) held by any of the Consenting Term Loan Lenders or (B) shall have supported any application, adversary proceeding or cause of action referred to in the immediately preceding clause (A) filed by a third party, or consents (without the consent of any affected Consenting Term Loan Lenders) to the standing of any such third party to bring such application, adversary proceeding or cause of action;

(xi) on or after the date hereof, the Company engages in any merger, consolidation, disposition, acquisition, investment, dividend, incurrence of indebtedness, liquidation or other similar transaction outside of the ordinary course of business other than (A) the commencement of the Chapter 11 Cases and the consummation of the Restructuring Transactions, or (B) with the consent of the Requisite Creditors;

(xii) the Court or a court of competent jurisdiction enters an order granting relief that (A) is inconsistent with this Agreement in any material respect or (B) would, or would reasonably be expected to, materially frustrate the purposes of this Agreement, including by preventing the consummation of the Restructuring;

(xiii) the occurrence of a “Termination Event” (as defined in the Cash Collateral Orders) under the Cash Collateral Orders that has not been waived or timely cured in accordance therewith;

(xiv) the termination of this Agreement by the Consenting Convertible Noteholders or the Consenting Credit Agreement Lenders;

(xv) the Company makes any payment to the Consenting Convertible Noteholders or the Consenting Credit Agreement Lenders, or repays, redeems, repurchases, or refinances any debt for borrowed money of, or declares or makes or declares any dividend or distribution with respect to any Interest in, the Company, in each case other than as provided in this Agreement or any Definitive Document;

(xvi) the entry by the Company into any material transaction or payment by the Company of any material payment inconsistent with this Agreement or the Plan;

(xvii) the Company fails to timely pay the fees and documented out of pocket expenses of the Consenting Term Loan Lenders or their counsel as set forth under Section 4(a)(viii);

(xviii) any of the orders approving the Backstop Agreement, the Disclosure Statement Motion, or the Plan are reversed, dismissed, stayed, vacated, reconsidered, modified, or amended without the consent of the Requisite Term Loan Lenders; or

(xix) the Backstop Agreement terminates in accordance with its terms.

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(f) Mutual Termination. This Agreement may be terminated by mutual agreement of the Company and the Requisite Creditors upon the receipt of written notice delivered in accordance with Section 19.

(g) Effect of Termination. Upon the termination of this Agreement in accordance with this Section 5, and except as provided in Section 13, this Agreement shall forthwith become void and of no further force or effect and each Party shall be immediately released from its liabilities, obligations, commitments, undertakings and agreements under or related to this Agreement and shall have all the rights and remedies that it would have had and shall be entitled to take all actions, whether with respect to the Restructuring or otherwise, that it would have been entitled to take had it not entered into this Agreement, including all rights and remedies available to it under applicable law, and any ballot submitted by any Consenting Creditor on the Plan shall immediately be deemed withdrawn, null, and void; provided, however, that in no event shall any such termination relieve a Party from liability for its breach or non-performance of its obligations hereunder prior to the date of such termination.

(h) If the Restructuring Transactions are not consummated or the Support Effective Date does not occur or this Agreement is terminated for any reason (other than a termination on the Effective Date of the Plan), nothing herein shall be construed as a waiver by any Party of any or all of such Party’s rights and the Parties expressly reserve any and all of their respective rights and any and all of their remedies, Claims, and Interests. Pursuant to Federal Rule of Evidence 408 and any other applicable rules of evidence, this Agreement and all negotiations relating hereto shall not be admissible into evidence in any proceeding other than a proceeding to enforce its terms. This Agreement shall in no event be construed as or be deemed to be evidence of an admission or concession on the part of any Party of any Claim or fault or liability or damages whatsoever. Each of the Parties denies any and all wrongdoing or liability of any kind and does not concede any infirmity in the Claims or defenses which it has asserted or could assert.

6. Definitive Documents; Good Faith Cooperation; Further Assurances.

Each Party hereby covenants and agrees to cooperate with each other in good faith in connection with, and shall exercise commercially reasonable efforts with respect to the pursuit, approval, negotiation, execution, delivery, implementation and consummation of the Plan, the Restructuring and the Restructuring Transactions, as well as the negotiation, drafting, execution and delivery of the Definitive Documents. Furthermore, subject to the terms hereof, including the approval rights under the last paragraph of Section 2, each of the Parties shall take such action as may be reasonably necessary and appropriate to carry out the purposes and intent of this Agreement, including making and filing any required regulatory filings, and shall refrain from taking any action that would frustrate the purposes and intent of this Agreement.

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7. Representations and Warranties.

(a) Each Party, severally and not jointly, represents and warrants to the other Parties that the following statements are true, correct and complete as of the date hereof (or as of the date a Consenting Creditor becomes a party hereto):

(i) such Party is validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, and has all requisite corporate, partnership, limited liability company or similar authority to enter into this Agreement and carry out the transactions contemplated hereby and perform its obligations contemplated hereunder; and the execution and delivery of this Agreement and the performance of such Party’s obligations hereunder have been duly authorized by all necessary corporate, limited liability company, partnership or other similar action on its part;

(ii) the execution, delivery and performance by such Party of this Agreement does not and will not (A) violate any material provision of law, rule or regulation applicable to it or its charter or bylaws (or other similar governing documents) and with respect to the Company, each of the entities that comprise the Company, or (B) with respect to the Company, conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any contractual obligation to which it or any of the entities that comprise the Company is a party or its or their assets are bound, except for the filing of the Chapter 11 Cases and any actions taken during the Chapter 11 Cases in accordance with this Agreement;

(iii) the execution, delivery and performance by such Party of this Agreement does not and will not require any registration or filing with, consent, authorization or approval of, or notice to, or other action, with or by, any federal, state or governmental authority or regulatory body, except such filings as may be necessary and/or required by the SEC or other securities regulatory authorities under applicable securities laws; and

(iv) this Agreement is the legally valid and binding obligation of such Party, enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability.

(b) Each Consenting Creditor severally (and not jointly) represents and warrants to the Company that, as of the date hereof (or as of the date such Consenting Creditor becomes a party hereto):

(i) such Consenting Creditor (A) is the beneficial owner of the principal amount of each Claim set forth below its name on Exhibit E hereto (or below its name on the schedule of a Joinder Agreement for any Consenting Creditor that becomes a party hereto after the date hereof), and/or (B) has, with respect to the beneficial owners of such Claims, (1) sole investment or voting discretion with respect thereto, (2) full power and authority to vote on and consent to matters concerning such Claims or to Transfer such Claims, and (3) full power and authority to bind or act on the behalf of, such beneficial owners;

(ii) the amount of each Claim set forth below each Consenting Creditor’s name Exhibit E hereto (or below its name on the schedule of a Joinder Agreement for any Consenting Creditor that becomes a party hereto after the date hereof) does not include any Claim out for loan pursuant to a securities lending program on the date hereof; and

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(iii) such Consenting Creditor does not beneficially own any Claims under the Prepetition Credit Agreement, the Prepetition Term Loan Agreement, the Prepetition Indenture, or the Prepetition Convertible Notes other than the Claims set forth below each Consenting Creditor’s name on Exhibit E hereto (or below its name on the schedule of a Joinder Agreement for any Consenting Creditor that becomes a party hereto after the date hereof).

(c) Each Consenting Creditor severally (and not jointly) makes the representations and warranties set forth in Section 20(c), in each case, to the Company.

8. Disclosure; Publicity.

The Company shall submit drafts to Consenting Creditor Counsel of any press releases, public filings (including filings with the SEC), public announcements or communications with any news media or to the public generally, that constitute disclosure of the existence or terms of this Agreement (or any amendment to the terms of this Agreement) or the transactions contemplated hereby at least two (2) business days prior to making any such disclosure for the review, consultation and approval by the Consenting Party Counsel. Except as required by applicable law or otherwise permitted under the terms of any other agreement between the Company and any Consenting Creditor, no Party or its advisors shall disclose to any Person (including, for the avoidance of doubt, any other Party), other than advisors to the Company, subject to any confidentiality agreement between the Company and any Consenting Creditor, the principal amount or percentage of any Claims held by any Consenting Creditor or any of its respective subsidiaries or affiliates, in each case, without such Consenting Creditor’s prior written consent, and the Company acknowledges and agrees that it may not disclose such information provided by a Consenting Creditor contained on Exhibit E of this Agreement or a Joinder Agreement (including the schedule thereto) with any other Consenting Creditor, and further agrees that it shall redact such information from the applicable exhibits or schedules before filing any pleading with the Court (provided, that the holdings disclosed may be filed in unredacted form with the Court under seal) and from “closing sets” or other representations of the fully executed Agreement or any Joinder Agreements; provided, however, that (i) if such disclosure is required by law, subpoena, or other legal process or regulation, the disclosing Party shall afford the relevant Consenting Creditor a reasonable opportunity to review and comment in advance of such disclosure and shall take all reasonable measures to limit such disclosure (the expense of which, if any, shall be borne by the relevant Consenting Creditor) and (ii) the foregoing shall not prohibit the disclosure of the aggregate percentage or aggregate principal amount of Claims held by all the Consenting Creditors, collectively, on a facility by facility basis. Notwithstanding the provisions in this Section 8, any Party may disclose, only to the extent consented to in writing by a Consenting Creditor, such Consenting Creditor’s individual holdings.

9. Amendments and Waivers.

(a) Other than as set forth in Section 9(b), this Agreement, including any exhibits or schedules hereto, may not be waived, modified, amended or supplemented except with the written consent of the Company and the Requisite Creditors;

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(b) Notwithstanding Section 9(a):

(i) any waiver, modification, amendment or supplement to this Section 9 shall require the written consent of all of the Parties;

(ii) any modification, amendment or change to the definition of “Requisite Creditors,” “Requisite Convertible Noteholders,” “Requisite Credit Agreement Lenders,” or “Requisite Term Loan Lenders” shall require the written consent of each individual Consenting Creditor included in such definition; and

(iii) any change, modification or amendment to this Agreement or the Plan that treats or affects any Consenting Creditor in a manner that is materially and adversely disproportionate, on an economic or non-economic basis, to the manner in which any of the other Consenting Creditors are treated (after taking into account each of the Consenting Creditors’ respective holdings and interests in the Company and the recoveries contemplated by the Plan (as in effect on the date hereof)) shall require the written consent of such Consenting Creditor.

10. Effectiveness.

This Agreement shall become effective and binding upon each Party on the Support Effective Date; provided, however, that Exhibit E shall be delivered to (a) other Consenting Creditors in a redacted form that removes the details of such Consenting Creditors’ holdings of Claims and (b) the Company, Porter Hedges, and Consenting Creditor Counsel in an unredacted form (to be held by Porter Hedges and Consenting Creditor Counsel on a professionals’ eyes only-basis).

11. GOVERNING LAW; JURISDICTION; WAIVER OF JURY TRIAL.

(a) This Agreement shall be construed and enforced in accordance with, and the rights of the Parties shall be governed by, the law of the State of New York, without giving effect to the conflict of laws principles thereof.

(b) Each of the Parties irrevocably agrees that any legal action, suit or proceeding arising out of or relating to this Agreement brought by any Party or its successors or assigns shall be brought and determined, to the extent possible, in the Court, and otherwise in any federal or state court in the State of New York and, to the extent permitted by applicable law, the City of New York and the County of New York (“New York Courts”) and each of the Parties hereby irrevocably submits to the exclusive jurisdiction of the aforesaid courts for itself and with respect to its property, generally and unconditionally, with regard to any such proceeding arising out of or relating to this Agreement or the Restructuring Transactions. Each of the Parties agrees not to commence any proceeding relating hereto or thereto except in the Court, to the extent possible, or otherwise the New York Courts, other than proceedings in any court of competent jurisdiction to enforce any judgment, decree or award rendered by the Court or any New York Courts. Each of the Parties further agrees that notice as provided herein shall constitute sufficient service of process and the Parties further waive any argument that such service is insufficient. Each of the Parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any proceeding arising out of or relating to this Agreement

25

or the Restructuring Transactions, (i) any claim that it is not personally subject to the jurisdiction of the Court or the New York Courts for any reason, (ii) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (iii) that (A) the proceeding in any such court is brought in an inconvenient forum, (B) the venue of such proceeding is improper or (C) this Agreement, or the subject matter hereof, may not be enforced in or by such courts. Notwithstanding the foregoing, during the pendency of the Chapter 11 Cases, all proceedings contemplated by this Section 11(b) shall be brought in the Court.

(c) EACH PARTY HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY (I) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (II) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

12. Specific Performance/Remedies.

It is understood and agreed by the Parties that money damages would not be a sufficient remedy for any breach of this Agreement by any Party and each non-breaching Party shall be entitled to specific performance and injunctive or other equitable relief (including attorneys’ fees and costs) as a remedy of any such breach in addition to any other remedy to which such non-breaching Party may be entitled, at law or in equity, without the necessity of proving the inadequacy of money damages as a remedy, including an order of the Court requiring any Party to comply promptly with any of its obligations hereunder. Each Party also agrees that it will not seek, and will waive any requirement for, the securing or posting of a bond in connection with any Party seeking or obtaining such relief.

13. Survival.

Notwithstanding the termination of this Agreement pursuant to Section 5, the agreements and obligations of the Parties in this Section 13, and Sections 4(a)(viii) (with respect to accrued and unpaid expenses through the date of termination), 5(g), 5(h), 8 (other than the first sentence thereof, and only for a period of 12 months following such termination), 11, 12, 15, 16, 17, 18, 19, 20, 21, 22 and 23 (and any defined terms used in any such Sections) shall survive such termination and shall continue in full force and effect in accordance with the terms hereof; provided, however, that any liability of a Party for failure to comply with the terms of this Agreement shall survive such termination.

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14. Headings.

The headings of the sections, paragraphs and subsections of this Agreement are inserted for convenience only and shall not affect the interpretation hereof or, for any purpose, be deemed a part of this Agreement.

15. Successors and Assigns; Severability; Several Obligations.

This Agreement is intended to bind and inure to the benefit of the Parties and their respective successors, permitted assigns, heirs, executors, administrators and representatives; provided, however, that nothing contained in this Section 15 shall be deemed to permit Transfers of the Prepetition Credit Agreement Advances, Prepetition Term Loan Advances, the Prepetition Convertible Notes, or claims arising under the Prepetition Credit Agreement Advances, Prepetition Term Loan Advances or the Prepetition Convertible Notes, other than in accordance with the express terms of this Agreement. If any provision of this Agreement, or the application of any such provision to any Person or entity or circumstance, shall be held invalid or unenforceable in whole or in part, such invalidity or unenforceability shall attach only to such provision or part thereof and the remaining part of such provision hereof and this Agreement shall continue in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon any such determination of invalidity, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a reasonably acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible. The agreements, representations and obligations of the Parties are, in all respects, ratable and several and neither joint nor joint and several.

16. No Third-Party Beneficiaries.

Unless expressly stated herein, this Agreement shall be solely for the benefit of the Parties and no other Person or entity shall be a third-party beneficiary hereof.

17. Prior Negotiations; Entire Agreement.

This Agreement, including the exhibits and schedules hereto (including the Plan) constitutes the entire agreement of the Parties, and supersedes all other prior negotiations, with respect to the subject matter hereof and thereof, except that the Parties acknowledge that any confidentiality agreements (if any) (including any confidentiality obligations under the Prepetition Term Loan Agreement) heretofore executed between the Company and each Consenting Creditor shall continue in full force and effect.

18. Counterparts.

This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, and all of which together shall be deemed to be one and the same agreement. Execution copies of this Agreement may be delivered by electronic mail, or otherwise, which shall be deemed to be an original for the purposes of this paragraph.

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19. Notices.

All notices hereunder shall be deemed given if in writing and delivered, if contemporaneously sent by electronic mail, courier or by registered or certified mail (return receipt requested) to the following addresses (or such other addresses as shall be specified by like notice):

(1) If to the Company, to:

SAExploration Holdings, Inc.

1160 Dairy Ashford Rd., Suite 160

Houston, Texas 77079

Attention: Michael J. Faust and John A. Simmons

With a copy (which shall not constitute notice) to:

Porter Hedges LLP

1000 Main Street, 36th Floor

Houston, Texas 77002

Attention:	John F. Higgins, Esq. (jhiggins@porterhedges.com) E. James Cowen, Esq. (jcowen@porterhedges.com) - and - M. Shane Johnson, Esq. (sjohnson@porterhedges.com)

(2) If to a Consenting Creditor, to the addresses set forth below following the Consenting Creditors’ signature (or as directed by any transferee thereof), as the case may be, with copies (which shall not constitute notice) to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, NY 10019-6064

Attention:	Andrew N. Rosenberg, Esq. (arosenberg@paulweiss.com) Brian Bolin, Esq. (bbolin@paulweiss.com) Teresa Lii, Esq. (tlii@paulweiss.com)

Any notice given by delivery, mail or courier shall be effective when received. Any notice given by electronic mail shall be effective upon oral, machine or electronic mail (as applicable) confirmation of transmission.

20. No Solicitation; Representation by Counsel; Adequate Information.

(a) This Agreement is not and shall not be deemed to be a solicitation for votes in favor of the Plan in the Chapter 11 Cases or a solicitation to tender or exchange any Claims. The

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acceptances of the Consenting Creditors with respect to the Plan will not be solicited until such Consenting Creditor has received the Disclosure Statement and related ballots and solicitation materials. In addition, this Agreement does not constitute an offer to issue or sell securities to any Person or entity, or the solicitation of an offer to acquire or buy securities, in any jurisdiction where such offer or solicitation would be unlawful.

(b) Each Consenting Creditor acknowledges that it has had an opportunity to receive information from the Company and each Party acknowledges that it has been represented by counsel in connection with this Agreement and the transactions contemplated hereby. Accordingly, any rule of law or any legal decision that would provide any Party with a defense to the enforcement of the terms of this Agreement against such Party based upon lack of legal counsel shall have no application and is expressly waived.

(c) Each Consenting Creditor acknowledges, agrees and represents to the Company that it (i) is either (a) a “qualified institutional buyer” as such term is defined in Rule 144A of the Securities Act or an “accredited investor” as such term is defined in Rule 501 of Regulation D of the Securities Act or (b) a non-U.S. Person within the meaning of Regulation S under the Securities Act located outside the United States, (ii) understands that if it is to acquire any securities, as defined in the Securities Act, pursuant to the Restructuring Transactions, such securities have not been and will not be registered under the Securities Act or any state or foreign securities or “blue sky” laws and that such securities are, to the extent not acquired pursuant to section 1145 of the Bankruptcy Code, being acquired from the Company in a transaction not involving a public offering and that such Consenting Creditor must continue to bear the economic risk of the investment in such securities, if applicable, unless the offer and sale of such securities is subsequently registered under the Securities Act and all applicable state or foreign securities or “blue sky” laws or an exemption from such registration is available, (iii) understands that it is not anticipated that there will be any public market for such securities; (iv) understands that to the extent not acquired pursuant to section 1145 of the Bankruptcy Code, if Rule 144 under the Securities Act is not available, public offer or sale of any such securities without registration will require the availability of another exemption under the Securities Act; (v) understands that to the extent not acquired pursuant to section 1145 of the Bankruptcy Code, a restrictive legend will be placed on the certificates representing such securities, (vi) understands that the Company is offering such securities based in part upon such Consenting Creditor’s representations contained in this Agreement and (vii) has such knowledge and experience in financial and business matters that such Consenting Creditor is capable of evaluating the merits and risks of such securities to be acquired by it (if any) pursuant to the Restructuring Transactions and understands and is able to bear any economic risks with such investment.

21. Independent Analysis.

Each of the Consenting Creditors and the Company hereby confirms that it has made its own decision to execute this Agreement based upon its own independent assessment of documents and information available to it, as it has deemed appropriate.

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22. Conflicts Between this Agreement and the Plan.

In the event the terms and conditions as set forth in the Plan and this Agreement are inconsistent, the Plan shall control. Notwithstanding the foregoing, nothing contained in this Section 22 shall affect, in any way, the requirements set forth herein for the amendment of this Agreement.

23. Relationships.

None of the Consenting Creditors shall have any fiduciary duty or other duties or responsibilities in any kind or form to each other, the Company or any of the Company’s creditors or other stakeholders as a result of this Agreement. Except as expressly provided in this Agreement, there are no commitments among or between the Consenting Creditors. In this regard, it is understood and agreed that any Consenting Creditors may trade in or Transfer any Claims or Interests or other debt or equity of the Company without the consent of the Company or any other Consenting Creditor, subject to applicable securities laws and the terms of this Agreement. No prior history, pattern or practice of sharing confidences among or between the Consenting Creditors shall in any way affect or negate this understanding and agreement. Further, the Parties agree that, except as set forth in the Plan, this Agreement does not constitute a commitment to, nor shall it obligate any of the Consenting Creditors to, provide any new financing or credit support.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed and delivered by their respective duly authorized officers, solely in their respective capacity as officers of the undersigned and not in any other capacity, as of the date set forth above.

SAEXPLORATION HOLDINGS, INC.
SAEXPLORATION SUB, INC.
SAEXPLORATION, INC.
SAEXPLORATION SEISMIC SERVICES (US), LLC
NES, LLC

By:	/s/ Michael J. Faust
Name:	Michael J. Faust
Title:	Chief Executive Officer and President

Signature Page to Restructuring Support Agreement

CONSENTING CREDIT AGREEMENT LENDERS:

WHITEBOX ASYMMETRIC PARTNERS, L.P.

By:	/s/ Mark Strefling
Name:	Mark Strefling
Title:	Partner & CEO

WHITEBOX MULTI-STRATEGY PARTNERS, L.P.

By: Whitebox Advisors LLC its investment manager

By:	/s/ Mark Strefling
Name:	Mark Strefling
Title:	Partner & CEO

WHITEBOX CREDIT PARTNERS, L.P.

By: Whitebox Advisors LLC its investment manager

By:	/s/ Mark Strefling
Name:	Mark Strefling
Title:	Partner & CEO

Signature Page to Restructuring Support Agreement

BLUE MOUNTAIN CREDIT ALTERNATIVES MASTER FUND, L.P.

By: BlueMountain Capital Management, LLC, its Investment Manager

By:	/s/ Dawn Jasiak
Name:	Dawn Jasiak
Title:	General Counsel

BLUEMOUNTAIN KICKING HORSE FUND, L.P.

By: BlueMountain Capital Management, LLC, its Investment Manager

By:	/s/ Dawn Jasiak
Name:	Dawn Jasiak
Title:	General Counsel

BLUEMOUNTAIN MONTENVERS MASTER FUND SCA SICAV-SIF, L.P.

By: BlueMountain Capital Management, LLC, its Investment Manager

By:	/s/ Dawn Jasiak
Name:	Dawn Jasiak
Title:	General Counsel

BLUEMOUNTAIN SUMMIT TRADING, L.P.

By: BlueMountain Capital Management, LLC, its Investment Manager

By:	/s/ Dawn Jasiak
Name:	Dawn Jasiak
Title:	General Counsel

Signature Page to Restructuring Support Agreement

HIGHBRIDGE MSF INTERNATIONAL LTD.
(f/k/a 1992 MSF International Ltd.)

By: Highbridge Capital Management, LLC, as Trading Manager and not in its individual capacity

By:	/s/ Jonathan Segal
Name:	Jonathan Segal
Title:	Managing Director

HIGHBRIDGE TACTICAL CREDIT MASTER FUND, L.P.
(f/k/a 1992 Tactical Credit Master Fund, L.P.)

By: Highbridge Capital Management, LLC, as Trading Manager and not in its individual capacity

By:	/s/ Jonathan Segal
Name:	Jonathan Segal
Title:	Managing Director

Signature Page to Restructuring Support Agreement

JOHN PECORA

By:	/s/ John Pecora

Signature Page to Restructuring Support Agreement

AMZAK CAPITAL MANAGEMENT, LLC

By:	/s/ Samuel Barker
Name:	Samuel Barker
Title:	Senior Fixed Income Analyst

Signature Page to Restructuring Support Agreement

JEFF HASTINGS

By:	/s/ Jeff Hastings

Signature Page to Restructuring Support Agreement

DUPONT CAPITAL MANAGEMENT CORP.

By:	/s/ Lode Devlaminck
Name:	Lode Devlaminck
Title:	Managing Director

Signature Page to Restructuring Support Agreement

CONSENTING TERM LOAN LENDERS:

WBOX 2015-7 LTD.

By:	/s/ Mark Strefling
Name:	Mark Strefling
Title:	Partner & CEO

Signature Page to Restructuring Support Agreement

BLUE MOUNTAIN CREDIT ALTERNATIVES MASTER FUND, L.P.

By: BlueMountain Capital Management, LLC, its Investment Manager

By:	/s/ Dawn Jasiak
Name:	Dawn Jasiak
Title:	General Counsel

BLUEMOUNTAIN KICKING HORSE FUND, L.P.

By: BlueMountain Capital Management, LLC, its Investment Manager

By:	/s/ Dawn Jasiak
Name:	Dawn Jasiak
Title:	General Counsel

BLUEMOUNTAIN MONTENVERS MASTER FUND SCA SICAV-SIF, L.P.

By: BlueMountain Capital Management, LLC, its Investment Manager

By:	/s/ Dawn Jasiak
Name:	Dawn Jasiak
Title:	General Counsel

BLUEMOUNTAIN GUADALUPE PEAK FUND L.P.

By: BlueMountain Capital Management, LLC, its Investment Manager

By:	/s/ Dawn Jasiak
Name:	Dawn Jasiak
Title:	General Counsel

BLUEMOUNTAIN SUMMIT TRADING, L.P.

By: BlueMountain Capital Management, LLC, its Investment Manager

By:	/s/ Dawn Jasiak
Name:	Dawn Jasiak
Title:	General Counsel

Signature Page to Restructuring Support Agreement

JOHN PECORA

By:	/s/ John Pecora

Signature Page to Restructuring Support Agreement

AMZAK CAPITAL MANAGEMENT, LLC

By:	/s/ Samuel Barker
Name:	Samuel Barker
Title:	Senior Fixed Income Analyst

Signature Page to Restructuring Support Agreement

CONSENTING CONVERTIBLE NOTEHOLDERS:

WHITEBOX ASYMMETRIC PARTNERS, L.P.

By:	/s/ Mark Strefling
Name:	Mark Strefling
Title:	Partner & CEO

WHITEBOX MULTI-STRATEGY PARTNERS, L.P.

By: Whitebox Advisors LLC its investment manager

By:	/s/ Mark Strefling
Name:	Mark Strefling
Title:	Partner & CEO

WHITEBOX CREDIT PARTNERS, L.P.

By: Whitebox Advisors LLC its investment manager

By:	/s/ Mark Strefling
Name:	Mark Strefling
Title:	Partner & CEO

Signature Page to Restructuring Support Agreement

BLUE MOUNTAIN CREDIT ALTERNATIVES MASTER FUND, L.P.

By: BlueMountain Capital Management, LLC, its Investment Manager

By:	/s/ Dawn Jasiak
Name:	Dawn Jasiak
Title:	General Counsel

BLUEMOUNTAIN KICKING HORSE FUND, L.P.

By: BlueMountain Capital Management, LLC, its Investment Manager

By:	/s/ Dawn Jasiak
Name:	Dawn Jasiak
Title:	General Counsel

BLUEMOUNTAIN MONTENVERS MASTER FUND SCA SICAV-SIF, L.P.

By: BlueMountain Capital Management, LLC, its Investment Manager

By:	/s/ Dawn Jasiak
Name:	Dawn Jasiak
Title:	General Counsel

BLUEMOUNTAIN SUMMIT TRADING, L.P.

By: BlueMountain Capital Management, LLC, its Investment Manager

By:	/s/ Dawn Jasiak
Name:	Dawn Jasiak
Title:	General Counsel

Signature Page to Restructuring Support Agreement

HIGHBRIDGE MSF INTERNATIONAL LTD.
(f/k/a 1992 MSF International Ltd.)

By: Highbridge Capital Management, LLC, as Trading Manager and not in its individual capacity

By:	/s/ Jonathan Segal
Name:	Jonathan Segal
Title:	Managing Director

HIGHBRIDGE TACTICAL CREDIT MASTER FUND, L.P.
(f/k/a 1992 Tactical Credit Master Fund, L.P.)

By: Highbridge Capital Management, LLC, as Trading Manager and not in its individual capacity

By:	/s/ Jonathan Segal
Name:	Jonathan Segal
Title:	Managing Director

Signature Page to Restructuring Support Agreement

JOHN PECORA

By:	/s/ John Pecora

Signature Page to Restructuring Support Agreement

AMZAK CAPITAL MANAGEMENT, LLC

By:	/s/ Samuel Barker
Name:	Samuel Barker
Title:	Senior Fixed Income Analyst

Signature Page to Restructuring Support Agreement

JEFF HASTINGS

By:	/s/ Jeff Hastings

Signature Page to Restructuring Support Agreement

DUPONT CAPITAL MANAGEMENT CORP.

By:	/s/ Lode Devlaminck
Name:	Lode Devlaminck
Title:	Managing Director

Signature Page to Restructuring Support Agreement

Exhibit A

Chapter 11 Plan

Exhibit B

First Lien Exit Facility Term Sheet

EXHIBIT B

FIRST LIEN EXIT FACILITY TERM SHEET

This term sheet (this “First Lien Exit Facility Term Sheet”) sets forth the principal terms and conditions of a senior secured first lien term loan credit facility (the “First Lien Exit Facility”) to be provided to reorganized SAE Holdings (as defined in the Restructuring Support Agreement defined below) in connection with its emergence from the proposed chapter 11 cases (the “Cases”). Capitalized terms used herein but not defined have the meanings ascribed to such terms in the restructuring support agreement to which this First Lien Exit Facility Term Sheet is attached (including in the Exhibits and Annexes attached thereto, the “Restructuring Support Agreement”).

Borrower:	Reorganized SAE Holdings (as defined in the Restructuring Support Agreement).

Guarantor(s):	Each subsidiary of the Borrower, subject to materiality and other exceptions substantially similar to those under the Prepetition Term Loan Agreement (collectively, the “Guarantors”, together with the Borrower, each a “Credit Party” and collectively, the “Credit Parties”).

Agent:	[TBD], as administrative agent and collateral agent (in such capacities, the “Agent”).

Lenders:	The Backstop Lenders (as defined below), the other Rights Offering Participants (as defined below) and such other financial institutions and other entities that may from time to time become lenders under the First Lien Exit Loan Agreement (as defined below) (in such capacity, collectively, the “Lenders”, and each a “Lender”).

First Lien Exit Facility:	A $15,000,000 senior secured first lien term loan credit facility will be made available to the Borrower on the Effective Date (as defined below), with the term loans thereunder (the “Term Loans”) being advanced in a single draw at closing.

Purpose:	To (i) pay fees, expenses and other Plan-related costs in connection with the Credit Parties’ emergence from the Cases and the completion of the Transactions; and (ii) finance the Borrower’s and the Guarantors’ working capital needs and for other general corporate purposes.

Amortization:	None.

Maturity:	The First Lien Exit Facility will mature on the third (3rd) anniversary of the Effective Date.

Interest Rates:	The Term Loans shall bear interest at a per annum rate of 12.75%, payable in cash on each interest payment date.

Interest Payment Date:	All accrued interest shall be payable quarterly in arrears.

Default Rate:	2.00% over the applicable rate, payable upon demand.

Backstop and First Lien Exit Facility Premium:	As provided in the Restructuring Support Agreement, the Term Loans to be made under the First Lien Exit Facility shall be fully backstopped by certain Consenting Credit Agreement Lenders (the “Backstop Lenders”). Each Backstop Lender shall receive a premium (the “First Lien Exit Facility Premium”), payable in the Borrower’s common equity on the Effective Date, in an amount equal to 2.5% of the issued and outstanding fully diluted common equity of the Borrower, subject to dilution on account of the Management Incentive Plan (the “MIP”).

Rights Offering:	As provided for in the Restructuring Support Agreement, the Plan and in accordance with procedures to be further described in the Plan Supplement (the “Rights Offering Procedures”), certain classes of pre-petition creditors of the Credit Parties shall have the ability to participate on a pro rata basis with other class members in an allocable share of the First Lien Exit Facility. In exchange for their commitment to participate in the First Lien Exit Facility (such committed creditors, the “Rights Offering Participants”) in accordance with the Rights Offering Procedures, each Rights Offering Participant shall receive its pro rata share of 95% of the issued and outstanding common equity of the Borrower (either directly or through warrants, the “Rights Offering Equity”), subject to dilution on account of the MIP.

Priority and Security:	The obligations of each Credit Party in respect of the First Lien Exit Facility shall be secured by a perfected first priority security interest (subject to permitted liens) in substantially all of its present and after-acquired tangible and intangible assets (including, without limitation, the Alaska tax credits, inventory, accounts receivable, equipment, intellectual property, real property, investment property, intercompany notes, cash, securities accounts, leasehold interests, licenses, permits, capital stock of subsidiaries, tax refunds and proceeds of the foregoing), except for (i) those assets as to which the Requisite Backstop Lenders (as defined below) shall determine in their sole discretion that the costs of obtaining such a security interest are excessive in relation to the value of the security to be afforded thereby and (ii) in the case of assets subject to the laws of foreign jurisdictions, subject to limitations of such foreign laws (collectively, the “Collateral”).

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I. Expenses:	The Credit Parties shall pay all reasonable and documented out-of-pocket expenses incurred by the Agent or the Lenders, including, without limitation, reasonable and documented fees and disbursements of outside counsel (provided that Credit Parties shall not be required to reimburse the legal fees and expenses of more than one counsel to the Agent and one counsel to the Lenders (in addition to any reasonably necessary local counsel in each applicable local jurisdiction and any reasonably necessary “conflicts counsel(s)”)), accounting, appraisal, audit, search and lien filing, title insurance (if applicable) and other reasonable and documented out-of-pocket costs and expenses of the Agent in connection with negotiating, documenting, monitoring, administering or enforcing the First Lien Exit Facility Documents (as defined below).
Documentation Principles:	The First Lien Exit Facility will be documented by a credit agreement (the “First Lien Exit Loan Agreement”), guarantee and collateral documents and other relevant documentation, including an intercreditor agreement, which provides that the liens securing the Second Lien Exit Facility shall be subordinate and junior to the liens securing the First Lien Exit Facility; provided, further that in lieu of a Second Lien Exit Facility, the First Lien Exit Loan Agreement may instead provide for the inclusion of a second-out tranche (together with the First Lien Exit Loan Agreement, collectively, the “First Lien Exit Facility Documents”). The First Lien Exit Facility Documents shall be in form and substance acceptable to the Agent and the Requisite Backstop Lenders in all respects and shall contain the terms set forth herein, in the Restructuring Support Agreement and in the Plan, and shall be based generally on the Prepetition Term Loan Agreement, as (a) modified to give due regard to any (i) changes in law and banking regulations, (ii) changes or modifications to correct mistakes or defects and (iii) changes and modifications to reflect the changes to the Borrower’s capital structure pursuant to the Plan, (b) modified to make changes to the representations and warranties, affirmative covenants, and negative covenants, as may be reasonably requested by the Requisite Backstop Lenders and (c) modified to reflect the administrative procedures and indemnification requirements of the Agent. As used herein, “Requisite Backstop Lenders” means Backstop Lenders who have committed to provide a majority in aggregate principal amount of the Term Loans.

Conditions Precedent:	The occurrence of the closing date of the First Lien Exit Facility (the “Closing Date”) will be subject only to the following conditions:

1)

other than the Cases, there shall exist no action, suit, investigation, litigation or proceeding pending or threatened in any court or before any arbitrator or governmental instrumentality that, if adversely

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determined, would reasonably be expected to result in a Material Adverse Change (to be defined in the First Lien Exit Loan Agreement, consistent with the Documentation Principles);

2)	execution and delivery by the Credit Parties and/or other applicable parties of the First Lien Exit Facility Documents;

3)	issuance of the First Lien Exit Facility Premium and the Rights Offering Equity;

4)	the Restructuring Support Agreement shall have not been terminated and shall be in full force and effect;

5)	delivery of customary legal opinions;

6)

all documents and instruments required under the First Lien Exit Facility Documents to create and perfect the Agent’s liens in the Collateral shall have been executed and delivered by the applicable Credit Parties and be in proper form for filing in the appropriate jurisdictions; provided, that the provision or perfection of any Collateral that cannot be provided on the Closing Date after the Borrower’s commercially reasonable efforts to do so shall not constitute a condition to the Closing Date but instead shall be delivered on a post-closing basis within a time period reasonably agreed by the Credit Parties and the Requisite Backstop Lenders;

7)	receipt of the documents evidencing the Second Lien Exit Facility in form and substance reasonably satisfactory to the Requisite Backstop Lenders;

8)

the Bankruptcy Court shall have entered an order (the “ Confirmation Order ”), in form and substance reasonably satisfactory to the Agent and the Requisite Backstop Lenders, confirming the Plan (the “ Approved Plan ”) and authorizing the Borrower and its restricted subsidiaries to execute, deliver and perform under the First Lien Exit Facility Documents, which Confirmation Order shall not have been reversed, vacated, stayed, amended, supplemented or otherwise modified.

9)

the Agent and Lenders shall have received all fees and other amounts due and payable under the First Lien Exit Loan Agreement (including agency fees as separately agreed between the Borrower and the Agent) on or prior the Closing Date; and

10)	all conditions precedent to the “effective date” of the Approved Plan (the “Effective Date”) shall have been satisfied or waived in accordance with the Plan and the Restructuring Support Agreement.

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Covenants:	Usual and customary covenants for financings of this type and consistent with the Documentation Principles.

Financial Covenant:	None.

Prepayments:	To be agreed between the Borrower and the Requisite Backstop Lenders.

Representations and Warranties:	The Borrower will make such representations and warranties as are usual and customary for financings of this type and consistent with the Documentation Principles.

Events of Default:	Usual and customary for financing facilities of this type and subject to the Documentation Principles.

Governing Law:	New York – submission by the Credit Parties to New York jurisdiction.

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Exhibit C

Second Lien Exit Facility Term Sheet

EXHIBIT C

SECOND LIEN EXIT FACILITY TERM SHEET

This term sheet (this “Second Lien Exit Facility Term Sheet”) sets forth the principal terms and conditions of the senior secured second lien term loan credit facility (the “Second Lien Exit Facility”) to be executed and delivered by reorganized SAE Holdings (as defined in the Restructuring Support Agreement (as defined below)) in connection with the Approved Plan (as defined below) and reorganized SAE Holdings’ emergence from the proposed chapter 11 cases (the “Cases”). Capitalized terms used herein but not defined have the meanings ascribed to such terms in the restructuring support agreement to which this Second Lien Exit Facility Term Sheet is attached (including in the Exhibits and Annexes attached thereto, the “Restructuring Support Agreement”) or the First Lien Exit Facility Term Sheet (as defined in the Restructuring Support Agreement).

Borrower:	Same as First Lien Exit Facility.

Guarantor(s):	Same as First Lien Exit Facility (together with the Borrower, each a “Credit Party” and collectively, the “Credit Parties”).

Agent:	[TBD], as administrative agent and collateral agent (in such capacities, the “Agent”).

Lenders:	Each Prepetition Credit Agreement Lender, and such other financial institutions and other entities that may from time to time become lenders under the Second Lien Exit Loan Agreement (as defined below) (in such capacity, collectively, the “Lenders”, and each a “Lender”).

Second Lien Exit Facility:	Pursuant to and upon the “effective date” of the Approved Plan (the “Effective Date”), each Prepetition Credit Agreement Lender shall receive, on account of the outstanding principal amount of the Prepetition Credit Agreement Advances held by such Prepetition Credit Agreement Lender (in its capacity as a lender under the Prepetition Credit Agreement), a like amount of second lien term loans (the “Second Lien Term Loans”), the aggregate principal amount of which shall be deemed automatically advanced by such Prepetition Credit Agreement Lender under the Second Lien Exit Facility.

Amortization:	None.

Maturity:	The Second Lien Exit Facility will mature on the fourth (4th) anniversary of the Effective Date.

Interest Rates:	The Second Lien Term Loans shall bear interest at a per annum rate of 3.40%, payable in cash on each interest payment date.

Interest Payment Date:	All accrued interest shall be payable quarterly in arrears.

Default Rate:	2.00% over the applicable rate, payable upon demand.

Priority and Security:	The obligations of each Credit Party in respect of the Second Lien Exit Facility shall be secured by a perfected second priority security interest (subject to permitted liens) in substantially all of its present and after-acquired tangible and intangible assets (including, without limitation, the Alaska tax credits, inventory, accounts receivable, equipment, intellectual property, real property, investment property, intercompany notes, cash, securities accounts, leasehold interests, licenses, permits, capital stock of subsidiaries, tax refunds and proceeds of the foregoing), except for those assets excluded from the “Collateral”, as provided in the First Lien Exit Facility (collectively, the “Collateral”).

Expenses:	The Credit Parties shall pay all reasonable and documented out-of-pocket expenses incurred by the Agent or the Lenders, including, without limitation, reasonable and documented fees and disbursements of outside counsel (provided that Credit Parties shall not be required to reimburse the legal fees and expenses of more than one counsel to the Agent and one counsel to the Lenders (in addition to any reasonably necessary local counsel in each applicable local jurisdiction and any reasonably necessary “conflicts counsel(s)”)), accounting, appraisal, audit, search and lien filing, title insurance (if applicable) and other reasonable and documented out-of-pocket costs and expenses of the Agent and the Lenders in connection with negotiating, documenting, monitoring, administering or enforcing the Second Lien Exit Facility Documents (as defined below).

Documentation Principles:	The Second Lien Exit Facility will be documented by a credit agreement (the “Second Lien Exit Loan Agreement”), guarantee and collateral documents and other relevant documentation, including an intercreditor agreement, which provides that the liens securing the Second Lien Exit Facility shall be subordinate and junior to the liens securing the First Lien Exit Facility; provided, further that in lieu of a Second Lien Exit Facility, the First Lien Exit Loan Agreement may instead provide for the inclusion of a second-out tranche (together with the Second Lien Exit Loan Agreement, collectively, the “Second Lien Exit Facility Documents”). The Second Lien Exit Facility Documents shall be substantially in the form of the First Lien Exit Facility Documents, (a) modified to make such changes to the representations and warranties, affirmative covenants, and negative covenants, as are customary for a second lien facility of this type or as otherwise reasonably acceptable to the Credit Parties, the Agent, and the Prepetition Credit Agreement Lenders and (b) modified to reflect the administrative procedures and indemnification requirements of the Agent.

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Conditions Precedent:	The occurrence of the closing date of the Second Lien Exit Facility (the “Closing Date”) will be subject only to the following conditions:

1)	execution and delivery by the Credit Parties and/or other applicable parties of (i) the Second Lien Exit Facility Documents and (ii) the First Lien Exit Facility Documents;

2)	the Restructuring Support Agreement shall be in full force and effect and shall not have not been terminated;

3)	delivery of customary legal opinions;

4)

all documents and instruments required under the Second Lien Exit Facility Documents to create and perfect the Agent’s liens in the Collateral shall have been executed and delivered by the applicable Credit Parties and be in proper form for filing in the appropriate jurisdictions; provided, that the provision or perfection of any Collateral that cannot be provided on the Closing Date after the Borrower’s commercially reasonable efforts to do so shall not constitute a condition to the Closing Date but instead shall be delivered on a post-closing basis within the same time period reasonably agreed by the Credit Parties and the Requisite Backstop Lenders with respect to the First Lien Exit Facility, with respect to the First Lien Agent’s liens in the Collateral;

5)

the Bankruptcy Court shall have entered an order (the “Confirmation Order”), in form and substance reasonably satisfactory to the Agent and the Requisite Prepetition Credit Agreement Lenders, confirming the Plan and authorizing the Borrower and its restricted subsidiaries to execute, deliver and perform under the Second Lien Exit Facility Documents. As used herein, “Requisite Prepetition Credit Agreement Lenders” means Prepetition Credit Agreement Lenders holding a majority of Prepetition Credit Agreement Advances;

6)

the Agent and Lenders shall have received payment in cash of (i) all accrued but unpaid interest owing under the Prepetition Credit Agreement and (ii) all fees, expenses, and other amounts due and payable under the Second Lien Exit Facility Documents (including agency fees as separately agreed between the Borrower and the Agent) on or prior to the Closing Date; and

7)	all conditions precedent to the Effective Date shall have been satisfied or waived in accordance with the Plan and the Restructuring Support Agreement.

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Covenants:	Usual and customary covenants for financings of this type and consistent with the Documentation Principles.

Financial	None.

Prepayments:	Unless otherwise permitted under the First Lien Exit Facility, prepayments of the Second Lien Term Loans shall not be permitted prior to the date on which the First Lien Exit Facility has been repaid in full.

Representations and Warranties:	The Borrower will make such representations and warranties as are usual and customary for financings of this type and consistent with the Documentation Principles.

Events of Default:	Usual and customary for financing facilities of this type and subject to the Documentation Principles.

Governing Law:	New York – submission by the Credit Parties to New York jurisdiction.

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Exhibit D

MIP Term Sheet

MANAGEMENT INCENTIVE PLAN TERM SHEET

This term sheet (the “Term Sheet”) summarizes the principal emergence-related management incentive plan for reorganized SAExploration Holdings, Inc. (the “Company”).

Management Incentive Plan

Overview:

General. The Company will adopt a Management Incentive Plan (the “MIP”) on the terms and conditions set forth herein on the effective date of the Company’s Plan of Reorganization (the “Emergence Date”).

MIP Pool. The Company will reserve exclusively for employees a pool of shares of Common Stock of the Company (“Common Stock”) representing up to 9% of the Common Stock (such reserve, the “MIP Pool”), determined on a fully diluted and fully distributed basis (i.e., assuming conversion of all outstanding convertible securities and full distribution of the MIP Pool).

Initial Grants. On or as soon as practicable following the Emergence Date, the Company shall grant a portion of the MIP Pool in the form of restricted stock unit awards, stock options, performance share units or other forms of equity (the “Initial Grants” and, together with any other grant made under the MIP, an “Award”). Awards will be subject to customary adjustments for changes in capitalization and other events. The amount and form of the Initial Awards shall be as agreed by the Company and the Requisite Creditors (as defined in the Restructuring Support Agreement (the “RSA”) to which this Term Sheet is attached) prior to the Emergence Date or, to the extent no such agreement is reached prior to the Emergence Date, shall be established by the board of directors in place as of the Emergence Date (the “New Board”) in its sole discretion within 60 days following the Emergence Date. The New Board, in consultation with the Chief Executive Officer, shall establish vesting terms for the Initial Grants which may utilize service based and performance based criteria in the New Board’s sole discretion.

Future Grants. The New Board shall grant the Remaining MIP Pool (as defined below) in consultation with the Chief Executive Officer of the Company on terms and conditions as determined by the New Board in its sole discretion. For this purpose, the “Remaining MIP Pool” means the portion of the MIP Pool that has not previously been granted and all shares of Common Stock subject to the Initial Grants or subsequent Awards that have been forfeited, cancelled or otherwise terminated before vesting.

Taxes:	Subject to any applicable restrictions under the First Lien Exit Facility and Second Lien Exit Facility (each as defined in the RSA), employees may satisfy taxes incurred in connection with the settlement of Awards through net share settlement.

Valuation	If the Common Stock is not traded on a national securities exchange at the time of settlement of an Award, then valuation of the Common Stock shall be determined by New Board in its sole discretion.

Exhibit E

Holdings of Consenting Creditors

[REDACTED]

Exhibit F

Disclosure Statement

Exhibit G

Governance Term Sheet

[SUBJECT TO REVISION AS AGREED AMONG THE COMPANY AND THE REQUIRED CONSENTING CREDITORS AND BACKSTOP PARTIES]

SAEXPLORATION HOLDINGS, INC.:

SUMMARY OF PROPOSED PRINCIPAL TERMS OF GOVERNANCE, TRANSFERABILITY AND RELATED RIGHTS

AUGUST 27, 2020

The following is a description of certain proposed terms of governance, transferability and related rights with respect to SAExploration Holdings, Inc., a Delaware corporation (the “Company”), to be set forth in (i) the Stockholders’ Agreement to be entered into by and among the Company and certain of its initial stockholders (the “Stockholders’ Agreement”), (ii) the amended and restated Certificate of Incorporation of the Company (the “Charter”), and (iii) the amended and restated Bylaws of the Company (the “Bylaws”), in each case effective upon the restructuring of the indebtedness and equity of the Company and its affiliated debtors pursuant to the pre-negotiated plan of reorganization filed with the United States Bankruptcy Court for the Southern District of Texas, pursuant to chapter 11 of title 11 of the United States Code, 11 U.S.C. §§ 101 et seq. (the “Restructuring”). The equity securities of the Company immediately after giving effect to the Restructuring will consist of a single class of common stock.6

Stockholders’ Agreement

I.	Parties

The Company, one or more funds managed by Whitebox Advisors LLC (such funds collectively, “Whitebox”), one or more funds managed by Highbridge Capital Management, LLC (such funds collectively, “Highbridge”), one or more funds managed by BlueMountain Capital Management, LLC (such funds collectively, “BlueMountain”), each a holder of shares of common stock (“Common Stock”, and shares of such Common Stock, “Shares”) of the Company held of record immediately following the completion of the Restructuring (each holder of such equity interests of the Company, including any holder of Shares or options or warrants to acquire shares in the Company and who signs as a party to the Stockholders’ Agreement, a “Stockholder” and collectively, the “Stockholders”).

II.	Board of Directors

A.	Board of Directors

i.	The Board of Directors (the “Board”) will initially comprise five members (each, a “Director”), selected as follows:

(a)

Whitebox, Highbridge and BlueMountain (each, a “Designating Stockholder”) will each designate one Director; provided, that if Whitebox, Highbridge or BlueMountain ceases to hold at least 10% of the issued and outstanding Shares (the “Minimum Designation Threshold”), then such applicable party will no longer have the right to designate a Director;

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This term sheet sets forth certain of the equity and governance arrangements relating to the restructured SAExploration Holdings, Inc. following emergence from bankruptcy. This term sheet presumes the restructured Company will be a private company and remain incorporated in Delaware; therefore, this term sheet does not address any public company considerations (e.g., Sections 13 or 16 of the Securities Exchange Act of 1934 (as amended, the “Exchange Act”) or group concerns).

(b)	one Director will be the Company’s Chief Executive Officer; and

(c)

the fifth Director, who will be an independent Director (to be defined), will be initially mutually agreed by, and thereafter designated by the mutual agreement of the Designating Stockholders until such time as such parties elect to forgo such designation right; provided, that if the Designating Stockholders, as a group, cease to hold in the aggregate at least 25% of the issued and outstanding Shares, then such parties will no longer have the right to designate a Director.

ii.

The number of Directors will initially be five and thereafter will be fixed from time to time by the Board in the Bylaws. If the size of the Board is increased and the resulting seats are not filled by the Designating Stockholders such seats shall be designated by a majority of the Board and subject to election at the next annual meeting of Stockholders in accordance with the Company’s corporate governance procedures provided in the Charter and Bylaws.

iii.

In the event a Designating Stockholder holds greater than 50% of the issued and outstanding Shares (such Designating Stockholder, a “Majority Stockholder”), then such Majority Stockholder shall be entitled to designate one additional director to the Board, and the size of the Board shall be increased by one director; provided, that if such Majority Stockholder attains greater than 50% of the issued and outstanding Shares by virtue of a transfer of Shares from another Designating Stockholder which includes a transfer of such Designating Party’s director designation right in accordance with Section II.B below, then the Majority Stockholder shall not be entitled to an additional director designation right in addition to that which is duly received pursuant to the transfer in accordance with Section II.B below, and the size of the Board shall remain unchanged.

iv.

To the extent a Designating Stockholder holds the Minimum Designation Threshold, but otherwise does not exercise its right to designate a Director, such seat shall remain vacant until the Designating Stockholder appoints such Director or falls below the Minimum Designation Threshold.

v.

Each of the Stockholders party to the Stockholders’ Agreement will agree to vote its Shares (i) with respect to the election of the members of the Board to reflect the composition set forth above and (ii) in support of all other applicable matters set forth herein.

vi.

Each of the Stockholders holding at least 5% of the equity securities in the Company will have the right to appoint one (1) representative (a “Board Observer”), who shall be entitled to attend all meetings of the Board as a non-voting observer and to receive notice of all Board meetings and all written materials provided to the Board (subject to customary exceptions and limitations). This right to an observer shall terminate if the applicable Stockholder (together with its affiliates) transfers, directly or indirectly, such number of its equity securities (other than to its affiliates) such that the Stockholder holds less than 5% of the equity securities in the Company after giving effect to such transfer(s) (but disregarding any issuances made after closing).

vii.

Michael J. Faust shall be initial chairperson of the Board (the “Chairperson”) until the 2021 annual stockholders meeting, at which time the Board will either reaffirm Michael J. Faust as Chairperson or elect a new Chairperson.

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B.	Transferability

i.

The right of each of Whitebox, Highbridge and BlueMountain to designate one Director will be transferable by such party, at its election in its sole discretion, in connection with a transfer (in any single transaction or series of related transactions) of Shares held by such party to any transferee, which transfer represents not less than 50.1% in the aggregate of the total number of Shares initially held by such party.

C.	Committees

i.	The composition and governance of committees of the Board will be structured in a manner that preserves the consent rights of the Stockholders and their Board designations rights, as applicable.

D.	Power to Fill Vacancies

i.

Each of the Designating Stockholders will have the right to remove and designate a replacement Director to the Board in the event of the death, incapacity, resignation or removal of such Designating Stockholder’s designee.

ii.

If a Designating Stockholder loses the right to designate a Director to the Board as a result of such Designating Stockholder ceasing to hold the Minimum Designation Threshold, such Designating Stockholder’s designee shall immediately resign and, unless the Board votes to reduce the size of the Board, the resulting vacancy on the Board will be filled by a vote of the majority of the Board and then subject to election at the Company’s next annual meeting and in accordance with the Company’s corporate governance procedures provided in the Charter and Bylaws.

E.	Affiliate Transactions

i.

Any transaction between the Company and/or its subsidiaries, on the one hand, and any Stockholder, Director or affiliate of any Stockholder or Director, on the other hand, must be approved by a majority of the votes of the Directors then in office, excluding any Director who is, or has been designated by, a party that has an interest in such transaction.

III.	Approval Rights

The written consent or affirmative vote of Stockholders holding at least 60% in the aggregate of the issued and outstanding Shares will be required to authorize any of the following, which consent can be withheld, delayed or conditioned in the sole discretion of such deciding holder(s):

i.	except in connection with a transaction subject to the drag along rights (described below), any merger, consolidation, business combination;

ii.

except in connection with a transaction subject to the drag along rights (described below), any sale of assets (including securities in the Company or any of its subsidiaries) in excess of $30 million;

iii.	reorganization, bankruptcy petition, dissolution, liquidation or winding up;

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iv.	except in connection with a transaction subject to the drag along rights (described below), any initial public offering or listing on a stock exchange of the Company’s equity securities;

v.	modification of governance documents (other than modifications (a) required to reflect a change in applicable law, or (b) to cure any error or ambiguity);

vi.	creation of non-wholly owned subsidiaries;

vii.	entering into any new lines of business other than the existing business of the Company as of the consummation of the Restructuring or any business ancillary or related thereto;

viii.	any acquisition or other investment in excess of $30 million;

ix.	transactions with affiliates and related parties (except in respect of modifications to the exit facilities at emergence in accordance with the terms and conditions set forth therein);

x.	issuances of equity (other than issuances of equity pursuant to the management incentive plan);

xi.	dividends or redemption of equity (other than redemptions of equity held by an employee upon termination of employment);

xii.	incurrence of debt in excess of $30 million in the aggregate (in addition to the debt outstanding under the exit facilities at emergence);

xiii.	selection or removal of independent auditor;

xiv.	establishment or material modification of significant accounting methods, practices, procedures and policies or tax policies (except as required by applicable law or GAAP);

xv.	significant tax elections;

xvi.	termination of the Chief Executive Officer of the Company and any replacement thereof; and

xvii.	any agreement or commitment to any of the foregoing.

IV.	Drag-Along Rights

If Stockholder(s) holding at least a majority in interest in the aggregate of the issued and outstanding Shares of the Company (collectively, the “Drag-Along Stockholder(s)”), propose to transfer (in any single transaction or series of related transactions) at least a majority of the issued and outstanding Shares of the Company to an unaffiliated third party, including through support of a merger, consolidation, or other business combination (a “Drag-Along Sale”), then (i) such Drag-Along Stockholder(s) shall have the right to require the other Stockholder(s) to participate and transfer all of their Shares in such Drag-Along Sale on the same terms and conditions as the Drag-Along Stockholder(s) and/or vote in favor of such Drag-Along Sale, and (ii) the other Stockholders must waive any appraisal rights in connection therewith.

V.	Tag-Along Rights

If any Stockholder or group of Stockholders acting together (a “Selling Stockholder(s)”) proposes to transfer (in any single transaction or series of related transactions) at least 20% of the issued and

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outstanding Shares of the Company to an unaffiliated third party (a “Tag-Along Sale”), then the other Stockholders will have the right to participate proportionately in such Tag-Along Sale on the same terms and conditions as the Selling Stockholder(s).

VI.	Preemptive Rights

In the event the Company proposes to issue or sell any (i) Shares, (ii) debt securities with a maturity date greater than one year or (iii) convertible securities, in each case, to affiliates or significant stockholders of the Company holding in the aggregate at least 10% of the issued and outstanding Shares, then each Stockholder holding at least 5% of the issued and outstanding Shares will have a preemptive right to proportionately participate in such offering or sale on the same terms as the proposed offering. The preemptive rights are not transferable except to an affiliate and shall be subject to other customary exceptions set forth in the Stockholders’ Agreement.

VII.	Transferability; Transfers Requiring Board Approval

Except in connection with a Drag-Along Sale, Tag-Along Sale, or transfer requiring Board approval as described below, there are no transfer restrictions on the transfer of Shares by the Stockholders, other than those (i) imposed by federal and state securities laws and (ii) that would impose any reporting obligation (including pursuant to the Exchange Act) on the Company or any Stockholder (other than the transferor or the transferee thereby) in any jurisdiction, other than any jurisdiction in which the Company or such Stockholder is then subject to such reporting obligation.

Any transfer of Shares by one or more Stockholders to any person that is not an accredited investor (including without limitation, an investment bank, a hedge fund, private equity fund, other investment fund or an accredited individual) or that is a competitor that operates in the same industry as the Company shall, in each case, require the prior approval of a majority of all of the Directors on the Board, such approval not to be unreasonably withheld.

VIII.	Information Rights

All stockholders of the Company shall have information rights consisting of the following: (i) provision of audited annual and unaudited quarterly consolidated balance sheets of the Company and its subsidiaries for the applicable fiscal period and related statements of operations and cash flows (with MD&A) for the applicable fiscal period (including comparison of actual to budget) and (ii) a quarterly management call, within 90 days following each fiscal year-end or 45 days following each fiscal quarter-end, as applicable.

Additionally, if requested by a Designating Stockholder or any Stockholder entitled to appoint a Board Observer, the Company will use all reasonable efforts to deliver to such requesting Stockholder: (i) 30 days prior to the end of each fiscal year, a comprehensive operating budget forecasting the Company’s revenues, expenses, and cash position on a month-to-month basis for the upcoming fiscal year; (ii) as soon as available, but in any event not later than 15 business days after the end of each month of each fiscal year, the unaudited consolidated balance sheet of the Company and its subsidiaries, and the related statements of operations and cash flows for such month and for the period commencing on the first day of the fiscal year and ending on the last day of such month; and (iii) such other information regarding the Company and its subsidiaries which such Stockholder may reasonably request.

In order to access such information (which shall be contained in an electronic data room (the “Data Room”)) or participate in any quarterly management call, stockholders shall first be required to agree to a click through confidentiality agreement with the Company upon first accessing the Data Room (which will include an obligation to keep information password protected).

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IX.	Registration Rights

Demand Registration Rights: From and after the expiration of the lock-up period relating to an initial public offering, if any, the following Stockholders shall have the number of demand rights set forth next to its name below to compel registration of the equity securities held by such Stockholder (“Registrable Common Stock”):

i.	Whitebox: Two demand rights

ii.	Highbridge: Two demand rights

iii.	BlueMountain: Two demand rights

Registration on Form S-3: The Stockholders will be entitled to unlimited registrations (but not more than one in any twelve month period) on Form S-3 (or any successor form then in effect) to the extent the Company is eligible, provided that a minimum of $5,000,000 worth of Registrable Common Stock is offered in such an S-3 registration. An S-3 registration will not count as a demand registration.

Piggyback Rights: If the Company at any time proposes for any reason to register its own Shares or Shares held by any holder of Company equity securities (other than on Form S-4 or Form S-8), the holders of Company equity securities will have unlimited pro rata “piggyback” rights subject to standard underwriter cutbacks which will be pro rata among all such holders. No piggyback in the initial public offering.

Registration rights expire as to any Shares that can be offered and sold pursuant to Rule 144 under the Securities Act of 1933 (as amended) without any limitations or restrictions as to volume or holding periods. The Company’s registration obligations shall be subject to customary blackout deferrals (but not more than twice in any twelve month period). The Company will bear all out-of-pocket registration costs and expenses (exclusive of underwriting commissions payable by the selling stockholders and, with respect to costs and expenses of legal counsel, limited to the costs and expenses of one outside counsel representing all such selling stockholders) for such demand, piggyback and S-3 registrations.

X.	Termination

The Stockholders’ Agreement and the rights and restrictions set forth therein shall terminate upon the earlier of (i) the liquidation or dissolution of the Company, (ii) a change of control (to be defined therein) and (iii) consummation of a qualified public offering (to be defined therein); provided, that the termination section, definitions, indemnity, registration rights, confidentiality and amendment, notice and other general provisions shall, in each case, survive any termination of such Stockholders’ Agreement.

XI.	Jurisdiction; Venue

The Stockholders’ Agreement will be governed by Delaware law. Any disputes under the Stockholders’ Agreement will be adjudicated by the courts located in the State of Delaware and specified in the Stockholders’ Agreement.

XII.	Corporate Opportunity Waiver

The Stockholders’ Agreement will include a customary waiver of corporate business opportunities in favor of the Designating Stockholders and their respective affiliates.

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XIII.	Legend

Each certificate representing Shares held at closing or acquired by any stockholder thereafter shall, for as long as the Stockholders’ Agreement is effective, bear a customary legend.

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Exhibit H

Form of Joinder Agreement for Consenting Creditors

EXHIBIT H

FORM OF JOINDER AGREEMENT FOR CONSENTING CREDITORS

This Joinder Agreement to the Restructuring Support Agreement, dated as of [●], 2020 (as amended, supplemented, or otherwise modified from time to time, the “Agreement”), by and among the Company and the Consenting Creditors (together with their respective successors and permitted assigns, the “Consenting Creditors” and each, a “Consenting Creditor”) is executed and delivered by                      (the “Joining Party”) as of [●], 2020. Each capitalized term used herein but not otherwise defined shall have the meaning set forth in the Agreement.

1. Agreement to be Bound. The Joining Party hereby agrees to be bound by all of the terms of the Agreement, a copy of which is attached to this Joinder Agreement as Annex I (as the same has been or may be hereafter amended, restated, or otherwise modified from time to time in accordance with the provisions thereof). The Joining Party shall hereafter be deemed to be a “Consenting Creditor” (and, as applicable, a “Consenting Credit Agreement Lender”, a “Consenting Term Loan Lender” and/or a “Consenting Convertible Noteholder”) and a “Party” for all purposes under the Agreement and with respect to any and all Claims held by such Joining Party.

2. Representations and Warranties. With respect to the aggregate principal amount of the Prepetition Convertible Notes, Prepetition Credit Agreement Advances, and/or Prepetition Term Loan Advances, in each case, set forth below its name on the signature page hereto, the Joining Party hereby makes the representations and warranties of the Consenting Creditors set forth in Section 7 and Section 20(c) of the Agreement to each other Party to the Agreement.

3. Governing Law. This Joinder Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to any conflict of laws provisions that would require the application of the law of any other jurisdiction.

[Signature Page Follows]

IN WITNESS WHEREOF, the Joining Party has caused this Joinder Agreement to be executed as of the date first written above.

CONSENTING CREDITOR

[●]

By:

Name:

Title:

Principal Amount of Prepetition Convertible Notes: $

Principal Amount of Prepetition Credit Agreement Advances: $

Principal Amount of Prepetition Term Loan Advances: $

Notice Address:

Fax:
Attention:
Email:

Acknowledged:

SAEXPLORATION HOLDINGS, INC.
SAEXPLORATION SUB, INC.
SAEXPLORATION, INC.
SAEXPLORATION SEISMIC SERVICES (US), LLC
NES, LLC

By:
Name:
Title:

Exhibit I

Backstop Agreement

SAEXPLORATION HOLDINGS, INC.

BACKSTOP COMMITMENT AGREEMENT

August 27, 2020

	4.7	Consents and Approvals	25
	4.8	Investor Representation	25
	4.9	Investment Experience	25
	4.10	Sufficiency of Funds	25
	4.11	Ownership	25
	4.12	Legal Proceedings	26
	4.13	No Broker’s Fee	26
	4.14	Independent Investigation	26

5.	COVENANTS		26
	5.1	Conduct of Business	26
	5.2	Non-Disclosure of Holdings Information	28
	5.3	Use of Proceeds	28
	5.4	Blue Sky	28
	5.5	Rights Offering and Restructuring; Milestones	28
	5.6	The New Common Shares	28
	5.7	Backstop Notice	28
	5.8	Facilitation	28
	5.9	Access to Information; Confidentiality	29
	5.10	Regulatory Approvals	30
	5.11	Legend	31

6.	CONDITIONS TO THE BACKSTOP PARTIES’ CLOSING OBLIGATIONS		32
	6.1	Conditions to the Backstop Parties’ Closing Obligations	32
	6.2	Conditions to the Company’s Closing Obligations	34

7.	INDEMNIFICATION AND CONTRIBUTION		35
	7.1	Indemnification Obligations	35
	7.2	Indemnification Procedure	36
	7.3	Settlement of Indemnified Claims	36
	7.4	Contribution	37
	7.5	Treatment of Indemnification Payments	37

8.	MISCELLANEOUS		38
	8.1	Notice	38
	8.2	Assignment	39
	8.3	Survival	39
	8.4	Entire Agreement	39
	8.5	Waivers and Amendments	40
	8.6	Governing Law; Jurisdiction; Venue; Process	40
	8.7	Counterparts	40
	8.8	Headings	40
	8.9	Severability	41
	8.10	Termination	41
	8.11	Breach	42
	8.12	Effect of Termination	42
	8.13	Waiver of Jury Trial	42

8.14	Damages	42
8.15	Specific Performance	43
8.16	No Reliance	43
8.17	Publicity	43
8.18	Settlement Discussions	43
8.19	No Recourse	44
8.20	Other Interpretive Matters	44

SAEXPLORATION HOLDINGS, INC.

BACKSTOP COMMITMENT AGREEMENT

August 27, 2020

BACKSTOP COMMITMENT AGREEMENT, dated as of August 27, 2020 (this “Agreement”), among SAExploration Holdings, Inc. (the “Company”), a Delaware corporation, SAExploration Sub, Inc. (“SAE Sub”), SAExploration, Inc. (“SAE Inc.”), SAExploration Seismic Services (US), LLC (“Seismic”), and NES, LLC (“NES”) (collectively, the “Company Parties” or the “Debtors”) and the parties set forth on Schedule 1 hereto (each a “Backstop Party” and collectively, the “Backstop Parties”). Each Company Party and each Backstop Party is referred to herein, individually, as a “Party” and, collectively, as the “Parties.”

RECITALS

WHEREAS, SAE Inc. is the borrower under that certain Third Amended and Restated Credit and Security Agreement dated as of September 26, 2018 (as amended, the “Prepetition Credit Agreement”) among SAE Inc., as borrower, the Company, SAE Sub, Seismic, NES and SAExploration Acquisitions (U.S.), LLC, which was subsequently merged out of existence (“SAE Acquisitions”), as guarantors, Cantor Fitzgerald as the administrative agent and the collateral agent, and the lenders party thereto (the “Prepetition Credit Agreement Lenders”).

WHEREAS, on June 29, 2016, the Company entered into that certain Term Loan and Security Agreement (as amended or otherwise modified from time to time, the “Prepetition Term Loan Agreement”), among the Company, as borrower, SAE Sub, SAE Inc., Seismic and NES, as guarantors, the lenders party thereto (the “Prepetition Term Loan Lenders”) and Delaware Trust Company, as the collateral agent and as the administrative agent.

WHEREAS, on September 26, 2018, the Company issued $60 million in aggregate principal amount of 6.00% Senior Secured Convertible Notes due 2023 (the “Convertible Notes”, and the holders of such Convertible Notes, the “Convertible Noteholders”). The Convertible Notes were issued under that certain Indenture dated as of September 26, 2018 (as amended, supplemented or otherwise modified from time to time, collectively the “Prepetition Indenture”), among the Company, as issuer, SAE Sub, SAE Inc., Seismic, NES and SAE Acquisitions, as guarantors and Wilmington Savings Funds Society, FSB, as Trustee and Collateral Trustee thereunder.

WHEREAS, the Parties have engaged in arm’s-length, good faith discussions regarding a restructuring of certain of the Debtors’ indebtedness and other obligations, including the Debtors’ indebtedness and obligations under the Prepetition Credit Agreement, the Prepetition Term Loan Agreement and the Prepetition Indenture.

WHEREAS, the Company Parties, the Backstop Parties, and the other Consenting Creditors (as defined in the RSA) entered into that certain Restructuring Support Agreement, dated as of the date hereof (the “RSA”), pursuant to which the Parties agreed to, among other things, support a restructuring of the Debtors’ capital structure (the “Restructuring”).

WHEREAS, consistent with the RSA, the Restructuring is anticipated to be implemented through a prenegotiated plan of reorganization (as may be supplemented, amended,

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or modified from time to time, the “Plan”), a solicitation of votes thereon (the “Solicitation”), the Rights Offering (as defined below) and the commencement by the Debtors of voluntary cases (the “Chapter 11 Cases”) under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”).

WHEREAS, in connection with the Restructuring and pursuant to the Plan, among other things, (a) the Company will conduct an equity and debt rights offering (the “Rights Offering”), by distributing to eligible Prepetition Credit Agreement Lenders, Prepetition Term Loan Lenders, and Convertible Noteholders, in accordance with the RSA and the Plan, rights to purchase First Lien Term Loans and New Common Shares (each as defined below) for an aggregate purchase price of $15,000,000.00, and (b) subject to the terms and conditions contained in this Agreement, each Backstop Party has agreed, severally and not jointly, to (i) fully exercise all Subscription Rights (as defined below) that are properly issued to it and its Designated Affiliates pursuant to the Rights Offering to purchase First Lien Term Loans and New Common Shares at the Purchase Price (as defined below), and (ii) purchase Remaining First Lien Term Loans and Remaining New Common Shares (each as defined below) at the Purchase Price, in each case provided no Backstop Party shall be required to purchase First Lien Term Loans, New Common Shares, Remaining First Lien Term Loans, and Remaining New Common Shares pursuant to this Agreement for an aggregate Purchase Price in excess of such Backstop Party’s Backstop Commitment (as defined below).

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises, representations, warranties, and covenants hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.	CERTAIN DEFINITIONS

The following terms have the meanings set forth below:

“Affiliate” of any Person means any Person that directly or indirectly controls, or is under common control with, or is controlled by, such Person. As used in this definition, “control” (including with its correlative meanings, “controlled by” and “under common control with”) shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).

“Aggregate Commitment Amount” means USD $15,000,000.00.

“Aggregate Fully Diluted Common Shares” means the total number of New Common Shares outstanding as of the Effective Date after giving effect to the Plan, the Rights Offering, and this Agreement (including the purchase of the Remaining New Common Shares and the issuance of the Backstop Commitment Premium), but excluding any New Common Shares issued or issuable pursuant to the MIP.

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“Agreement” has the meaning assigned to it in the Preamble hereto.

“Antitrust Authorities” means the United States Federal Trade Commission, the Antitrust Division of the United States Department of Justice, the attorneys general of the several states of the United States and any other governmental entity, whether domestic or foreign, having jurisdiction pursuant to the Antitrust Laws.

“Antitrust Laws” means the Sherman Act, the Clayton Act, the HSR Act, the Federal Trade Commission Act, and any other Law, whether domestic or foreign, governing agreements in restraint of trade, monopolization, pre-merger notification, the lessening of competition through merger or acquisition or anti-competitive conduct, and any foreign investment Laws.

“Approval Order” means an order entered by the Bankruptcy Court in the Chapter 11 Cases authorizing the Debtors to assume this Agreement, including all exhibits and other attachments hereto.

“Backstop Amount” means the Purchase Price with respect to a Backstop Party’s Backstop Purchase.

“Backstop Commitment” means, with respect to each Backstop Party, the maximum aggregate Purchase Price for First Lien Term Loans, New Common Shares, Remaining First Lien Term Loans, and Remaining New Common Shares that such Backstop Party may be required to pay under this Agreement (including pursuant to such Backstop Party’s obligation to exercise its Subscription Rights). Such amounts are set forth opposite each Backstop Party’s name in Schedule 1 hereto. The aggregate Backstop Commitments under this Agreement shall equal $15,000,000.00.

“Backstop Commitment Premium” means (a) in the event that the Backstop Commitment Premium is payable pursuant to Section 2.2.3(a), a number of New Common Shares equal to 2.5% of the Aggregate Fully Diluted Common Shares, and (b) in the event the Backstop Commitment Premium is payable pursuant to Section 2.2.3(b), cash in the aggregate amount of $850,000.

“Backstop Notice” has the meaning assigned to it in Section 2.1.3 hereto.

“Backstop Party” and “Backstop Parties” have the meanings assigned to them in the Preamble hereto.

“Backstop Party Professionals” means (a) Paul, Weiss, Rifkind, Wharton & Garrison LLP and Rapp & Krock, PC, as counsel to certain of the Backstop Parties, and (b) other professional advisors as circumstances warrant, which are retained by the Backstop Parties with the consent of the Company (which consent shall not be unreasonably delayed, conditioned or withheld).

“Backstop Percentage” means, with respect to a Backstop Party, the percentage set forth opposite such Backstop Party’s name under the heading “Backstop Percentage” in Schedule 1 attached hereto.

“Backstop Purchase” has the meaning assigned to it in Section 2.1.2(b) hereto.

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“Backstop Purchase Obligation” has the meaning assigned to it in Section 2.1.2(b) hereto.

“Bankruptcy Code” means Title 11 of the United States Code.

“Bankruptcy Court” has the meaning assigned to it in the Recitals hereto.

“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by Law to close.

“Chapter 11 Cases” has the meaning assigned to it in the Recitals hereto.

“Closing” has the meaning assigned to it in Section 2.2.2(a) hereto.

“Company” has the meaning assigned to it in the Preamble hereto.

“Company Disclosure Schedule” means the disclosure schedule delivered by the Company Parties to the Backstop Parties on the date of this Agreement.

“Company Information” means all of the reports, schedules, forms, statements and other documents (including exhibits and other information incorporated therein) filed by the Company with the SEC pursuant to the reporting requirements set forth in the Exchange Act.

“Company Parties” has the meaning assigned to it in the Preamble hereto.

“Company Plan” and “Company Plans” have the meanings assigned to them in Section 3.21.1 hereto.

“Confirmation Order” has the meaning set forth in the RSA.

“Consenting Creditors” has the meaning assigned to in the Recitals hereto.

“Convertible Noteholders” has the meaning assigned to it in the Recitals hereto.

“Convertible Notes” has the meaning assigned to it in the Recitals hereto.

“COVID-19 Measures” means any quarantine, “shelter in place,” “stay at home,” workforce reduction, social distancing, shut down, closure, sequester or any other Law, order, directive, guidelines or recommendations by any governmental entity in connection with or in response to the COVID-19 coronavirus, including, but not limited to, the Coronavirus Aid, Relief, and Economic Security Act (CARES).

“Debtors” has the meaning assigned to it in the Preamble hereto.

“Defaulting Backstop Party” means each Backstop Party that causes a Funding Default.

“Definitive Documents” has the meaning set forth in the RSA.

“Designated Affiliates” means, with respect to a Backstop Party, each Affiliate of such Backstop Party other than any Affiliate listed on Schedule 2 hereto.

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“Disclosure Statement” has the meaning assigned to it in the RSA.

“Effective Date” has the meaning set forth in the RSA.

“Entity” has the meaning set forth in section 101(15) of the Bankruptcy Code.

“Environmental Laws” means all applicable Laws (including common law), rules, regulations, codes, ordinances, orders in council, orders, decrees, treaties, directives, judgments or legally binding agreements promulgated or entered into by or with any governmental entity, relating to the protection of the environment, preservation or reclamation of natural resources, the generation, management, use, transportation, treatment, storage, disposal, release or threatened release of, or exposure to, any Hazardous Material or to occupational health and safety matters (to the extent relating to the management of or exposure to Hazardous Materials).

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with any Company Party is, or at any relevant time during the past six years was, treated as a single employer under section 414(b), (c), (m) or (o) of the Internal Revenue Code.

“Event” means any event, change, effect, circumstance, occurrence, development, condition, result, state of facts or change of facts.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Expense Reimbursement” has the meaning assigned to it in Section 2.3.1 hereto.

“Filing Party” has the meaning assigned to it in Section 5.10.2 hereto.

“Final Order” means (i) an order or judgment of the Bankruptcy Court, as entered on the docket in any Chapter 11 Case (or any related adversary proceeding or contested matter) or the docket of any other court of competent jurisdiction or (ii) an order or judgment of any other court having jurisdiction over any appeal from (or petition seeking certiorari or other review of) any order or judgment entered by the Bankruptcy Court (or any other court of competent jurisdiction, including in an appeal taken) in the Chapter 11 Cases (or in any related adversary proceeding or contested matter), in each case that has not been reversed, stayed, modified, or amended, and as to which the time to appeal, or seek certiorari or move for a new trial, reargument, or rehearing has expired according to applicable law and no appeal or petition for certiorari or other proceedings for a new trial, reargument, or rehearing has been timely taken or as to which any appeal that has been taken or any petition for certiorari that has been or may be timely filed has been withdrawn or resolved by the highest court to which the order or judgment was appealed or from which certiorari was sought or the new trial, reargument, or rehearing shall have been denied, resulted in no modification of such order, or has otherwise been dismissed with prejudice; provided, however, that the possibility a motion under Rule 60 of the Federal Rules of Civil Procedure, or any analogous rule under the Bankruptcy Rules or the Local Rules, may be filed relating to such order shall not prevent such order from being a Final Order.

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“First Lien Exit Facility” means the first lien exit term loan facility in an aggregate amount of $15,000,000, on the terms set forth in the First Lien Exit Facility Term Sheet attached hereto as Exhibit B and otherwise in form and substance acceptable to the Required Backstop Parties.

“First Lien Term Loans” means the term loans in the aggregate principal amount of $15,000,000 to be advanced to the Debtors on the Effective Date pursuant to the First Lien Exit Facility.

“Funding Amount” has the meaning assigned to it in Section 2.1.3 hereto.

“Funding Default” means the failure by any Backstop Party to comply with its purchase obligations pursuant to Section 2.1.2 or to pay all or any portion of its Funding Amount in accordance with Section 2.2.

“GAAP” means U.S. generally accepted accounting principles.

“Hazardous Materials” means all pollutants, contaminants, hazardous wastes, chemicals, hazardous materials, and hazardous substances, including any sulfuric or other acid, explosive or radioactive substances or petroleum or petroleum distillates, asbestos or asbestos containing materials, lead in any form (including soluble and particulate), arsenic, polychlorinated biphenyls, urea-formaldehyde or radon gas that are subject to regulation or which can give rise to liability under any Environmental Law because of their hazardous or deleterious properties or characteristics.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended from time to time.

“Indemnified Claim” has the meaning assigned to it in Section 7.2 hereto.

“Indemnified Losses” has the meaning assigned to it in Section 7.1 hereto.

“Indemnified Person” has the meaning assigned to it in Section 7.1 hereto.

“Indemnifying Party” and “Indemnifying Parties” have the meanings assigned to them in Section 7.1 hereto.

“Intellectual Property” means any and all of the following in any jurisdiction throughout the world, and all corresponding rights: (a) material inventions, patents and industrial designs (including utility model rights, design rights and industrial property rights), patent and industrial design applications, and patent disclosures, together with all reissues, continuations, continuations-in-part, revisions, divisionals, extensions, and reexaminations; (b) material trademarks, service marks, designs, trade dress, logos, slogans, trade names, business names, corporate names, Internet domain names, and all other indicia of origin, all applications and registrations in connection therewith, and all goodwill associated with any of the foregoing (this clause (b), “Marks”); (c) material works of authorship, copyrights, software, data, database rights and moral rights, and all applications and registrations in connection therewith; (d) trade secrets and other confidential information, including know how, methods, processes, techniques, formulae, and product specifications; (e) material rights of privacy and publicity, including rights to the use of names of real persons; and (f) material other intellectual property rights.

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“Internal Revenue Code” means the Internal Revenue Code of 1986.

“Investment Company Act” means the Investment Company Act of 1940, as amended.

“Joinder Agreement” has the meaning assigned to it in Section 8.2 hereto.

“Joint Filing Party” has the meaning assigned to it in Section 5.10.3.

“Knowledge of the Company” means the actual knowledge of Michael Faust, John Simmons, Mike Scott, David A. Rassin and Darin Silvernagle.

“Law” means any law (including common law), statute, ordinance, treaty, rule, regulation, policy or requirement of any governmental authority and authoritative interpretations thereon, in each case, applicable to or binding on such Person or any of its properties or to which such Person or any of its properties is subject.

“Leased Real Property” has the meaning assigned to it in Section 3.16.2.

“Legal Proceedings” has the meaning assigned to it in Section 3.9 hereto.

“Lien” means any lien, adverse claim, charge, option, right of first refusal, servitude, security interest, mortgage, pledge, deed of trust, easement, encumbrance, restriction on transfer, conditional sale or other title retention agreement, defect in title, lien or judicial lien as defined in Sections 101(36) and (37) of the Bankruptcy Code or other restrictions of a similar kind.

“Local Rules” means the Local Rules of Bankruptcy Practice and Procedure of the United States Bankruptcy Court for the Southern District of Texas.

“Marks” has the meaning assigned to it in the definition of Intellectual Property.

“Material Adverse Effect” means any Event occurring after the date hereof that, individually or together with all other Events, has had or would reasonably be expected to have a material and adverse effect on the business, results of operations or condition (financial or otherwise) of the Company Parties, or the properties, assets, finances or liabilities of the Company Parties, taken as a whole; provided that “Material Adverse Effect” shall not include any Event occurring after the date hereof and arising out of or resulting from: (a) conditions or effects that generally affect persons or entities engaged in the industries, business, markets, financial conditions or the geographic area in which the Company Parties operate taking into consideration any Event that is related to the operations of the Company Parties in the specific geographical areas in which they operate, (b) general economic conditions in regions and markets in which the Company Parties operate, (c) regional, national or international political or social conditions, including acts of war, terrorism or natural disasters, escalation or material worsening of hostilities, whether or not pursuant to the declaration of a national emergency or war, or the occurrence of any military or terrorist attack upon the United States or its territories, possessions, diplomatic or consular offices or upon any military installation, equipment or personnel of the United States, (d)

7

financial, banking, securities, credit, or commodities markets, prevailing interest rates or general capital markets conditions, (e) changes in GAAP, (f) changes in Laws, orders, or other binding directives issued by any governmental entity, or in the interpretation or enforcement thereof, (g) the execution, announcement, disclosure or performance of this Agreement or the transactions contemplated hereby or the taking of any action or any inaction required by this Agreement, the RSA, the Plan, or any action or inaction in connection with the Chapter 11 Cases, including the commencement, announcement and pendency of the Chapter 11 Cases, (h) any action or inaction consented to or requested by the Requisite Creditors (as defined in the RSA), (i) any epidemic, pandemic or disease outbreak (including the COVID-19 coronavirus pandemic), or any Law, directive, pronouncement or guideline issued by a governmental entity, the Centers for Disease Control and Prevention, the World Health Organization or industry group providing for business closures, “sheltering-in-place” or other restrictions that relate to, or arise out of, an epidemic, pandemic or disease outbreak (including the COVID-19 coronavirus pandemic) or any change in such Law, directive, pronouncement or guideline or interpretation thereof following the date of this Agreement; (j) any failure, in and of itself, of the Debtors to meet, with respect to any period or periods, any internal or industry analyst projections, forecasts, estimates of earnings or revenues or business plans (but not the underlying facts giving rise to such failure unless such facts are otherwise excluded pursuant to other clauses contained in this definition); (k) the occurrence of a Funding Default; or (l) any matters expressly disclosed in the Company Disclosure Schedule as delivered on the date hereof; provided, that exceptions set forth in clauses (a), (b), (c), (d) and (i) of this definition shall not apply to the extent that such Event is disproportionately adverse to the Company Parties, taken as a whole, as compared to other companies comparable in size and scale to the Company Parties operating in the industries and same geographical area in which the Company Parties operate.

“Material Contracts” means (a) all “plans of acquisition, reorganization, arrangement, liquidation or succession” and “material contracts” (as such terms are defined in Items 601(b)(2) and 601(b)(10) of Regulation S-K under the Exchange Act) to which any Company Party or any of its subsidiaries is a party, and (b) any contracts to which the any Company Party or any of its subsidiaries is a party that are likely to reasonably involve consideration of more than $500,000, in the aggregate, over a twelve-month period.

“Milestones” has the meaning assigned to it in the RSA (as in effect on the date hereof or as amended with the consent of the Required Backstop Parties).

“MIP” means a post-emergence management incentive plan to be implemented by the board of directors of the Company after the Effective Date as further described in the Plan.

“Money Laundering Laws” has the meaning assigned to it in Section 3.11 hereto.

“New Common Shares” means shares of common stock of the Company as reorganized on the Effective Date in accordance with the Plan.

“Notice of Assignment” has the meaning assigned to it in Section 8.2 hereto.

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“Offering Deadline” means the date on which the subscription period for the Rights Offering shall expire (as such date may be extended pursuant to the Plan and the Rights Offering Procedures).

“Owned IP” means all Intellectual Property owned or purported to be owned by any Company Party, including the Registered IP.

“Party” and “Parties” have the meanings assigned to them in the Preamble hereto.

“Person” includes any individual, corporation, partnership, joint venture, association, joint stock company, limited liability company, limited partnership, trust, estate, unincorporated organization, governmental unit (as defined in section 101(27) of the Bankruptcy Code), or other Entity.

“Petition Date” has the meaning assigned to it in the Plan.

“Plan” has the meaning assigned to it in the Recitals hereto.

“Prepetition Credit Agreement” has the meaning assigned to it in the Recitals hereto.

“Prepetition Credit Agreement Advances” has the meaning assigned to it in the RSA.

“Prepetition Credit Agreement Lenders” has the meaning assigned to it in the Recitals hereto.

“Prepetition Indenture” has the meaning assigned to it in the Recitals hereto.

“Prepetition Term Loan Advances” has the meaning assigned to it in the RSA.

“Prepetition Term Loan Agreement” has the meaning assigned to it in the Recitals hereto.

“Prepetition Term Loan Lenders” has the meaning assigned to it in the Recitals hereto.

“Purchase Price” means, with respect to any purchase of First Lien Term Loans and New Common Shares pursuant to the Rights Offering or this Agreement, (a) the percentage of the First Lien Term Loans and New Common Shares offered pursuant to the Rights Offering that is represented by such purchase, multiplied by (b) $15,000,000.

“Real Property” means, collectively, all right, title and interest (including any leasehold estate) in and to any and all parcels of or interests in real property owned in fee simple or leased by the Company or any of its Subsidiaries, together with, in each case, all easements, hereditaments and appurtenances relating thereto, all improvements and appurtenant fixtures incidental to the ownership or lease thereof.

“Registered IP” has the meaning assigned to it in Section 3.26.1 hereto.

“Related Fund” means, with respect to any of Backstop Parties who are not individuals, any of their respective Affiliates, any fund, account or investment vehicle that is controlled, managed, advised or subadvised by such Backstop Party, so long as such entity is (a) a “qualified

9

institutional buyer” as such term is defined in Rule 144A of the Securities Act or an “accredited investor” as such term is defined in Rule 501 of Regulation D of the Securities Act or (b) a non-US Person within the meaning of Regulation S under the Securities Act located outside the United States.

“Related Party Agreement” has the meaning assigned to it in Section 3.17 hereto.

“Remaining First Lien Term Loans” means the aggregate principal amount of First Lien Term Loans, if any, that have not been subscribed for and purchased in the Rights Offering as of the Offering Deadline.

“Remaining New Common Shares” means the aggregate number of New Common Shares, if any, that have not been subscribed for and purchased, in the Rights Offering as of the Offering Deadline.

“Replacement Period” has the meaning assigned to it in Section 2.4.1 hereto.

“Replacement Purchase” has the meaning assigned to it in Section 2.4.1 hereto.

“Replacing Backstop Parties” has the meaning assigned to it in Section 2.4.1 hereto.

“Required Backstop Parties” has the meaning assigned to it in Section 8.5 hereto.

“Restructuring” has the meaning assigned to it in the Recitals hereto.

“Rights Offering” has the meaning assigned to it in the Recitals hereto.

“Rights Offering Documents” means this Agreement and the Rights Offering Procedures.

“Rights Offering Procedures” means the procedures governing the Rights Offering, in form and substance reasonably acceptable to the Required Backstop Parties.

“RSA” has the meaning assigned to it in the Recitals hereto.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Solicitation” has the meaning assigned to it in the Recitals hereto.

“Subscription Account” has the meaning assigned to it in Section 2.1.3 hereto.

“Subscription Agent” means Epiq Corporate Restructuring, LLC, together with its affiliates and subcontractors.

“Subscription Amount” means the Purchase Price with respect to a Backstop Party’s purchase of First Lien Term Loans and New Common Shares pursuant to its exercise of Subscription Rights in the Rights Offering.

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“Subscription Funding Date” has the meaning assigned to it in Section 2.2.1 hereto.

“Subscription Rights” means those certain rights to purchase pursuant to the Rights Offering, at the Purchase Price, First Lien Term Loans and New Common Shares, which rights the reorganized Company will issue to eligible participants pursuant to the Plan.

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, joint venture or other legal entity as to which such Person (either alone or through or together with any other Subsidiary or Affiliate), (a) owns, directly or indirectly, more than fifty percent (50%) of the stock or other equity interests, (b) has the power to elect a majority of the board of directors or similar governing body thereof or (c) has the power to direct, or otherwise control, the business and policies thereof by contract, equity ownership or otherwise.

“Takeover Statute” means any restrictions contained in any “fair price,” “moratorium,” “control share acquisition,” “business combination” or other similar anti-takeover statute or regulation.

2.	THE BACKSTOP COMMITMENT

2.1	Backstop Commitment.

2.1.1

New Common Shares. The Rights Offering will be made, and the New Common Shares will be issued and sold, in reliance on the exemption from registration provided by section 4(a)(2) and Regulation D of the Securities Act or another available exemption from registration under the Securities Act, and, in each case, the Disclosure Statement, Confirmation Order and Plan shall include a statement to such effect.

2.1.2	The Rights Offering and the Backstop Purchase Obligation.

(a)

On and subject to the terms and conditions hereof and the Rights Offering Procedures, each Backstop Party agrees, severally and not jointly, to (i) fully exercise all Subscription Rights that are properly issued to it and its Designated Affiliates pursuant to the Rights Offering, (ii) duly purchase at the Purchase Price all First Lien Term Loans and New Common Shares issuable to it pursuant to such exercise, and (iii) complete, duly execute, and submit a subscription exercise form and any other documentation required pursuant to the Rights Offering Procedures and the Plan in connection therewith.

(b)

On and subject to the terms and conditions hereof, each Backstop Party agrees, severally and not jointly, to purchase, at the Purchase Price, (i) First Lien Term Loans in an aggregate principal amount equal to such Backstop Party’s Backstop Percentage of the Remaining First Lien Term Loans, and (ii) a number of New Common Shares equal to its Backstop Percentage of the Remaining New Common Shares (the “Backstop Purchase”; and such Backstop Party’s obligation to make the Backstop Purchase, its “Backstop Purchase Obligation”).

(c)	Notwithstanding anything to the contrary in this Agreement, in no event shall any Backstop Party be required to purchase First Lien Term Loans,

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New Common Shares, Remaining First Lien Term Loans, and Remaining New Common Shares for an aggregate Purchase Price in excess of such Backstop Party’s Backstop Commitment.

2.1.3

Backstop Notice. On or before the fifth (5th) Business Day after the Offering Deadline, the Company shall cause the Subscription Agent to notify each Backstop Party in writing (the “Backstop Notice”) as to: (a) the Remaining First Lien Term Loans and Remaining New Common Shares; (b) such Backstop Party’s consequent Backstop Purchase Obligation; (c) such Backstop Party’s Subscription Amount and Backstop Amount (collectively, such Backstop Party’s “Funding Amount”); and (d) the account information (including wiring instructions) for the account to which such Backstop Party shall deliver and pay the Funding Amount, which account may be an escrow account and the Funding Amount (the “Subscription Account”).

2.2	Escrow; Closing.

2.2.1

Escrow. No later than two (2) Business Days prior to the Effective Date (such date, the “Subscription Funding Date”), each Backstop Party shall deliver and pay its Funding Amount by wire transfer of immediately available funds in U.S. dollars into the Subscription Account in satisfaction of such Backstop Party’s purchase obligations under this Agreement.

2.2.2

Closing. (a) Subject to Article VI, the closing of the transactions contemplated hereby (the “Closing”) shall take places at the offices of Porter Hedges LLP, 1000 Main Street, 36th Floor, Houston, Texas 77002, at 5:00 p.m., New York City time, on the Effective Date contemporaneously with the substantial consummation of the Plan.

(b)	At the Closing, the funds held in the Subscription Account shall be released to the Company.

(c)

At the Closing, issuance of the applicable portion of the First Lien Term Loans and New Common Shares will be made by the reorganized Company to each Backstop Party against payment of such Backstop Party’s Funding Amount, in satisfaction of such Backstop Party’s purchase obligations pursuant to the Rights Offering and this Agreement.

2.2.3

Premium. Subject to Section 2.4, the Company Parties, jointly and severally, hereby agree to pay each Backstop Party its Backstop Commitment Premium, which premium shall be deemed earned upon the effective date of this Agreement and payable upon the earlier of (a) the Effective Date and (b) termination of this Agreement under the circumstances set forth in Section 8.10.4.

2.2.4

Certain Tax Matters. All Parties hereto agree to treat the transactions contemplated by this Agreement as follows for U.S. federal income tax purposes: (a) the Backstop Purchase Obligation shall be treated as a put option; (b) the Backstop Commitment Premium herein shall be treated as remuneration to the Backstop Parties for agreeing to enter into such put option; (c) the calculation by

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the Company Parties or their agents regarding the amount of “original issue discount” within the meaning of Section 1273(a) of the Code, if any, with respect to the First Lien Term Loans, shall be as set forth by the Company Parties or their agents in accordance with applicable U.S. tax Law, Treasury regulations, and other applicable guidance, and will be available, after preparation, to the Backstop Party with respect to the First Lien Term Loans held by such Backstop Party, for any accrual period in which such Backstop Party held such First Lien Term Loans, promptly upon request, and (d) no Party shall take any position or action inconsistent with such treatment and/or characterization, except, in each case, to the extent otherwise required by applicable Law. This Section 2.2.4 is not an admission by any Backstop Party that it is subject to United States taxation.

2.2.5

Withholding. The Backstop Commitment Premium shall be issued free and clear of and without deduction for any and all taxes, levies, imposts, deductions, charges or withholdings (except for any taxes, levies, imposts, deductions, charges or withholdings arising as a result of a Backstop Party’s failure to provide an IRS Form W-9 or appropriate IRS Form W-8, as applicable, upon reasonable request of the Company or the Subscription Agent), in each case applicable to the issuance thereof, and all liabilities with respect thereto (with appropriate gross up for withholding taxes as required by applicable Law).

2.3	Expense Reimbursement.

2.3.1

The Company Parties, jointly and severally, agree to pay or reimburse, to the extent not otherwise paid pursuant to the RSA or in connection with the Chapter 11 Cases or another order of the Bankruptcy Court, all reasonable and documented accrued and unpaid fees, costs and out-of-pocket expenses of the Backstop Parties’ Professionals, incurred in connection with this Agreement, the RSA, and these Chapter 11 Cases, whether prior to, on, or after the date hereof through the Effective Date (the “Expense Reimbursement”). The Company Parties shall pay the Expense Reimbursement on the Effective Date with respect to all such reasonable and documented fees, costs, and out-of-pocket expenses for which invoices or receipts are forwarded to the Company by the Backstop Parties at least one (1) Business Day prior to the Effective Date. Subject to any procedures for the payment of such fees, costs, and out-of-pocket expenses required by any cash collateral order, the Company Parties shall also pay the Expense Reimbursement on a regular, continuing basis when due in accordance with any applicable engagement letters or within ten (10) Business Days of demand (without the requirement or Court review or further Court order unless the Company has objected to the reasonableness of such fees, costs, and out-of-pocket expenses). Any dispute regarding the reasonableness of the Backstop Parties’ Professionals’ fees or the payment of the Expense Reimbursement shall be resolved by the Bankruptcy Court.

2.4	Funding Default.

2.4.1	Upon the occurrence of a Funding Default, the Backstop Parties (other than any Defaulting Backstop Party) shall have the right, but not the obligation, within five

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(5) Business Days after receipt of written notice from the Company to all Backstop Parties (other than any Defaulting Backstop Party) of such Funding Default, which notice shall be given promptly following the occurrence of such Funding Default and to all Backstop Parties (other than any Defaulting Backstop Party) substantially concurrently (such five (5) Business Day period, the “Replacement Period”), to elect, by written notice to the Company, to purchase all or any portion of the New Common Shares and First Lien Term Loans not purchased as a result of such Funding Default (any such purchase, a “Replacement Purchase”) on the terms and subject to the conditions set forth in this Agreement and in such amounts as may be agreed upon by all of the Backstop Parties (other than any Defaulting Backstop Party) that elect to purchase all or any portion of the New Common Shares and First Lien Term Loans attributable to such Defaulting Backstop Party, or, if no such agreement is reached by the date upon which the Replacement Period expires, based upon each such electing Backstop Party’s Backstop Percentage of the aggregate number of New Common Shares and First Lien Term Loans that have not been purchased as a result of such Funding Default (such Backstop Parties, the “Replacing Backstop Parties”). The purchase price paid by any Replacing Backstop Party in connection with a Replacement Purchase shall be equal to the applicable Purchase Price. Within five (5) Business Days from delivery of written notice of a Funding Default, electing Backstop Parties will fund the Subscription Account with the additional Purchase Price with respect to the Replacement Purchase.

2.4.2

If a Backstop Party is a Defaulting Backstop Party, it shall not be entitled to any Backstop Commitment Premium hereunder and the aggregate Backstop Commitment Premium shall be reduced ratably upon a Funding Default based on the Defaulting Backstop Party’s Backstop Percentage; provided, that if a Replacement Purchase sufficient to cure all or a portion of the Funding Default occurs, the Backstop Commitment Premium shall only be ratably reduced to the extent of the uncured Funding Default, and such amount that would have otherwise been reduced shall be paid to the Replacing Backstop Parties, as applicable.

2.4.3

Other than as set forth in Section 2.4.1, nothing in this Agreement shall require any Backstop Party to purchase more Remaining First Lien Term Loans and Remaining New Common Shares than its Backstop Purchase Obligation.

2.4.4

Notwithstanding anything to the contrary set forth in Section 8.12 but subject to Section 8.14, no provision of this Agreement shall relieve any Defaulting Backstop Party from liability hereunder, or limit the availability of the remedies set forth in Section 8.15 or otherwise available to the non-defaulting parties hereto, in connection with any such Backstop Party’s Funding Default.

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3.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except (a) as set forth in the corresponding section of the Company Disclosure Schedule or (b) as disclosed in the Company Information and publicly available on the SEC’s website prior to the date hereof, the Company, on behalf of itself and each of the Company Parties, as applicable, hereby represents and warrants to each of the Backstop Parties, in their capacities as Backstop Parties, as of the date hereof, as follows:

3.1	Organization. Each Company Party:

3.1.1

is duly organized, validly existing and in good standing under the Laws of the jurisdiction of its organization, except where any such failure to be duly organized, validly existing and in good standing, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect;

3.1.2

has all corporate power and authority to own and operate its properties, to lease the property it operates under lease and to conduct its business, except where any such failure to so own, operate, lease or conduct, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

3.2

Due Authorization, Execution and Delivery; Enforceability. Each Company Party has the requisite corporate power and authority to enter into, execute and deliver this Agreement and, subject to the entry of the Approval Order and the Confirmation Order, to perform its obligations hereunder, and has taken all necessary corporate action required for the due authorization, execution, delivery and performance by it of this Agreement. Subject to the entry of the Approval Order and the Confirmation Order, assuming due and valid execution and delivery by the other Parties, this Agreement constitutes the legally valid and binding obligation of each Company Party, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar Laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability.

3.3	Authorized and Issued Equity Interests.

3.3.1

On the Effective Date, (i) the outstanding equity interests in the Company will consist solely of the New Common Shares issued under the Plan, the New Common Shares issued under the Rights Offering and to the Backstop Parties in accordance with this Agreement, the New Common Shares issued on account of the Backstop Commitment Premium, and any New Common Shares issued or issuable under the MIP upon exercise of options and other rights to purchase or acquire New Common Shares thereunder, (ii) no New Common Shares will be held by the Company in its treasury, and, (iii) except as may otherwise be provided under the MIP, no New Common Shares will be reserved for issuance upon exercise of options and other rights to purchase or acquire New Common Shares.

3.3.2

As of the Effective Date, the New Common Shares, when issued, will be duly and validly issued and outstanding and will be fully paid and non-assessable. As of the Effective Date, the Company shall have the ability to issue sufficient New Common Shares to consummate the transactions contemplated under this Agreement, the RSA and the Plan.

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3.3.3

Except as set forth in this Section 3.3, as of the Effective Date, no shares or other equity interests or voting interests in the Company will have been issued, reserved for issuance or be outstanding.

3.4

Consents. Subject to the entry of the Approval Order and the Confirmation Order and the filing of the applicable Governance Documents (as defined in the RSA) with the Delaware Secretary of State prior to or on the Effective Date, none of the execution, delivery or performance of this Agreement by the Company Parties, including the issuance of the New Common Shares and the entry into and borrowing under the First Lien Exit Facility by the Company and the other Company Parties party thereto, will require any consent of, authorization by, exemption from, filing with, or notice to any governmental entity having jurisdiction over the Company Parties, other than such consents, authorizations, exemptions, filings or notices as may be required under state securities or “Blue Sky” Laws in connection with the transactions contemplated by this Agreement and the Rights Offering or those the failure of which to make or obtain, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

3.5

No Conflicts. Assuming the consents described in Section 3.4 are obtained, except for entry of the Confirmation Order, and subject to the occurrence of the Effective Date, the execution, delivery and performance of this Agreement by the Company, including the issuance of the New Common Shares and the entry into and borrowing under the First Lien Exit Facility and the consummation of the transactions contemplated hereunder, will not (a) conflict with or result in any breach of any provision of any Company Party’s certificate of incorporation, by-laws or equivalent governing documents as in effect on the Effective Date, (b) conflict with or result in the breach of the terms, conditions or provisions of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give rise to any right of termination or, except to the extent specified in the Plan, acceleration or cancellation under any Material Contract, lease, mortgage, license, indenture, instrument or any other material agreement or contract to which any Company Party is a party or by which any Company Party’s properties or assets are bound as in effect on the Effective Date after giving effect to the Plan, or (c) result in a violation of any Law, rule, regulation, order, judgment or decree (including, without limitation, federal and state securities Laws and regulations) applicable to any Company Party or by which any Company Party’s properties or assets will be bound or affected, except in the case of clauses (b) and (c), as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

3.6

Company Information. Since February 8, 2020, the Company has timely filed all required Company Information with the SEC. The Disclosure Statement as filed with the Bankruptcy Court will contain “adequate information,” as such term in defined in section 1125 of the Bankruptcy Code, and will otherwise comply in all material respects with section 1125 of the Bankruptcy Code.

3.7	Absence of Certain Changes. No event has occurred or exists that constitutes, individually or in the aggregate, a Material Adverse Effect.

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3.8

No Violation; Compliance with Laws. (a) The Company is not in violation of its charter or by-laws in any material respect, and (b) no other Company Party is in violation of its respective charter or by-laws, certificate of formation or limited liability company operating agreement or similar organizational document in any material respect. None of the Company Parties is or has been at any time since January 1, 2018 deemed to be in violation of any Law or order, except for any such violations that have not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

3.9

Legal Proceedings. Other than the Chapter 11 Cases and any adversary proceedings or contested motions commenced in connection therewith, as of the date hereof, there are no legal, governmental, administrative, judicial or regulatory investigations, audits, actions, suits, claims, arbitrations, demands, demand letters, claims, notices of noncompliance or violations, or proceedings (“Legal Proceedings”) pending or, to the Knowledge of the Company Parties, threatened to which any of the Company Parties is a party or to which any property of the Company Parties is subject, in each case that (a) in any manner draws into question the validity or enforceability of this Agreement, the Definitive Documents or the Restructuring or (b) would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

3.10

No Unlawful Payments. Since January 1, 2018, none of the Company Parties nor, to the Knowledge of the Company Parties, any of their respective directors, officers or employees acting on behalf of any Company Party with the express authority to do such act has in any material respect: (a) used any funds of any of the Company Parties for any unlawful contribution, gift, entertainment or other unlawful expense, in each case relating to political activity; (b) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (c) violated or is in violation of any applicable provision of the U.S. Foreign Corrupt Practices Act of 1977 or any other applicable statute, regulation, order or measure prohibiting bribery and corruption in any relevant jurisdiction; or (d) made any bribe, rebate, payoff, influence payment, kickback or other similar unlawful payment.

3.11

Compliance with Money Laundering Laws. The operations of the Company Parties are and, since January 1, 2018, have been at all times, conducted in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the U.S. Currency and Foreign Transactions Reporting Act of 1970, the money laundering statutes of all jurisdictions in which the Company Parties operate (and the rules and regulations promulgated thereunder) and any related or similar Laws (collectively, the “Money Laundering Laws”) and, as of the date hereof, no material Legal Proceeding by or before any governmental entity or any arbitrator involving any of the Company Parties with respect to Money Laundering Laws is pending or, to the Knowledge of the Company Parties, threatened.

3.12

No Broker’s Fees. None of the Company Parties is a party to any contract with any Person (other than this Agreement) that would give rise to a valid claim against the Backstop Parties for a brokerage commission, finder’s fee or like payment in connection with the Rights Offering.

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3.13

Investment Company Act. The Company Parties are not and, after giving effect to the Rights Offering and the application of the proceeds thereof as described in the Definitive Documents, will not be subject to registration and regulation as an “investment company” as such term is defined in the Investment Company Act.

3.14	Takeover Statutes. No Takeover Statute is applicable to this Agreement, the Backstop Purchase and the other transactions contemplated by this Agreement.

3.15

Arm’s-Length. The Company Parties acknowledge and agree that (a) each of the Backstop Parties is acting solely in the capacity of an arm’s-length contractual counterparty to the Company Parties with respect to the transactions contemplated hereby (including in connection with determining the terms of the Rights Offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other Company Party or any of their Affiliates (other than such Backstop Party) and (b) no Backstop Party is advising the Company or any other Company Party or any of their Affiliates as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction.3.16 Title to Real Property.

3.16	Title to Real Property.

3.16.1

Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, the Company Parties have good and defensible title to all of their real properties and good title to all their personal properties, in each case, free and clear of all Liens except Liens permitted under the Prepetition Credit Agreement, the Prepetition Term Loan Agreement and the Prepetition Indenture.

3.16.2

Each Company Party is in compliance with all obligations under all material real property leases to which it is a party (“Leased Real Property”), except where the failure to comply would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and all such material real property leases are in full force and effect, except leases in respect of which the failure to be in full force and effect would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Each of the Company Parties enjoys peaceful and undisturbed possession under all such material leases, other than leases in respect of which the failure to enjoy peaceful and undisturbed possession would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

3.17

No Undisclosed Relationships. Other than contracts or other direct or indirect relationships between or among the Company Parties, there are no contracts or other direct or indirect relationships (a “Related Party Agreement”) existing as of the date hereof between or among the Company or any of its Subsidiaries, on the one hand, and any director, officer or greater than five percent (5%) stockholder of any Company Party on the other hand, that is required by the Exchange Act to be described in the Company Information and that is not so described, except for the transactions contemplated by this Agreement. Any Related Party Agreement existing as of the date hereof is described in the Company Information or the Definitive Documents.

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3.18

Licenses and Permits. Each Company Party possesses or has access to all licenses, certificates, permits and other authorizations issued by, and has made all declarations and filings with, the appropriate governmental entities that are necessary for the ownership or lease of its respective properties and the conduct of its business, except where the failure to possess, make or give the same would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. No Company Party (a) has received notice of any revocation or modification of any such license, certificate, permit or authorization or (b) has reason to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course, in each case except to the extent that any of the foregoing would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

3.19

Environmental. Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, since January 1, 2018: (a) no written notice, claim, demand, request for information, order, complaint or penalty has been received by any Company Party and there are no judicial, administrative or other actions, suits or proceedings pending or, to the Knowledge of the Company Parties, threatened in each case which allege a violation of liability under any Environmental Laws, in each case relating to any Company Party and that have not been settled or resolved, (b) each Company Party has all environmental permits, licenses and other approvals, and has maintained all financial assurances, necessary for its operations to comply with all applicable Environmental Laws and is, and during the term of all applicable statutes of limitation, has been, in compliance with the terms of such permits, licenses and other approvals and with all other applicable Environmental Laws, (c) to the Knowledge of the Company Parties, since January 1, 2018, no Hazardous Material has been released at, on or under any property currently owned, operated or leased by any Company Party in a manner or circumstance or condition that would reasonably be expected to give rise to any cost, liability or obligation of any Company Party under any Environmental Laws, (d) to the Knowledge of the Company Parties, since January 1, 2018, no Hazardous Material has been generated, owned, treated, stored, handled or controlled by any Company Party or transported by any Company Party to or released by any Company Party at any location in a manner that would reasonably be expected to give rise to any cost, liability or obligation of any Company Party under any Environmental Laws, (e) except for leases of the Leased Real Property, there are no written agreements in which any Company Party has expressly assumed or undertaken responsibility for any known or reasonably likely liability or obligation of any other Person arising under or relating to Environmental Laws, which in any such case has not been filed or posted by the Company as Company Information or made available to the Backstop Parties prior to the date hereof, and (f) to the Knowledge of the Company Parties, no Company Party has entered into any consent decree, settlement or other agreement with any governmental entity or is subject to any order issued by any governmental entity relating to any Environmental Laws or Hazardous Materials.

3.20	Tax Matters.

3.20.1

Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, the Company Parties, (a) each of the Company Parties has filed or caused to be filed (taking into account any applicable

19

extension of time within which to file) all U.S. federal, state, provincial, local and non-U.S. tax returns required to have been filed by it in all jurisdictions in which such tax returns are required to be filed and (b) each such tax return is true, correct and complete in all material respects;

3.20.2

Each of the Company Parties has timely paid or caused to be timely paid all material taxes required to be paid by it (whether or not shown on any tax returns) or made adequate provision (to the extent required in accordance with GAAP) for the payment thereof (except (i) taxes that are being contested in good faith or (ii) taxes the non-payment thereof is permitted or required by the Bankruptcy Code);

3.20.3

As of the date hereof, with respect to the Company Parties, other than in connection with the Chapter 11 Cases and other than taxes or assessments that are being contested in good faith or are not expected to result in material negative adjustments to the Company Parties taken as a whole, (a) there are no claims being asserted in writing with respect to any taxes, (b) no presently effective waivers, agreements or extensions of statutes of limitations with respect to taxes have been given or requested, (c) no tax returns are being examined by, and no written notification of intention to examine a tax return has been received from, the Internal Revenue Service or any other governmental entity charged with the administration and collection of taxes and (d) no power of attorney in respect of any tax matter is currently in force; and

3.20.4

Each Company Party has complied in all material respects with all applicable Laws relating to the payment and withholding of taxes and has duly and timely withheld from employee salaries, wages, and other compensation and have paid over to the appropriate taxing authorities all amounts required to be so withheld and paid over for all periods under all applicable Laws, and have complied in all material respects with all tax information reporting provisions under all applicable Laws. No written claim has been made by any taxing authority in a jurisdiction where any Company Party does not file tax returns that they are or may be subject to taxation by that jurisdiction.

3.21	Employee Benefit Plans.

3.21.1

Except for the filing and pendency of the Chapter 11 Cases or otherwise as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (a) all employee benefit plans of the Company Parties (the “Company Plans”, each of them a “Company Plan”) comply in form and in operation in all material respects with their terms and with all applicable Laws; and (b) no Company Party, nor any ERISA Affiliate of a Company Party, in the four (4) years preceding the date hereof has contributed to, or incurred any liability or obligation with respect to, any employee benefit plan subject to Title IV of ERISA.

3.21.2

Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, there are no pending, or to the Knowledge of the Company Parties, threatened claims, sanctions, actions or lawsuits, asserted or instituted against any Company Plan or any Person as fiduciary or sponsor of any Company Plan, in each case other than claims for benefits in the normal course.

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3.21.3

Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (a) all other compensation and benefit arrangements of the Company Parties comply and have complied in both form and operation with their terms and all applicable Laws and legal requirements, and (b) no Company Party could reasonably be expected to have any obligation to provide any individual with a “gross up” or similar payment in respect of any taxes that may become payable under section 409A or 4999 of the Internal Revenue Code.

3.21.4

Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, there are (a) no labor disputes against the Company Parties, or, to the Knowledge of the Company Parties, threatened against any Company Party, and (b) no claims of unfair labor practices, charges or grievances pending against any Company Party, or to the Knowledge of the Company Parties, threatened against any of them by any Person.

3.21.5

Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (i) each Company Party has complied and is currently in compliance with all Laws and legal requirements in respect of personnel, employment and employment practices, (b) all service providers of the Company Parties are correctly classified as employees, independent contractors, or otherwise for all purposes (including any applicable tax and employment policies or Law), and (c) the Company Parties have not and are not engaged in any unfair labor practice.

3.21.6

Except in connection with the Bankruptcy Proceeding or in the ordinary course of business or as required by applicable Law, no Company Party has any plan, contract or commitment, whether legally binding or not, to create any new employee benefit or compensation plans, policies or arrangements for any employee of the Company Parties or, except as may be required by applicable Laws, to modify any Company Plans.

3.21.7

Except as would not reasonably be expected to have a Material Adverse Effect, no Company Party or ERISA Affiliate has withdrawn from a Multiemployer Plan in a “complete withdrawal” or a “partial withdrawal” as defined in Sections 4203 and 4205 of ERISA, respectively, so as to result in an unsatisfied Liability (including the obligations pursuant to an agreement entered into in accordance with Section 4204 of ERISA) of such Company Party or ERISA Affiliate.

3.22

Internal Control Over Financial Reporting. Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, the Company has established and maintains a system of internal control over financial reporting that has been designed to provide reasonable assurances regarding the reliability of financial reporting (within the meaning of Rules 13(a)-15(f) and 15(d) – 15(f) under the Exchange

21

Act) and the preparation of financial statements for external purposes in accordance with GAAP. To the Knowledge of the Company, there are no material weaknesses in the Company’s internal control over financial reporting as of the date hereof.

3.23

Disclosure Controls and Procedures. Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, the Company maintains disclosure controls and procedures designed to ensure that information required to be disclosed by the Company under the Exchange Act in its Company Information is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms, including information that is accumulated and communicated to management of the Company as appropriate to allow timely decisions regarding required disclosure.

3.24

Material Contracts. Other than as a result of the Chapter 11 Cases, all Material Contracts are valid, binding and enforceable by and against the Company Parties that are party thereto and, to the Knowledge of the Company Parties, each other party thereto (except where the failure to be valid, binding or enforceable would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect), and since December 31, 2019, no written notice to terminate, in whole or part, any Material Contract has been delivered to any Company Party (except where such termination would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect). No Company Party nor, to the Knowledge of the Company Parties, any other party to any Material Contract, is in material default or breach under the terms thereof, in each case, except for such instances of material default or breach that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

3.25

Insurance. Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect: (a) the Company Parties have insured their properties and assets against such risks and in such amounts as are customary for companies engaged in similar businesses; (b) all premiums due and payable in respect of material insurance policies maintained by the Company Parties have been paid; (c) the Company reasonably believes that the insurance maintained by or on behalf of the Company Parties is adequate in all material respects; and (d) as of the date hereof, to the Knowledge of the Company, no Company Party has received notice from any insurer or agent of such insurer with respect to any material insurance policies of any Company Party of cancellation or termination of such policies, other than such notices which are received in the ordinary course of business or for policies that have expired in accordance with their terms.

3.26	Intellectual Property.

3.26.1

Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect: (a) each Company Party exclusively owns and possesses the entire right, title and interest in and to all applications or registrations for Intellectual Property owned by or registered to any Company Party (the “Registered IP”), free and clear of all encumbrances and licenses; (b) the material Registered IP is subsisting and, to the Knowledge of the Company Parties, valid and enforceable; and (c) the Company Parties have taken reasonable steps under the circumstances to preserve, maintain and protect all material Owned IP.

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3.26.2

Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, no Person possesses any Intellectual Property that materially restricts the use or registration anywhere in the world by the Company Parties of any material Mark used in the Company Parties’ respective businesses (other than Marks licensed from a third Person to the Company Parties pursuant to a Material Contract, but including any Marks constituting Registered IP). No Person possesses any Intellectual Property sufficient to successfully cancel or otherwise invalidate any such Mark on grounds of prior use, registration, fraud, lack of distinctiveness, or other defects or circumstances.

3.26.3

Since January 1, 2018, there are no and there have not been any material Legal Proceedings pending or threatened in writing against or affecting any Company Party asserting or relating to (a) any material invalidity, misuse, misappropriation or unenforceability of or challenging the ownership or scope of any of the Owned IP, or (b) any material infringement, dilution, or misappropriation by, or conflict with, any Person with respect to any Intellectual Property (including any material demand or request that a Company Party license any rights from any Person). To the Knowledge of the Company Parties, none of the Company Parties or the conduct of any of their respective businesses (including any manufacture, marketing, distribution, importation, offer for sale, sale, or use of any of their respective products) has materially infringed, misappropriated, diluted, or conflicted with, or does materially infringe, misappropriate, dilute, or conflict with, any Intellectual Property of any other Person. To the Knowledge of the Company Parties, no material Owned IP has been infringed, misappropriated, diluted, or conflicted by any other Person.

3.26.4

The Company Parties uses commercially reasonable efforts to protect the confidentiality, integrity and security of the systems and all information stored or contained therein or transmitted thereby from any unauthorized use, access, interruption or modification by third parties. The Company Parties have taken commercially reasonable precautions to ensure that all material systems (a) are fully functional and operate and run in a reasonable and efficient business manner and (b) conform in all material respects to the specifications and purposes thereof. The Company Parties have an adequate disaster recovery and business continuity plan in place with respect to the material systems and have adequately tested such plan for effectiveness in all material respects. Since January 1, 2018, there have not been any malfunctions, breakdowns, unplanned downtime, service interruptions, or continued substandard performance with respect to material systems that have disrupted the business of any Company Party that have not been remedied or replaced in all material respects. To the Knowledge of the Company Parties, there have been no actual or alleged security breaches or unauthorized use, access or intrusions, of any system or any personal information, payment card information, data, or any other such information (including data of any customer of any Company Party) used, collected, maintained, or stored by or on behalf of any Company Party (or any loss, destruction, compromise, or unauthorized disclosure thereof). The systems are adequate for the operation of the businesses of the Company Parties as currently conducted in all material respects.

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4.	REPRESENTATIONS AND WARRANTIES OF EACH BACKSTOP PARTY

Each Backstop Party hereby severally and not jointly represents and warrants, on its own behalf and in its capacity as investment manager for its managed funds and accounts party hereto, to the Company as of the date of this Agreement:

4.1	Organization. Such Backstop Party is duly organized, validly existing and in good standing (or equivalent thereof) under the Laws of the jurisdiction of its organization.

4.2

Due Authorization. Such Backstop Party has the requisite power and authority to enter into, execute and deliver this Agreement and to perform its obligations hereunder and has taken all necessary action required for the due authorization, execution, delivery and performance by it of this Agreement.

4.3

Due Execution; Enforceability. This Agreement has been duly and validly executed and delivered by such Backstop Party and constitutes its legally valid and binding obligation, enforceable against it in accordance with its terms.

4.4

No Registration Under the Securities Act; Selling Restrictions. Such Backstop Party acknowledges that the New Common Shares to be purchased by it, or to be issued to it in respect of the Backstop Commitment Premium, in each case, pursuant to the terms of this Agreement have not been registered under the Securities Act by reason of specific exemptions and the Company is relying on the truth and accuracy of, and such Backstop Party’s compliance with, the representations, warranties, agreements, acknowledgements and understandings of such Backstop Party set forth herein. Such Backstop Party understands and agrees that it will not offer, resell, pledge or otherwise transfer the New Common Shares unless the New Common Shares are offered, resold, pledged or otherwise transferred in accordance with any applicable securities Laws of the United States or any state thereof. Such Backstop Party has not engaged and will not engage in “general solicitation” or “general advertising” (each within the meaning of Regulation D of the Securities Act) of or to investors with respect to offers or sales of the Backstop Commitment and any New Common Shares issued to such Backstop Party in satisfaction of the Backstop Commitment Premium, in each case under circumstances that would cause the offering or issuance of the Backstop Commitment or the New Common Shares issued in satisfaction of the Backstop Commitment Premium under this Agreement not to be exempt from registration under the Securities Act pursuant to Section 4(a)(2) of the Securities Act, the provisions of Regulation D or any other applicable exemption to the extent that such shares are issued in reliance on Section 4(a)(2) of the Securities Act.

4.5

Acquisition for Investment. The New Common Shares are being acquired under this Agreement by such Backstop Party in good faith solely for its own account or accounts or funds over which it holds voting discretion, for investment and not with a view toward, or for resale in connection with, distribution within the meaning of the Securities Act.

4.6

No Conflicts. The execution, delivery, and, subject to the terms and conditions of this Agreement, performance by such Backstop Party of this Agreement and the consummation of the transactions contemplated hereunder, do not and will not (a) violate any provision

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of the organizational documents of such Backstop Party or (b) conflict with or violate any Law or order applicable to such Backstop Party or any of its respective assets or properties, except for any such conflict, violation, breach or default that would, individually or in the aggregate, reasonably be expected to result in a material adverse effect on the ability of the Backstop Parties to timely consummate the transactions contemplated by this Agreement.

4.7

Consents and Approvals. Other than as may be required in compliance with (i) the HSR Act, and (ii) other Antitrust Laws, if applicable, no consent, approval, order, authorization, filing, notice, registration or qualification of or with any court or governmental authority or body having jurisdiction over such Backstop Party is required in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

4.8

Investor Representation. It is either (a) a “qualified institutional buyer” as such term is defined in Rule 144A of the Securities Act or an “accredited investor” as such term is defined in Rule 501 of Regulation D of the Securities Act or (b) is a non-US Person within the meaning of Regulation S under the Securities Act located outside the United States.

4.9

Investment Experience. It has substantial experience in evaluating and investing in securities and acknowledges that it is capable of evaluating the merits and risks of, and can bear the economic risk of entering into, the transactions contemplated by this Agreement, including investment in the New Common Shares, and that such Backstop Party’s financial condition and investments are such that it is in a financial position to bear the economic risk of and withstand a complete loss of such investment.

4.10	Sufficiency of Funds. As of the Subscription Funding Date, such Backstop Party shall have available funds sufficient to pay its Funding Amount.

4.11

Ownership. (a) As of the date hereof, such Backstop Party and its Affiliates are, collectively, the beneficial owner of, or the investment advisor or manager for the beneficial owner of, (i) the aggregate principal amount of Convertible Notes set forth opposite such Backstop Party’s name under the column “Face Amount of Convertible Notes Held” on Schedule 1 attached hereto, (ii) the aggregate principal amount of Prepetition Credit Agreement Advances set forth opposite such Backstop Party’s name under the column “Principal Amount of Prepetition Credit Agreement Advances Held” on Schedule 1 attached hereto and (iii) the aggregate principal amount of Prepetition Term Loan Advances set forth opposite such Backstop Party’s name under the column “Principal Amount of Prepetition Term Loan Advances Held” on Schedule 1 attached hereto.

(b) As of the date hereof, such Backstop Party or its applicable Affiliates has the full power to vote, dispose of and compromise at least the aggregate principal amount of (i) the aggregate principal amount of Convertible Notes set forth opposite such Backstop Party’s name under the column “Face Amount of Convertible Notes Held” on Schedule 1 attached hereto, (ii) the aggregate principal amount of Prepetition Credit Agreement Advances set forth opposite such Backstop Party’s name under the column “Principal Amount of Prepetition Credit Agreement Advances Held” on Schedule 1 attached hereto and (iii) the aggregate principal amount of Prepetition Term Loan Advances set forth opposite such Backstop Party’s name under the column “Principal Amount of Prepetition Term Loan Advances Held” on Schedule 1 attached hereto.

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(c) Such Backstop Party has not entered into any contract to transfer, in whole or in part, any portion of its right, title or interest in such Convertible Notes, Prepetition Credit Agreement Advances, and Prepetition Term Loan Advances where such transfer would prohibit such Backstop Party from complying with the terms of this Agreement or the RSA.

4.12

Legal Proceedings. There are no Legal Proceedings pending or, to the knowledge of such Backstop Party, threatened to which such Backstop Party or any of its Subsidiaries is a party or to which any property of such Backstop Party or any of its Subsidiaries is the subject, in each case that will (or would be reasonably likely to) prohibit, delay or adversely impact such Backstop Party’s timely performance of its obligations under this Agreement.4.13 No Broker’s Fee. Neither such Backstop Party nor any of its Affiliates is a party to any contract with any Person (other than this Agreement) that would give rise to a valid claim against the Company for a brokerage commission, finder’s fee or like payment in connection with the Rights Offering or the sale of the Remaining New Common Shares and Remaining First Lien Term Loans.

4.14

Independent Investigation. (a) Such Backstop Party has conducted its own independent investigation, review and analysis of the business, results of operations, prospects, condition (financial or otherwise) or assets of the Company Parties, and acknowledges that it has been provided adequate access to the personnel, properties, assets, premises, books and records, and other documents and data of the Company Parties for such purpose.

(b) Such Backstop Party acknowledges and agrees that (i) none of the Company Parties, nor any other Person on behalf of the Company Parties has made any representation or warranty, expressed or implied, as to the Company Parties, or the accuracy or completeness of any information regarding the Company Parties furnished or made available to such Backstop Party and its representatives, or any other matter related to the transactions contemplated herein, except as expressly set forth in this Agreement and the RSA, (ii) such Backstop Party has not relied on any representation or warranty from the Company Parties or any other Person on behalf of the Company Parties in determining to enter into this Agreement, except as expressly set forth in this Agreement and the RSA, and (iii) none of the Company Parties or any other Person acting on behalf of the Company Parties shall have any liability to such Backstop Party or any other Person with respect to any projections, forecasts, estimates, plans or budgets of future revenue, expenses or expenditures, future results of operations, future cash flows or the future financial condition of the Company Parties or the future business, operations or affairs of the Company Parties, except as set forth in this Agreement and the RSA.

5.	COVENANTS

5.1	Conduct of Business. Except as expressly set forth in this Agreement or as otherwise contemplated by the RSA, Disclosure Statement and the Plan, the Definitive Documents

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or with the prior written consent of the Required Backstop Parties or as reasonably necessary to comply with COVID-19 Measures, protect the health and safety of the Company Parties’ or their subsidiaries’ employees and other persons having business dealings with the Company Parties or their subsidiaries, and respond to third-party supply or service disruptions caused by COVID-19, during the period from the date of this Agreement to the earlier of the Effective Date and the date on which this Agreement is terminated in accordance with its terms, (a) the Company Parties shall carry on their business in the ordinary course and use their commercially reasonable efforts to: (i) preserve intact their current business and business organizations in all material respects, (ii) preserve their material relationships with customers, sales representatives, suppliers, licensors, licensees, distributors and others having material business dealings with any of the Company Parties in connection with their business, (iii) file or post Company Information within the time periods required under the Exchange Act, or reasonably promptly thereafter, in each case in accordance with ordinary course practices, (iv) maintain their physical assets, properties and facilities in all material respects in their current working order, condition and repair as of the date hereof, ordinary wear and tear excepted, (v) operate their businesses in compliance with all applicable laws, rules and regulations in all material respects, and (vi) maintain all insurance policies, or suitable replacements therefor, in full force and effect through the close of business on the Effective Date in all material respects, and (b) no Company Party shall: (i) sell, license to any Person, transfer, assign, abandon, subject to a security interest, or allow to lapse or expire any material Intellectual Property (other than expiration of any issued or registered Intellectual Property at the end of its respective maximum statutory term), (ii) enter into any transaction that is material to the Company Parties’ business other than (A) transactions in the ordinary course of business that are consistent with prior business practices of the Company Parties, and (B) transactions expressly contemplated by the RSA and the Plan or (iii) take or permit the taking of any action that would materially and adversely affect the tax position or tax attributes of the Company Parties following the Effective Date.

For the avoidance of doubt and without limiting the generality of the foregoing, the following shall be deemed to occur outside of the ordinary course of business of the Company Parties:

1.	material amendments of any Company Party’s certificate of incorporation or bylaws (or equivalent document);

2.	any new executive compensation or retention plans;

3.	any merger, consolidation, or liquidation of the Company or any of its subsidiaries;

4.	the payment by any Company Party of any dividend or distribution;

5.	any incurrence, repurchase, repayment, or refinancing of any debt for borrowed money by any Company Party;

6.	the making of any material investment or any acquisition or disposition of material assets, in each case by any Company Party; or

7.	any payment or agreement to pay any executive bonuses or retention payments.

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5.2

Non-Disclosure of Holdings Information. The Company Parties shall not disclose publicly Schedule 1 to this Agreement or the holdings information of any Backstop Party as of the date hereof or any time hereafter; provided, that in connection with the Chapter 11 Cases, on or after the Petition Date, the Company Parties may file this Agreement with the Bankruptcy Court and the SEC, but shall redact Schedule 1 and any holdings information of any Backstop Party set forth in Schedule 1; provided, further, that the Company shall be permitted to disclose in connection with the Chapter 11 Cases, on or after the Petition Date, the aggregate principal amount of, and aggregate percentage of, the Convertible Notes, Prepetition Credit Agreement Advances, and Prepetition Term Loan Advances held by the Backstop Parties, in each case, in the aggregate for all Backstop Parties.

5.3	Use of Proceeds. The Company will apply the proceeds from the Rights Offering for purposes identified in the Definitive Documents.

5.4

Blue Sky. The Company shall, on or before the Effective Date, take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for or to qualify the New Common Shares to be issued pursuant to this Agreement, at the Effective Date, under applicable securities and “Blue Sky” laws of the states of the United States (or to obtain an exemption from such qualification). The Company shall timely make all filings and reports relating to the offer and sale of the Remaining New Common Shares issued hereunder required under applicable securities and “Blue Sky” laws of the states of the United States following the Effective Date. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 5.4.

5.5

Rights Offering and Restructuring; Milestones. The Company Parties shall conduct the Rights Offering in accordance with the Rights Offering Procedures and shall consummate the Restructuring in accordance with the Milestones. The Company shall use commercially reasonable efforts to take or cause to be taken all actions, and do or cause to be done all things, reasonably necessary, proper or advisable in order to consummate the transactions contemplated by the Plan, the RSA, the Definitive Documents and this Agreement.

5.6

The New Common Shares. Subject to the entry of the Confirmation Order and the occurrence of the Effective Date, the New Common Shares, when issued, will be duly and validly issued and outstanding and will be fully paid and non-assessable. As of the Effective Date, the Company shall have the ability to issue sufficient New Common Shares to consummate the transaction contemplated under this Agreement, the RSA and the Plan.

5.7

Backstop Notice. The Company shall determine the aggregate amount of Remaining First Lien Term Loans, Remaining New Common Shares, and Purchase Price set forth in the Backstop Notice in good faith, and shall direct the Subscription Agent to provide such written backup relating to the calculation thereof as the Backstop Parties may reasonably request.

5.8

Facilitation. The Company shall use commercially reasonable efforts to, and cause each of the other Company Parties to, and each Backstop Party shall use commercially reasonable efforts to, support and take all actions necessary or reasonably requested by the Required Backstop Parties to facilitate the Solicitation, the Rights Offering, and confirmation and consummation of the Plan within the timeframes contemplated by the RSA.

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5.9	Access to Information; Confidentiality.

5.9.1

Subject to applicable Law, COVID-19 Measures and Section 5.9.2, upon reasonable, prior written notice prior to the Effective Date, the Debtors shall afford the Backstop Parties and the Backstop Party Professionals upon request reasonable access, during normal business hours and without unreasonable disruption or interference with the business or operations of the Company Parties or any of their subsidiaries, to the Debtors’ properties, books, assets, contracts and records and, prior to the Effective Date, the Debtors shall furnish promptly to such parties all reasonable information concerning the Debtors’ business, properties and personnel as may reasonably be requested by any such party; provided that the foregoing shall not require the Company (i) to permit any inspection, or to disclose any information, that in the reasonable judgment of the Company, would cause any of the Company Parties or any of their subsidiaries to violate any of their respective obligations with respect to confidentiality to a third party, (ii) to disclose any legally privileged information of any of the Company Parties or any of their subsidiaries, (iii) to violate any applicable Law or (iv) to permit any invasive environmental sampling. All requests for information and access made in accordance with this Section 5.9 shall be directed to the Company’s executive officers or any other entity or person identified by any of them in writing; provided, however, that the Backstop Parties may initiate communications with the Company’s officers, directors or management with the advance written consent of Porter Hedges LLP.

5.9.2

From and after the date hereof until the date that is one (1) year after the expiration of the Effective Date, each Backstop Party shall, and shall cause the Backstop Party Professionals to, (i) treat as confidential and not provide or disclose to any Person any documents or information received or otherwise obtained by such Backstop Party or the Backstop Party Professionals pursuant to Section 5.9.1 or in connection with a request for approval pursuant to Section 5.1 (except that provision or disclosure may be made to any Backstop Party Professional of such Backstop Party who needs to know such information for purposes of this Agreement and who agrees to observe the terms of this Section 5.9.2 (and such Backstop Party will remain liable for any breach of such terms by any such Backstop Party Professional)), and (ii) not use such documents or information for any purpose other than in connection with this Agreement or the transactions contemplated hereby or thereby. Notwithstanding the foregoing, the immediately preceding sentence shall not apply in respect of documents or information that (A) is now or subsequently becomes generally available to the public through no violation of this Section 5.9.2, (B) becomes available to a Backstop Party or the Backstop Party Professionals on a non-confidential basis, provided that such information was not furnished to such Backstop Party or Backstop Party Professional by a source known by it to be prohibited from disclosing such information by a contractual, legal or fiduciary obligation to the Company (including its advisors) or any other party with respect to such information, (C) becomes available to a Backstop Party or the Backstop

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Party Professionals through document production or discovery in connection with the Chapter 11 Cases or other judicial or administrative process, but subject to any confidentiality restrictions imposed by the Chapter 11 Cases or other such process, or (D) such Backstop Party or any Backstop Party Professionals thereof is required to disclose pursuant to applicable Law, rule, regulation, governmental or regulatory authority or stock exchange requirements, or by legal, judicial, administrative or regulatory process or pursuant to applicable Law or applicable securities exchange rules; provided, that, such Backstop Party or such Backstop Party Professional shall provide the Company with prompt written notice of such legal compulsion and cooperate with the Company to obtain a protective order or similar remedy to cause such information or documents not to be disclosed, including interposing all available objections thereto, at the Company’s sole cost and expense; provided, further, that, in the event that such protective order or other similar remedy is not obtained, the disclosing party shall furnish only that portion of such information or documents that is legally required to be disclosed and shall exercise its commercially reasonable efforts (at the Company Parties’ sole cost and expense) to obtain assurance that confidential treatment will be accorded such disclosed information or documents. The provisions of this Section 5.9.2 shall not apply to any Backstop Party or Backstop Party Professional that is or becomes a party to a confidentiality or non-disclosure agreement with the Company Parties, for so long as such agreement remains in full force and effect (including any amendments thereto).

5.10	Regulatory Approvals.

5.10.1

Each Party agrees to use reasonable best efforts to make all filings and to obtain all consents, approvals and authorizations required to be obtained from any governmental authority, in each case in order to consummate the transactions contemplated hereby, and to make effective the Plan and the Rights Offering Documents, including (i) if applicable, filing, or causing to be filed, the Notification and Report Form pursuant to the HSR Act with respect to the transactions contemplated by this Agreement with the Antitrust Division of the United States Department of Justice and the United States Federal Trade Commission and any filings (or, if required by any Antitrust Authority, any drafts thereof) under any other Antitrust Laws that are necessary to consummate and make effective the transactions contemplated by this Agreement as soon as reasonably practicable after the commencement of the Rights Offering (and with respect to any filings required pursuant to the HSR Act, if any, no later than five (5) Business Days following the date of the commencement of the Rights Offering) and (ii) promptly furnishing any documents or information reasonably requested by any Antitrust Authority.

5.10.2

The Company and each Backstop Party subject to an obligation pursuant to the Antitrust Laws to notify any transaction contemplated by this Agreement, the Plan or the Rights Offering Documents that has notified the Company in writing of such obligation (each such Backstop Party, a “Filing Party”) agree to reasonably cooperate with each other as to the appropriate time of filing such notification and

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its content. The Company and each Filing Party shall, to the extent permitted by applicable Law: (i) promptly notify each other of, and if in writing, furnish each other with copies of (or, in the case of material oral communications, advise each other orally of) any material communications from or with an Antitrust Authority; (ii) not participate in any meeting with an Antitrust Authority unless it consults with each other Filing Party and the Company, as applicable, in advance and, to the extent permitted by the Antitrust Authority and applicable Law, give each other Filing Party and the Company, as applicable, a reasonable opportunity to attend and participate thereat; (iii) furnish each other Filing Party and the Company, as applicable, with copies of all material correspondence and communications between such Filing Party or the Company and the Antitrust Authority; (iv) furnish each other Filing Party with such necessary information and reasonable assistance as may be reasonably necessary in connection with the preparation of necessary filings or submission of information to the Antitrust Authority; and (v) not withdraw its filing, if any, under the HSR Act without the prior written consent of the Required Backstop Parties and the Company.

5.10.3

Should a Filing Party be subject to an obligation under the Antitrust Laws to jointly notify with one or more other Filing Parties (each, a “Joint Filing Party”) any transaction contemplated by this Agreement, the Plan or the Offering Documents, such Joint Filing Party shall promptly notify each other Joint Filing Party of, and if in writing, furnish each other Joint Filing Party with copies of (or, in the case of material oral communications, advise each other Joint Filing Party orally of) any communications from or with an Antitrust Authority.

5.10.4

The Company and each Filing Party shall use their commercially reasonable efforts to obtain all authorizations, approvals, consents, or clearances under any applicable Antitrust Laws or to cause the termination or expiration of all applicable waiting periods under any Antitrust Laws in connection with the transactions contemplated by this Agreement at the earliest possible date after the date of filing. The communications contemplated by this Section 5.10.4 may be made by the Company or a Filing Party on an outside counsel-only basis or subject to other agreed upon confidentiality safeguards.

5.11

Legend. Each certificate evidencing New Common Shares issued hereunder, and each certificate issued upon the transfer of any such shares, shall be stamped or otherwise imprinted with a legend (the “Legend”) in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ORIGINALLY ISSUED ON [DATE OF ISSUANCE], HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY OTHER APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN AVAILABLE EXEMPTION FROM REGISTRATION THEREUNDER.”

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In the event that any such New Common Shares are uncertificated, such warrants or shares shall be subject to a restrictive notation substantially similar to the Legend in the stock ledger or other appropriate records maintained by the Company or agent and the term “Legend” shall include such restrictive notation.

6.	CONDITIONS TO THE BACKSTOP PARTIES’ CLOSING OBLIGATIONS

6.1

Conditions to the Backstop Parties’ Closing Obligations. The obligation of the Backstop Parties to consummate the Backstop Purchase shall be subject to the satisfaction of each of the following conditions on the Effective Date:

6.1.1	Certain Documents. Each of the First Lien Exit Facility, the Rights Offering Documents, and the other Definitive Documents are in form and substance acceptable to the Required Backstop Parties.

6.1.2	Agreements. The RSA shall not have been terminated.

6.1.3

Antitrust Approval. The expiration or termination of any waiting periods under the HSR Act and receipt of any clearances, approvals and consents required to be obtained under other Antitrust Laws, if applicable, with respect to the transactions contemplated by this Agreement.

6.1.4

Approval Order. The Bankruptcy Court shall have entered the Approval Order in form and substance acceptable to the Required Backstop Parties, and such order shall not be reversed, stayed, dismissed, vacated, reconsidered, modified or amended in any material respect (other than in accordance with the terms of this Agreement and the RSA).

6.1.5	Confirmation Order. The Bankruptcy Court shall have entered the Confirmation Order in form and substance acceptable to the Required Backstop Parties and such order shall have become a Final Order.

6.1.6

Plan. The Company and all of the other Company Parties shall have complied in all material respects with the terms of the Plan that are to be performed by the Company and the other Company Parties on or prior to the Effective Date, and the conditions to the occurrence of the Effective Date (other than the consummation of the Rights Offering and the Backstop Purchase) set forth in the Plan shall have been satisfied or waived in accordance with the terms of the Plan.

6.1.7

Expense Reimbursement; Backstop Commitment Premium. The Company shall have (i) paid the Expense Reimbursement in full in cash, or such amount shall be paid concurrently with the Effective Date, in each case, to the extent invoiced in accordance with the terms hereof, and (ii) paid the Backstop Commitment Premium in accordance with the terms hereof.

6.1.8	Rights Offering. The Rights Offering shall have been conducted, in all material respects, in accordance with this Agreement and the Rights Offering Documents.

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6.1.9	Backstop Notice. The Backstop Parties shall have received the Backstop Notice in accordance with the terms of this Agreement.

6.1.10	Material Adverse Effect. There shall not have occurred a Material Adverse Effect.

6.1.11	Representations and Warranties.

(a)

The representations and warranties of the Company Parties contained in Section 3.1, Section 3.2, Section 3.3, and Section 3.11 shall be true and correct in all material respects on and as of the Effective Date after giving effect to the Plan with the same effect as if made on and as of the Effective Date after giving effect to the Plan (except for such representations and warranties made as of a specified date, which shall be true and correct in all material respects only as of the specified date).

(b)

The representations and warranties of the Company Parties contained in Section 3 other than those referred to in clauses (a) above shall be true and correct (disregarding all materiality or Material Adverse Effect qualifiers) on and as of the Effective Date after giving effect to the Plan with the same effect as if made on and as of the Effective Date after giving effect to the Plan (except for such representations and warranties made as of a specified date, which shall be true and correct only as of the specified date), except where the failure to be so true and correct would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

6.1.12

Covenants. The Company Parties shall have performed and complied, in all material respects, with all of their respective covenants and agreements contained in this Agreement that contemplate, by their terms, performance or compliance prior to the Effective Date.

6.1.13

Officer’s Certificate. The Backstop Parties shall have received on and as of the Effective Date a certificate of the chief executive officer or chief financial officer of the Company confirming that the conditions set forth in Sections 6.1.10 and 6.1.11 and have been satisfied.

6.1.14

No Legal Impediment. No Law or order shall have been enacted, adopted or issued by any governmental entity that prohibits the consummation of the Restructuring or the transactions contemplated by this Agreement.

6.1.15

First Lien Exit Facility. The First Lien Facility shall be in full force and effect on the terms set forth in the First Lien Exit Facility Term Sheet, or on terms otherwise acceptable to the Required Backstop Parties and the Company.

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6.2	Conditions to the Company’s Closing Obligations. The obligation of the Company to consummate the Closing shall be subject to the satisfaction of each of the following conditions on the Effective Date:

6.2.1	Certain Documents. Each of the First Lien Exit Facility, the Rights Offering Documents, and the other Definitive Documents are in form and substance acceptable to the Company.

6.2.2

Approval Order. The Bankruptcy Court shall have entered the Approval Order in form and substance acceptable to the Company, and such order shall not be reversed, stayed, dismissed, vacated, reconsidered, modified or amended in any material respect (other than in accordance with the terms of this Agreement and the RSA).

6.2.3	Confirmation Order. The Bankruptcy Court shall have entered the Confirmation Order in form and substance acceptable to the Company, and such order shall have become a Final Order.

6.2.4

Plan. The conditions to the occurrence of the Effective Date (other than the consummation of the Rights Offering and the Backstop Purchase) set forth in the Plan shall have been satisfied or waived in accordance with the terms of the Plan.

6.2.5	Representations and Warranties.

(a)

Each of the representations and warranties of each of the Backstop Parties, set forth in Section 4 hereof, that are qualified by “materiality” or “material adverse effect” or words of similar import shall be true and correct in all respects as of the Effective Date, except with respect to representations and warranties that expressly speak of an earlier date, which shall be true and correct in all material respects as of such date.

(b)

Each of the representations and warranties of each of the Backstop Parties, set forth in Section 4 hereof, that are not qualified by “materiality” or “material adverse effect” or words or similar import shall be true and correct in all material respects as of the Effective Date, except with respect to representations and warranties that expressly speak of an earlier date, which shall be true and correct in all material respects as of such date.

6.2.6

Covenants. Each of the Backstop Parties, on its own behalf and in its capacity as investment manager for its managed funds and accounts party hereto, shall have performed and complied, in all material respects, with all of its respective covenants and agreements contained in this Agreement that contemplate, by their terms, performance or compliance prior to the Effective Date.

6.2.7

No Legal Impediment. No Law or order shall have been enacted, adopted or issued by any governmental entity that prohibits the consummation of the Restructuring or the transactions contemplated by this Agreement.

6.2.8

Antitrust Approval. The expiration or termination of any waiting periods under the HSR Act and receipt of any clearances, approvals and consents required to be obtained under other Antitrust Laws, if applicable, with respect to the transactions contemplated by this Agreement.

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6.2.9

First Lien Exit Facility. The First Lien Facility shall be in full force and effect on the terms set forth in the First Lien Exit Facility Term Sheet, or on terms otherwise acceptable to the Required Backstop Parties and the Company.

6.2.10	Proceeds of Rights Offering. The Company shall have received each of the Backstop Party’s respective Funding Amounts in accordance with the terms of this Agreement.

7.	INDEMNIFICATION AND CONTRIBUTION

7.1

Indemnification Obligations. Subject to the entry of the Approval Order, the Company and the other Company Parties (the “Indemnifying Parties” and each, an “Indemnifying Party”) shall, jointly and severally, indemnify and hold harmless each Backstop Party and its Affiliates, equity holders, members, partners, general partners, managers and its and their respective representatives, attorneys, and controlling Persons (each, an “Indemnified Person”) from and against any and all losses, claims, damages, liabilities and costs and expenses (other than taxes of the Backstop Parties except to the extent otherwise provided for in this Agreement) (collectively, “Indemnified Losses”) that any such Indemnified Person may incur or to which any such Indemnified Person may become subject arising out of or in connection with this Agreement, or any claim, challenge, litigation, investigation or proceeding relating to any of the foregoing, regardless of whether any Indemnified Person is a party thereto, whether or not such proceedings are brought by the Company, the other Company Parties, their respective equity holders, Affiliates, creditors or any other Person, and reimburse each Indemnified Person upon demand for reasonable and documented out-of-pocket legal or other third-party expenses of counsel (which, so long as there are no actual conflicts of interests among such Indemnified Persons, shall be limited to one law firm serving as counsel for the Indemnified Persons (in addition to one local counsel in each applicable jurisdiction) incurred in connection with investigating, preparing to defend or defending, or providing evidence in or preparing to serve or serving as a witness with respect to, any lawsuit, investigation, claim or other proceeding relating to any of the foregoing (including in connection with the enforcement of the indemnification obligations set forth herein), irrespective of whether or not the transactions contemplated by this Agreement or the Plan are consummated or whether or not this Agreement is terminated; provided, that the foregoing indemnity will not, as to any Indemnified Person, apply to Indemnified Losses (a) as to a Defaulting Backstop Party, its Affiliates or any Indemnified Person related thereto, caused by a default or breach of this Agreement by such Defaulting Backstop Party (or Indemnified Persons related thereto), or (b) to the extent they are found by a final, non-appealable judgment of a court of competent jurisdiction to arise from the bad faith, willful misconduct or gross negligence of such Indemnified Person. Notwithstanding anything to the contrary in this Agreement, the Indemnifying Parties will not be liable for, and no Indemnified Person shall claim or seek to recover, any punitive, special, indirect or consequential damages or damages for lost profits.

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7.2	Indemnification Procedure

Promptly after receipt by an Indemnified Person of notice of the commencement of any indemnified claim, challenge, litigation, investigation or proceeding (an “Indemnified Claim”), such Indemnified Person will, if a claim is to be made hereunder against an Indemnifying Party in respect thereof, notify such Indemnifying Party in writing of the commencement thereof; provided, that (a) the omission to so notify the Indemnifying Party will not relieve the Indemnifying Party from any liability that it may have hereunder except to the extent it has been materially prejudiced by such failure and (b) the omission to so notify the Indemnifying Party will not relieve the Indemnifying Party from any liability that it may have to such Indemnified Person other than on account of this Section 7.2 or otherwise under this Agreement. In case any such Indemnified Claims are brought against any Indemnified Person and it notifies the Indemnifying Party of the commencement thereof, the Indemnifying Party will be entitled to participate therein, and, at its election by providing written notice to such Indemnified Person, the Indemnifying Party will be entitled to assume the defense thereof, with counsel reasonably acceptable to such Indemnified Person; provided, that if the parties (including any impleaded parties) to any such Indemnified Claims include both such Indemnified Person and the Indemnifying Party and based on advice of such Indemnified Person’s counsel there are legal defenses available to such Indemnified Person that are different from or additional to those available to the Indemnifying Party, such Indemnified Person shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such Indemnified Claims. Upon receipt of notice from the Indemnifying Party to such Indemnified Person of its election to so assume the defense of such Indemnified Claims with counsel reasonably acceptable to the Indemnified Person, the Indemnifying Party shall not be liable to such Indemnified Person for expenses incurred by such Indemnified Person in connection with the defense thereof or participation therein (other than reasonable and documented costs of investigation) unless (a) such Indemnified Person shall have employed separate counsel (in addition to any local counsel) in connection with the assertion of legal defenses in accordance with the proviso to the immediately preceding sentence (it being understood, however, that the Indemnifying Party shall not be liable for the expenses of more than one separate counsel representing the Indemnified Persons who are parties to such Indemnified Claims (in addition to one local counsel in each applicable jurisdiction)), (b) after the Indemnifying Party assumes the defense of the Indemnified Claims, the Indemnified Person determines in good faith that the Indemnifying Party has failed or is failing to defend such claim and provides written notice of such determination and the basis for such determination, and such failure is not reasonably cured within ten (10) Business Days of receipt of such notice, or (d) the Indemnifying Party shall have authorized in writing the employment of counsel for such Indemnified Person. Notwithstanding anything herein to the contrary, the Company and its Subsidiaries shall have sole control over any tax controversy or tax audit and shall be permitted to settle any liability for taxes of the Company and its Subsidiaries.

7.3

Settlement of Indemnified Claims. In connection with any Indemnified Claim for which an Indemnified Person is assuming the defense in accordance with this Section 7.3, the Indemnifying Party shall not be liable for any settlement, compromise, or consent to the entry of any judgment of any Indemnified Claims effected by such Indemnified Person without the written consent of the Indemnifying Party (which consent shall not be unreasonably withheld, conditioned or delayed). If any settlement compromise, or consent

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to the entry of any judgment of any Indemnified Claims is consummated with the written consent of the Indemnifying Party or if there is a final judgment for the plaintiff in any such Indemnified Claims, the Indemnifying Party agrees to indemnify and hold harmless each Indemnified Person from and against any and all Indemnified Losses by reason of such settlement, compromise, consent to the entry of any judgment or judgment to the extent such Indemnified Losses are otherwise subject to indemnification by the Indemnifying Party hereunder in accordance with, and subject to the limitations of, this Section 7.3. The Indemnifying Party shall not, without the prior written consent of an Indemnified Person (which consent shall not be unreasonably withheld, conditioned or delayed), effect any settlement compromise, consent to the entry of any judgment with respect to any pending or threatened Indemnified Claims in respect of which indemnity or contribution has been sought hereunder by such Indemnified Person unless (a) such settlement, compromise or consent includes an unconditional release of such Indemnified Person from all liability on the claims that are the subject matter of such Indemnified Claims and (b) such settlement, compromise or consent does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

7.4

Contribution. If for any reason the foregoing indemnification is unavailable to any Indemnified Person or insufficient to hold it harmless from Indemnified Losses that are subject to indemnification pursuant to Section 7.1, then the Indemnifying Party shall contribute to the amount paid or payable by such Indemnified Person as a result of such loss in such proportion as is appropriate to reflect not only the relative benefits received by the Indemnifying Party, on the one hand, and such Indemnified Person, on the other hand, but also the relative fault of the Indemnifying Party, on the one hand, and such Indemnified Person, on the other hand, as well as any relevant equitable considerations. It is hereby agreed that the relative benefits to the Indemnifying Party, on the one hand, and all Indemnified Persons, on the other hand, shall be deemed to be in the same proportion as (a) the total value received or proposed to be received by the Company pursuant to the issuance and sale of the unsubscribed New Common Shares and First Lien Exit Facility in the Rights Offering contemplated by this Agreement and the Plan bears to (b) the Backstop Commitment Premium paid or proposed to be paid to the Backstop Parties. The Indemnifying Parties also agree that no Indemnified Person shall have any liability based on their comparative or contributory negligence or otherwise to the Indemnifying Parties, any Person asserting claims on behalf of or in right of any of the Indemnifying Parties, or any other Person in connection with an Indemnified Claim.

7.5

Treatment of Indemnification Payments. All amounts paid by an Indemnifying Party to an Indemnified Person under this Article 7 shall, to the extent permitted by applicable Law, be treated as adjustments to the Purchase Price for all tax purposes. The provisions of this Article 7 are an integral part of the transactions contemplated by this Agreement and without these provisions the Backstop Parties would not have entered into this Agreement. The Approval Order shall provide that the obligations of the Company under this Article 7 shall constitute allowed administrative expenses of the Debtors’ estate under sections 503(b) and 507 of the Bankruptcy Code and are payable without further order of the Bankruptcy Court, and that the Company may comply with the requirements of this Article 7 without further order of the Bankruptcy Court.

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8.	MISCELLANEOUS

8.1

Notice. Any notice or other communication required or which may be given pursuant to this Agreement will be in writing and either delivered personally to the addressee or sent via electronic mail, courier, by certified mail, or registered mail (return receipt requested), and will be deemed given when so delivered personally or sent via electronic mail, or, if mailed, five (5) calendar days after the date of mailing, as follows:

if to a Backstop Party, to the address or email address set forth in Schedule 1 hereto:

with a copy to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, NY 10019

Attn.:

Andrew Rosenberg, Esq.

(arosenberg@paulweiss.com)

Brian Bolin, Esq.

(bbolin@paulweiss.com)

Teresa Lii, Esq.

(tlii@paulweiss.com)

if to the Company, to:

SAExploration Holdings, Inc.

1160 Dairy Ashford Rd., Suite 160

Houston, Texas 77079

Attn.:	Michael J. Faust (mfaust@saexploration.com) John A. Simmons (jsimmons@saexploration.com) David A. Rassin (drassin@saexploration.com)

with copies to:

Porter Hedges LLP

1000 Main Street, 36th Floor

Houston, Texas 77002

Attn.:	John F. Higgins, Esq. (jhiggins@porterhedges.com) E. James Cowen, Esq. (jcowen@porterhedges.com) M. Shane Johnson, Esq. (sjohnson@porterhedges.com)

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8.2

Assignment. Except as described in this Section 8.2, this Agreement will be binding upon and inure to the benefit of each and all of the Parties, and neither this Agreement nor any of the rights, interests or obligations hereunder will be assigned by any of the Parties without the prior written consent of the Company. Notwithstanding the foregoing, any Backstop Party may assign its rights and obligations hereunder prior to the date upon which the Backstop Notice is delivered to the Backstop Parties, to (a) any other Consenting Creditor in a manner consistent with the terms of the RSA that agrees as part of such assignment to assume such Backstop Party’s Backstop Purchase Obligation, or (b) a Related Fund of any Backstop Party or to any of its or their wholly-owned Affiliates (and/or any Affiliate that is wholly-owned by any of such Backstop Party’s wholly-owned Affiliates); provided, that, in each case, any such assignment shall not release such Backstop Party from any of its obligations under this Agreement in the event that such assignee does not fulfill its obligations hereunder; provided, further, that (i) such assignee and the assigning Backstop Party shall have duly executed and delivered to the Company and Porter Hedges LLP a written notice of such assignment in substantially the form attached as Exhibit A hereto (a “Notice of Assignment”), and the Company shall have delivered countersigned copies of such notice to such assignee and the assigning Backstop Party and to Paul, Weiss, Rifkind, Wharton & Garrison LLP; and (ii) with respect to any assignee that is not a party to this Agreement, such assignee shall be required, by delivery of an executed agreement in substantially the form attached as Exhibit C hereto (a “Joinder Agreement”), to be bound by the obligations of such assignee’s assigning Backstop Party hereunder and under the RSA. Upon the effectiveness of any assignment pursuant to this Section 8.2, the Company shall update Schedule 1 hereto to reflect such assignment.

8.3

Survival. Subject to Section 8.12, (a) all representations and warranties made in this Agreement and the schedules attached hereto shall not survive the execution and delivery of this Agreement and consummation of the Rights Offering and (b) covenants and agreements that by their terms are to be satisfied after the Effective Date, including, without limitation, the Expense Reimbursement set forth in Section 2.3.1 and the covenants set forth in Section 5.3, shall survive the Effective Date until satisfied in accordance with their terms.

8.4

Entire Agreement. This Agreement, including the terms of the agreements contemplated hereby and referred to herein (including the RSA and the Plan) contain the entire agreement by and between the Company and the Backstop Parties with respect to the transactions contemplated by this Agreement and supersedes all prior agreements and representations, written or oral, with respect thereto. To the extent there is an inconsistency between the provisions in this Agreement and the agreements contemplated hereby and referred to herein, the provisions in this Agreement shall control. To the extent there is an inconsistency between the provisions in this Agreement and the Plan, the Plan shall control; provided, that notwithstanding anything to the contrary in the Plan (including any amendments, supplements or modifications thereto) or the Confirmation Order (and any amendments, supplements or modifications thereto) or an affirmative vote to accept the Plan submitted by any Backstop Party, nothing contained in the Plan (including any amendments, supplements or modifications thereto) or Confirmation Order (including any

39

amendments, supplements or modifications thereto) shall alter, amend or modify the rights of the Backstop Parties under this Agreement unless such alteration, amendment or modification has been made in accordance with Section 8.5.

8.5

Waivers and Amendments. This Agreement may be amended, modified or superseded, and the terms and conditions of this Agreement may be waived, only by a written instrument signed by the Company and the Backstop Parties representing a majority of the aggregate Backstop Commitment of all Backstop Parties (the “Required Backstop Parties”). No delay on the part of any Party in exercising any right, power or privilege pursuant to this Agreement will operate as a waiver thereof. No waiver on the part of any Party of any right, power or privilege pursuant to this Agreement, nor any single or partial exercise of any right, power or privilege pursuant to this Agreement, shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege pursuant to this Agreement. The rights and remedies provided pursuant to this Agreement are cumulative and are not exclusive of any rights or remedies which any Party otherwise may have at law or in equity. Notwithstanding anything to the contrary in this Agreement, no amendment that reduces or otherwise modifies the Backstop Commitment Premium or Purchase Price, or increases a Backstop Party’s Backstop Purchase Obligation or any other funding or financial obligation of any Backstop Party, shall be effective against any Backstop Party without such Backstop Party’s prior written consent.

8.6

Governing Law; Jurisdiction; Venue; Process. This Agreement, the construction of its terms, the interpretation of the rights and duties arising hereunder, and actions, causes of action or claims of any kind (whether at law, in equity, in contract, in tort, or otherwise) that may be based upon, arise out of, or relate to this Agreement, or the negotiation, execution or performance of this Agreement, shall be governed by and construed in accordance with the Laws of the State of New York, without giving effect to any conflict of laws principles that would require the application of the Law of any other jurisdiction. Each Party hereby irrevocably submits, for itself and its property, to the exclusive jurisdiction of the courts of the State of New York located in the Borough of Manhattan, for purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. Each Party irrevocably waives, to the fullest extent permitted by Law, any objection which it may now or hereafter have to the laying of venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. Notwithstanding the foregoing, during the pendency of the Chapter 11 Cases, all proceedings contemplated by this Section 8.6 shall be brought in the Bankruptcy Court.

8.7

Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument. All such counterparts will be deemed an original, will be construed together and will constitute one and the same instrument.

8.8	Headings. The headings in this Agreement are for reference purposes only and will not in any way affect the meaning or interpretation of this Agreement.

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8.9

Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein will not be in any way impaired thereby, it being intended that all of the rights and privileges of the parties hereto will be enforceable to the fullest extent permitted by Law.

8.10	Termination. This Agreement shall terminate:

8.10.1	automatically if the RSA is terminated pursuant to the terms thereof, or if the Approval Order is not entered within 20 days after the Petition Date;

8.10.2	if the Parties mutually agree in writing to terminate this Agreement;

8.10.3

at the Company’s election, by written notice to the Backstop Parties, in the event of a material breach of this Agreement by any Backstop Party or any Replacing Backstop Party, if such breach has not been waived by the Company or cured within five (5) Business Days after the delivery of written notice thereof by the Company to the Backstop Parties (provided, however, that the Company may not seek to terminate this Agreement based upon a material breach arising out of its own actions or omissions in breach of this Agreement);

8.10.4

at the Company’s election, by written notice to the Backstop Parties, if the Company determines in good faith, based on the advice of counsel, that proceeding with the Rights Offering and the Restructuring would be inconsistent with the exercise of the fiduciary duties under applicable law of the board of directors or analogous governing body of the Company; provided, however, that the Company provides written notice of such determination to the Backstop Parties within one (1) Business Day after the date of such determination; or

8.10.5

at the Required Backstop Parties’ election, by written notice to the Company, in the event (i) of a material breach by any Company Party of this Agreement, if such breach has not been waived by the Required Backstop Parties or cured within five (5) Business Days after the delivery of written notice thereof by the Required Backstop Parties, (ii) that the Approval Order is reversed, stayed, dismissed, vacated, reconsidered, or modified or amended without the consent of the Required Backstop Parties, (iii) of a breach in any material respect by any Company Party of any representation or warranty in this Agreement, or of any such representation or warranty becoming inaccurate in any material respect, in each case if such breach or inaccuracy would, individually or in the aggregate for all such breaches or inaccuracies, prevent the satisfaction of any condition to the effectiveness of the Plan, or the Company’s or any Backstop Party’s performance of any of its obligations hereunder or under the RSA, if such breach or inaccuracy has not been waived by the Required Backstop Parties or cured within five (5) Business Days after the delivery of written notice thereof by the Backstop Parties, (iv) any of the Milestones is not satisfied, other than solely due to the actions of the Required Backstop Parties in violation of this Agreement, or (v) the Effective Date shall not

41

have occurred within 80 days after the Petition Date; provided, however, that no Backstop Party may seek to terminate this Agreement pursuant to the foregoing clause (i) based upon a material breach arising out of the actions or omissions of such Backstop Party in breach of this Agreement).

8.11	Breach. Regardless of the termination of this Agreement pursuant to Section 8.10, each Party shall remain liable for any by such Party of this Agreement prior to its termination.

8.12	Effect of Termination.

8.12.1

Upon termination of this Agreement pursuant to Section 8.10, this Agreement shall forthwith become void and there shall be no further obligations or liabilities on the part of the parties hereto; provided, that (a) the obligation of the Company Parties to pay the Expense Reimbursement pursuant to Section 2.3 and to pay the Backstop Commitment Premium if payable pursuant to Sections 2.2.3 and/or 8.12.2 shall survive the termination of this Agreement and shall remain in full force and effect until such obligation has been satisfied (except as otherwise set forth herein), (b) the provisions set forth in Section 8.6, Section 8.11, this Section 8.12, and Section 8.13 through 8.20, inclusive, shall survive the termination of this Agreement in accordance with their terms and (c) subject to Section 8.14, nothing in this Section 8.12 shall relieve any Party from liability for its breach of this Agreement occurring prior to the date of termination of this Agreement.

8.12.2

If this Agreement is terminated (i) pursuant to Section 8.10.1 (other than due to the termination of the RSA pursuant to clause (i) of the definition of “Company Termination Event” therein or clauses (xiv) or (xix) of the definitions of “Consenting Convertible Noteholder Termination Event,” “Consenting Credit Agreement Lender Termination Event,” or “Consenting Term Loan Lender Termination Event”), (ii) by the Company under Section 8.10.4, or (iii) by the Required Backstop Parties under Section 8.10.5, the Company Parties shall, promptly after the date of such termination, pay to each Backstop Party or its designee(s) its portion of the Backstop Commitment Premium. The Approval Order shall provide that the Backstop Commitment Premium constitutes an allowed administrative expense of the Debtors’ estates under sections 503(b) and 507 of the Bankruptcy Code and shall be payable by the Debtors as provided in this Agreement without further order of the Bankruptcy Court.

8.13

Waiver of Jury Trial. EACH PARTY HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICALBE LAW ALL RIGHTS TO TRIAL BY JURY IN ANY JURISDICTION IN ANY ACTION, SUIT OR PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF THIS AGREEMENT, WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE.

8.14

Damages. Notwithstanding anything to the contrary in this Agreement, no Party will be liable for, and no Party shall claim or seek to recover, any punitive, special, indirect or consequential damages or damages for lost profits.

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8.15

Specific Performance. The Parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the Parties shall be entitled to an injunction or injunctions without the necessity of posting a bond to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof, in addition to any other remedy to which they are entitled at law or in equity. Unless otherwise expressly stated in this Agreement, no right or remedy described or provided in this Agreement is intended to be exclusive or to preclude a Party from pursuing other rights and remedies to the extent available under this Agreement, at law or in equity.

8.16

No Reliance. No Backstop Party or any of its Affiliates shall have any duties or obligations to the other Backstop Parties in respect of this Agreement, the transactions contemplated hereby, the Definitive Documents or the Restructuring, except those expressly set forth herein. Without limiting the generality of the foregoing, (a) no Backstop Party or any of its Affiliates shall be subject to any fiduciary or other implied duties to the other Backstop Parties, (b) no Backstop Party or any of its Affiliates shall have any duty to take any discretionary action or exercise any discretionary powers on behalf of any other Backstop Party, (c) no Backstop Party or any of its Affiliates shall have any duty to the other Backstop Parties to obtain, through the exercise of diligence or otherwise, to investigate, confirm, or disclose to the other Backstop Parties any information relating to the Company or any of its Affiliates that may have been communicated to or obtained by such Backstop Party or any of its Affiliates in any capacity, (d) no Backstop Party may rely, and each Backstop Party confirms that it has not relied, on any due diligence investigation that any other Backstop Party or any Person acting on behalf of such other Backstop Party may have conducted with respect to the Company or any of its Affiliates or any of their respective securities, and (e) each Backstop Party acknowledges that no other Backstop Party is acting as a placement agent, initial purchaser, underwriter, broker or finder with respect to its Backstop Purchase Obligation.

8.17

Publicity. Except as required by Law, at all times prior to the Effective Date or the earlier termination of this Agreement in accordance with its terms, the Company Parties and the Backstop Parties shall consult with each other prior to issuing any press releases (and provide each other a reasonable opportunity to review and comment upon such release) or otherwise making public announcements with respect to the transactions contemplated by this Agreement. No Party may identify or use the name of any Backstop Party in connection with any press release or other public announcement related to this Agreement without the prior written consent of such Backstop Party, it being understood that nothing in this Section 8.17 shall prohibit any Party from filing any motions or other pleadings or documents with the Bankruptcy Court in connection with the Chapter 11 Cases or making any other filings or public announcements as may be required by applicable Law.

8.18

Settlement Discussions. This Agreement and the transactions contemplated herein are part of a proposed settlement of a dispute between the Parties. Nothing herein shall be deemed an admission of any kind. Pursuant to section 408 of the U.S. Federal Rules of Evidence and any applicable state rules of evidence, this Agreement and all negotiations relating thereto shall not be admissible into evidence in any Legal Proceeding (other than a legal proceeding to approve or enforce the terms of this Agreement).

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8.19

No Recourse. Notwithstanding anything that may be expressed or implied in this Agreement, and notwithstanding the fact that certain of the Parties may be partnerships or limited liability companies, each Party covenants, agrees and acknowledges that no recourse under this Agreement or any documents or instruments delivered in connection with this Agreement shall be had against any Affiliates of any Party other than the parties to this Agreement and each of their respective successors and permitted assignees under this Agreement, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any applicable Law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any of the Affiliates of any Party, as such, for any obligation or liability of any Party or any documents or instruments delivered in connection herewith for any claim based on, in respect of or by reason of such obligations or liabilities or their creation; provided, however, that nothing in this Section 8.19 shall relieve or otherwise limit the liability of any Party or any of their respective successors or permitted assigns for any breach or violation of its obligations under this Agreement or such other documents or instruments. For the avoidance of doubt, none of the parties hereto will have any recourse, be entitled to commence any proceeding or make any claim under this Agreement or in connection with the transactions contemplated hereby except against any of the parties hereto or their respective successors and permitted assigns, as applicable.

8.20

Other Interpretive Matters. Unless otherwise expressly provided herein, for purposes of this Agreement, the following rules of interpretation shall apply: (a) when calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded and, if the last day of such period is a non-Business Day, the period in question shall end on the next succeeding Business Day; (b) any reference in this Agreement to “$” or “dollars” shall mean U.S. dollars; (c) all exhibits and schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein and any capitalized terms used in any such exhibit or schedule but not otherwise defined therein shall be defined as set forth in this Agreement; (d) words imparting the singular number only shall include the plural and vice versa; (e) words such as “herein,” “hereinafter,” “hereof,” and “hereunder” refer to this Agreement as a whole and not merely to a subdivision in which such words appear unless the context otherwise requires; (f) the word “including” or any variation thereof means “including, without limitation” and shall not be construed to limit any general statement that it follows to the specific or similar items or matters immediately following it; (g) references to “will” or “shall” mean that the Party must perform the matter so described; a reference to “may” means that the Party has the option, but not the obligation, to perform the matter so described; (h) the division of this Agreement into Sections and other subdivisions are for convenience of reference only and shall not affect or be utilized in construing or interpreting this Agreement; and (i) all references in this Agreement to any “Section” are to the corresponding Section of this Agreement unless otherwise specified. The parties hereto have participated jointly in the negotiation and drafting of this Agreement and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement.

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[Signature pages follow]

45

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed and delivered by their respective duly authorized officers, solely in their respective capacity as officers of the undersigned and not in any other capacity, as of the date first set forth above.

SAEXPLORATION HOLDINGS, INC.

By:
Name:
Title:

SAEXPLORATION SUB, INC.

By:
Name:
Title:

SAEXPLORATION, INC.

By:
Name:
Title:

SAEXPLORATION SEISMIC SERVICES (US), LLC

By:
Name:
Title:

[Signature page to Backstop Commitment Agreement]

NES, LLC

By:
Name:
Title:

[Signature page to Backstop Commitment Agreement]

SCHEDULE 1

Backstop Parties

[Redacted]

SCHEDULE 2

Designated Affiliates

[Redacted]

EXHIBIT A

Form of Notice of Assignment

SAExploration Holdings, Inc.

1160 Dairy Ashford Rd., Suite 160

Houston, Texas 77079

Attn.:	Michael J. Faust

(mfaust@saexploration.com)

John A. Simmons

(jsimmons@saexploration.com)

David A. Rassin

(drassin@saexploration.com)

with copies to:

Porter Hedges LLP

1000 Main Street, 36th Floor

Houston, Texas 77002

Attn.:	John F. Higgins, Esq.

(jhiggins@porterhedges.com)

E. James Cowen, Esq.

(jcowen@porterhedges.com)

M. Shane Johnson, Esq.

(sjohnson@porterhedges.com)

Re: Transfer Notice Under Backstop Agreement

Reference is hereby made to that certain Backstop Commitment Agreement, dated as of August 27, 2020 (the “Backstop Commitment Agreement”), by and among the Company Parties and the Backstop Parties. Capitalized terms used but not defined herein shall have the meanings assigned to them in the Backstop Commitment Agreement.

The purpose of this notice (“Notice”) is to advise you, pursuant to Section 8.2 of the Backstop Commitment Agreement, of the proposed transfer by [●] (the “Transferor”) to [●] (the “Transferee”) of the Backstop Commitment representing [●]% of the aggregate Backstop Commitments as of the date hereof, which represents $[●] of the Transferor’s Backstop Commitment (or [●]% of the aggregate Backstop Commitments). [If applicable: The Transferee represents to the Company Parties and the Transferor that it is a Backstop Party under the Backstop Commitment Agreement.]

By signing this Notice below, Transferee represents to the Company Parties and the Transferor that it will execute and deliver a joinder to the Backstop Agreement.

This Notice shall serve as a transfer notice in accordance with the terms of the Backstop Commitment Agreement. Please acknowledge receipt of this Notice delivered in accordance with Section 8.2 by returning a countersigned copy of this Notice to counsel to the Backstop Parties via the contact information set forth above.

EXHIBIT B

First Lien Exit Facility Term Sheet

[Attached to Exhibit

EXHIBIT C

Form of Joinder Agreement

JOINDER AGREEMENT

This Joinder Agreement (the “Joinder Agreement”) to the Backstop Commitment Agreement dated as of                     , 2020 (as amended, supplemented or otherwise modified from time to time, the “Backstop Commitment Agreement”), among the Company Parties and the Backstop Parties is executed and delivered by the undersigned (the “Joining Party”) as of                     , 2020. Each capitalized term used herein but not otherwise defined shall have the meaning set forth in the Backstop Commitment Agreement.

Agreement to be Bound. The Joining Party hereby agrees to be bound by all of the terms of the Backstop Commitment Agreement, a copy of which is attached to this Joinder Agreement as Annex 1 (as the same has been or may be hereafter amended, restated or otherwise modified from time to time in accordance with the provisions hereof). The Joining Party shall hereafter be deemed to be a “Backstop Party” for all purposes under the Backstop Commitment Agreement.

Representations and Warranties. The Joining Party hereby severally and not jointly makes the representations and warranties of the Backstop Parties as set forth in Section 4 of the Backstop Commitment Agreement to the Company Parties as of the date hereof.

Governing Law. This Joinder Agreement shall be governed by and construed in accordance with the Laws of the State of New York, but without giving effect to applicable principals of conflicts of law to the extent that the application of the Law of another jurisdiction would be required thereby.

[Signature pages to follow]

IN WITNESS WHEREOF, the Joining Party has caused this Joinder Agreement to be executed as of the date first written above.

[JOINING PARTY]

By:
Name:
Title:

[Signature Page to Joinder Agreement to Backstop Commitment Agreement]

EXHIBIT C

Liquidation Analysis

Liquidation Analysis

A chapter 11 plan cannot be confirmed unless the bankruptcy court determines that the plan is in the “best interests” of all holders of claims and interests that are impaired by the plan and that have not accepted the plan. The “best interests” test requires a bankruptcy court to find either that (i) all members of an impaired class of claims or interests have accepted the plan or (ii) the plan will provide a member who has not accepted the plan with a recovery of property of a value, as of the effective date of the plan, that is not less than the amount that such holder would recover if the Debtor were liquidated under chapter 7 of the Bankruptcy Code.

The Debtors have prepared this liquidation analysis (“Liquidation Analysis”), based on a hypothetical liquidation under chapter 7 of the Bankruptcy Code. It is assumed, among other things, that the Debtors’ estates are not substantively consolidated and that the hypothetical liquidation under chapter 7 would commence under the direction of a court-appointed trustee (the “Trustee”) and would continue for a period of time, during which all of the Debtors’ material assets would be sold or tendered to their respective lien holders, and the cash proceeds, net of liquidation related costs, would be distributed to creditors in accordance with applicable law.

The Liquidation Analysis has been prepared assuming that the Debtors had filed for chapter 11 bankruptcy on or about August 27, 2020, and subsequently converted the cases to chapter 7 bankruptcy on October 27, 2020 following a failed confirmation of a chapter 11 plan of reorganization (the “Conversion Date”)

The determination of the costs of, and proceeds from, the hypothetical liquidation of the Debtors’ assets in a chapter 7 case is an uncertain process involving the extensive use of estimates and assumptions that, although considered reasonable by the Debtors, are inherently subject to significant business, economic, and competitive uncertainties and contingencies beyond the control of the Debtors, their management, and their advisors. Inevitably, some assumptions in the Liquidation Analysis would not materialize in an actual chapter 7 liquidation, and unanticipated events and circumstances could affect the ultimate results in an actual chapter 7 liquidation.

THE LIQUIDATION ANALYSIS IS NOT INTENDED AND SHOULD NOT BE USED FOR ANY OTHER PURPOSE. THE LIQUIDATION ANALYSIS DOES NOT PURPORT TO BE A VALUATION OF THE DEBTORS’ ASSETS AS A GOING CONCERN, AND THERE MAY BE A SIGNIFICANT DIFFERENCE BETWEEN THE LIQUIDATION ANALYSIS AND THE VALUES THAT MAY BE REALIZED IN AN ACTUAL LIQUIDATION. THIS ANALYSIS ASSUMES “LIQUIDATION VALUES” BASED ON THE DEBTORS’ BUSINESS JUDGEMENT. THE RECOVERIES SHOWN DO NOT CONTEMPLATE A SALE OR SALES OF BUSINESS UNITS ON A GOING CONCERN BASIS. WHILE THE DEBTORS MAKE NO ASSURANCES, IT IS POSSIBLE THAT PROCEEDS RECEIVED FROM ANY GOING CONCERN SALE(S) WOULD BE MORE THAN THE HYPOTHETICAL LIQUIDATION, THE COSTS ASSOCIATED WITH THE SALE(S) WOULD BE LESS, FEWER CLAIMS WOULD BE ASSERTED AGAINST THE BANKRUPTCY ESTATES, OR CERTAIN ORDINARY COURSE CLAIMS WOULD BE ASSUMED BY THE BUYER(S) OF SUCH BUSINESS(ES).

THE UNDERLYING FINANCIAL INFORMATION IN THE LIQUIDATION ANALYSIS WAS NOT COMPILED OR EXAMINED BY ANY INDEPENDENT ACCOUNTANTS. NEITHER THE DEBTORS NOR THEIR ADVISORS MAKE ANY REPRESENTATIONS OR WARRANTIES THAT THE ACTUAL RESULTS WOULD OR WOULD NOT APPROXIMATE THE ESTIMATES AND ASSUMPTIONS REPRESENTED IN THE LIQUIDATION ANALYSIS. ACTUAL RESULTS COULD VARY MATERIALLY.

In order to maximize recoveries to the Debtors’ creditors, this Liquidation Analysis assumes that a liquidation of the Debtors would occur over approximately six months, with the majority of activities occurring during the first 90 days. For the first 30 days, it is assumed that the Trustee would arrange an orderly transition of customer activities to alternative service providers, as the Debtors’ field operations are discontinued. This orderly transition is assumed to increase overall recoveries for certain assets, including accounts receivable and select fixed assets. Following this initial 30 days, the Debtors would retain a limited staff sufficient to monetize substantially all assets in an orderly manner and wind-down the estate by April 27, 2021, or approximately six months after initiating chapter 7 proceedings.

The Liquidation Analysis should be read in conjunction with the following notes and assumptions:

Summary Notes to Liquidation Analysis

1.

Dependence on assumptions. The Liquidation Analysis depends on a number of estimates and assumptions that, although developed and considered reasonable by the management and the advisors of the Debtors, are inherently subject to significant economic, business, regulatory, and competitive uncertainties and contingencies beyond the control of the Debtors or their management. The Liquidation Analysis is also based on the Debtors’ best judgement of how numerous decisions in the liquidation process would be resolved. Accordingly, there can be no assurance that the values reflected in this Liquidation Analysis would be realized if the Debtors were, in fact, to undergo such a liquidation and actual results could vary materially and adversely from those contained herein.

2.

Additional claims. The cessation of business in a liquidation is likely to trigger certain claims that otherwise would not exist under a plan. Some of these claims could be significant and may be entitled to priority in payment over general unsecured claims. Those priority claims would be paid in full before any proceeds from liquidation would be made available to pay general unsecured claims or to make any distribution in respect of equity interests. While some of these claims could be significant, no adjustment has been made for these potential claims unless specified in the assumptions to the Liquidation Analysis.

3.	Dependence on unaudited financial statements. This Liquidation Analysis is based, in part, on unaudited financial statements, which may differ from audited results.

4.

Preference or fraudulent transfers. No recovery or related litigation costs have been attributed to any potential avoidance actions under the Bankruptcy Code, including potential preference or fraudulent transfer actions due to, among other issues, uncertainty and anticipated disputes about these matters.

5.

Chapter 7 liquidation costs and length of liquidation process. The Debtors have assumed that during the initial 30-day period, the Trustee would retain a significant number of employees, including direct labor; field general and administration; and corporate general and administration. These employees would continue to service the Debtors’ customers while those customers secured replacement service providers. The Debtors project that these services will be performed at cost for direct labor and materials. Subsequently, a reduced level of personnel would be retained in order to pursue orderly sales of substantially all of the remaining assets, collect receivables, arrange distributions, and otherwise administer and close the estates. This Liquidation Analysis assumes the liquidation would be completed by April 27, 2021, or approximately six months after initiating the Conversion Date. In an actual liquidation, the wind-down process and time period(s) could vary, thereby impacting recoveries. For example, the potential for priority, contingent, and other claims, litigation, rejection costs, and the final determination of allowed claims could substantially impact both the timing and amount of the distribution of the asset proceeds to the creditors. Accordingly, there can be no assurance that the values reflected in this Liquidation Analysis would be realized if the Debtors were, in fact, to undergo such a liquidation. Pursuant to section 726 of the Bankruptcy Code, the allowed administrative expenses incurred by the Trustee, including, but not limited to, expenses incurred in connection with selling the Debtors’ assets, will be entitled to payment in full prior to any distribution to chapter 11 administrative claims. The estimate used in the Liquidation Analysis for these expenses includes estimates for certain legal, accounting, and other professionals, as well as Trustee fees in accordance with the chapter 7 trustee fee guidelines.

6.	Claims estimates. Claims as of the Conversion Date are estimated across the various classes based upon known or projected liabilities on August 27, 2020.

7.

Distribution of net proceeds. Priority and administrative claim amounts, professional fees, trustee fees, and other such claims that may arise in a liquidation scenario would be paid in full from the liquidation proceeds before the balance of those proceeds is made available to pay prepetition priority, secured, and unsecured claims. Under the absolute priority rule, no junior creditor would receive any distribution until all senior creditors are paid in full, and no equity holder would receive any distribution until all creditors, are paid in full. The assumed distributions to creditors as reflected in the Liquidation Analysis, are estimated in accordance with the absolute priority rule.

8.

Conclusion: The Debtors have determined, as summarized in the following analysis, that confirmation of the Plan of Reorganization will provide all creditors with a recovery equal to or greater than the amount they would receive pursuant to a liquidation of the Debtors’ assets under chapter 7 of the Bankruptcy Code.

Liquidation Analysis (Note: only the revised table is presented herein)

Liquidation Analysis ($000’s)	Note	Pro Forma July 31, 2020	Low		High
			$	%	$	%
Gross Liquidation Proceeds:
Cash and cash equivalents	A	15,185	15,185	100%	15,185	100%
Trade receivables, net	B	5,694	3,416	60%	4,555	80%
Other current assets	C	3,653	0	0%	183	5%
Property and equipment, net	D	19,476	407	2%	2,615	13%
GTC Equipment	E	10,441	7,673	73%	7,673	73%
Operating lease right of use assets	F	4,999	0	0%	0	0%
Intangible Assets	G	3,157	0	0%	0	0%
Other assets	H	239	150	63%	155	65%

Total Gross Liquidation Proceeds		$62,845	$26,831		$30,365

(-) Net wind-down expenses	I		(4,270)		(4,270)
(-) Trustee fees	J		(805)	3%	(911)	3%
(-) Trustee legal & financial advisors	K		(805)	3%	(607)	2%

Total Net Liquidation Proceeds			$20,952		$24,577

Claims Recovery Analysis ($000’s)	Note	Claims Estimate	Low Recovery $	Estimate %	High Recovery $	Estimate %
Class 1 – Other Priority Claims	L	0	0	0%	0	0%
Class 2 – Other Secured Claims	M	7,673	7,673	100%	7,673	100%
Class 3 – Secured Tax Claims	N	0	0	0%	0	0%
Class 4 – Credit Agreement Claims	O	21,016	13,279	63%	16,905	80%
Class 5 – Term Loan Claims	P	29,000	0	0%	0	0%
Class 6 – Convertible Notes Claims	Q	60,000	0	0%	0	0%
Class 7 – PPP Loan Claims	R	6,801	0	0%	0	0%
Class 8 – General Unsecured Claims	S	500	0	0%	0	0%
Class 9 – Section 510(b) Claims	T	0	0	0%	0	0%
Class 10 – Intercompany Claims	U	0	0	0%	0	0%
Class 11 – Intercompany Interests	V	0	0	0%	0	0%
Class 12 – SAE Holdings Interests	W	0	0	0%	0	0%

Total			$20,952		$24,577

Gross Liquidation Proceeds

A.	Cash and cash equivalents

•	Cash consists of funds held in treasury, receipt and disbursement accounts at financial institutions, and nominal amounts of restricted cash and cash equivalents.

•

The Liquidation Analysis assumes that the Debtors will have access to the cash in their accounts upon conversion of the cases to Chapter 7. However, the secured lenders may have the right to sweep this cash to pay down their claims upon conversion, which could adversely affect the Trustee’s ability to run an orderly liquidation.

•	The pro forma July 31, 2020 cash balance is adjusted to reflect the estimated cash balance as of the Conversion Date.

B.	Trade receivables, net

•	Accounts Receivable consists of an accrued amount for previously completed seismic acquisition and processing services.

•	Accounts Receivable is based on the book balance as of July 31, 2020, which is estimated to be an adequate proxy for the balance as of the Conversion Date.

•	Assumes that the Trustee would retain certain existing staff to handle collection efforts for outstanding trade Accounts Receivable.

C.	Other current assets

•	Other current assets includes balances of deferred costs on contracts, prepaid expenses including prepaid taxes, and deposits including retainers for professional fees.

D.	Property and equipment, net

•

Property and equipment, net includes field operating equipment, transportation equipment, leasehold improvements, software, computer and other equipment, displayed net of accumulated depreciation and amortization.

•

The Liquidation Analysis relies on recovery assumptions and estimates provided by management. Management’s recovery assumptions incorporate multiple considerations including a limited buyer universe, obsolescence and market saturation.

E.	GTC Equipment

•	Account consists of equipment purchased from GTC, Inc. and secured by the Secured Promissory Note dated November 18, 2019.

•	The Debtors assume that recoveries will be sufficient to satisfy the Secured Promissory Note.

F.	Operating lease right-of-use assets

•	Relates to right-of-use assets related to certain operating leases entered into by the Debtors.

G.	Intangible assets

•	Primarily relates to goodwill and intangible assets relating to customer relationships and technology.

H.	Other assets

•	Other assets includes Alaska surety bonds and rent deposits.

Liquidation Costs

I.	Net wind-down expenses

◾

The Liquidation Analysis assumes the cessation of profitable business activities upon the conversion of the cases to Chapter 7. However, during the initial 30-day period following the Conversion Date, the Trustee would retain a significant number of employees.

◾

The Trustee is assumed to reduce employee and other related expenses approximately 30 days after the Conversion Date while maintaining certain employees in an effort to maximize recoveries to the Debtor’s creditors.

◾	The Liquidation Analysis does not assume any severance costs incurred as a result of employee terminations.

J.	Trustee Fees

◾	Section 326 of the Bankruptcy Cost provides for fees payable to the Trustee of 3.0% of liquidation proceeds.

K.	Trustee legal & financial advisors

◾	Professional fees include estimates for certain legal and financial advisory professionals retained by the Trustee during the wind-down period.

Recovery Analysis

Any available net proceeds would be allocated to the applicable creditors and equity holders in strict priority in accordance with section 726 of the Bankruptcy Code:

L.	Class 1 – Other Priority Claims

◾	The Debtors estimate that there will be no Class 1 Claims as of the Chapter 7 Conversion Date.

M.	Class 2 – Other Secured Claims

◾

The Debtors estimate that there will be approximately $7.7 million of the GTC Promissory Note outstanding as of the Chapter 7 Conversion Date, which is secured by the equipment purchased from GTC, Inc.

N.	Class 3 – Secured Tax Claims

◾	The Debtors estimate that there will be no Class 3 Claims as of the Chapter 7 Conversion Date.

O.	Class 4 – Credit Agreement Claims

◾	The Debtors estimate that there will be approximately $21.0 million in Credit Agreement claims as of the Chapter 7 Conversion Date (inclusive of two months of accrued interest).

P.	Class 5 – Term Loan Claims

◾	The Debtors estimate that there will be approximately $29.0 million in Term Loan claims as of the Chapter 7 Conversion Date.

Q.	Class 6 – Convertible Notes Claims

◾	The Debtors estimate that there will be approximately $60.0 million in Convertible Notes Claims as of the Chapter 7 Conversion Date.

R.	Class 7 – PPP Loan Claims

◾	The Debtors estimate that there will be approximately $6.8 million outstanding on the PPP Note as of the Chapter 7 Conversion Date.

S.	Class 8 – General Unsecured Claims

◾	The Debtors estimate that there will be approximately $0.5 million in General Unsecured Claims as of the Chapter 7 Conversion Date.

◾	The Liquidation Analysis does not include potential claims related to outstanding litigation.

T.	Class 9 – Section 510(b) Claims

◾

As of the Chapter 7 Conversion Date, an undetermined amount of Class 9 claims include the lawsuit styled Amrit Kumar and Tony Tep, Individually and on behalf of all others similarly situated v. SAExploration Holdings, Inc., et al. (S.D. Tex. Case No. 4:19–cv–03089).

U.	Class 10 – Intercompany Claims

◾	The Debtors estimate that there will be no Class 10 Claims as of the Chapter 7 Conversion Date.

V.	Class 11 – Intercompany Interests

◾	The Debtors estimate that there will be no Class 11 Claims as of the Chapter 7 Conversion Date.

W.	Class 12 – SAE Holdings Interests

◾	The Debtors estimate that there will be no Class 12 Claims as of the Chapter 7 Conversion Date.

]

EXHIBIT D

Financial Projections

Financial Projections

The Debtors believe that the Plan7 meets the feasibility requirements set forth in section 1129(a)(11) of the Bankruptcy Code, as Confirmation is not likely to be followed by liquidation or the need for further financial reorganization of the Debtors or any successor to the Debtors. In connection with the planning and development of a plan of reorganization and for purposes of determining whether the Plan will satisfy this feasibility standard, the Debtors have analyzed their ability to satisfy their financial obligations while maintaining sufficient liquidity and capital resources.

In connection with the Disclosure Statement, the Debtors’ senior management team (“Management”) prepared financial projections (the “Projections”) for the period January 1, 2021 through December 31, 2025 (the “Projection Period”) that contemplate the Debtors’ assets and non-Debtors’ assets on a consolidated basis. The Projections are based on a number of assumptions made by Management with respect to the future performance of the Reorganized Debtors’ operations. No representation or warranty, expressed or implied, is provided in relation to fairness, accuracy, correctness, completeness, or reliability of the information, opinions, or conclusions expressed herein.

THESE PROJECTIONS WERE NOT PREPARED WITH A VIEW TOWARD COMPLIANCE WITH PUBLISHED GUIDELINES OF THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR GUIDELINES ESTABLISHED BY THE AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS FOR PREPARATION AND PRESENTATION OF PROSPECTIVE FINANCIAL INFORMATION. THE PROJECTED BALANCE SHEETS DO NOT REFLECT THE IMPACT OF FRESH START ACCOUNTING, WHICH COULD HAVE A MATERIAL EFFECT ON THE PROJECTED VALUES.

ALTHOUGH MANAGEMENT HAS PREPARED THE PROJECTIONS IN GOOD FAITH AND BELIEVES THE ASSUMPTIONS TO BE REASONABLE, THE DEBTORS AND THE REORGANIZED DEBTORS CAN PROVIDE NO ASSURANCE THAT SUCH ASSUMPTIONS WILL BE REALIZED. AS DESCRIBED IN DETAIL IN THE DISCLOSURE STATEMENT, A VARIETY OF RISK FACTORS COULD AFFECT THE REORGANIZED DEBTORS’ FINANCIAL RESULTS AND MUST BE CONSIDERED. ACCORDINGLY, ANY REVIEW OF THE PROJECTIONS SHOULD TAKE INTO ACCOUNT THE RISK FACTORS SET FORTH IN THE DISCLOSURE STATEMENT AND THE ASSUMPTIONS DESCRIBED HEREIN, INCLUDING ALL RELEVANT QUALIFICATIONS AND FOOTNOTES.

The Projections contain certain forward-looking statements, all of which are based on various estimates and assumptions. Such forward looking statements are subject to inherent uncertainties and to a wide variety of significant business, economic, and competitive risks, including those summarized herein. When used in the Projections, the words, “anticipate,” “believe,” “estimate,” “will,” “may,” “intend,” “expect,” and similar expressions should be generally identified as forward-looking statements. Although the Debtors believe that their plans, intentions, and expectations reflected in the forward-looking statements are reasonable, they cannot be sure that they will be achieved. These statements are only predictions and are not guarantees of future performance or results. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those contemplated by a forward-looking statement. All forward-looking statements attributable to the Debtors or Entities acting on their behalf are expressly qualified in their entirety by the cautionary statements set forth herein. Forward-looking statements speak only as of the date on which they are made. Except as required by law, the Debtors expressly disclaim any obligation to update any forward-looking statement, whether because of new information, future events, or otherwise.

[7]	All capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Debtors’ Chapter 11 Plan of Reorganization.

The Projections should be read in conjunction with the assumptions, qualifications, and explanations set forth in the Disclosure Statement and the Plan in their entirety as well as the notes and assumptions set forth below.

The Projections are subject to inherent risks and uncertainties, most of which are difficult to predict and many of which are beyond Management’s control. Although Management believes these assumptions are reasonable under the circumstances, such assumptions are subject to significant uncertainties, including, but not limited to, (a) changes in capital spending on oil field services in various end markets; (b) oil, natural gas, and other commodity pricing; (c) applicable laws and regulations; (d) interest rates and inflation; (e) business combinations among the Debtors’ competitors, suppliers, and customers; (f) severe or unseasonable weather; and (g) availability and cost of raw materials. Additional information regarding these uncertainties are described in the Disclosure Statement. Should one or more of the risks or uncertainties referenced in the Disclosure Statement occur, or should underlying assumptions prove incorrect, actual results and plans could differ materially from those expressed in the Projections. Further, new factors could cause actual results to differ materially from those described in the Projections, and it is not possible to predict all such factors, or to the extent to which any such factor or combination of factors may cause actual results to differ from those contained in the Projections. The Projections herein are not, and must not be viewed as, a representation of fact, prediction or guaranty of the reorganized Debtors’ future performance.

General Assumptions

a.	Overview

The Debtors and their consolidated subsidiaries provide seismic data acquisition, logistical support and processing services to customers in the oil and natural gas industry. In addition to the acquisition of 2D, 3D, time–lapse 4D and multi–component seismic data on land, in transition zones between land and water, and offshore in depths reaching 3,000 meters, the Debtors offer a full–suite of logistical support and data processing and interpretation services utilizing proprietary, patent–protected software. The Debtors operate crews around the world that are currently supported by owned land channels of seismic data acquisition equipment and other leased equipment as needed to complete particular projects. The business activities of the Debtors are primarily conducted through wholly–owned subsidiaries, branch offices and variable interest entities (“VIEs”) in North America, South America, Asia Pacific, West Africa and the Middle East.

Seismic data is used by major integrated oil companies, national oil companies and independent oil and gas exploration and production companies to identify and analyze drilling prospects and maximize successful extraction of oil and natural gas. Demand for seismic services depends on the level of spending by oil and natural gas companies, which is heavily influenced by current and expected future oil and gas prices. Historically, oil and natural gas prices, as well as the level of exploration and developmental activity, have fluctuated significantly. The cyclical nature of the oil and natural gas industry can have a significant effect on the Debtors’ revenue and profitability.

b.	Presentation

The Projections principally reflect the financial results from operating the Debtors’ assets as well the non-Debtors’ assets on a consolidated basis. The Projections contain non-GAAP financial measures as defined by SEC Regulation G. The Projections do not reflect the formal implementation of reorganization accounting. Furthermore, the Debtors’ independent auditor has not examined, compiled or performed any procedures with respect to the financial information contained in this exhibit.

c.	Methodology

Management developed a multi-year business plan for the Projection Period based on anticipated demand for seismic services as a result of expected spending by oil and gas exploration and production companies. Such spending levels are impacted by global prices for oil and natural gas. Management estimated activity levels within the seismic industry and project margins based on escalating commodity prices and its historical operating experience.

d.	Emergence

The Projections are based on, and assume the successful implementation of, the Debtors’ Plan. Emergence from the Chapter 11 Cases is assumed to occur on or around November 10, 2020 for the purposes of these projections. In deciding whether to vote to accept or reject the proposed Plan, creditors must make their own determinations as to the reasonableness of such assumptions and the reliability of the Projections. Moreover, the Projections were prepared solely in connection with the restructuring pursuant to the Plan.

Assumptions to the Financial Projections

a.	Revenue

The Projections include revenue generated from providing seismic data acquisition, logistical support and processing services to customers in the oil and natural gas industry. The revenue forecast is developed separately for each of the Reorganized Debtors’ primary operating regions, including: Alaska, Canada, Lower 48, Latin America, the Marine division, and other international. Improvement in the price of oil and natural gas prices factored into the Reorganized Debtors’ revenue and margin forecast.

b.	Operating Expenses

Operating expenses (“OpEx”) include mobilization and demobilization costs, operating overhead, supplies, repair and maintenance costs, safety costs, and rental costs, and other costs. OpEx is projected by region based on historical operating costs and expected service activity levels.

c.	General & Administrative Expenses (“G&A”)

G&A is primarily comprised of salary & benefits, rent, insurance, and other overhead necessary to manage the assets and business. Projected G&A is based on Management’s current view of the organizational structure, adjusted to consider additions to such expenses that are required to support the Management’s business plan.

d.	Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”)

EBITDA is anticipated to improve over the forecast period due to the following factors:

-	Increased demand for the Reorganized Debtors’ services due to stabilization, and increase, of oil and natural gas prices

-	Gross margin improvements due to increased equipment utilization rates and balancing of growth in the Reorganized Debtors’ primary operating regions

e.	Capital Expenditures

Capital Expenditures are projected to total approximately $13.0 million for calendar years 2021 through 2025 and primarily relate to routine repair and maintenance of the Reorganized Debtors’ existing equipment. Capital expenditures also include capitalized corporate expenditures, such as expenditures required to maintain the Reorganized Debtors’ information technology equipment and software.

f.	Working Capital

Working capital assumptions are primarily based on movements in accounts receivable and accounts payable. Projected balances are based on the historical cash conversion cycle of the Reorganized Debtors’ business. Certain of the Reorganized Debtors’ operating regions are highly seasonable and, as a result, the Reorganized Debtors experience significant swing in working capital throughout the year and from year to year.

g.	Income Taxes

Income tax expense is forecasted based on the applicable rates observed in the state, federal and international jurisdictions that Reorganized Debtors generate net income. The Debtors held net operating losses (“NOLs”) as of the Petition Date; however, the applicability of such NOLs to offset income is under review as of the date hereof. Such review is currently being conducted by professionals on behalf of the Reorganized Debtors. The NOLs that were held as of the Petition Date are not contemplated in the Projections.

h.	Capital Structure and Liquidity

The Projections assume that the post-emergence capital structure will be comprised of $49.7 million of debt, including (i) a $15.0 million First Lien Exit Facility placed via rights offering to the Prepetition Credit Agreement Lenders, Prepetition Term Loan Lenders, and Prepetition Convertible Noteholders, and supported by a Backstop Commitment to be provided by Backstop Parties comprised of certain of the

Consenting Creditors, (ii) $20.5 million through the satisfaction in full of the Prepetition Credit Agreement Advances through the entry into a Second Lien Exit Facility, (iii) $7.4 million of promissory notes payable with GTC, Inc., as adjusted for payments made during the bankruptcy proceeding, and (iv) $6.8 million pursuant to the PPP Note.

The First Lien Exit Facility will be secured by a perfected first priority security interest (subject to permitted liens) in substantially all of the Debtors’ present and after-acquired tangible and intangible assets, except for (i) those assets as to which the Requisite Backstop Lenders (as defined in the First Lien Exit Facility Term Sheet) shall determine in their sole discretion that the costs of obtaining such a security interest are excessive in relation to the value of the security to be afforded thereby and (ii) in the case of assets subject to the laws of foreign jurisdictions, subject to limitations of such foreign laws. The First Lien Exit Facility shall mature on the third (3rd) anniversary of the Effective Date and bear interest at a per annum rate of 12.75%, payable in cash on each interest payment date.

The Second Lien Exit Facility will be secured by a perfected second priority security interest (subject to permitted liens) in substantially all of the Debtors’ present and after-acquired tangible and intangible assets, except for those assets excluded from the “Collateral”, as provided in the First Lien Exit Facility. The Second Lien Exit Facility shall mature on the fourth (4th) anniversary of the Effective Date and bear interest at a per annum rate of 3.4%, payable in cash on each interest payment date.

The GTC Promissory Note is secured by a first priority lien on certain equipment. Such note bears interest at an annual rate of 7.0% and amortizes in equal monthly installments of principal and interest in the amount of $307,959.83. As of the assumed Effective Date, there will be twenty-six (26) monthly installment payments remaining.

The PPP Note is unsecured and bears interest at an annual interest rate of 1%. The PPP Note has a maturity of 2 years with all loan payments deferred for 6 months8. No loan payments are due prior to the Effective Date.

The Reorganized Debtors expect to fund their working capital needs and obligations arising under the Projections and the Plan with a combination of balance sheet cash at emergence and operating cash flow.

[8]

The PPP Flexibility Act, signed into law on June 4, 2020, allows, among other changes, (i) existing PPP loans to have their maturity length extended from 2 years to 5 years if the lender and borrower agree and (ii) an extension in the deferral period on loan payments until the date the lender receives the applicable forgiven amount from the SBA.

Reorganized Debtors Projected Income Statement

	Fiscal Year Ending December 31,
($ Millions USD)	2021	2022	2023	2024	2025

Total Revenues	$206.2	$231.0	$268.0	$283.0	$308.0
Operating Cost	172.4	183.5	208.6	217.6	230.7

Gross Profit	33.8	47.6	59.4	65.4	77.3
Gross Margin %	16.4%	20.6%	22.2%	23.1%	25.1%

General & Administrative Expense	18.5	20.2	22.6	23.5	25.1
Payments to JV Partner	2.3	3.3	3.6	3.6	3.6
Depreciation & Amortization	4.7	5.2	6.0	6.3	6.8
Other Expense / (Income)	3.3	4.3	4.3	4.3	4.3

EBIT	5.0	14.5	23.0	27.8	37.6

Interest Expense	3.8	3.7	3.7	1.2	0.5
Income Tax Expense	2.8	2.3	4.1	5.6	7.8
Reorganization Items	0.0	0.0	0.0	0.0	0.0

Net Income / (Loss)	($1.6)	$8.6	$15.3	$21.0	$29.3

Depreciation & Amortization	4.7	5.2	6.0	6.3	6.8
Interest Expense	3.8	3.7	3.7	1.2	0.5
Income Tax Expense	2.8	2.3	4.1	5.6	7.8

EBITDA	$9.7	$19.8	$29.0	$34.0	$44.4

Other Expense / (Income)	3.3	4.3	4.3	4.3	4.3

Adjusted EBITDA	$13.0	$24.1	$33.3	$38.3	$48.7

Note: Forecast does not reflect the estimated impact of Fresh Start Accounting adjustments expected to be implemented upon exit from the Chapter 11 Cases

(1)	Adjusted EBITDA includes add-backs for share-based compensation, foreign currency exchange loss, and other nonrecurring expenses

Reorganized Debtors Projected Balance Sheet

	Fiscal Year Ending December 31,
($ Millions USD)	2021	2022	2023	2024	2025

Cash & Short Term Investments	$10.1	$4.6	$6.8	$10.2	$41.5
Accounts Receivables	4.3	37.2	43.1	45.6	49.6
Deferred Costs on Contracts	4.4	4.4	4.4	4.4	4.4
Other Current Assets	10.4	10.4	10.4	10.4	10.4

Total Current Assets	29.3	56.6	64.7	70.5	105.9

Net PP&E	27.9	25.6	22.9	20.1	17.0
Goodwill	1.6	1.6	1.6	1.6	1.6
Intangible Assets	2.6	2.0	1.4	0.8	0.2
Tax Credits	1.5	1.5	0.0	0.0	0.0
Other Long-Term Assets	7.7	7.7	7.6	7.6	7.6

Total Assets	$70.6	$94.9	$98.2	$100.6	$132.3

Accounts Payable	2.9	22.0	25.0	26.1	27.7
Accrued Liabilities	8.8	8.8	8.8	8.8	8.8
Income & Other Taxes Payable	2.4	2.4	2.4	2.4	2.4
Deferred Revenue	7.4	7.4	7.4	7.4	7.4
Other Current Liabilities (less Geospace Note)	3.5	3.5	3.5	3.5	3.5

Total Current Liabilities	25.0	44.0	47.0	48.1	49.7

Long-Term Debt	45.4	41.4	25.6	5.1	5.1
Total Liabilities	70.4	85.4	72.6	53.2	54.8

Shareholders’ Equity	316.4	317.2	318.0	318.8	319.6
Retained Earnings	(316.2)	(307.7)	(292.4)	(271.4)	(242.1)

Total Shareholders’ Equity	0.2	9.6	25.6	47.4	77.5

Total Liabilities & Shareholders’ Equity	$70.6	$94.9	$98.2	$100.6	$132.3

Note: Forecast does not reflect the estimated impact of Fresh Start Accounting adjustments expected to be implemented upon exit from the Chapter 11 Cases

Reorganized Debtors Projected Cash Flow

	Fiscal Year Ending December 31,
($ Millions USD)	2021	2022	2023	2024	2025

Cash Flows From Operations:
Net Income / Loss	($1.6)	$8.6	$15.3	$21.0	$29.3

Depreciation & Amortization	4.7	5.2	6.0	6.3	6.8
Stock Based Compensation	0.8	0.8	0.8	0.8	0.8
Working Capital	(2.9)	(13.8)	(2.9)	(1.3)	(2.5)
Tax Credits	0.0	0.0	1.5	0.0	0.0
Other	0.1	0.1	0.1	0.0	0.0

Cash From / (Used In) Operations	1.1	0.8	20.6	26.7	34.4

Cash Flows From Investing:
Purchase of Property & Equipment	(2.1)	(2.3)	(2.7)	(2.8)	(3.1)

Cash From / (Used In) Investing	(2.1)	(2.3)	(2.7)	(2.8)	(3.1)

Cash Flows From Financing:
Proceeds from Issuance / (Repayment) of Debt	(5.9)	(4.1)	(15.8)	(20.5)	0.0

Cash From / (Used In) Financing	(5.9)	(4.1)	(15.8)	(20.5)	0.0

Beginning Cash	17.0	10.1	4.6	6.8	10.2
Net Cash Flow	(6.9)	(5.5)	2.2	3.4	31.3

Ending Cash	$10.1	$4.6	$6.8	$10.2	$41.5

Note: Forecast does not reflect the estimated impact of Fresh Start Accounting adjustments expected to be implemented upon exit from the Chapter 11 Cases

EXHIBIT E

Valuation Analysis

Valuation Analysis of Reorganized Debtors

THE INFORMATION CONTAINED HEREIN IS NOT A PREDICTION OR GUARANTEE OF THE ACTUAL MARKET VALUE THAT MAY BE REALIZED THROUGH THE SALE OF ANY SECURITIES TO BE ISSUED PURSUANT TO THE PLAN. THE INFORMATION IS PRESENTED SOLELY FOR THE PURPOSE OF PROVIDING ADEQUATE INFORMATION UNDER SECTION 1125 OF THE BANKRUPTCY CODE TO ENABLE THE HOLDERS OF CLAIMS ENTITLED TO VOTE TO ACCEPT OR REJECT THE PLAN TO MAKE AN INFORMED JUDGMENT ABOUT THE PLAN AND SHOULD NOT BE USED OR RELIED UPON FOR ANY OTHER PURPOSE, INCLUDING THE PURCHASE OR SALE OF CLAIMS AGAINST THE DEBTORS OR ANY OF THEIR AFFILIATES.

A.	Estimated Valuation

Solely for the purposes of the Plan and the Disclosure Statement, Imperial Capital LLC (“Imperial”), as investment banker to the Debtors, has estimated a range of total enterprise value (“Enterprise Value”) for the Reorganized Debtors on a consolidated going-concern basis (the “Valuation Analysis”). The Valuation Analysis is based on financial information and projections provided by the Debtors’ management, including the Financial Projections attached to the Disclosure Statement as Exhibit D (collectively the “Projections”), and information provided by other sources. The Valuation Analysis assumes that the Effective Date will occur on November 10, 2020. The valuation estimates set forth herein represent valuation analyses of the Reorganized Debtors generally based on the application of customary valuation techniques deemed appropriate. Based on the Projections and solely for the purposes of the Plan, the value of the Reorganized Debtors’ operations on a going concern basis (the “Enterprise Value”) is estimated to be approximately $52.6 million to $80.3 million with a midpoint of $66.4 million. The Valuation Analysis assumes that, between the date of filing of the Disclosure Statement and the assumed Effective Date, no material changes that would affect estimated valuation will occur. The Valuation Analysis does not constitute an opinion as to fairness from a financial point of view of the consideration to be received or paid under the Plan, of the terms and provisions of the Plan, or with respect to any other matters.

B.	Valuation Methodology

The consolidated value of the Reorganized Debtors was estimated by primarily relying on three generally accepted valuation techniques: (i) Precedent Transaction Analysis, (ii) Comparable Company Analysis and (iii) Discounted Cash Flow (“DCF”) Analysis.

(i)	Precedent Transaction Analysis:

Precedent Transaction Analysis estimates the value of a company based on prices paid for similar companies in recent transactions. A set of recent transactions was selected based on the sellers’ comparability to the Reorganized Debtors including factors such as business, geography and end markets, growth prospects, financial stability, and size and scale, among other factors.

In deriving Enterprise Value ranges under the Precedent Transaction Analysis methodology, transaction value to Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”) multiples were the primary valuation metric. For each selected transaction, implied transaction value multiples were calculated by dividing the total transaction value by the trailing twelve-month EBITDA at the time of the transaction. Based on trailing twelve-month EBITDA multiples of the selected transactions and certain qualitative judgments based on differences between the characteristics of the Reorganized Debtors and the selected reference group, a range of multiples was then applied to Reorganized Debtors’ trailing twelve-month EBITDA.

(ii)	Comparable Public Company Analysis:

Comparable Public Company Analysis estimates the value of a company relative to other publicly traded companies with similar operating and financial characteristics. A set of publicly traded companies was selected based on similar business and financial characteristics to the Reorganized Debtors. Criteria for the selected reference group included, among other relevant characteristics, similarity in business, business risks, growth prospects, service line mix, customer base, margins, market presence, size and scale of operations. The selected reference group may not be comparable to the Reorganized Debtors in all aspects, and may differ materially in others.

In deriving Enterprise Value ranges under the Comparable Public Company Analysis methodology, enterprise value to EBITDA multiples were the primary valuation metric. Based on 2019 actual and 2020 and 2021 consensus EBITDA estimates, enterprise value to EBITDA multiples of this reference group and certain qualitative judgments based on differences between the characteristics of the Reorganized Debtors and the selected reference group, a range of multiples was then applied to the Reorganized Debtors’ 2019 actual EBITDA, and Management’s estimates for 2020 and 2021 EBITDA. The analysis relied on enterprise values calculated based on the book value of debt.

(iii)	Discounted Cash Flow Analysis:

DCF analysis is a forward-looking enterprise valuation methodology that estimates the value of an asset or business by calculating the present value of expected future cash flows to be generated by that asset or business. Under this methodology, projected future cash flows are discounted by the business’ weighted average cost of capital (the “Discount Rate”). The Discount Rate reflects the estimated rate of return that would be required by debt and equity investors to invest in the asset or business based on its capital structure. The Enterprise Value of the Reorganized Debtors’ is determined by calculating the present value of the unlevered after-tax free cash flows based on the Projections provided by management plus an estimate for the value of the Reorganized Debtors’ beyond the Projection Period, known as the terminal value. The range of potential terminal values was calculated by applying a range of multiples to EBITDA in the final year of the Projection Period. The terminal value was then discounted back to the assumed Effective Date.

THE VALUATION ANALYSIS REFLECTS WORK PERFORMED BY IMPERIAL ON THE BASIS OF INFORMATION IN RESPECT OF THE BUSINESSES AND ASSETS OF THE DEBTORS AVAILABLE TO IMPERIAL AS OF AUGUST 27, 2020. IT SHOULD BE UNDERSTOOD THAT, ALTHOUGH SUBSEQUENT DEVELOPMENTS MAY AFFECT IMPERIAL’S CONCLUSIONS, IMPERIAL DOES NOT HAVE ANY OBLIGATION TO UPDATE, REVISE, OR REAFFIRM ITS VALUATION ANALYSIS AND DOES NOT INTEND TO DO SO. IMPERIAL DID NOT INDEPENDENTLY VERIFY THE PROJECTIONS OR OTHER INFORMATION THAT IMPERIAL USED IN THE VALUATION ANALYSIS, AND NO INDEPENDENT VALUATIONS OR APPRAISALS OF THE DEBTORS WERE SOUGHT OR OBTAINED IN CONNECTION THEREWITH. THE VALUATION ANALYSIS WAS DEVELOPED SOLELY FOR PURPOSES OF

THE PLAN AND THE ANALYSIS OF POTENTIAL RELATIVE RECOVERIES TO CREDITORS THEREUNDER. THE VALUATION ANALYSIS REFLECTS THE APPLICATION OF VARIOUS VALUATION TECHNIQUES, DOES NOT PURPORT TO BE AN OPINION AND DOES NOT PURPORT TO REFLECT OR CONSTITUTE AN APPRAISAL, LIQUIDATION VALUE, OR ESTIMATE OF THE ACTUAL MARKET VALUE THAT MAY BE REALIZED THROUGH THE SALE OF ANY SECURITIES TO BE ISSUED OR ASSETS TO BE SOLD PURSUANT TO THE PLAN, WHICH MAY BE SIGNIFICANTLY DIFFERENT THAN THE AMOUNTS SET FORTH IN THE VALUATION ANALYSIS.

THE VALUE OF AN OPERATING BUSINESS IS SUBJECT TO NUMEROUS UNCERTAINTIES AND CONTINGENCIES THAT ARE DIFFICULT TO PREDICT AND WILL FLUCTUATE WITH CHANGES IN FACTORS AFFECTING THE FINANCIAL CONDITION AND PROSPECTS OF SUCH A BUSINESS. AS A RESULT, THE VALUATION ANALYSIS IS NOT NECESSARILY INDICATIVE OF ACTUAL OUTCOMES, WHICH MAY BE SIGNIFICANTLY MORE OR LESS FAVORABLE THAN THOSE SET FORTH HEREIN. BECAUSE SUCH ESTIMATES ARE INHERENTLY SUBJECT TO UNCERTAINTIES, NEITHER THE DEBTORS, IMPERIAL, NOR ANY OTHER PERSON ASSUMES RESPONSIBILITY FOR THEIR ACCURACY. IN ADDITION, THE POTENTIAL VALUATION OF NEWLY ISSUED SECURITIES IS SUBJECT TO ADDITIONAL UNCERTAINTIES AND CONTINGENCIES, ALL OF WHICH ARE DIFFICULT TO PREDICT. ACTUAL MARKET PRICES OF SUCH SECURITIES AT ISSUANCE WILL DEPEND UPON, AMONG OTHER THINGS, PREVAILING INTEREST RATES, CONDITIONS IN THE FINANCIAL AND COMMODITY MARKETS, THE ANTICIPATED INITIAL SECURITIES HOLDINGS OF PREPETITION CREDITORS, SOME OF WHICH MAY PREFER TO LIQUIDATE THEIR INVESTMENT RATHER THAN HOLD IT ON A LONG-TERM BASIS, THE POTENTIALLY DILUTIVE IMPACT OF CERTAIN EVENTS, INCLUDING THE ISSUANCE OF EQUITY SECURITIES PURSUANT TO ANY MANAGEMENT INCENTIVE COMPENSATION PLAN, AND OTHER FACTORS THAT GENERALLY INFLUENCE THE PRICES OF SECURITIES.

Imperial assumed that the Projections were reasonably prepared in good faith and on a basis reflecting the Debtors’ best estimates and judgments as to the future operating and financial performance of the Reorganized Debtors. The Valuation Analysis assumes that the actual performance of the Reorganized Debtors will correspond to the Projections in all material respects. If the business performs at levels below or above those set forth in the Projections, such performance may have a materially negative or positive impact, respectively, on the Valuation Analysis and estimated potential ranges of Enterprise Value therein. In preparing the Valuation Analysis, Imperial: (a) reviewed certain historical financial information of the Debtors for recent years and interim periods; (b) reviewed certain financial and operating data of the Debtors, including the Projections; (c) discussed the Debtors’ operations and future prospects with the Debtors’ senior management team and third-party advisors; (d) reviewed certain publicly available financial data for, and considered the market value of, public companies that Imperial deemed generally relevant in analyzing the value of the Reorganized Debtors; (e) considered certain economic and industry information that Imperial deemed generally relevant to the Reorganized Debtors; and (f) conducted such other studies, analyses, inquiries, and investigations as deemed appropriate. Imperial assumed and relied on the accuracy and completeness of all financial and other information furnished to it by the Debtors’ management and other parties as well as publicly available information. The Valuation Analysis does not constitute a recommendation to any holder of Allowed Claims or any other person as to how such person should vote or otherwise act with respect to the Plan. Imperial has not been requested to, and does not express any view as to, the potential value of the Reorganized Debtors’ securities at issuance or at any other time.

Imperial did not estimate the value of any tax attributes nor did it estimate the impact of any cancellation of indebtedness income on the Reorganized Debtors’ Projections. Such matters are subject to many uncertainties and contingencies that are difficult to predict. Any changes to the assumptions on the availability of tax attributes or the impact of cancellation of indebtedness income on the Reorganized Debtors’ Projections could materially impact Imperial’s valuation analysis.

THE SUMMARY SET FORTH ABOVE DOES NOT PURPORT TO BE A COMPLETE DESCRIPTION OF THE VALUATION ANALYSIS PERFORMED BY IMPERIAL. THE PREPARATION OF A VALUATION ANALYSIS INVOLVES VARIOUS DETERMINATIONS AS TO THE MOST APPROPRIATE AND RELEVANT METHODS OF FINANCIAL ANALYSIS AND THE APPLICATION OF THESE METHODS IN THE PARTICULAR CIRCUMSTANCES AND, THEREFORE, SUCH AN ANALYSIS IS NOT READILY SUITABLE TO SUMMARY DESCRIPTION. THE VALUATION ANALYSIS PERFORMED BY IMPERIAL IS NOT NECESSARILY INDICATIVE OF ACTUAL VALUES OR FUTURE RESULTS, WHICH MAY BE SIGNIFICANTLY MORE OR LESS FAVORABLE THAN THOSE DESCRIBED HEREIN.

IMPERIAL IS ACTING AS INVESTMENT BANKER TO THE DEBTORS, AND HAS NOT BEEN, WILL NOT BE RESPONSIBLE FOR, AND WILL NOT PROVIDE ANY TAX, ACCOUNTING, ACTUARIAL, LEGAL, OR OTHER SPECIALIST ADVICE

EXHIBIT F

Rights Offering Procedures

SAEXPLORATION HOLDINGS, INC. (THE “COMPANY”)

RIGHTS OFFERING PROCEDURES9

•

Convertible Noteholders: You and your affiliates combined must hold at least $1,000,000 principal amount of Convertible Notes Claims to be able to exercise at least one of your Subscription Rights to purchase New Term Loans (as defined below) and New First Lien Exit Facility Equity (the “Rights Offering Securities”).

•

Prepetition Term Loan Lenders: You and your affiliates combined must hold at least $1,000,000 principal amount of Term Loan Claims to be able to exercise at least one of your Subscription Rights to purchase Rights Offering Securities.

•

Prepetition Credit Agreement Lenders: You and your affiliates combined must hold at least $300,000 principal amount of Credit Agreement Claims to be able to exercise at least one of your Subscription Rights to purchase Rights Offering Securities.

•

Backstop Parties: Pursuant to the Backstop Agreement, the Backstop Parties must exercise all of their Subscription Rights and, in addition, will be required, subject to the terms and conditions of the Backstop Agreement, to purchase any Rights Offering Securities with respect to which Subscription Rights have not been exercised.

•	If you exercise your Subscription Rights, you will have to PAY for such exercise at the Purchase Price, as described further below.

•	You are not required to exercise any of your Subscription Rights (unless you are a Backstop Party), but you may do so if you wish and if you follow the required procedures.

•

Additional information is provided in this document and in the Subscription Form for Convertible Noteholder Offering, Term Loan Lender Offering, or Credit Agreement Lender Offering (each, a “Subscription Form”) enclosed herewith.

The Rights Offering Securities comprise $15,000,000 aggregate principal amount of term loans under the First Lien Exit Facility (the “New Term Loans”), accompanied by 8,645,000 shares of New First Lien Exit Facility Equity.

Each Subscription Right and share of New First Lien Exit Facility Equity is being distributed and issued by the Company without registration under the Securities Act of 1933, as

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Capitalized terms used and not defined herein shall have the meanings assigned to them in the (i) Restructuring Support Agreement, dated as of August 27, 2020 (including all the exhibits thereto, as may be amended, supplemented or otherwise modified from time to time, the “Restructuring Support Agreement”), (ii) Backstop Commitment Agreement, dated as of August 27, 2020 (the “Backstop Agreement”) and (iii) Plan (as defined below).

amended (the “Securities Act”), in reliance upon the exemption provided by Section 4(a)(2) thereof and/or Regulation D thereunder or another available exemption from registration under the Securities Act. None of the Subscription Rights or the New First Lien Exit Facility Equity issuable upon exercise of such Subscription Rights distributed pursuant to these Rights Offering Procedures have been or, at the time of original issuance, will be registered under the Securities Act, nor any state law requiring registration for offer and sale of a security.

The Subscription Rights will not be detachable or transferable separately from Convertible Notes Claims, Term Loan Claims, or Credit Agreement Claims, as applicable. Rather, the Subscription Rights will trade together with the underlying Convertible Notes Claims, Term Loan Claims, or Credit Agreement Claims and be evidenced by the underlying Convertible Notes Claims, Term Loan Claims, or Credit Agreement Claims until the Subscription Instruction Deadline (as set forth below), subject to such limitations, if any, that would be applicable to the transferability of the underlying Convertible Notes Claims, Term Loan Claims, or Credit Agreement Claims; and, provided further, that following the exercise of any Subscription Rights, the holder thereof shall be prohibited from transferring or assigning Convertible Notes Claims, Term Loan Claims, or Credit Agreement Claims, as applicable, corresponding to such Subscription Rights until the termination or consummation of the Rights Offering.

No New First Lien Exit Facility Equity may be sold or transferred except pursuant to an exemption from registration under the Securities Act or the securities laws of any state.

Rights Offering Securities are available only to, and any invitation, offer or agreement to purchase will be entered into only with, Eligible Holders. Any person who is not an Eligible Holder should not act or rely on this document or any of its contents.

The Disclosure Statement has separately been distributed in connection with the Debtors’ solicitation of votes to accept or reject the Plan and that document sets forth important information, including risk factors, that should be carefully read and considered by each Eligible Holder prior to making a decision to participate in the Rights Offering. Additional copies of the Disclosure Statement are available upon request from Epiq Corporate Restructuring, LLC (the “Subscription Agent”) or on the restructuring website, https://dm.epiq11.com/SAExploration.

The Rights Offering is being conducted by the Company in good faith and in compliance with the Bankruptcy Code. In accordance with Section 1125(e) of the Bankruptcy Code, a debtor or any of its agents that participate, in good faith and in compliance with the applicable provisions of the Bankruptcy Code, in the offer, issuance, sale, or purchase of a security offered or sold under the plan of the debtor, of an affiliate participating in a joint plan with the debtor, or of a newly organized successor to the debtor under the plan, is not liable, on account of such participation, for violation of any applicable law, rule, or regulation governing the offer, issuance, sale or purchase of securities.

The distribution or communication of these Rights Offering Procedures and the issue of the New First Lien Exit Facility Equity in certain jurisdictions may be restricted by law. No

2

action has been taken or will be taken to permit the distribution or communication of these Rights Offering Procedures in any jurisdiction where any action for that purpose may be required. Accordingly, these Rights Offering Procedures may not be distributed or communicated, and the New First Lien Exit Facility Equity may not be subscribed, purchased or issued, in any jurisdiction except in circumstances where such distribution, communication, subscription, purchase or issue would comply with all applicable laws and regulations without the need for the Company to take any action or obtain any consent, approval or authorization therefor except for any notice filings required under U.S. federal and applicable state securities laws.

The New First Lien Exit Facility Equity issued upon exercise of a Subscription Right shall be stamped or otherwise imprinted with a legend in substantially the following form:

“THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

(1) REPRESENTS THAT (A) IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT OR (B) IT IS AN “ACCREDITED INVESTOR” AS SUCH TERM IS DEFINED IN RULE 501 OF REGULATION D OF THE SECURITIES ACT OR (C) IT IS A NON-U.S. PERSON WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT LOCATED OUTSIDE THE UNITED STATES, AND

(2) AGREES FOR THE BENEFIT OF SAEXPLORATION HOLDINGS, INC. (THE “COMPANY”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO DATE THAT IS ONE YEAR AFTER ISSUE DATE HEREOF, EXCEPT:

(A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, OR

(B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, OR

(C) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, OR

(D) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT; OR

3

(E) PURSUANT TO AN OFFER AND SALE THAT OCCUR OUTSIDE THE UNITED STATES TO A NON-U.S. PERSON WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH CLAUSE (2)(D) ABOVE, THE COMPANY AND ITS TRANSFER AGENT RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.”

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Eligible Holders should note the following times relating to the Rights Offering:

Date	Calendar Date	Event
Subscription Commencement Date	September 16, 2020	Commencement of the Rights Offering and the first date on which Eligible Holders of the Convertible Notes Claims, Term Loan Claims, and Credit Agreement Claims become eligible to exercise Subscription Rights.

Subscription Instruction Deadline	October 19, 2020

The deadline for Eligible Holders to subscribe for Rights Offering Securities.

The Eligible Holders’ Subscription Forms must be received by the Subscription Agent at the address set forth in the Subscription Form by the Subscription Instruction Deadline.

Subscription Payment Deadline	October 20, 2020

All Eligible Holders of Convertible Notes Claims, Term Loan Claims, and Credit Agreement Claims must pay the Purchase Price to the Subscription Agent in accordance with the instructions provided in the applicable Subscription Form.

Eligible Holders of Convertible Notes Claims, Term Loan Claims, and Credit Agreement Claims who are not Backstop Parties must pay the applicable Purchase Price to the Subscription Agent by the Subscription Payment Deadline.

Eligible Holders of Convertible Notes Claims, Term Loan Claims, and Credit Agreement Claims who are Backstop Parties must pay the applicable Funding Amount to the Subscription Agent by no later than two Business Days prior to the Effective Date (the “Backstop Funding Deadline”).

To Eligible Holders:

On August 27, 2020, the Company and certain of its affiliates (collectively, the “Debtors”) commenced voluntary cases captioned In re SAExploration Holdings, Inc., et.al., Case No. 20-34306 jointly administered under chapter 11 of title 11 of the United States Code, 11 U.S.C. §§ 101 et seq., in the United States Bankruptcy Court for the Southern District of Texas, Houston Division (the “Bankruptcy Court”). On September 15, 2020, the Company filed the Debtors’ First Amended Chapter 11 Plan of Reorganization (as it may be further amended, modified and supplemented from time to time, the “Plan”) with the Bankruptcy Court, which is attached as Exhibit A to the Second Amended Disclosure Statement for the Debtors’ Chapter 11 Plan of Reorganization [Docket No. [•]] (as may be amended from time to time in accordance with its terms, the “Disclosure Statement”). Pursuant to the Plan, each Eligible Holder is eligible to participate in the Rights Offering. You are an Eligible Holder if you are any of the below:

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•

Eligible Convertible Noteholder. Each holder of a Convertible Notes Claim during the period beginning on the Subscription Commencement Date and ending on the Subscription Instruction Deadline that is either (i) an “accredited investor” as defined in Rule 501(a) of Regulation D under the Securities Act (an “Accredited Investor”), (ii) a “qualified institutional buyer” as defined in Rule 144A under the Securities Act (a “QIB”) or (iii) a non-U.S. Person within the meaning of Regulation S under the Securities Act located outside the United States and makes certain other customary representations and warranties is an “Eligible Convertible Noteholder”.

•

Eligible Term Loan Lender. Each holder of a Term Loan Claim during the period beginning on the Subscription Commencement Date and ending on the Subscription Instruction Deadline that is, in each case, either (i) an Accredited Investor, (ii) a QIB or (iii) a non-U.S. Person within the meaning of Regulation S under the Securities Act located outside the United States and makes certain other customary representations and warranties is an “Eligible Term Loan Lender”.

•

Eligible Credit Agreement Lender. Each holder of a Credit Agreement Claim during the period beginning on the Subscription Commencement Date and ending on the Subscription Instruction Deadline that is, in each case, either (i) an Accredited Investor, (ii) a QIB or (iii) a non-U.S. Person within the meaning of Regulation S under the Securities Act located outside the United States and makes certain other customary representations and warranties is an “Eligible Credit Agreement Lender” (collectively with Eligible Convertible Noteholders and Eligible Term Lenders, “Eligible Holders”).

Each Eligible Holder is entitled to participate in the Rights Offering in accordance with the terms and conditions of these Rights Offering Procedures.

For the avoidance of doubt, an Eligible Holder is anyone who holds the relevant Convertible Notes Claims, Term Loan Claims, and/ or Credit Agreement Claims during the period beginning on the Subscription Commencement Date and ending on the Subscription Instruction Deadline (the “Rights Exercise Period”) and is either (i) an Accredited Investor, (ii) a QIB or (iii) a non-U.S. Person within the meaning of Regulation S under the Securities Act located outside the United States at all times during the Rights Exercise Period. The Noteholder Rights Offering, the Term Lender Rights Offering, and the Credit Agreement Rights Offering are collectively referred to herein as the “Rights Offering”.

Only Eligible Holders that complete the eligibility certifications included as part of the Subscription Form may participate in the Rights Offering.

Rights Offering Securities: Rights Offering Securities comprise $15,000,000 New Term Loans and 8,645,000 shares of New First Lien Exit Facility Equity, with each $1,000 principal amount of the New Term Loans accompanied by 576.3333 shares of New First Lien Exit Facility Equity.

6

Convertible Notes Claims: Pursuant to the Plan, each holder of Convertible Notes Claims during the Rights Exercise Period will have the right (but not the obligation, unless such holder is also a Backstop Party) to subscribe for its pro rata portion of 9.5% of the Rights Offering Securities (the “Noteholder Rights Offering,” and such Rights Offering Securities, the “Noteholder Rights Offering Securities”) at the Purchase Price.

Term Loan Claims: Pursuant to the Plan, each holder of Term Loan Claims during the Rights Exercise Period will have the right (but not the obligation, unless such holder is also a Backstop Party) to subscribe for its pro rata portion of 12.5% of the Rights Offering Securities (the “Term Lender Rights Offering,” and such Rights Offering Securities, the “Term Lender Rights Offering Securities”) at the Purchase Price.

Credit Agreement Claims: Pursuant to the Plan, each holder of Credit Agreement Claims during the Rights Exercise Period will have the right (but not the obligation, unless such holder is also a Backstop Party) to subscribe for its pro rata portion of 78% of the Rights Offering Securities (the “Credit Agreement Rights Offering,” and such Rights Offering Securities, the “Credit Agreement Rights Offering Securities”) at the Purchase Price.

The “Purchase Price” for the Rights Offering Securities shall equal 100% of the principal amount of the New Term Loans being purchased as part of the Rights Offering Securities.

No Eligible Holder (except a Backstop Party) shall be entitled to participate in the Rights Offering unless the aggregate Purchase Price for the Rights Offering Securities it subscribes for is received by the Subscription Agent by the Subscription Payment Deadline.

Eligible Holders who are Backstop Parties must pay the applicable Funding Amount to the Subscription Agent by the Backstop Funding Deadline, subject to the terms and conditions of the Backstop Agreement.

The rights and obligations of the Backstop Parties in the Rights Offering shall be governed by the Backstop Agreement to the extent the rights or obligations set forth therein differ from the rights and obligations set forth in these Rights Offering Procedures or any Subscription Form.

No interest is payable on any advanced funding of the Purchase Price. If the Rights Offering is terminated for any reason, the aggregate Purchase Price previously received by the Subscription Agent will be returned to Eligible Holders as provided in Section 6 hereof. No interest will be paid on any returned Purchase Price.

To participate in the Rights Offering, an Eligible Holder must complete all of the steps outlined below. If an Eligible Holder does not complete all of the steps outlined below by the Subscription Instruction Deadline or the Subscription Payment Deadline or Funding Deadline, as applicable, such Eligible Holder shall be deemed to have forever and irrevocably relinquished and waived its right to participate in the Rights Offering.

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1.	Rights Offering

Eligible Holders that have provided the eligibility certifications included in the Subscription Forms have the right, but not the obligation (unless such holder is also a Backstop Party), to participate in the Rights Offering.

During the Rights Exercise Period, (i) Eligible Convertible Noteholders are eligible to subscribe for their pro rata portion of the Noteholder Rights Offering Securities, (ii) Eligible Term Loan Lenders are eligible to subscribe for their pro rata portion of the Term Lender Rights Offering Securities, and (iii) Eligible Credit Agreement Lenders are eligible to subscribe for their pro rata portion of the Credit Agreement Rights Offering Securities.

Subject to the terms and conditions set forth in the Plan and these Rights Offering Procedures, each Eligible Convertible Noteholder during the Rights Exercise Period is entitled to subscribe for $23.75 of Noteholder Rights Offering Securities per $1,000 of principal amount of Convertible Notes Claims held. You and your affiliates combined must hold at least $1,000,000 principal amount of Convertible Notes Claims to be able to exercise at least one Subscription Right.

Subject to the terms and conditions set forth in the Plan and these Rights Offering Procedures, each Eligible Term Loan Lender during the Rights Exercise Period is entitled to subscribe for $64.66 of Term Loan Rights Offering Securities per $1,000 of principal amount of Term Loan Claims held. You and your affiliates combined must hold at least $1,000,000 principal amount of Term Loan Claims to be able to exercise at least one Subscription Right.

Subject to the terms and conditions set forth in the Plan and these Rights Offering Procedures, each Eligible Credit Agreement Lender during the Rights Exercise Period is entitled to subscribe for $570.73 of Credit Agreement Rights Offering Securities per $1,000 of principal amount of Credit Agreement Claims held. You and your affiliates combined must hold at least $300,000 principal amount of Credit Agreement Claims to be able to exercise at least one Subscription Right.

There will be no over-subscription privilege in the Rights Offering. Any Rights Offering Securities that are unsubscribed by the Eligible Holders entitled thereto will not be offered to other Eligible Holders but will be purchased by the applicable Backstop Parties in accordance with the Backstop Agreement. Subject to the terms and conditions of the Backstop Agreement, each Backstop Party is obligated to (x) exercise all applicable Subscription Rights that are held by it as of the Subscription Instruction Deadline and (y) subject to such Backstop Party’s Backstop Commitment, purchase its pro rata portion of the unsubscribed Rights Offering Securities, in each case subject to the terms and conditions of the Backstop Agreement.

Eligible Holders will be subject to restrictions under the Securities Act on their ability to resell the shares of New First Lien Exit Facility Equity, as discussed in more detail in Article VI of the Disclosure Statement, entitled “Transfer Restrictions and Consequences under Federal Securities Laws.”

SUBJECT TO THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING PROCEDURES AND THE BACKSTOP AGREEMENT IN THE CASE OF ANY BACKSTOP PARTY, ALL SUBSCRIPTIONS SET FORTH IN THE APPLICABLE SUBSCRIPTION FORM(S) ARE IRREVOCABLE.

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2.	Rights Exercise Period

The Rights Offering will commence on the Subscription Commencement Date and will expire at the Subscription Instruction Deadline. Each Eligible Holder intending to purchase Rights Offering Securities in any Rights Offering must affirmatively elect to exercise its Subscription Rights in the manner set forth in the applicable Subscription Form by the Subscription Instruction Deadline and must pay for any exercised Subscription Rights by the applicable deadline.

Any exercise (including payment) of the Subscription Rights to purchase Noteholder Rights Offering Securities (the “Noteholder Subscription Rights”) by an Eligible Convertible Noteholder after the Subscription Instruction Deadline will not be allowed and any purported exercise (including payment) received by the Subscription Agent after the Subscription Instruction Deadline, regardless of when the documents or payment relating to such exercise were sent, will not be honored, except that the Company shall have the discretion, with the consent of the Required Backstop Parties, to allow any exercise of Noteholder Subscription Rights after the Subscription Instruction Deadline.

Any exercise (including payment) of the Subscription Rights to purchase Term Lender Rights Offering Securities (the “Term Lender Subscription Rights”) by an Eligible Term Lender after the Subscription Instruction Deadline will not be allowed and any purported exercise (including payment) received by the Subscription Agent after the Subscription Instruction Deadline, regardless of when the documents or payment relating to such exercise were sent, will not be honored, except that the Company shall have the discretion, with the consent of the Required Backstop Parties, to allow any exercise of Term Lender Subscription Rights after the Subscription Instruction Deadline.

Any exercise (including payment) of the Subscription Rights to purchase Credit Agreement Rights Offering Securities (the “Credit Agreement Subscription Rights” and, together with the Noteholder Subscription Rights and the Term Lender Subscription Rights, the “Subscription Rights”) by an Eligible Credit Agreement Lender after the Subscription Instruction Deadline will not be allowed and any purported exercise (including payment) received by the Subscription Agent after the Subscription Instruction Deadline, regardless of when the documents or payment relating to such exercise were sent, will not be honored, except that the Company shall have the discretion, with the consent of the Required Backstop Parties, to allow any exercise of Credit Agreement Subscription Rights after the Subscription Instruction Deadline.

The Subscription Instruction Deadline may be extended by the Company with the prior written consent of the Required Backstop Parties, or as required by law.

3.	Delivery of Subscription Documents

Each Eligible Holder may exercise all or any portion of such Eligible Holder’s Subscription Rights, but subject to the terms and conditions contained herein. In order to facilitate the exercise of the Subscription Rights, beginning on the Subscription Commencement Date, the applicable Subscription Form and these Rights Offering Procedures will be sent to Eligible Holders at that time, together with appropriate instructions for the proper completion, due execution and timely delivery of the executed Subscription Form and the payment of the applicable aggregate Purchase Price for its Rights Offering Securities.

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4.	Exercise of Subscription Rights; Payment

In order to validly exercise its Noteholder Subscription Rights, Term Lender Subscription Rights, and/or its Credit Agreement Subscription Rights, all Eligible Holders must:

(a) return duly completed and executed applicable Subscription Forms to the Subscription Agent (with accompanying IRS Form W-9 or appropriate IRS Form W-8, as applicable); and

(b) pay the applicable Purchase Price (i) if such Eligible Holder is a Backstop Party, by the Backstop Funding Deadline in accordance with the Backstop Agreement, and (ii) otherwise, to the Subscription Agent by wire transfer ONLY of immediately available funds in accordance with the wire instructions included in the Subscription Form by the Subscription Payment Deadline.

5.	Transfer Restriction; Revocation

•

The Subscription Rights will not be detachable or transferable separately from Convertible Notes Claims, Term Loan Claims, or Credit Agreement Claims, as applicable. If any Subscription Rights are transferred by an Eligible Holder in contravention of the foregoing, the Subscription Rights will be cancelled, and neither such Eligible Holder nor the purported transferee will receive any Rights Offering Securities otherwise purchasable on account of such transferred Subscription Rights;

•

The Subscription Rights together with the underlying Convertible Notes Claims, Term Loan Claims, or Credit Agreement Claims, as applicable, will trade together as a unit, subject to such limitations, if any, that would be applicable to the transferability of the underlying Convertible Notes Claims, Term Loan Claims, or Credit Agreement Claims, as applicable; and

•

Once an Eligible Holder has properly exercised its Subscription Rights, subject to the terms and conditions contained in these Rights Offering Procedures and the Backstop Agreement in the case of any Backstop Party, such exercise will be irrevocable. Moreover, following the exercise of any Subscription Rights, the holder thereof shall be prohibited from transferring or assigning Convertible Notes Claims, Term Loan Claims, or Credit Agreement Claims, as applicable, corresponding to such Subscription Rights until the termination or consummation of the Rights Offering.

6.	Release of cash to Debtors/Termination/Return of Payment

(a) The cash paid to the Subscription Agent in accordance with these Rights Offering Procedures (and with respect to the Backstop Parties, the Backstop Agreement) will be deposited and held by the Subscription Agent in a segregated account until released to the Debtors in

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connection with the settlement of the Rights Offering on the Effective Date. The Subscription Agent may not use such cash for any other purpose and may not encumber or permit such cash to be encumbered with any lien or similar encumbrance. The cash held by the Subscription Agent hereunder shall not be deemed part of the Debtors’ bankruptcy estates.

(b) Unless the Effective Date has occurred, the Rights Offering will be deemed automatically terminated without any action of any party upon the earlier of (i) termination of the Backstop Agreement in accordance with its terms, (ii) termination of the Restructuring Support Agreement in accordance with its terms and (iii) the revocation or withdrawal of the Plan by the Debtors. In the event the Rights Offering is terminated, any payments received pursuant to these Rights Offering Procedures will be returned, without interest, to the applicable Eligible Holder as soon as reasonably practicable.

7.	Know-Your-Customer and Other Requirements

On or prior to five (5) Business Days prior to the Effective Date, each Eligible Holder that has exercised its Subscription Rights must provide the administrative agent for the First Lien Exit Facility (the “First Lien Exit Agent”) with the following: (i) a completed administrative questionnaire in the form provided by the First Lien Exit Agent, (ii) all know-your-customer (“KYC”) information, tax forms, and other documents required by the First Lien Exit Agent, and (iii) a duly executed signature page to the credit agreement for the First Lien Exit Facility (collectively, the “First Lien Exit Lender Documentation”). The form of administrative questionnaire, list of required KYC information and tax forms, and signature page shall be provided by the Subscription Agent promptly after the Subscription Instruction Deadline to Eligible Holders that exercised their Subscription Rights. Each Eligible Holder’s participation in the Rights Offering shall be subject to the First Lien Exit Agent’s satisfactory review of such Eligible Holder’s First Lien Exit Lender Documentation.

8.	Settlement of the Rights Offering and Distribution of the Rights Offering Securities

The settlement of the Rights Offering is conditioned on confirmation of the Plan by the Bankruptcy Court, compliance by the Debtors with these Rights Offering Procedures, and the substantially simultaneous occurrence of the Effective Date.

The New First Lien Exit Facility Equity will be issued directly to the Eligible Holders in book-entry form on the books of the transfer agent.

The New Term Loans will be issued directly to the Eligible Holders on the loan register of the First Lien Exit Agent.

Special Note for the Backstop Parties:

Following the Subscription Instruction Deadline, each Backstop Party will receive a Backstop Notice from the Subscription Agent that will set out such Backstop Party’s Backstop Commitment and the Funding Amount. Subject to the terms and conditions of the Backstop Agreement, each Backstop Party must pay its Funding Amount to the Subscription Agent no later than the Backstop Funding Deadline by wire transfer ONLY of immediately available funds in accordance with the wire instructions included in the Backstop Notice.

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9.	Fractional Rights Offering Securities

No fractional Rights Offering Securities will be issued in the Rights Offering. All Rights Offering Securities will be calculated such that (a) fractions of one-half or greater shall be rounded to the next higher $1,000 and (b) fractions of less than one-half shall be rounded to the next lower $1,000. No compensation shall be paid, whether in cash or otherwise, in respect of any rounded-down amounts.

10.	Validity of Exercise of Subscription Rights

All questions concerning the timeliness, viability, form and eligibility of any exercise of Subscription Rights will be determined in good faith by the Debtors in consultation with the Required Backstop Parties, and, if necessary, subject to a final and binding determination by the Bankruptcy Court. The Debtors, with the consent of the Required Backstop Parties, may waive or reject any defect or irregularity in, or permit such defect or irregularity to be corrected within such time as they may determine in good faith, the purported exercise of any Subscription Rights. Subscriptions will be deemed not to have been received or accepted until all irregularities have been waived or cured within such time as the Debtors determine in good faith in consultation with the Required Backstop Parties.

Before exercising any Subscription Rights, Eligible Holders should read the Disclosure Statement and the Plan for information relating to the Debtors and the risk factors to be considered.

All calculations, including, to the extent applicable, the calculation of Eligible Holders’ Rights Offering Securities, shall each be made in good faith by the Company with the consent of the Required Backstop Parties and in each case in accordance with these Rights Offering Procedures and the Plan, and any disputes regarding such calculations shall be subject to a final and binding determination by the Bankruptcy Court.

11.	Modification of Procedures

With the prior written consent of the Required Backstop Parties, the Debtors reserve the right to modify these Rights Offering Procedures, or adopt additional procedures consistent with these Rights Offering Procedures, to effectuate the Rights Offering and to issue the Rights Offering Securities, provided, however, that the Debtors shall provide prompt written notice to each Eligible Holder of any material modification to these Rights Offering Procedures made after the Subscription Commencement Date by posting a notice with respect to the modified or additional procedures on the Debtors’ case website, provided further that any amendments or modifications to the terms of the Rights Offering are subject to the provisions of Section 8.5 of the Backstop Agreement, mutatis mutandis. In so doing, and subject to the consent of the Required Backstop Parties, the Debtors may execute and enter into agreements and take further action that the Debtors determine in good faith is necessary and appropriate to effectuate and implement the Rights Offering and the issuance of the Rights Offering Securities.

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The Debtors reserve the right to request additional information from any participant in the Rights Offering to confirm that such participant is an Eligible Holder.

12.	Inquiries and Transmittal of Documents; Subscription Agent

The Rights Offering Instructions for Eligible Holders attached hereto should be carefully read and strictly followed by the Eligible Holders.

Questions relating to the Rights Offering should be directed to the Subscription Agent via email to Tabulation@epiqglobal.com (with a reference to “SAE Rights” in the subject line). Please note that the Subscription Agent is only able to respond to procedural questions regarding the Rights Offering, and cannot provide any information beyond that included in these Rights Offering Procedures and the Subscription Forms, as applicable.

The risk of non-delivery of any instructions, documents, and payments to the Subscription Agent is on the Eligible Holder electing to exercise its Subscription Rights and not the Debtors, the Subscription Agent, or the Backstop Parties.

Please note that each Eligible Holder that exercises its Subscription Rights must provide its First Lien Exit Lender Documentation to the First Lien Exit Agent on or before five (5) Business Days prior to the Effective Date.

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SAEXPLORATION HOLDINGS, INC.

RIGHTS OFFERING INSTRUCTIONS FOR ELIGIBLE HOLDERS

To elect to participate in the Rights Offering, you must follow the instructions set out below:

4.

Insert the principal amount of the Convertible Notes Claims, Credit Agreement Claims, or Term Loan Claims, as applicable, that you hold in Item 1 of your applicable Subscription Form(s) (if you do not know such amount, please contact the applicable trustee or administrative agent immediately).

5.

Complete the worksheet in Item 2 of your applicable Subscription Form(s), which calculates the maximum number of Rights Offering Securities available for you to purchase. Such amount must be rounded down to the nearest $1,000 of New Term Loans if the fraction is less than one-half and rounded up to the nearest $1,000 if the fraction is one-half or greater. The number of shares of New First Lien Exit Facility Equity will be automatically linked to the amount of New Term Loans you elect to purchase.

6.

Complete Item 3 of your applicable Subscription Form(s) to indicate the principal amount of New Term Loans you elect to purchase (which amount may not exceed the maximum number of Rights Offering Securities available for you to purchase), and calculate in Item 3 the aggregate Purchase Price for the Rights Offering Securities that you elect to purchase.

7.	Complete the eligibility certifications in Item 4 of your applicable Subscription Form(s).

8.

Read, complete and sign the certification in Item 7 of your applicable Subscription Form(s). Such execution shall indicate your acceptance and approval of the terms and conditions set forth in these Rights Offering Procedures.

9.	Return your applicable signed Subscription Form(s) to the Subscription Agent by the Subscription Instruction Deadline.

10.	Pay the applicable Purchase Price.

•	The Subscription Instruction Deadline is October 19, 2020.

•	The Subscription Payment Deadline is October 20, 2020.

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SAEXPLORATION HOLDINGS, INC.

SUBSCRIPTION FORM

FOR USE BY ELIGIBLE HOLDERS OF

CREDIT AGREEMENT CLAIMS

IN CONNECTION WITH DEBTORS’

SECOND AMENDED DISCLOSURE STATEMENT

DATED SEPTEMBER 15, 2020

SUBSCRIPTION INSTRUCTION DEADLINE

AND

SUBSCRIPTION PAYMENT DEADLINE

The Subscription Instruction Deadline is October 19, 2020.

The Subscription Payment Deadline is October 20, 2020.

The Rights Offering Securities comprise $15,000,000 aggregate principal amount of term loans under the First Lien Exit Facility (the “New Term Loans”), accompanied by 8,645,000 shares of New First Lien Exit Facility Equity. The Credit Agreement Rights Offering Securities comprise $11,700,000 aggregate principal amount of the New Term Loans, accompanied by 6,743,100 shares of New First Lien Exit Facility Equity.

You and your affiliates combined must hold at least $300,000 principal amount of Credit Agreement Claims to be able to exercise at least one of your Subscription Rights.

If you wish to exercise your Subscription Rights you must (i) return your Subscription Form so that it is received by the Subscription Agent by the Subscription Instruction Deadline, and (ii) submit your payment by wire transfer of the aggregate Purchase Price so that it is received by the Subscription Payment Deadline, or your subscription will not be counted and will be deemed forever relinquished and waived.

If you are a Backstop Party, please see the special note to you in Item 6.

The shares of the New First Lien Exit Facility Equity are being distributed and issued by the Debtors without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon the exemption provided by Section 4(a)(2) thereof and/or Regulation D thereunder or another available exemption from registration under the Securities Act.

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None of the New First Lien Exit Facility Equity has been or, at the time of original issuance, will be registered under the Securities Act, nor any State law requiring registration for offer or sale of a security.

No New First Lien Exit Facility Equity may be sold or transferred except pursuant to an exemption from registration under the Securities Act or the securities laws of any state.

Rights Offering Securities are available only to, and any invitation, offer or agreement to purchase will be entered into only with Eligible Holders (as defined below). Any person who is not an Eligible Holder should not act or rely on this document or any of its contents.

Please consult the Plan, the Disclosure Statement and the Rights Offering Procedures (including the Rights Offering Instructions attached thereto) for additional information with respect to this Subscription Form. Any terms capitalized but not defined herein shall have the meaning as set forth in the Plan or the Rights Offering Procedures.

If you have any questions, please contact the Subscription Agent via email to Tabulation@epiqglobal.com (with a reference to “SAE Rights” in the subject line).

The New First Lien Exit Facility Equity will be issued directly to the Eligible Holders in book-entry form on the books of the transfer agent.

Prepetition Credit Agreement Lenders who validly subscribe will receive their aggregate principal amount of the New Term Loans on the loan register of the First Lien Exit Agent.

Item 1. Amount of Credit Agreement Claims

I certify that I am the Prepetition Credit Agreement Lender of the Credit Agreement Claims in the following amount (insert amount on the line below) or that I am the authorized signatory of that Prepetition Credit Agreement Lender.

Insert the principal amount of the Credit Agreement Claims

2

Item 2. Rights Calculation. Calculate the maximum aggregate principal amount of New Term Loans and the number of shares of New First Lien Exit Facility Equity. The number of Credit Agreement Rights Offering Securities for which you may subscribe, based on the amount shown above, is calculated as follows:

BOX A				BOX B

	X	$570.73	=	$
(Insert principal amount of Credit Agreement Claims from Item 1 above divided by $1,000. Do not round to the nearest cent.)				(Maximum dollar amount of the New Term Loans) (Must be denominated in round thousands; Round DOWN to nearest thousand if the fraction is less than one-half and UP to the nearest thousand if the fraction is one-half or greater)

Each Eligible Holder is entitled to subscribe for $570.73 dollar amount of New Term Loans and 328.9317 shares of New First Lien Exit Facility Equity per $1,000 of principal amount of the Credit Agreement Claims, subject to the individual limits included in the calculations in the table above. Actual shares issued will be rounded to the nearest whole share (i.e. round DOWN to nearest share if the fraction is less than one-half and UP to the nearest share if the fraction is one-half or greater).

To subscribe, review and complete all items below, including Items 3, 4, 5, 6 and 7.

Item 3. Exercise Instruction. Principal Amount of New Term Loans and Purchase Price. By filling in the above and the following blanks, you are indicating that the undersigned Eligible Holder is interested in purchasing the principal amount of Credit Agreement Rights Offering Securities specified in Box C (associated with the amount of Term Loan Claims shown in Box A) at the aggregate Purchase Price shown in Box D, on the terms and subject to the conditions set forth in the Rights Offering Procedures

BOX C				BOX D

$	X	100.00%	=	$
(Insert principal amount of New Term Loans you wish to purchase in the Rights Offering (may not exceed maximum amount shown above in Box B) (Must be denominated in round thousands)				(Dollar amount of the New Term Loans) (Must be denominated in round thousands)

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Along with each $1,000 of principal amount of the New Term Loans, Eligible Holders will automatically receive 328.9317 shares of New First Lien Exit Facility Equity subject to the rounding provisions noted above.

Item 4. Eligible Holder Certification.

(This section is for all parties who wish to participate in the Rights Offering).

The undersigned is an Eligible Holder (as defined in the Rights Offering Procedures), meaning that such holder (please check one):

☐	has reviewed the definition of accredited investor annexed hereto in Exhibit A and is an accredited investor within the meaning of Rule 501(a) promulgated under Regulation D of the Securities Act;

☐	has reviewed the definition of qualified institutional buyer annexed hereto in Exhibit A and is a qualified institutional buyer as defined in Rule 144A under the Securities Act; or

☐	has reviewed the definition of U.S. Person annexed hereto in Exhibit A and is a non-U.S. Person within the meaning of Regulation S under the Securities Act located outside the United States.

Item 5. Administrative and Registration Details.

Administrative details for the New Term Loans and registration details for the New First Lien Exit Facility Equity will be required from all participating Eligible Holders. Further information will be provided to Eligible Holders who participate in the Rights Offering so that required details may be submitted, and will be sent to the Eligible Holder at the email address listed below. Please print very clearly:

Insert email address for Eligible Holder:

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Item 6. Payment and Delivery Instructions.

For all Eligible Holders (except Backstop Parties), payment of the aggregate Purchase Price shown in Box D above shall be made by Subscription Payment Deadline by wire transfer ONLY of immediately available funds in accordance with the wire instructions shown below.

For Backstop Parties payment of the aggregate Purchase Price shown in Box C above shall be made by Backstop Funding Deadline by wire transfer ONLY of immediately available funds in accordance with the wire instructions shown below.

Delivery of Subscription Form

You must deliver the completed Subscription form to the Subscription Agent so that it is received by the Subscription Agent by the Subscription Instruction Deadline:

Via email to: Tabulation@epiqglobal.com

(with a reference to “SAE Rights” in the subject line)

If you have any questions, please contact the Subscription Agent via email to Tabulation@epiqglobal.com (with a reference to “SAE Rights” in the subject line).

Wire instructions for the payment of the amount shown in Box D:

You must wire the necessary funds so they are received in the following account by the Subscription Payment Deadline:

Account Name:	Epiq Corporate Restructuring LLC as Subscription Agent for SAExploration Holdings

Bank Account No.:

ABA/Routing No.:

Bank Name:

Bank Address:

Reference:	SAExploration Holdings Rights Offer

Insert YOUR wire information in the event a refund is needed:

Account Name:

Bank Account No.:

ABA/Routing No.:

Bank Name:

Bank Address:

Reference:

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FOR ALL PARTIES OTHER THAN BACKSTOP PARTIES, PAYMENT MUST BE

MADE BY THE SUBSCRIPTION PAYMENT DEADLINE.

ELIGIBLE HOLDERS THAT ARE BACKSTOP PARTIES MUST DELIVER THE

APPROPRIATE FUNDING NO LATER THAN THE BACKSTOP FUNDING

DEADLINE.

Item 7. Certification.

The undersigned hereby certifies that (i) the undersigned is the Prepetition Credit Agreement Lender of the Credit Agreement Claims set forth in Item 1 above (the “Holder”), or the authorized signatory (the “Authorized Signatory”) of such holder acting on behalf of the Holder, (ii) the Holder has reviewed a copy of the Plan, the Disclosure Statement and the Rights Offering Procedures (including the Rights Offering Instructions attached thereto) and (iii) the Holder is an Eligible Holder (as described in Item 4) and understands that the exercise of the rights under the Credit Agreement Rights Offering is subject to all the terms and conditions set forth in the Plan, the Rights Offering Procedures and, if applicable, the Backstop Agreement.

By completing and returning this Subscription Form, the Eligible Holder (or the Authorized Signatory on behalf of the Holder) is committing to (i) continue to hold the Credit Agreement Claims shown in Box A until the termination or consummation of the Rights Offering, (ii) subscribe for the number of Credit Agreement Rights Offering Securities shown in Box C above, (iii) pay the aggregate Purchase Price listed in Box D above by the Subscription Payment Deadline (solely with respect to Eligible Holders that are not Backstop Parties), (iv) vote to accept the Plan (which vote shall not be withdrawn, changed, amended or revoked) and (v) provide its First Lien Exit Lender Documentation to the First Lien Exit Agent on or before five (5) Business Days prior to the Effective Date.

The Holder (or the Authorized Signatory on behalf of such Holder) acknowledges that, by executing this Subscription Form, the Eligible Holder named below has elected to subscribe for the number of Credit Agreement Rights Offering Securities designated in Box C above and will be bound to pay the aggregate Purchase Price listed in Box D above for the Credit Agreement Rights Offering Securities it has subscribed for and that it may be liable to the Debtors to the extent of any nonpayment.

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Date:

Name of Eligible Holder:

Signature:

Name of Signatory:

Title:

Telephone Number:

Email:

YOU MUST RETURN THIS FORM DIRECTLY TO THE SUBSCRIPTION AGENT SO THAT IT IS RECEIVED BY THE SUBSCRIPTION INSTRUCTION DEADLINE. IF YOU ARE NOT A BACKSTOP PARTY, YOU MUST WIRE YOUR PAYMENT SO IT IS RECEIVED BY THE SUBSCRIPTION PAYMENT DEADLINE.

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EXHIBIT A

“Accredited Investor” as defined in Rule 501 of Regulation D of the Securities Act shall mean any person who comes within any of the following categories, at the time of the sale of the securities to the person:

(1)

Any bank as defined in Section 3(a)(2) of the Securities Act of 1933 (the “Act”), or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Act whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended; any insurance company as defined in Section 2(a)(13) of the Act; any investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act; any Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000; any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are Accredited Investors;

(2)	Any private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940;

(3)

Any organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

(4)	Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;

(5)	Any natural person whose individual net worth, or joint net worth with that person’s spouse, exceeds $1,000,000;

(i) Except as provided in clause (ii) paragraph (5), for purposes of calculating net worth under this paragraph (5):

(A) The person’s primary residence shall not be included as an asset;

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(B) Indebtedness that is secured by the person’s primary residence, up to the estimated fair market value of the primary residence at the time of the sale of securities, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the time of sale of securities exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability); and

(C) Indebtedness that is secured by the person’s primary residence in excess of the estimated fair market value of the primary residence at the time of the sale of securities shall be included as a liability;

(ii) Clause (i) of this paragraph (5) will not apply to any calculation of a person’s net worth made in connection with a purchase of securities in accordance with a right to purchase such securities, provided that:

(A) Such right was held by the person on July 20, 2010;

(B) The person qualified as an Accredited Investor on the basis of net worth at the time the person acquired such right; and

(C) The person held securities of the same issuer, other than such right, on July 20, 2010.

(6)

Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

(7)

Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) under the Act; and

(8)	Any entity in which all of the equity owners are Accredited Investors.

“Qualified institutional buyer” as defined in Rule 144A under the Securities Act shall mean:

(i)

Any of the following entities, acting for its own account or the accounts of other qualified institutional buyers, that in the aggregate owns and invests on a discretionary basis at least $100 million in securities of issuers that are not affiliated with the entity:

(A) Any insurance company as defined in section 2(a)(13) of the Act;

(B) Any investment company registered under the Investment Company Act or any business development company as defined in section 2(a)(48) of that Act;

9

(C) Any Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958;

(D) Any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees;

(E) Any employee benefit plan within the meaning of title I of the Employee Retirement Income Security Act of 1974;

(F) Any trust fund whose trustee is a bank or trust company and whose participants are exclusively plans of the types identified in paragraph (a)(1)(i) (D) or (E) of this section, except trust funds that include as participants individual retirement accounts or H.R. 10 plans.

(G) Any business development company as defined in section 202(a)(22) of the Investment Advisers Act of 1940;

(H) Any organization described in section 501(c)(3) of the Internal Revenue Code, corporation (other than a bank as defined in section 3(a)(2) of the Act or a savings and loan association or other institution referenced in section 3(a)(5)(A) of the Act or a foreign bank or savings and loan association or equivalent institution), partnership, or Massachusetts or similar business trust; and

(I) Any investment adviser registered under the Investment Advisers Act.

(ii)

Any dealer registered pursuant to section 15 of the Exchange Act, acting for its own account or the accounts of other qualified institutional buyers, that in the aggregate owns and invests on a discretionary basis at least $10 million of securities of issuers that are not affiliated with the dealer, Provided, That securities constituting the whole or a part of an unsold allotment to or subscription by a dealer as a participant in a public offering shall not be deemed to be owned by such dealer;

(iii)	Any dealer registered pursuant to section 15 of the Exchange Act acting in a riskless principal transaction on behalf of a qualified institutional buyer;

(iv)

Any investment company registered under the Investment Company Act, acting for its own account or for the accounts of other qualified institutional buyers, that is part of a family of investment companies which own in the aggregate at least $100 million in securities of issuers, other than issuers that are affiliated with the investment company or are part of such family of investment companies. Family of investment companies means any two or more investment companies registered under the Investment Company Act, except for a unit investment trust whose assets consist solely of shares of one or more registered investment companies, that have the same investment adviser (or, in the case of unit investment trusts, the same depositor), Provided That, for purposes of this section:

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(A) Each series of a series company (as defined in Rule 18f-2 under the Investment Company Act [17 CFR 270.18f-2]) shall be deemed to be a separate investment company; and

(B) Investment companies shall be deemed to have the same adviser (or depositor) if their advisers (or depositors) are majority-owned subsidiaries of the same parent, or if one investment company’s adviser (or depositor) is a majority-owned subsidiary of the other investment company’s adviser (or depositor);

(v)	Any entity, all of the equity owners of which are qualified institutional buyers, acting for its own account or the accounts of other qualified institutional buyers; and

(vi)

Any bank as defined in section 3(a)(2) of the Act, any savings and loan association or other institution as referenced in section 3(a)(5)(A) of the Act, or any foreign bank or savings and loan association or equivalent institution, acting for its own account or the accounts of other qualified institutional buyers, that in the aggregate owns and invests on a discretionary basis at least $100 million in securities of issuers that are not affiliated with it and that has an audited net worth of at least $25 million as demonstrated in its latest annual financial statements, as of a date not more than 16 months preceding the date of sale under the Rule in the case of a U.S. bank or savings and loan association, and not more than 18 months preceding such date of sale for a foreign bank or savings and loan association or equivalent institution.

“U.S. Person” as defined in Rule 902 of Regulation S under the Securities Act shall mean:

(i)	Any natural person resident in the United States;

(ii)	Any partnership or corporation organized or incorporated under the laws of the United States;

(iii)	Any estate of which any executor or administrator is a U.S. person;

(iv)	Any trust of which any trustee is a U.S. person;

(v)	Any agency or branch of a foreign entity located in the United States;

(vi)	Any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. person;

(vii)	Any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated, or (if an individual) resident in the United States; and

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(viii)	Any partnership or corporation if:

(A) Organized or incorporated under the laws of any foreign jurisdiction; and

(B) Formed by a U.S. person principally for the purpose of investing in securities not registered under the Securities Act, unless it is organized or incorporated, and owned, by Accredited Investors who are not natural persons, estates or trusts.

For purposes of Rule 902 of Regulation S under the Securities Act, the following are not “U.S. persons”:

(i)

Any discretionary account or similar account (other than an estate or trust) held for the benefit or account of a non-U.S. person by a dealer or other professional fiduciary organized, incorporated, or (if an individual) resident in the United States;

(ii)	Any estate of which any professional fiduciary acting as executor or administrator is a U.S. person if:

(A) An executor or administrator of the estate who is not a U.S. person has sole or shared investment discretion with respect to the assets of the estate; and

(B) The estate is governed by foreign law;

(iii)

Any trust of which any professional fiduciary acting as trustee is a U.S. person, if a trustee who is not a U.S. person has sole or shared investment discretion with respect to the trust assets, and no beneficiary of the trust (and no settlor if the trust is revocable) is a U.S. person;

(iv)	An employee benefit plan established and administered in accordance with the law of a country other than the United States and customary practices and documentation of such country;

(v)	Any agency or branch of a U.S. person located outside the United States if:

(A) The agency or branch operates for valid business reasons; and

(B) The agency or branch is engaged in the business of insurance or banking and is subject to substantive insurance or banking regulation, respectively, in the jurisdiction where located; and

(vi)

The International Monetary Fund, the International Bank for Reconstruction and Development, the Inter-American Development Bank, the Asian Development Bank, the African Development Bank, the United Nations, and their agencies, affiliates and pension plans, and any other similar international organizations, their agencies, affiliates and pension plans.

12

SAEXPLORATION HOLDINGS, INC.

SUBSCRIPTION FORM

FOR USE BY ELIGIBLE HOLDERS OF

CLAIMS UNDER THE PREPETITION TERM LOAN

IN CONNECTION WITH DEBTORS’

SECOND AMENDED DISCLOSURE STATEMENT

DATED SEPTEMBER 15, 2020

SUBSCRIPTION INSTRUCTION DEADLINE

AND

SUBSCRIPTION PAYMENT DEADLINE

The Subscription Instruction Deadline is October 19, 2020.

The Subscription Payment Deadline is October 20, 2020.

The Rights Offering Securities comprise $15,000,000 aggregate principal amount of term loans under the First Lien Exit Facility (the “New Term Loans”), accompanied by 8,645,000 shares of New First Lien Exit Facility Equity. The Term Lender Rights Offering Securities comprise $1,875,000 aggregate principal amount of the New Term Loans, accompanied by 1,080,625 shares of New First Lien Exit Facility Equity.

You and your affiliates combined must hold at least $1,000,000 principal amount of Term Loan Claims to be able to exercise at least one of your Subscription Rights.

If you wish to exercise your Subscription Rights you must (i) return your Subscription Form so that it is received by the Subscription Agent by the Subscription Instruction Deadline, and (ii) submit your payment by wire transfer of the aggregate Purchase Price so that it is received by the Subscription Payment Deadline, or your subscription will not be counted and will be deemed forever relinquished and waived.

If you are a Backstop Party, please see the special note to you in Item 6.

The shares of the New First Lien Exit Facility Equity are being distributed and issued by the Debtors without registration under the Securities Act of 1933, as

1

amended (the “Securities Act”), in reliance upon the exemption provided by Section 4(a)(2) thereof and/or Regulation D thereunder or another available exemption from registration under the Securities Act.

None of the New First Lien Exit Facility Equity has been or, at the time of original issuance, will be registered under the Securities Act, nor any State law requiring registration for offer or sale of a security.

No New First Lien Exit Facility Equity may be sold or transferred except pursuant to an exemption from registration under the Securities Act or the securities laws of any state.

Rights Offering Securities are available only to, and any invitation, offer or agreement to purchase will be entered into only with Eligible Holders (as defined below). Any person who is not an Eligible Holder should not act or rely on this document or any of its contents.

Please consult the Plan, the Disclosure Statement and the Rights Offering Procedures (including the Rights Offering Instructions attached thereto) for additional information with respect to this Subscription Form. Any terms capitalized but not defined herein shall have the meaning as set forth in the Plan or the Rights Offering Procedures.

If you have any questions, please contact the Subscription Agent via email to Tabulation@epiqglobal.com (with a reference to “SAE Rights” in the subject line).

The New First Lien Exit Facility Equity will be issued directly to the Eligible Holders in book-entry form on the books of the transfer agent.

Prepetition Term Loan Lenders who validly subscribe will receive their aggregate principal amount of the New Term Loans on the loan register of the First Lien Exit Agent.

Item 1. Amount of Term Loan Claims

I certify that I am the Prepetition Term Loan Lender of the Term Loan Claims in the following amount (insert amount on the line below) or that I am the authorized signatory of that Prepetition Term Loan Lender.

Insert the principal amount of the Term Loan Claims

2

Item 2. Rights Calculation. Calculate the maximum aggregate principal amount of New Term Loans and the number of shares of New First Lien Exit Facility Equity. The number of Term Loan Rights Offering Securities for which you may subscribe, based on the amount shown above, is calculated as follows:

BOX A				BOX B

a (Insert principal amount of Term Loan Claims from Item 1 above divided by $1,000. Do not round to the nearest cent.)	X	$64.66	=

$

(Maximum dollar amount of the New Term Loans) (Must be denominated in round thousands; Round DOWN to nearest thousand if the fraction is less than one-half and UP to the nearest thousand if the fraction is one-half or greater)

Each Eligible Holder is entitled to subscribe for $64.66 dollar amount of New Term Loans and 37.2629 shares of New First Lien Exit Facility Equity per $1,000 of principal amount of the Term Loan Claims, subject to the individual limits included in the calculations in the table above. Actual shares issued will be rounded to the nearest whole share (i.e. round DOWN to nearest share if the fraction is less than one-half and UP to the nearest share if the fraction is one-half or greater).

To subscribe, review and complete all items below, including Items 3, 4, 5, 6 and 7.

Item 3. Exercise Instruction. Principal Amount of New Term Loans and Purchase Price. By filling in the above and the following blanks, you are indicating that the undersigned Eligible Holder is interested in purchasing the principal amount of Term Loan Rights Offering Securities specified in Box C (associated with the amount of Term Loan Claims shown in Box A) at the aggregate Purchase Price shown in Box D, on the terms and subject to the conditions set forth in the Rights Offering Procedures.

BOX C				BOX D

$ (Insert principal amount of New Term Loans you wish to purchase in the Rights Offering (may not exceed maximum amount shown above in Box B) (Must be denominated in round thousands)	X	100.00%	=	$ (Dollar amount of the New Term Loans) (Must be denominated in round thousands)

3

Along with each $1,000 of principal amount of the New Term Loans, Eligible Holders will automatically receive 37.2629 shares of New First Lien Exit Facility Equity subject to the rounding provisions noted above.

Item 4. Eligible Holder Certification.

(This section is for all parties who wish to participate in the Rights Offering).

The undersigned is an Eligible Holder (as defined in the Rights Offering Procedures), meaning that such holder (please check one):

☐	has reviewed the definition of accredited investor annexed hereto in Exhibit A and is an accredited investor within the meaning of Rule 501(a) promulgated under Regulation D of the Securities Act;

☐	has reviewed the definition of qualified institutional buyer annexed hereto in Exhibit A and is a qualified institutional buyer as defined in Rule 144A under the Securities Act; or

☐	has reviewed the definition of U.S. Person annexed hereto in Exhibit A and is a non-U.S. Person within the meaning of Regulation S under the Securities Act located outside the United States.

Item 5. Administrative and Registration Details.

Administrative details for the New Term Loans and registration details for the New First Lien Exit Facility Equity will be required from all participating Eligible Holders. Further information will be provided to Eligible Holders who participate in the Rights Offering so that required details may be submitted, and will be sent to the Eligible Holder at the email address listed below. Please print very clearly:

Insert email address for Eligible Holder:

4

Item 6. Payment and Delivery Instructions.

For all Eligible Holders (except Backstop Parties), payment of the aggregate Purchase Price shown in Box D above shall be made by Subscription Payment Deadline by wire transfer ONLY of immediately available funds in accordance with the wire instructions shown below.

For Backstop Parties payment of the aggregate Purchase Price shown in Box C above shall be made by Backstop Funding Deadline by wire transfer ONLY of immediately available funds in accordance with the wire instructions shown below.

Delivery of Subscription Form

You must deliver the completed Subscription form to the Subscription Agent so that it is received by the Subscription Agent by the Subscription Instruction Deadline:

Via email to: Tabulation@epiqglobal.com

(with a reference to “SAE Rights” in the subject line)

If you have any questions, please contact the Subscription Agent via email to Tabulation@epiqglobal.com (with a reference to “SAE Rights” in the subject line).

Wire instructions for the payment of the amount shown in Box D:

You must wire the necessary funds so they are received in the following account by the Subscription Payment Deadline:

Account Name:	Epiq Corporate Restructuring LLC as Subscription Agent for SAExploration Holdings

Bank Account No.:

ABA/Routing No.:

Bank Name:

Bank Address:

Reference:	SAExploration Holdings Rights Offer

Insert YOUR wire information in the event a refund is needed:

Account Name:

Bank Account No.:

ABA/Routing No.:

Bank Name:

Bank Address:

Reference:

5

FOR ALL PARTIES OTHER THAN BACKSTOP PARTIES, PAYMENT

MUST BE MADE BY THE SUBSCRIPTION PAYMENT DEADLINE.

ELIGIBLE HOLDERS THAT ARE BACKSTOP PARTIES MUST

DELIVER THE APPROPRIATE FUNDING NO LATER THAN THE

BACKSTOP FUNDING DEADLINE.

Item 7. Certification.

The undersigned hereby certifies that (i) the undersigned is the Prepetition Term Loan Lender of the Term Loan Claims set forth in Item 1 above (the “Holder”), or the authorized signatory (the “Authorized Signatory”) of such holder acting on behalf of the Holder, (ii) the Holder has reviewed a copy of the Plan, the Disclosure Statement and the Rights Offering Procedures (including the Rights Offering Instructions attached thereto) and (iii) the Holder is an Eligible Holder (as described in Item 4) and understands that the exercise of the rights under the Term Loan Rights Offering is subject to all the terms and conditions set forth in the Plan, the Rights Offering Procedures and, if applicable, the Backstop Agreement.

By completing and returning this Subscription Form, the Eligible Holder (or the Authorized Signatory on behalf of the Holder) is committing to (i) continue to hold the Term Loan Claims shown in Box A until the termination or consummation of the Rights Offering, (ii) subscribe for the number of Term Loan Rights Offering Securities shown in Box C above, (iii) pay the aggregate Purchase Price listed in Box D above by the Subscription Payment Deadline (solely with respect to Eligible Holders that are not Backstop Parties), (iv) vote to accept the Plan (which vote shall not be withdrawn, changed, amended or revoked) and (v) provide its First Lien Exit Lender Documentation to the First Lien Exit Agent on or before five (5) Business Days prior to the Effective Date.

The Holder (or the Authorized Signatory on behalf of such Holder) acknowledges that, by executing this Subscription Form, the Eligible Holder named below has elected to subscribe for the number of Term Loan Rights Offering Securities designated in Box C above and will be bound to pay the aggregate Purchase Price listed in Box D above for the Term Loan Rights Offering Securities it has subscribed for and that it may be liable to the Debtors to the extent of any nonpayment.

6

Date:

Name of Eligible Holder:

Signature:

Name of Signatory:

Title:

Telephone Number:

Email:

YOU MUST RETURN THIS FORM DIRECTLY TO THE SUBSCRIPTION AGENT SO THAT IT IS RECEIVED BY THE SUBSCRIPTION INSTRUCTION DEADLINE. IF YOU ARE NOT A BACKSTOP PARTY, YOU MUST WIRE YOUR PAYMENT SO IT IS RECEIVED BY THE SUBSCRIPTION PAYMENT DEADLINE.

7

EXHIBIT A

“Accredited Investor” as defined in Rule 501 of Regulation D of the Securities Act shall mean any person who comes within any of the following categories, at the time of the sale of the securities to the person:

(1)

Any bank as defined in Section 3(a)(2) of the Securities Act of 1933 (the “Act”), or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Act whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended; any insurance company as defined in Section 2(a)(13) of the Act; any investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act; any Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000; any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are Accredited Investors;

(2)	Any private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940;

(3)

Any organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

(4)	Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;

(5)	Any natural person whose individual net worth, or joint net worth with that person’s spouse, exceeds $1,000,000;

(i) Except as provided in clause (ii) paragraph (5), for purposes of calculating net worth under this paragraph (5):

(A) The person’s primary residence shall not be included as an asset;

8

(B) Indebtedness that is secured by the person’s primary residence, up to the estimated fair market value of the primary residence at the time of the sale of securities, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the time of sale of securities exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability); and

(C) Indebtedness that is secured by the person’s primary residence in excess of the estimated fair market value of the primary residence at the time of the sale of securities shall be included as a liability;

(ii) Clause (i) of this paragraph (5) will not apply to any calculation of a person’s net worth made in connection with a purchase of securities in accordance with a right to purchase such securities, provided that:

(A) Such right was held by the person on July 20, 2010;

(B) The person qualified as an Accredited Investor on the basis of net worth at the time the person acquired such right; and

(C) The person held securities of the same issuer, other than such right, on July 20, 2010.

(6)

Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

(7)

Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) under the Act; and

(8)	Any entity in which all of the equity owners are Accredited Investors.

“Qualified institutional buyer” as defined in Rule 144A under the Securities Act shall mean:

(i)

Any of the following entities, acting for its own account or the accounts of other qualified institutional buyers, that in the aggregate owns and invests on a discretionary basis at least $100 million in securities of issuers that are not affiliated with the entity:

(A) Any insurance company as defined in section 2(a)(13) of the Act;

(B) Any investment company registered under the Investment Company Act or any business development company as defined in section 2(a)(48) of that Act;

9

(C) Any Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958;

(D) Any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees;

(E) Any employee benefit plan within the meaning of title I of the Employee Retirement Income Security Act of 1974;

(F) Any trust fund whose trustee is a bank or trust company and whose participants are exclusively plans of the types identified in paragraph (a)(1)(i) (D) or (E) of this section, except trust funds that include as participants individual retirement accounts or H.R. 10 plans.

(G) Any business development company as defined in section 202(a)(22) of the Investment Advisers Act of 1940;

(H) Any organization described in section 501(c)(3) of the Internal Revenue Code, corporation (other than a bank as defined in section 3(a)(2) of the Act or a savings and loan association or other institution referenced in section 3(a)(5)(A) of the Act or a foreign bank or savings and loan association or equivalent institution), partnership, or Massachusetts or similar business trust; and

(I) Any investment adviser registered under the Investment Advisers Act.

(ii)

Any dealer registered pursuant to section 15 of the Exchange Act, acting for its own account or the accounts of other qualified institutional buyers, that in the aggregate owns and invests on a discretionary basis at least $10 million of securities of issuers that are not affiliated with the dealer, Provided, That securities constituting the whole or a part of an unsold allotment to or subscription by a dealer as a participant in a public offering shall not be deemed to be owned by such dealer;

(iii)	Any dealer registered pursuant to section 15 of the Exchange Act acting in a riskless principal transaction on behalf of a qualified institutional buyer;

(iv)

Any investment company registered under the Investment Company Act, acting for its own account or for the accounts of other qualified institutional buyers, that is part of a family of investment companies which own in the aggregate at least $100 million in securities of issuers, other than issuers that are affiliated with the investment company or are part of such family of investment companies. Family of investment companies means any two or more investment companies registered under the Investment Company Act, except for a unit investment trust whose assets consist solely of shares of one or more registered investment companies, that have the same investment adviser (or, in the case of unit investment trusts, the same depositor), Provided That, for purposes of this section:

10

(A) Each series of a series company (as defined in Rule 18f-2 under the Investment Company Act [17 CFR 270.18f-2]) shall be deemed to be a separate investment company; and

(B) Investment companies shall be deemed to have the same adviser (or depositor) if their advisers (or depositors) are majority-owned subsidiaries of the same parent, or if one investment company’s adviser (or depositor) is a majority-owned subsidiary of the other investment company’s adviser (or depositor);

(v)	Any entity, all of the equity owners of which are qualified institutional buyers, acting for its own account or the accounts of other qualified institutional buyers; and

(vi)

Any bank as defined in section 3(a)(2) of the Act, any savings and loan association or other institution as referenced in section 3(a)(5)(A) of the Act, or any foreign bank or savings and loan association or equivalent institution, acting for its own account or the accounts of other qualified institutional buyers, that in the aggregate owns and invests on a discretionary basis at least $100 million in securities of issuers that are not affiliated with it and that has an audited net worth of at least $25 million as demonstrated in its latest annual financial statements, as of a date not more than 16 months preceding the date of sale under the Rule in the case of a U.S. bank or savings and loan association, and not more than 18 months preceding such date of sale for a foreign bank or savings and loan association or equivalent institution.

“U.S. Person” as defined in Rule 902 of Regulation S under the Securities Act shall mean:

(i)	Any natural person resident in the United States;

(ii)	Any partnership or corporation organized or incorporated under the laws of the United States;

(iii)	Any estate of which any executor or administrator is a U.S. person;

(iv)	Any trust of which any trustee is a U.S. person;

(v)	Any agency or branch of a foreign entity located in the United States;

(vi)	Any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. person;

(vii)	Any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated, or (if an individual) resident in the United States; and

(viii)	Any partnership or corporation if:

10

(A) Organized or incorporated under the laws of any foreign jurisdiction; and

(B) Formed by a U.S. person principally for the purpose of investing in securities not registered under the Securities Act, unless it is organized or incorporated, and owned, by Accredited Investors who are not natural persons, estates or trusts.

For purposes of Rule 902 of Regulation S under the Securities Act, the following are not “U.S. persons”:

(i)

Any discretionary account or similar account (other than an estate or trust) held for the benefit or account of a non-U.S. person by a dealer or other professional fiduciary organized, incorporated, or (if an individual) resident in the United States;

(ii)	Any estate of which any professional fiduciary acting as executor or administrator is a U.S. person if:

(A) An executor or administrator of the estate who is not a U.S. person has sole or shared investment discretion with respect to the assets of the estate; and

(B) The estate is governed by foreign law;

(iii)

Any trust of which any professional fiduciary acting as trustee is a U.S. person, if a trustee who is not a U.S. person has sole or shared investment discretion with respect to the trust assets, and no beneficiary of the trust (and no settlor if the trust is revocable) is a U.S. person;

(iv)	An employee benefit plan established and administered in accordance with the law of a country other than the United States and customary practices and documentation of such country;

(v)	Any agency or branch of a U.S. person located outside the United States if:

(A) The agency or branch operates for valid business reasons; and

(B) The agency or branch is engaged in the business of insurance or banking and is subject to substantive insurance or banking regulation, respectively, in the jurisdiction where located; and

(vi)

The International Monetary Fund, the International Bank for Reconstruction and Development, the Inter-American Development Bank, the Asian Development Bank, the African Development Bank, the United Nations, and their agencies, affiliates and pension plans, and any other similar international organizations, their agencies, affiliates and pension plans.

11

SAEXPLORATION HOLDINGS, INC.

SUBSCRIPTION FORM

FOR USE BY ELIGIBLE HOLDERS OF

CONVERTIBLE NOTES CLAIMS

IN CONNECTION WITH DEBTORS’

SECOND AMENDED DISCLOSURE STATEMENT

DATED SEPTEMBER 15, 2020

SUBSCRIPTION INSTRUCTION DEADLINE

AND

SUBSCRIPTION PAYMENT DEADLINE

The Subscription Instruction Deadline is October 19, 2020.

The Subscription Payment Deadline is October 20, 2020.

The Rights Offering Securities comprise $15,000,000 aggregate principal amount of term loans under the First Lien Exit Facility (the “New Term Loans”), accompanied by 8,645,000 shares of New First Lien Exit Facility Equity. The Noteholder Rights Offering Securities comprise $1,425,000 aggregate principal amount of the New Term Loans, accompanied by 821,275 shares of New First Lien Exit Facility Equity.

You and your affiliates combined must hold at least $1,000,000 principal amount of Convertible Notes Claims to be able to exercise at least one of your Subscription Rights.

If you wish to exercise your Subscription Rights you must (i) return your Subscription Form so that it is received by the Subscription Agent by the Subscription Instruction Deadline, and (ii) submit your payment by wire transfer of the aggregate Purchase Price so that it is received by the Subscription Payment Deadline, or your subscription will not be counted and will be deemed forever relinquished and waived.

If you are a Backstop Party, please see the special note to you in Item 6.

The shares of the New First Lien Exit Facility Equity are being distributed and issued by the Debtors without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon the exemption provided by Section 4(a)(2) thereof and/or Regulation D thereunder or another available exemption from registration under the Securities Act.

1

None of the New First Lien Exit Facility Equity has been or, at the time of original issuance, will be registered under the Securities Act, nor any State law requiring registration for offer or sale of a security.

No New First Lien Exit Facility Equity may be sold or transferred except pursuant to an exemption from registration under the Securities Act or the securities laws of any state.

Rights Offering Securities are available only to, and any invitation, offer or agreement to purchase will be entered into only with Eligible Holders (as defined below). Any person who is not an Eligible Holder should not act or rely on this document or any of its contents.

Please consult the Plan, the Disclosure Statement and the Rights Offering Procedures (including the Rights Offering Instructions attached thereto) for additional information with respect to this Subscription Form. Any terms capitalized but not defined herein shall have the meaning as set forth in the Plan or the Rights Offering Procedures.

If you have any questions, please contact the Subscription Agent via email to Tabulation@epiqglobal.com (with a reference to “SAE Rights” in the subject line).

The New First Lien Exit Facility Equity will be issued directly to the Eligible Holders in book-entry form on the books of the transfer agent.

Convertible Noteholders who validly subscribe will receive their aggregate principal amount of the New Term Loans on the loan register of the First Lien Exit Agent.

Item 1. Amount of Convertible Notes Claims

I certify that I am the Convertible Noteholder of the Convertible Notes Claims in the following amount (insert amount on the line below) or that I am the authorized signatory of that Convertible Noteholder.

Insert the principal amount of the Convertible Notes Claims

2

Item 2. Rights Calculation. Calculate the maximum aggregate principal amount of New Term Loans and the number of shares of New First Lien Exit Facility Equity. The number of Noteholder Offering Securities for which you may subscribe, based on the amount shown above, is calculated as follows:

BOX A				BOX B

	X	$23.75	=	$
(Insert principal amount of Convertible Notes Claims from Item 1 above divided by $1,000. Do not round to the nearest cent.)				(Maximum dollar amount of the New Term Loans) (Must be denominated in round thousands; Round DOWN to nearest thousand if the fraction is less than one-half and UP to the nearest thousand if the fraction is one-half or greater)

Each Eligible Holder is entitled to subscribe for $23.75 dollar amount of New Term Loans and 13.6879 shares of New First Lien Exit Facility Equity per $1,000 of principal amount of the Convertible Notes Claims, subject to the individual limits included in the calculations in the table above. Actual shares issued will be rounded to the nearest whole share (i.e. round DOWN to nearest share if the fraction is less than one-half and UP to the nearest share if the fraction is one-half or greater).

To subscribe, review and complete all items below, including Items 3, 4, 5, 6 and 7.

Item 3. Exercise Instruction. Principal Amount of New Term Loans and Purchase Price. By filling in the above and the following blanks, you are indicating that the undersigned Eligible Holder is interested in purchasing the principal amount of Noteholder Rights Offering Securities specified in Box C (associated with the amount of Term Loan Claims shown in Box A) at the aggregate Purchase Price shown in Box D, on the terms and subject to the conditions set forth in the Rights Offering Procedures

BOX C				BOX D

$	X	100.00%	=	$
(Insert principal amount of New Term Loans you wish to purchase in the Rights Offering (may not exceed maximum amount shown above in Box B) (Must be denominated in round thousands)				(Dollar amount of the New Term Loans) (Must be denominated in round thousands)

3

Along with each $1,000 of principal amount of the New Term Loans, Eligible Holders will automatically receive 13.6879 shares of New First Lien Exit Facility Equity subject to the rounding provisions noted above.

Item 4. Eligible Holder Certification.

(This section is for all parties who wish to participate in the Rights Offering).

The undersigned is an Eligible Holder (as defined in the Rights Offering Procedures), meaning that such holder (please check one):

☐	has reviewed the definition of accredited investor annexed hereto in Exhibit A and is an accredited investor within the meaning of Rule 501(a) promulgated under Regulation D of the Securities Act;

☐	has reviewed the definition of qualified institutional buyer annexed hereto in Exhibit A and is a qualified institutional buyer as defined in Rule 144A under the Securities Act; or

☐	has reviewed the definition of U.S. Person annexed hereto in Exhibit A and is a non-U.S. Person within the meaning of Regulation S under the Securities Act located outside the United States.

Item 5. Administrative and Registration Details.

Administrative details for the New Term Loans and registration details for the New First Lien Exit Facility Equity will be required from all participating Eligible Holders. Further information will be provided to Eligible Holders who participate in the Rights Offering so that required details may be submitted, and will be sent to the Eligible Holder at the email address listed below. Please print very clearly:

Insert email address for Eligible Holder:

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Item 6. Payment and Delivery Instructions.

For all Eligible Holders (except Backstop Parties), payment of the aggregate Purchase Price shown in Box D above shall be made by Subscription Payment Deadline by wire transfer ONLY of immediately available funds in accordance with the wire instructions shown below.

For Backstop Parties payment of the aggregate Purchase Price shown in Box C above shall be made by Backstop Funding Deadline by wire transfer ONLY of immediately available funds in accordance with the wire instructions shown below.

Delivery of Subscription Form

You must deliver the completed Subscription form to the Subscription Agent so that it is received by the Subscription Agent by the Subscription Instruction Deadline:

Via email to: Tabulation@epiqglobal.com

(with a reference to “SAE Rights” in the subject line)

If you have any questions, please contact the Subscription Agent via email to Tabulation@epiqglobal.com (with a reference to “SAE Rights” in the subject line).

Wire instructions for the payment of the amount shown in Box D:

You must wire the necessary funds so they are received in the following account by the Subscription Payment Deadline:

Account Name:	Epiq Corporate Restructuring LLC as Subscription Agent for SAExploration Holdings

Bank Account No.:

ABA/Routing No.:

Bank Name:

Bank Address:

Reference:	SAExploration Holdings Rights Offer

Insert YOUR wire information in the event a refund is needed:

Account Name:

Bank Account No.:

ABA/Routing No.:

Bank Name:

Bank Address:

Reference:

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FOR ALL PARTIES OTHER THAN BACKSTOP PARTIES, PAYMENT

MUST BE MADE BY THE SUBSCRIPTION PAYMENT DEADLINE.

ELIGIBLE HOLDERS THAT ARE BACKSTOP PARTIES MUST

DELIVER THE APPROPRIATE FUNDING NO LATER THAN THE

BACKSTOP FUNDING DEADLINE.

Item 7. Certification.

The undersigned hereby certifies that (i) the undersigned is the Convertible Noteholder of the Convertible Notes Claims set forth in Item 1 above (the “Holder”), or the authorized signatory (the “Authorized Signatory”) of such holder acting on behalf of the Holder, (ii) the Holder has reviewed a copy of the Plan, the Disclosure Statement and the Rights Offering Procedures (including the Rights Offering Instructions attached thereto) and (iii) the Holder is an Eligible Holder (as described in Item 4) and understands that the exercise of the rights under the Noteholder Rights Offering is subject to all the terms and conditions set forth in the Plan, the Rights Offering Procedures and, if applicable, the Backstop Agreement.

By completing and returning this Subscription Form, the Eligible Holder (or the Authorized Signatory on behalf of the Holder) is committing to (i) continue to hold the Convertible Notes Claims shown in Box A until the termination or consummation of the Rights Offering, (ii) subscribe for the number of Noteholder Rights Offering Securities shown in Box C above, (iii) pay the aggregate Purchase Price listed in Box D above by the Subscription Payment Deadline (solely with respect to Eligible Holders that are not Backstop Parties), (iv) vote to accept the Plan (which vote shall not be withdrawn, changed, amended or revoked) and (v) provide its First Lien Exit Lender Documentation to the First Lien Exit Agent on or before five (5) Business Days prior to the Effective Date.

The Holder (or the Authorized Signatory on behalf of such Holder) acknowledges that, by executing this Subscription Form, the Eligible Holder named below has elected to subscribe for the number of Noteholder Rights Offering Securities designated in Box C above and will be bound to pay the aggregate Purchase Price listed in Box D above for the Noteholder Rights Offering Securities it has subscribed for and that it may be liable to the Debtors to the extent of any nonpayment.

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Date:

Name of Eligible Holder:

Signature:

Name of Signatory:

Title:

Telephone Number:

Email:

YOU MUST RETURN THIS FORM DIRECTLY TO THE SUBSCRIPTION AGENT SO THAT IT IS RECEIVED BY THE SUBSCRIPTION INSTRUCTION DEADLINE. IF YOU ARE NOT A BACKSTOP PARTY, YOU MUST WIRE YOUR PAYMENT SO IT IS RECEIVED BY THE SUBSCRIPTION PAYMENT DEADLINE.

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EXHIBIT A

“Accredited Investor” as defined in Rule 501 of Regulation D of the Securities Act shall mean any person who comes within any of the following categories, at the time of the sale of the securities to the person:

(1)

Any bank as defined in Section 3(a)(2) of the Securities Act of 1933 (the “Act”), or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Act whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended; any insurance company as defined in Section 2(a)(13) of the Act; any investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act; any Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000; any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are Accredited Investors;

(2)	Any private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940;

(3)

Any organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

(4)	Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;

(5)	Any natural person whose individual net worth, or joint net worth with that person’s spouse, exceeds $1,000,000;

(i) Except as provided in clause (ii) paragraph (5), for purposes of calculating net worth under this paragraph (5):

(A) The person’s primary residence shall not be included as an asset;

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(B) Indebtedness that is secured by the person’s primary residence, up to the estimated fair market value of the primary residence at the time of the sale of securities, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the time of sale of securities exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability); and

(C) Indebtedness that is secured by the person’s primary residence in excess of the estimated fair market value of the primary residence at the time of the sale of securities shall be included as a liability;

(ii) Clause (i) of this paragraph (5) will not apply to any calculation of a person’s net worth made in connection with a purchase of securities in accordance with a right to purchase such securities, provided that:

(A) Such right was held by the person on July 20, 2010;

(B) The person qualified as an Accredited Investor on the basis of net worth at the time the person acquired such right; and

(C) The person held securities of the same issuer, other than such right, on July 20, 2010.

(6)

Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

(7)

Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) under the Act; and

(8)	Any entity in which all of the equity owners are Accredited Investors.

“Qualified institutional buyer” as defined in Rule 144A under the Securities Act shall mean:

(i)

Any of the following entities, acting for its own account or the accounts of other qualified institutional buyers, that in the aggregate owns and invests on a discretionary basis at least $100 million in securities of issuers that are not affiliated with the entity:

(A) Any insurance company as defined in section 2(a)(13) of the Act;

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(B) Any investment company registered under the Investment Company Act or any business development company as defined in section 2(a)(48) of that Act;

(C) Any Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958;

(D) Any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees;

(E) Any employee benefit plan within the meaning of title I of the Employee Retirement Income Security Act of 1974;

(F) Any trust fund whose trustee is a bank or trust company and whose participants are exclusively plans of the types identified in paragraph (a)(1)(i) (D) or (E) of this section, except trust funds that include as participants individual retirement accounts or H.R. 10 plans.

(G) Any business development company as defined in section 202(a)(22) of the Investment Advisers Act of 1940;

(H) Any organization described in section 501(c)(3) of the Internal Revenue Code, corporation (other than a bank as defined in section 3(a)(2) of the Act or a savings and loan association or other institution referenced in section 3(a)(5)(A) of the Act or a foreign bank or savings and loan association or equivalent institution), partnership, or Massachusetts or similar business trust; and

(I) Any investment adviser registered under the Investment Advisers Act.

(ii)

Any dealer registered pursuant to section 15 of the Exchange Act, acting for its own account or the accounts of other qualified institutional buyers, that in the aggregate owns and invests on a discretionary basis at least $10 million of securities of issuers that are not affiliated with the dealer, Provided, That securities constituting the whole or a part of an unsold allotment to or subscription by a dealer as a participant in a public offering shall not be deemed to be owned by such dealer;

(iii)	Any dealer registered pursuant to section 15 of the Exchange Act acting in a riskless principal transaction on behalf of a qualified institutional buyer;

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(iv)

Any investment company registered under the Investment Company Act, acting for its own account or for the accounts of other qualified institutional buyers, that is part of a family of investment companies which own in the aggregate at least $100 million in securities of issuers, other than issuers that are affiliated with the investment company or are part of such family of investment companies. Family of investment companies means any two or more investment companies registered under the Investment Company Act, except for a unit investment trust whose assets consist solely of shares of one or more registered investment companies, that have the same investment adviser (or, in the case of unit investment trusts, the same depositor), Provided That, for purposes of this section:

(A) Each series of a series company (as defined in Rule 18f-2 under the Investment Company Act [17 CFR 270.18f-2]) shall be deemed to be a separate investment company; and

(B) Investment companies shall be deemed to have the same adviser (or depositor) if their advisers (or depositors) are majority-owned subsidiaries of the same parent, or if one investment company’s adviser (or depositor) is a majority-owned subsidiary of the other investment company’s adviser (or depositor);

(v)	Any entity, all of the equity owners of which are qualified institutional buyers, acting for its own account or the accounts of other qualified institutional buyers; and

(vi)

Any bank as defined in section 3(a)(2) of the Act, any savings and loan association or other institution as referenced in section 3(a)(5)(A) of the Act, or any foreign bank or savings and loan association or equivalent institution, acting for its own account or the accounts of other qualified institutional buyers, that in the aggregate owns and invests on a discretionary basis at least $100 million in securities of issuers that are not affiliated with it and that has an audited net worth of at least $25 million as demonstrated in its latest annual financial statements, as of a date not more than 16 months preceding the date of sale under the Rule in the case of a U.S. bank or savings and loan association, and not more than 18 months preceding such date of sale for a foreign bank or savings and loan association or equivalent institution.

“U.S. Person” as defined in Rule 902 of Regulation S under the Securities Act shall mean:

(i)	Any natural person resident in the United States;

(ii)	Any partnership or corporation organized or incorporated under the laws of the United States;

(iii)	Any estate of which any executor or administrator is a U.S. person;

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(iv)	Any trust of which any trustee is a U.S. person;

(v)	Any agency or branch of a foreign entity located in the United States;

(vi)	Any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. person;

(vii)	Any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated, or (if an individual) resident in the United States; and

(viii)	Any partnership or corporation if:

(A) Organized or incorporated under the laws of any foreign jurisdiction; and

(B) Formed by a U.S. person principally for the purpose of investing in securities not registered under the Securities Act, unless it is organized or incorporated, and owned, by Accredited Investors who are not natural persons, estates or trusts.

For purposes of Rule 902 of Regulation S under the Securities Act, the following are not “U.S. persons”:

(i)

Any discretionary account or similar account (other than an estate or trust) held for the benefit or account of a non-U.S. person by a dealer or other professional fiduciary organized, incorporated, or (if an individual) resident in the United States;

(ii)	Any estate of which any professional fiduciary acting as executor or administrator is a U.S. person if:

(A) An executor or administrator of the estate who is not a U.S. person has sole or shared investment discretion with respect to the assets of the estate; and

(B) The estate is governed by foreign law;

(iii)

Any trust of which any professional fiduciary acting as trustee is a U.S. person, if a trustee who is not a U.S. person has sole or shared investment discretion with respect to the trust assets, and no beneficiary of the trust (and no settlor if the trust is revocable) is a U.S. person;

(iv)	An employee benefit plan established and administered in accordance with the law of a country other than the United States and customary practices and documentation of such country;

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(v)	Any agency or branch of a U.S. person located outside the United States if:

(A) The agency or branch operates for valid business reasons; and

(B) The agency or branch is engaged in the business of insurance or banking and is subject to substantive insurance or banking regulation, respectively, in the jurisdiction where located; and

(vi)

The International Monetary Fund, the International Bank for Reconstruction and Development, the Inter-American Development Bank, the Asian Development Bank, the African Development Bank, the United Nations, and their agencies, affiliates and pension plans, and any other similar international organizations, their agencies, affiliates and pension plans.

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